UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Duff & Phelps Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Class A common stock, par value $0.01 per share, of Duff & Phelps Corporation

(2)

Aggregate number of securities to which transaction applies:

(i) 37,695,852 shares of Duff & Phelps Corporation Class A common stock issued and outstanding as of February 1, 2013; (ii) 4,868,944 restricted share units and similar equity awards outstanding as of February 1, 2012 that, upon consummation of the merger, will be converted into cash; and (iii) 207,585 performance share awards outstanding (at 175% of target level) that, upon consummation of the merger, will be converted into cash.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$15.55 per share of Duff & Phelps Corporation Class A common stock.

(4)

Proposed maximum aggregate value of transaction:

$665,110,524.55 ($15.55 multiplied by the sum of: (i) 37,695,852 shares of Duff & Phelps Corporation Class A common stock issued and outstanding as of February 1, 2013; (ii) 4,868,944 restricted share units and similar equity awards outstanding as of February 1, 2012 that, upon consummation of the merger, will be converted into cash; and (iii) 207,585 performance share awards outstanding (at 175% of target level) that, upon consummation of the merger, will be converted into cash).

	(5)	Total fee paid:

$90,721.08

The filing fee was calculated, in accordance with Section 14(g)(1)(A) of the Securities Exchange Act of 1934, as amended, by multiplying 0.0001364 by the proposed maximum aggregate value of the transaction.

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Explanatory Note

The sole purpose of this filing is to correct the form type of the original filing made on March 20, 2013. This filing corrects the form type to DEFM14A. No other changes have been made from the original filing.

Duff & Phelps Corporation

55 East 52nd Street, 31st Floor

New York, New York 10055

(212) 871-2000

March 20, 2013

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of Duff & Phelps Corporation, a Delaware corporation (“Duff & Phelps” or the “Company”), to be held on April 22, 2013, at 9:00 a.m., local time, at the offices of Kirkland & Ellis LLP, located at 601 Lexington Avenue, 50th floor, New York, New York.

At the special meeting, you will be asked to (i) adopt the Agreement and Plan of Merger, dated as of December 30, 2012 (as it may be amended, the “merger agreement”), by and among the Company, Duff & Phelps Acquisitions, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“DPA”), Dakota Holding Corporation, a Delaware corporation (“Parent”), Dakota Acquisition I, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub I”), and Dakota Acquisition II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Merger Sub I (“Merger Sub II”), pursuant to which Merger Sub II will merge with and into DPA (the “DPA merger”) with DPA surviving as a wholly owned subsidiary of Merger Sub I and immediately thereafter Merger Sub I will merge with and into the Company (the “Company merger” and, together with the DPA merger, the “mergers”) with the Company surviving as a wholly owned subsidiary of Parent and (ii) cast an advisory (non-binding) vote with respect to certain agreements or understandings with, and items of compensation payable to, certain Duff & Phelps named executive officers that are based on or otherwise related to the mergers (the “golden parachute” compensation).

If the mergers are completed, except as detailed below, each share of Duff & Phelps Class A common stock outstanding immediately prior to the completion of the Company merger (other than cancelled shares) will be converted into the right to receive $15.55 per share in cash plus any unpaid dividends with respect thereto with a record date prior to the effective time of the Company merger, in each case without interest and less applicable withholding taxes (the “per share merger consideration”). Duff & Phelps expects to continue to declare and pay regular quarterly cash dividends of $0.09 per share of Duff & Phelps Class A common stock. The Company expects to set May 8, 2013 as the record date for the next regular dividend. To the extent that the mergers close before that date, the second quarter dividend will not be paid. Immediately following the completion of the mergers, Parent will own all of the Company’s issued and outstanding capital stock. As a result, the Company will no longer have its stock listed on the New York Stock Exchange and will no longer be required to file periodic and other reports with the Securities and Exchange Commission with respect to Duff & Phelps Class A common stock. After the mergers, you will no longer have an equity interest in the Company and will not participate in any potential future earnings of the Company.

Any holder of Duff & Phelps Class A common stock who does not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares of Duff & Phelps common stock in lieu of the per share merger consideration if the Company merger is completed, but only if they submit a written demand for appraisal of their shares before the taking of the vote on the merger agreement at the special meeting and they comply with all requirements of Section 262 of the General Corporation Law of the State of Delaware for exercising appraisal rights, which are summarized in the accompanying Proxy Statement. Such shares of Duff & Phelps Class A common stock will not be converted into the right to receive the per share merger consideration in connection with the Company merger.

The Company’s Board of Directors has, by a unanimous vote of those directors present and voting (which included all members of the Company’s Board of Directors other than Mr. Gottdiener), approved and authorized the merger agreement and the transactions contemplated by the merger agreement, including the mergers, determined that the merger agreement is advisable and in the best interests of the Company’s stockholders, and recommends that you vote “FOR” adoption of the merger agreement.

The Company’s Board of Directors also recommends that you vote “FOR” the advisory (non-binding) approval of the “golden parachute” compensation. In considering the recommendation of the Company’s Board of Directors, you should be aware that some of the Company’s directors and executive officers have interests in the mergers that are different from, or in addition to, the interests of the Company’s stockholders generally.

If your shares are held in “street name” by your broker, bank or other nominee, your broker, bank or other nominee will be unable to vote your shares without receiving instructions from you. You should instruct your broker, bank or other nominee to vote your shares, and you should do so following the procedures provided by your broker, bank or other nominee. Failure to vote (if you are a registered holder), or to instruct your broker, bank or other nominee how to vote (if you hold you shares in “street name”), will have the same effect as voting against adoption of the merger agreement and will have no effect on the advisory non-binding vote on the “golden parachute” compensation.

The mergers cannot be completed unless the holders of a majority of the outstanding shares of Duff & Phelps Class A and Class B common stock (voting together as a single class) adopt the merger agreement. As of the date of this Proxy Statement, there were no shares of Duff & Phelps Class B common stock outstanding. Whether or not you plan to attend the special meeting, please complete, sign and return the enclosed proxy card or submit your proxy by following the instructions on the proxy card.

Thank you for your continued support.

Sincerely,

Noah Gottdiener

Chief Executive Officer, President and Chairman of the Board

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved the mergers, passed upon the merits or fairness of the merger agreement or the transactions contemplated thereby, including the proposed merger, or passed upon the adequacy or accuracy of the information contained in this document or the accompanying Proxy Statement. Any representation to the contrary is a criminal offense.

The accompanying Proxy Statement is dated March 20, 2013 and is first being mailed to the Company’s stockholders on or about March 21, 2013.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 22, 2013

DUFF & PHELPS CORPORATION

To the Stockholders of Duff & Phelps Corporation:

Notice is hereby given that a special meeting of stockholders of Duff & Phelps Corporation, a Delaware corporation (“Duff & Phelps” or the “Company”), will be held on April 22, 2013, at 9:00 a.m., local time, at the offices of Kirkland & Ellis LLP, located at 601 Lexington Avenue, 50th floor, New York, New York, for the following purposes:

1.	To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of December 30, 2012 (as it may be amended, the “merger agreement”), by and among the Company, Duff & Phelps Acquisitions, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“DPA”), Dakota Holding Corporation, a Delaware corporation (“Parent”), Dakota Acquisition I, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub I”), and Dakota Acquisition II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Merger Sub I (“Merger Sub II”), pursuant to which Merger Sub II will merge with and into DPA (the “DPA merger”) with DPA surviving as a wholly owned subsidiary of Merger Sub I and immediately thereafter Merger Sub I will merge with and into the Company (the “Company merger” and, together with the DPA merger, the “mergers”) with the Company surviving as a wholly owned subsidiary of Parent;

2.	To consider and cast an advisory (non-binding) vote with respect to certain agreements or understandings with, and items of compensation payable to, certain Duff & Phelps named executive officers that are based on or otherwise related to the mergers (the “golden parachute” compensation);

3.	To consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement; and

4.	To consider and vote upon any other matters that properly come before the special meeting or any adjournment or postponement thereof.

Only holders of record of Duff & Phelps Class A common stock, par value $0.01 per share, and Duff & Phelps Class B common stock, par value $0.0001 per share, at the close of business on March 18, 2013, the record date of the special meeting, are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting.

The merger agreement, the mergers and the “golden parachute” compensation arrangements are more fully described in the accompanying Proxy Statement, which the Company urges you to read carefully and in its entirety. A copy of the merger agreement is attached as Appendix A to the accompanying Proxy Statement, which the Company also urges you to read carefully and in its entirety.

The mergers cannot be completed unless the holders of a majority of the outstanding shares of Duff & Phelps Class A and Class B common stock (voting together as a single class) approve the merger agreement. As of the date of this Proxy Statement, there were no shares of Duff & Phelps Class B common stock outstanding. The approval of the “golden parachute” compensation is advisory (non-binding) and is not a condition to completion of the mergers. Whether or not you plan to attend the special meeting, please complete, sign and return the enclosed proxy card or submit your proxy by Internet, by telephone or by mail following the instructions on the proxy card.

The Company’s Board of Directors has, by a unanimous vote of those directors present and voting (which included all members of the Company’s Board of Directors other than Mr. Gottdiener), approved and authorized the merger agreement and recommends that you vote “FOR” adoption of the merger agreement. The Company’s Board of Directors recommends that you vote “FOR” approval, on an advisory (non-binding) basis, of the “golden parachute” compensation payable to the Company’s named executive officers in connection with the mergers.

Under the Delaware General Corporation Law, the Company’s stockholders may exercise appraisal rights in connection with the Company merger. Holders of Duff & Phelps Class A common stock who do not vote in favor of the proposal to adopt the merger agreement and who comply with all of the other necessary procedural requirements under the Delaware General Corporation Law will have the right to dissent from the Company merger and to seek appraisal of the fair value of their shares of Duff & Phelps Class A common stock in lieu of receiving the per share merger consideration, as determined by the Delaware Court of Chancery. For a description of appraisal rights and the procedures to be followed to assert them, stockholders should review the provisions of Section 262 of the General Corporation Law of the State of Delaware, a copy of which is included as Appendix B to the accompanying Proxy Statement.

The affirmative vote of a majority of the votes cast by stockholders of Duff & Phelps Class A and Class B common stock (voting together as a single class) on the proposal is required for the approval of the advisory (non-binding) proposal on “golden parachute” compensation.

The Company urges you to read the Proxy Statement and merger agreement carefully and in their entirety.

If you have questions about the merger agreement or the mergers, including the procedures for voting your shares, you should contact the Company’s proxy solicitor, Okapi Partners LLC, toll-free at (855) 208-8902.

BY ORDER OF THE BOARD OF DIRECTORS

Edward S. Forman, Secretary

March 20, 2013

Please do not send your Duff & Phelps Class A or Class B common stock certificates to the Company at this time. If the Company merger is completed, you will be sent instructions regarding the surrender of your stock certificates.

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DUFF & PHELPS CORPORATION

55 East 52nd Street, 31st Floor

New York, New York 10055

PROXY STATEMENT

This Proxy Statement contains information related to a special meeting of stockholders of Duff & Phelps Corporation to be held on April 22, 2013, at 9:00 a.m. local time, and at any adjournments or postponements thereof. The Company is furnishing this Proxy Statement to holders of Duff & Phelps Class A common stock as part of the solicitation of proxies by the Company’s Board of Directors for use at the special meeting. As of the date of this Proxy Statement, there were no shares of Duff & Phelps Class B common stock outstanding. At the special meeting you will be asked to, among other things, consider and vote on the adoption of the merger agreement. This Proxy Statement is first being mailed to stockholders on or about March 21, 2013.

SUMMARY TERM SHEET

This following summary term sheet highlights selected information contained in this Proxy Statement and may not contain all of the information that is important to you. The Company urges you to read this entire Proxy Statement carefully, including the appendices, before voting. The Company has included section references to direct you to a more complete description of the topics described in this summary term sheet. You may obtain the information incorporated by reference into this Proxy Statement without charge by following the instructions in “Where Stockholders Can Find More Information” beginning on page 111. Unless the context requires otherwise, references in this Proxy Statement to the “Company” or “Duff & Phelps” refer to Duff & Phelps Corporation, a Delaware corporation, references to “DPA” refer to Duff & Phelps Acquisitions, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, references to “Parent” refer to Dakota Holding Corporation, a Delaware corporation, references to “Merger Sub I” refer to Dakota Acquisition I, Inc., a Delaware corporation and a wholly owned subsidiary of Parent, and references to “Merger Sub II” refer to Dakota Acquisition II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Merger Sub I.

•	Purpose of Stockholders’ Vote. You are being asked to:

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consider and vote upon a proposal (the “merger proposal”) to adopt the Agreement and Plan of Merger, dated as of December 30, 2012, by and among the Company, DPA, Parent, Merger Sub I and Merger Sub II, as it may be amended from time to time, which is referred to in this Proxy Statement, as it may so be amended, as the “merger agreement.” A copy of the merger agreement is attached hereto as Appendix A. Pursuant to the merger agreement, Merger Sub II will merge with and into DPA (the “DPA merger”), and DPA will continue as the surviving corporation and become a wholly owned subsidiary of Merger Sub I. Immediately after the DPA merger, Merger Sub I will merge with and into the Company (the “Company merger” and, together with the DPA merger, the “mergers”), and the Company will continue as the surviving corporation and become a wholly owned subsidiary of Parent. If the mergers are completed, except as detailed below, (i) each share of Duff & Phelps Class A common stock outstanding immediately prior to the completion of the Company merger will be converted into the right to receive $15.55 per share in cash plus any unpaid dividends with respect thereto with a record date prior to the effective time of the Company merger, in each case without interest and less applicable withholding taxes (the “per share merger consideration”); (ii) each share of Duff & Phelps Class B common stock outstanding immediately prior to the DPA merger, if any, will be cancelled and retired without any consideration; and (iii) except as detailed below, each New Class A Unit of DPA outstanding immediately prior to the DPA merger, if any, will be converted into the right to receive $15.55 per unit in cash plus any unpaid distributions with respect thereto with a record date prior to the effective time of the DPA merger, in each case without interest and less applicable withholding taxes (the “per unit merger consideration”). As of the date of this Proxy Statement, there were no shares of Duff & Phelps Class B common stock outstanding and all of the New Class A Units of DPA were held by the Company. Shares of Duff & Phelps Class A common stock whose holders have not voted in favor of adopting the Company merger agreement and have demanded and perfected their appraisal rights under Section 262 of the General Corporation Law of the State of Delaware will not be converted into the right to receive the per share merger consideration in connection with the Company merger. Shares of Duff & Phelps Class A common stock owned by the Company and its subsidiaries, Parent, Merger Sub I or Merger Sub II (including shares rolled over by certain members of management immediately prior to closing) will be cancelled and retired without any consideration in connection with the mergers. New Class A Units of DPA owned by the Company and its subsidiaries, Parent, Merger Sub I or Merger Sub II will be cancelled and retired without any consideration in connection with the mergers. See “The Special Meeting” beginning on page 24 and “The Company Merger (Proposal 1)” beginning on page 28 and

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approve on an advisory (non-binding) basis certain agreements and other items of compensation tied to or based on the mergers payable to the Company’s named executive officers under arrangements with the Company (which is referred to in this Proxy Statement as the “golden parachute” compensation). See “Advisory Vote on Golden Parachute Compensation (Proposal 2)” beginning on page 103.

•	Required Vote of the Company’s Stockholders.

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Under the DGCL and the Company’s amended and restated certificate of incorporation, the affirmative vote of the holders of a majority of the shares of Duff & Phelps Class A and Class B common stock outstanding and entitled to vote (voting together as a single class) is necessary to approve the merger proposal. Abstentions and broker non-votes will have the same effect as votes against the merger proposal.

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The affirmative vote of a majority of the votes cast by stockholders of Duff & Phelps Class A and Class B on the proposal (voting together as a single class) is required for the approval of the advisory (non-binding) proposal on the “golden parachute” compensation. The vote to approve the “golden parachute” compensation is advisory only and will not be binding on the Company or Parent and is not a condition to completion of the mergers. If the merger agreement is adopted by the stockholders and completed, the “golden parachute” compensation may be paid to the Company’s named executive officers even if stockholders fail to approve the golden parachute compensation. Abstentions and broker non-votes (or other failures to vote) will have no effect on the proposal to approve the “golden parachute” compensation.

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The approval of the proposal to adjourn the special meeting if there are not sufficient votes to adopt the merger proposal requires the affirmative vote of a majority of the votes cast by stockholders of Duff & Phelps Class A and Class B on the proposal (voting together as a single class). Abstentions and broker non-votes will have no effect on the proposal to adjourn the special meeting. See “The Special Meeting—Record Date; Stockholders Entitled to Vote; Quorum; Voting Information” beginning on page 24 and “Advisory Vote on Golden Parachute Compensation (Proposal 2)” beginning on page 103.

•	As of the date of this Proxy Statement, there were no shares of Duff & Phelps Class B common stock outstanding.

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Parties Involved in the Proposed Transaction. The Company, a Delaware corporation headquartered in New York, New York, is a leading provider of independent financial advisory and investment banking services and one of the leading providers of independent valuation services in the world. DPA is a Delaware limited liability company and is an intermediate holding company between the Company and its operating subsidiaries. Parent is a Delaware corporation that was formed solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement and the related financing transactions by affiliates of Carlyle Investment Management, L.L.C. (d/b/a The Carlyle Group) (“The Carlyle Group”), Stone Point Capital LLC, Pictet & Cie, (“Pictet”), and The Edmond de Rothschild Group (“Edmond de Rothschild Group”). Merger Sub I is a Delaware corporation that was formed by Parent solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement and the related financing transactions. Merger Sub II is a Delaware limited liability company that was formed by Merger Sub I solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement and the related financing transactions. See “The Companies” beginning on page 20.

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Special Meeting. The stockholders’ vote will take place at a special meeting to be held on April 22, 2013, at 9:00 a.m., local time, at the offices of Kirkland & Ellis LLP, located at 601 Lexington Avenue, 50th floor, New York, New York. See “The Special Meeting” beginning on page 24.

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Conditions to the mergers. The completion of the mergers is subject to the satisfaction or waiver of conditions, which are described in “The Merger Agreement—Conditions to the Completion of the Mergers” beginning on page 88. These conditions include, among others:

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the adoption of the merger agreement by the holders of a majority of the outstanding Duff & Phelps Class A and Class B common stock, voting together as a single class (however, as of the date of this Proxy Statement, there were no shares of Duff & Phelps Class B common stock outstanding);

•	receipt of the regulatory approvals described under the bullet “Regulatory Approvals” below;

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the absence of any order or law of any governmental entity that restrains, enjoins or otherwise prevents the consummation of the mergers or the other material transactions contemplated by the merger agreement;

•	the absence of a material adverse effect on the Company;

•	the Company’s, DPA’s, Parent’s, Merger Sub I’s and Merger Sub II’s performance in all material respects of their obligations under the merger agreement; and

•	the accuracy of the representations and warranties of the Company and DPA (subject in certain cases to certain materiality, knowledge and other qualifications).

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Marketing Period. The merger agreement provides that the closing of the mergers is to take place on the third business day after the day on which the conditions to closing (other than those conditions that by their terms are to be satisfied by actions taken at the closing) are satisfied or waived. However, if the marketing period has not ended at such time, then the closing may not occur until the third business day after the end of the marketing period unless otherwise determined by Parent upon 3 business days’ notice to the Company. The marketing period is the first period of 20 consecutive business days after the date of the merger agreement throughout which and at the end of which (i) Parent has all of the required financial information (as described under “The Merger Agreement—Financing; Duff & Phelps Cooperation” beginning on page 93) regarding the business, operations, assets and liabilities of the Duff & Phelps business, (ii) the conditions to each party’s obligations to effect the mergers (other than the adoption of the merger agreement by the Company’s stockholders) have been satisfied or waived (and remain satisfied or waived) and nothing has occurred and no condition exists that would cause any of the conditions to the obligations of Parent, Merger Sub I or Merger Sub II to effect the mergers to fail to be satisfied, assuming that the date of the closing of the mergers were to be scheduled for any time during such 20 consecutive business day period. For additional information on the marketing period, see “The Merger Agreement—Marketing Period” beginning on page 87.

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Regulatory Approvals. The mergers cannot be completed until (i) the waiting period applicable to the consummation of the mergers under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) has expired or been earlier terminated, (ii) the U.K. Financial Services Authority (the “FSA”) has notified Parent pursuant to Section 189(4)(a) of the Financial Services and Markets Act of 2000 (the “FSMA”), that the FSA approves of Parent (and any other potential controllers in Parent’s group, to the extent required) acquiring control of the Company, or has given such approval pursuant to Section 189(6) of the FSMA, and (iii) either (A) receipt of approval from the Financial Industry Regulatory Authority (“FINRA”) or (B) either (1) FINRA does not inform Duff & Phelps or Parent that it is considering imposing a condition that will have a material adverse impact on Duff & Phelps or Parent by the later of (x) 30 days from the filing of the FINRA change of control application and (y) receipt of the FSA approval, or (2) FINRA informs the parties that it will not impose a condition that will have a material adverse impact on Duff & Phelps or Parent. Early termination of the waiting period under the HSR Act with respect to the mergers was granted on January 25, 2013. On March 1, 2013, the FSA approved the change in control application concerning Duff & Phelps Securities Ltd. On March 12, 2013, the Company notified FINRA, as permitted under FINRA Rule 1017, that the parties intend to consummate the mergers in advance of FINRA written approval and as a result, the condition to closing the mergers relating to FINRA has been satisfied. See “The Company Merger (Proposal 1)—Regulatory Approvals” beginning on page 59.

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Record Date. You are entitled to vote at the special meeting if you owned shares of Duff & Phelps Class A or Class B common stock at the close of business on March 18, 2013, which is the record date for the special meeting. On the record date, 42,157,586 shares of Duff & Phelps Class A common stock and no shares of Duff & Phelps Class B common stock were outstanding and entitled to vote at the special meeting. See “The Special Meeting—Record Date; Stockholders Entitled to Vote; Quorum; Voting Information” beginning on page 24.

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Voting Information. You will have one vote for each share of Duff & Phelps Class A or Class B common stock that you owned at the close of business on the record date. If your shares are held in “street name” by a broker, you will need to provide your broker with instructions on how to vote your shares. Before voting your shares of Duff & Phelps Class A or Class B common stock, you should read this Proxy Statement in its entirety, including its appendices, and carefully consider how the mergers affect you. Then, submit your completed, dated and signed proxy by Internet, by telephone or by mail, as soon as possible so that your shares can be voted at the special meeting. For more information on how to vote your shares, please refer to “The Special Meeting—Record Date; Stockholders Entitled to Vote; Quorum; Voting Information” beginning on page 24.

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Board Recommendation. The Company’s Board of Directors, after careful consideration, has, by a unanimous vote of those directors present and voting (which included all members of the Company’s Board of Directors other than Mr. Gottdiener), approved and authorized the merger agreement and the transactions contemplated by the merger agreement, including the mergers, determined that the merger agreement is advisable and in the best interests of the stockholders of the Company, and recommends that you vote “FOR” adoption of the merger agreement. The Company’s Board of Directors also recommends that you vote “FOR” approval of the “golden parachute” compensation. See “The Company Merger (Proposal 1)—Recommendation of the Company’s Board of Directors” beginning on page 38 and see “Advisory Vote on Golden Parachute Compensation (Proposal 2)” beginning on page 103.

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Opinion of Centerview. On December 30, 2012, in connection with the entry by the Company into the merger agreement, the Company’s financial advisor, Centerview Partners LLC (“Centerview”), rendered its oral opinion, which opinion was subsequently confirmed in a written opinion dated December 30, 2012, to the Company’s Board of Directors to the effect that, as of that date and based upon and subject to the qualifications, limitations and assumptions stated in its written opinion, the per share merger consideration to be paid to the holders of the outstanding shares of Duff & Phelps Class A common stock (other than “Excluded Shares,” as defined in the merger agreement, and shares of Duff & Phelps Class A common stock that are held by any direct or indirect subsidiary of the Company) pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of the written opinion, dated December 30, 2012, which sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Centerview in rendering its opinion, is attached as Appendix C to this Proxy Statement. The Company encourages you to read the opinion carefully in its entirety. Centerview’s opinion is addressed to the Company’s Board of Directors, addresses only the fairness, from a financial point of view, of the per share merger consideration to be offered to the stockholders of Duff & Phelps and does not constitute a recommendation to any stockholder of Duff & Phelps or any other person as to how such stockholder or other person should vote or otherwise act with respect to the merger agreement or any other matter.

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Financing of the Mergers. Parent has obtained equity financing commitments from Carlyle, Stone Point, Pictet and Edmond de Rothschild and debt financing commitments from Barclays Bank PLC, Credit Suisse AG and Royal Bank of Canada for the transactions contemplated by the merger agreement, the aggregate proceeds of which are expected to be sufficient for Parent, Merger Sub I and Merger Sub II to pay the aggregate merger consideration, the amounts payable with respect to the Company’s stock options and the Company’s restricted share units, and the related fees and expenses of the transactions contemplated by the merger agreement. The consummation of the mergers is not subject to any financing conditions (although funding of the equity and debt financing is subject to the satisfaction of the conditions set forth in the commitment letters under which the financing will be provided). See “The Company Merger (Proposal 1)—Merger Financing” beginning on page 60.

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Limited Guarantees. In connection with the merger agreement, Carlyle, Stone Point, Pictet and Edmond de Rothschild (each, a “guarantor”) have each executed a limited guarantee in favor of the Company to guarantee, subject to the limitations described therein, (i) 34.9357% in the case of each of Carlyle and Stone Point, 24.2413% in the case of Pictet and 5.8872% in the case of Edmond de Rothschild, (A) of the payment of the $39,928,652.14 Parent fee that may become payable by Parent following a termination of the merger agreement by the Company in specified circumstances, (B) of certain indemnification and reimbursement obligations under the merger agreement in connection with the financing and (C) of certain obligations of Parent to pay interest and reimburse costs and expenses in the event the Company commences lawsuits in order to receive the Parent fee due under the merger agreement, and (ii) 100% of all costs of collection (including attorney’s fees) associated with the Company’s enforcement of its rights under the limited guarantee with such guarantor. In addition, each of Carlyle and Stone Point has agreed to guarantee 100% (less any amount paid by the other guarantor) of each of Pictet’s and Edmond de Rothschild’s obligations under their respective limited guarantees in the event either Pictet or Edmond de Rothschild fails to make payment to the Company of the amounts described in clause (i) above within four business days of such amounts becoming due and payable. See “The Company Merger (Proposal 1)—Merger Financing” beginning on page 60.

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Interests of the Company’s Directors and Executive Officers in the Mergers. No stockholder is entitled to receive any special merger consideration. However, in considering the recommendation of the Company’s Board of Directors, you should be aware that some of the Company’s executive officers and directors have interests in the mergers that may be different from your interests as a stockholder and that may present actual or potential conflicts of interest. In addition, in exchange for equity interests in Parent, five officers of the Company have agreed to contribute shares of Duff & Phelps Class A common stock to Parent, invest cash in Parent and make selections to invest in Parent shares under the nonqualified deferred compensation plan, in an aggregate value of $9.98 million. These interests are discussed in “Company Merger (Proposal 1)—Interests of the Company’s Directors and Executive Officers in the Mergers” beginning on page 64 and “Advisory Vote on Golden Parachute Compensation (Proposal 2)” beginning on page 103.

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Material U.S. Federal Income Tax Consequences of the Company Merger. The exchange of Duff & Phelps Class A common stock for cash in the Company merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and non-U.S. tax laws. Each U.S. holder (as defined in this Proxy Statement) generally will recognize a taxable gain or loss equal to the difference between the cash received (prior to reduction for any applicable withholding taxes) in the Company merger and the U.S. holder’s adjusted tax basis in the shares of Duff & Phelps Class A common stock surrendered. See “The Company Merger (Proposal 1)—Material U.S. Federal Income Tax Consequences” beginning on page 77 for a discussion of material U.S. federal income tax consequences of the Company merger to certain U.S. holders. The tax consequences of the Company merger to you will depend on the facts of your own situation. You should consult your tax advisor for a full understanding of the U.S. federal income tax consequences of the Company merger to you, as well as U.S. federal income tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Treatment of Outstanding Options. At the effective time of the mergers, each stock option issued under the Company’s equity compensation plans, whether or not then exercisable or vested, will be cancelled for no consideration because the exercise price of all outstanding stock options is greater than the per share merger consideration. However, Parent has agreed to provide for a plan following the closing of the mergers pursuant to which each former holder of the Company’s stock options (other than Messrs. Gottdiener and Silverman) who are employees of the Company or its subsidiaries will be entitled to receive $3.00 per option cancelled in the mergers, subject to a five-year (or in the case of five individuals, three-year) vesting period.

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Treatment of Director Restricted Stock Awards. At the effective time of the mergers, each unvested restricted share unit and any other similar equity award which is held by a non-employee member of the Board of Directors of the Company and issued under the Company’s equity compensation plans (a “Director RSA”) will vest and be cancelled in exchange for the right to receive a lump sum payment, without interest, of the per share merger consideration. The Director RSAs are being paid in a lump sum, as opposed to continuing to be subject to vesting as is the case for other restricted stock awards, in light of the expected termination of service that would occur to such non-employee directors as a result of the closing of the mergers. As of the date of this Proxy Statement, there were 80,869 Director RSAs outstanding.

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Treatment of Employee Restricted Stock Awards. At the effective time of the mergers, unless otherwise agreed with any such holder, each restricted share unit and any other similar equity award that is not a Director RSA and issued under the Company’s equity compensation plans (a “Company RSA”) will be assumed and converted into the right to receive the per share merger consideration, with the right to receive such amount to be subject to the satisfaction of the original vesting conditions (including any vesting required as a consequence of the consummation of the transactions contemplated by the merger agreement) applicable to the Company RSA under the applicable award agreement. As of the date of this Proxy Statement, there were 3,589,209 Company RSAs outstanding.

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Treatment of 2012 and 2011 Performance Restricted Stock Awards. The Company’s Board of Directors expects to amend each unvested performance share award granted in 2012 to provide that such award will vest at the effective time of the mergers in an amount based on deemed satisfaction of performance goals at 175% of the target performance goals for the applicable performance period, irrespective of the actual date of closing or achievement of any performance threshold, and the holder thereof will be entitled to receive the per share merger consideration, subject to the amended performance vesting amount. Based on their existing terms, the performance share awards granted in 2012 would vest at either 150% or 200% of the target performance results for the applicable performance period, depending upon when the closing of the mergers would occur. The Company agreed to vest these awards at a 175% level regardless of the timing of the closing of the mergers to reflect management’s efforts to date. On this basis, each holder will vest in 175% of the total number of shares subject to such award and will receive a cash payment of $15.55 for each vested share. The performance share awards granted in 2011 will be forfeited upon consummation of the mergers in accordance with their existing terms. As of the date of this Proxy Statement, there were 442,146 performance share awards outstanding at the maximum performance level.

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Appraisal Rights. Holders of Duff & Phelps Class A common stock who oppose the Company merger may exercise their right to seek appraisal of the fair value of their shares of Duff & Phelps common stock as determined by the Court of Chancery of the State of Delaware if the Company merger is completed, but only if they do not vote in favor of adopting the merger agreement and otherwise comply with the procedures of Section 262 of the DGCL, which is the appraisal rights statute applicable to Delaware corporations. A copy of Section 262 of the DGCL is included as Appendix B to this Proxy Statement, and the procedures are summarized in this Proxy Statement. See “The Company Merger (Proposal 1)—Appraisal Rights” beginning on page 73 and Appendix B to this Proxy Statement. This appraisal amount could be more than, the same as or less than the $15.55 per share merger consideration. Your failure to follow exactly the procedures specified under DGCL will result in the loss of your appraisal rights.

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Anticipated Closing of the Mergers. The mergers will be completed after all of the conditions to the mergers, as detailed above, are satisfied or waived and the marketing period has ended. The Company currently expects the mergers to be completed in the first half of 2013, although the Company cannot assure completion by any particular date, if at all. The Company will issue a press release once the mergers have been completed. See “The Merger Agreement—Conditions to the Completion of the Mergers” beginning on page 88.

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Solicitations of Other Offers; “Go-Shop Period”. Following the execution of the merger agreement and continuing until 11:59 p.m. (New York City time) on February 8, 2013 (the “go-shop period”), the Company and its representatives were subject to certain limitations specified in the merger agreement, permitted to initiate, solicit and encourage any inquiry or the making of acquisition proposals, including by providing access to non-public information, and engage or enter into or otherwise participate in any discussions or negotiations with any person or group of persons with respect to any acquisition proposal, or otherwise cooperate with or assist or participate in or facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt to make any acquisition proposals. Notwithstanding the “no-shop” provisions described below, the Company and its representatives were permitted to continue to engage in the activities described in the previous sentence until March 8, 2013 (the “excluded party deadline”) with respect to certain third parties that made alternative acquisition proposals during the go-shop period that the Company’s Board of Directors determined constituted or would reasonably be expected to result in a superior proposal (such third parties, “excluded parties”). Centerview, on behalf of the Company, contacted 27 potential bidders during the go-shop period. However, the Company did not receive any alternative acquisition proposals during such period. See “The Merger Agreement—Solicitation of Acquisition Proposals” beginning on page 91 and “The Merger Agreement—Termination Fees” beginning on page 96.

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No-Shop Provisions after “Go-Shop Period”. Except as described in the previous bullet, starting at 12:01 a.m. on February 9, 2013, the Company became subject to customary “no-shop” provisions on its ability to solicit alternative acquisition proposals from third parties and to engage in discussions or negotiations with third parties regarding alternative acquisition proposals. However, prior to the adoption of the merger agreement by the Company’s stockholders, the no-shop provisions are subject to a “fiduciary out” provision that allows the Company and its representatives to provide non-public information and engage or participate in any discussions or negotiations with a third party (subject to entering into an acceptable confidentiality agreement with such third party and promptly making available to Parent such material non-public information) in response to an unsolicited written acquisition proposal by such third party if the Company’s Board of Directors determines in good faith (after consultation with its outside legal counsel) that failure to take such action would be reasonably expected to be inconsistent with the directors’ fiduciary duties under applicable law and determines in good faith (after consultation with outside legal counsel and a financial advisor) that such acquisition proposal either constitutes a superior proposal or could reasonably be expected to result in a superior proposal. In addition, prior to the adoption of the merger agreement by the Company’s stockholders, the Company’s Board of directors may withhold, withdraw, qualify or modify its recommendation to the Company’s stockholders to adopt the merger agreement if the Company’s Board of Directors determines in good faith, after consultation with its outside counsel, that failure to do so would be inconsistent with its fiduciary duties under applicable law, and may also terminate the merger agreement (subject to, if such actions are in connection with a superior proposal, providing Parent with prior notice, allowing Parent certain matching rights and paying Parent a termination fee). See “The Merger Agreement—Solicitation of Acquisition Proposals” beginning on page 91 and “The Merger Agreement—Termination Fees” beginning on page 96.

•	Termination. The merger agreement may be terminated before the completion of the mergers in certain circumstances. See “The Merger Agreement—Termination” beginning on page 95.

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Termination Fees. The merger agreement contains certain termination rights for both the Company and Parent. The merger agreement provides that upon termination in connection with a superior proposal from a party which is designated as an excluded party and entered into on or prior to March 8, 2013, the Company would be required to pay Parent a termination fee equal to $6,654,775.36 and reimburse Parent for expenses in an amount up to $1,250,000. Upon termination of the merger agreement under specified circumstances (other than in the circumstances described above in connection with a superior proposal by an excluded party), the Company would be required to pay Parent a termination fee in an amount equal to $19,964,326.07. The merger agreement also provides that Parent will be required to pay the Company a Parent fee equal to $39,928,652.14 upon termination under certain specified circumstances. See “The Merger Agreement—Termination Fees” beginning on page 96.

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Specific Performance. Under certain circumstances, a party may seek specific performance to require the other party to complete the mergers. Each party will be entitled to specifically enforce the other party’s obligations to comply with its general covenants under the merger agreement. Duff & Phelps is entitled to seek specific performance of Parent’s obligation to cause the equity financing to be funded to fund the mergers if all of the following circumstances are satisfied: (i) all mutual closing conditions and conditions to the obligations of Parent, Merger Sub I and Merger Sub II to close have been met, (ii) the debt financing has been funded or will be funded at the closing if the equity funding is funded at the closing, and (iii) Duff & Phelps irrevocably confirms in writing to Parent that if the equity financing and debt financing are funded, then the closing will occur. Additionally, the obligations of Carlyle, Stone Point, Pictet and Edmond de Rothschild to fund the equity financing commitment are subject to the conditions set forth in their respective equity financing commitments. See “The Company Merger (Proposal 1)—Merger Financing—Equity Financing” on page 61. See “The Merger Agreement—Termination Fees” beginning on page 96 and See “The Company Merger (Proposal 1)—Merger Financing” beginning on page 60.

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Additional Information. You can find more information about the Company in the periodic reports and other information the Company files with the Securities and Exchange Commission (the “SEC”). This information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov and on the Company’s website at www.duffandphelps.com. For a more detailed description of the additional information available, see “Where Stockholders Can Find More Information” beginning on page 111.

QUESTIONS AND ANSWERS ABOUT THE MERGERS AND THE SPECIAL MEETING

The following questions and answers, which are for your convenience only, briefly address some commonly asked questions about the mergers and are qualified in their entirety by the more detailed information contained elsewhere in this Proxy Statement. These questions and answers may not address all questions that may be important to you as a stockholder of Duff & Phelps. You should still carefully read this entire Proxy Statement, including the attached appendices.

Q:	Why am I receiving these materials?

A:	You are receiving this Proxy Statement and proxy card because you own shares of Duff & Phelps Class A common stock. The Company’s Board of Directors is providing these proxy materials to give you information to determine how to vote in connection with the special meeting of the Company’s stockholders.

Q:	When and where is the special meeting?

A:	The special meeting will be held at 9:00 a.m. local time on April 22, 2013, at the offices of Kirkland & Ellis LLP, located at 601 Lexington Avenue, 50th floor, New York, New York.

Q:	Upon what am I being asked to vote on at the special meeting?

A:	You are being asked to consider and vote upon the following proposals:

1.	To consider and vote on a proposal to adopt the merger agreement, by and among the Company, DPA, Parent, Merger Sub I and Merger Sub II, pursuant to which Merger Sub II will merge with and into DPA with DPA surviving as a wholly owned subsidiary of Merger Sub I, and immediately thereafter Merger Sub I will merge with and into the Company with the Company surviving as a wholly owned subsidiary of Parent;

2.	To consider and cast an advisory (non-binding) vote with respect to certain agreements or understandings with, and items of compensation payable to, certain Duff & Phelps named executive officers that are based on or otherwise related to the mergers (the “golden parachute” compensation);

3.	To consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement; and

4.	To consider and vote upon any other matters that properly come before the special meeting or any adjournment or postponement thereof.

Q:	Why is the Company merger being proposed?

A:

The Company’s purpose in proposing the Company merger is to enable stockholders to receive for each share of Duff & Phelps Class A common stock, upon completion of the Company merger, the right to receive $15.55 per share in cash plus any unpaid dividends with respect thereto with a record date prior to the effective time of the Company merger, in each case without interest and less applicable withholding taxes. After careful consideration, the Company’s Board of Directors has, by unanimous vote of those directors present and voting (which included all members of the Company’s Board of Directors other than Mr. Gottdiener), (i) determined that the Company merger is fair to, and in the best interests of, the Company and its stockholders, approved and declared advisable the merger agreement and the Company merger and the other transactions contemplated thereby, and has resolved to recommend adoption of the merger agreement to the holders of Duff & Phelps Class A common stock and Class B common stock and (ii) directed that the merger agreement be submitted to the holders of Duff & Phelps Class A common stock and Class B common stock for their adoption at a stockholders’ meeting duly called and held for such purpose. For a more detailed discussion of the conclusions, determinations and reasons of the Company’s Board of Directors for recommending that the Company undertake the Company merger on the terms of the merger agreement, see “The Company Merger (Proposal 1)—Recommendation of the Company’s Board of Directors,” beginning on page 38 and “The Company Merger (Proposal 1)—Purpose and Reasons for the Mergers,” on page 42.

Q:	What will happen in the Company merger?

A:	If the Company merger is completed, Merger Sub I will merge with and into the Company and the Company will continue as the surviving corporation and become a wholly owned subsidiary of Parent. As a result of the Company merger, Duff & Phelps common stock will no longer be publicly traded, and you will no longer have any interest in the Company’s future earnings or growth. In addition, Duff & Phelps common stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company will no longer be required file periodic reports with the SEC with respect to Duff & Phelps common stock in each case in accordance with applicable law, rules and regulations.

Q:	What will I receive in the Company merger?

A:	If the Company merger is completed, you will be entitled to receive $15.55 per share in cash plus any unpaid dividends declared with respect to your Duff & Phelps Class A common stock with a record date prior to the effective time of the Company merger, in each case without interest and less applicable withholding taxes, for each share of Duff & Phelps Class A common stock that you own immediately prior to the effective time of the Company merger. The Company expects to continue to declare and pay regular quarterly cash dividends of $0.09 per share of Duff & Phelps Class A common stock. The Company expects to set May 8, 2013 as the record date for the next regular dividend. To the extent that the mergers close before that date, the second quarter dividend will not be paid. For example, if you own 100 shares of Duff & Phelps Class A common stock, you will receive $1,555.00 in cash in exchange for your shares of Duff & Phelps Class A common stock, without giving effect to any applicable withholding taxes and assuming no dividends are declared prior to the closing of the mergers. This does not apply to (a) shares held by any of the Company’s stockholders who are entitled to and who properly exercise, and do not properly withdraw, their appraisal rights under the DGCL, or (b) shares of the Company owned by Duff & Phelps and any of its subsidiaries, Parent, Merger Sub I or Merger Sub II. You will not own any shares of the capital stock in the surviving corporation.

Q:	How does the per share merger consideration compare to the market price of Duff & Phelps Class A common stock prior to announcement of the Company merger?

A:	The $15.55 per share merger consideration represents a premium of approximately 19.2% relative to the Company’s closing stock price on December 28, 2012, the last trading day before the announcement of the transaction, and 27.3% relative to the Company’s trailing 30-day volume weighted average stock price for the period ended on December 28, 2012.

Q:	What is the recommendation of the Company’s Board of Directors?

A:

Based on the factors described in “The Company Merger (Proposal 1)—Recommendation of the Company’s Board of Directors,” the Company’s Board of Directors, after careful consideration, has, by a unanimous vote of those directors present and voting (which included all members of the Company’s Board of Directors other than Mr. Gottdiener), approved and authorized the merger agreement and the transactions contemplated by the merger agreement, including the mergers and determined that the merger agreement is advisable and in the best interests of the stockholders of the Company. The Company’s Board of Directors has, by a unanimous vote of those directors present and voting (which included all members of the Company’s Board of Directors other than Mr. Gottdiener) approved and authorized the merger agreement and recommends that you vote “FOR” adoption of the merger agreement. The Company’s

Board of Directors also recommends that you vote “FOR” approval of the “golden parachute” compensation. See “The Company Merger (Proposal 1)—Recommendation of the Company’s Board of Directors” beginning on page 38 and “Advisory Vote on Golden Parachute Compensation (Proposal 2)” beginning on page 103.

Q:	Who will own the Company after the Company merger?

A:	Immediately following the Company merger, the Company will be a wholly owned subsidiary of Parent, an entity affiliated with Carlyle, Stone Point, Pictet and Edmond de Rothschild.

Q:	What are the consequences of the Company merger to present members of management and the Company’s Board of Directors?

A:	Shares of common stock owned by members of management and the Company’s Board of Directors will be treated the same as shares held by other stockholders, except that (i) Mr. Gottdiener, the Company’s Chief Executive Officer, President and Chairman of the Board, has agreed to contribute to Parent 108,943 shares of Duff & Phelps Class A common stock, (ii) Mr. Puzzuoli, the Company’s Chief Financial Officer, has agreed to contribute to Parent 6,742 shares of Duff & Phelps Class A common stock, (iii) Mr. Silverman, the Company’s Executive Vice President for Corporate Development & Segment Leader of Investment Banking, has agreed to contribute to Parent 9,531 shares of Duff & Phelps Class A common stock, (iv) Mr. Marschke, the Company’s Chief Operating Officer, has agreed to contribute to Parent 3,933 shares of Duff & Phelps Class A common stock, and (v) Mr. Forman, the Company’s Executive Vice President, General Counsel & Secretary, has agreed to contribute to Parent 5,967 shares of Duff & Phelps Class A common stock, in each case, in exchange for equity interests in Parent immediately prior to the closing. In addition to contributions of Duff & Phelps Class A common stock, the foregoing five officers of the Company have agreed to invest cash in Parent and make selections to invest in Parent shares under the nonqualified deferred compensation plan. Following the completion of the mergers, the foregoing five officers of the Company will own approximately 3.2% of Parent and will receive unvested options or profits interests on the equivalent of an additional 8.0% of the shares of Parent that vest subject to the satisfaction of service and performance goals. See “Interests of the Company’s Directors and Executive Officers in the Mergers” on page 5 in the Summary Term Sheet section above.

Except as may otherwise be agreed to between Parent and a particular award holder, options and restricted stock awards owned by members of management and the Company’s Board of Directors will be treated the same as outstanding options and restricted stock awards held by other employees, except that (i) restricted stock awards held by members of the Company’s Board of Directors will be cancelled in exchange for the right to receive a lump sum cash payment in an amount equal to the per share merger consideration, without interest and (ii) Messrs. Gottdiener and Silverman will not participate in the plan that Parent has agreed to establish following the closing of the mergers pursuant to which each former holder of the Company’s stock options who are employees of the Company or its subsidiaries will be entitled to receive $3.00 per option cancelled in the mergers, subject to vesting. See “Treatment of Outstanding Options” and “Treatment of Director Restricted Stock Awards” on page 6 in the Summary Term Sheet section above. For other payments and benefits to the Company’s named executive officers that are tied to or based on the mergers, see “Advisory Vote on Golden Parachute Compensation (Proposal 2)” beginning on page 103.

Q:	Is the Company merger subject to the satisfaction of any conditions?

A:	Yes. The completion of the Company merger is subject to the satisfaction or waiver of the conditions described in “The Merger Agreement—Conditions to the Completion of the Mergers” beginning on page 88. These conditions include, among others:

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the adoption of the merger agreement by the holders of a majority of the of the outstanding Duff & Phelps Class A and Class B common stock, voting together as a single class (however, as of the date of this Proxy Statement, there were no shares of Duff & Phelps Class B common stock outstanding);

•	the expiration or termination of the regulatory waiting periods under the HSR Act;

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the FSA shall have notified Parent pursuant to Section 189(4)(a) of the Financial Services and Markets Act of 2000 (the “FSMA”), that the FSA approves of Parent (and any other potential controllers in Parent’s group, to the extent required) acquiring control of the Company, or shall have given such approval pursuant to Section 189(6) of the FSMA;

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either (A) receipt of approval from FINRA or (B) either (1) FINRA does not inform Duff & Phelps or Parent that it is considering imposing a condition that will have a material adverse impact on Duff & Phelps or Parent by the later of (x) 30 days from the filing of the FINRA change of control application and (y) receipt of the FSA approval, or (2) FINRA informs the parties that it will not impose a condition that will have a material adverse impact on Duff & Phelps or Parent

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the absence of any order or law of any governmental entity that restrains, enjoins or otherwise prevents the consummation of the Company merger or the other material transactions contemplated by the merger agreement;

•	the absence of a material adverse effect on the Company;

•	the Company’s, Parent’s, Merger Sub I’s and Merger Sub II’s performance in all material respects of their obligations under the merger agreement; and

•	the accuracy of the representations and warranties of the Company (subject in certain cases to certain materiality, knowledge and other qualifications).

Q:	Who can attend and vote at the special meeting?

A:	All holders of Duff & Phelps Class A or Class B common stock at the close of business on March 18, 2013, the record date for the special meeting, will be entitled to vote (in person or by proxy) on the merger agreement at the special meeting or any adjournments or postponements of the special meeting. As of the date of this Proxy Statement, there were no shares of Duff & Phelps Class B common stock outstanding.

Q:	What vote is required to approve the merger agreement?

A:	The merger agreement will be adopted by the affirmative vote of a majority of the shares of Duff & Phelps Class A or Class B common stock outstanding on the record date (voting together as a single class). Because the required vote is based on the number of shares of Duff & Phelps common stock outstanding rather than on the number of votes cast, failure to vote your shares (including as a result of broker non-votes) and abstentions will have the same effect as voting against the adoption of the merger agreement. The Company urges you to either complete, execute and return the enclosed proxy card or submit your proxy or voting instructions by Internet, by telephone or by mail to assure the representation of your shares of Duff & Phelps common stock at the special meeting. A “broker non-vote” occurs when a broker does not have discretion to vote on the matter and has not received instructions from the beneficial holder as to how such holder’s shares are to be voted on the matter.

Q:	Have any stockholders already agreed to approve the Company merger?

A:	In connection with the merger agreement, LM Duff Holdings LLC, an affiliate of Lovell Minnick Partners LLC, Vestar Capital Partners IV L.P., Vestar/D&P Holdings LLC and certain members of management, which collectively owned as of December 30, 2012, approximately 10% of the outstanding shares of the Company, have each entered into a voting and support agreement with Parent, dated as of December 30, 2012, pursuant to which each party has agreed to vote or cause to be vote its shares of Duff & Phelps Class A and Class B common stock in favor of the adoption of the merger agreement. See “The Merger Agreement—Voting Undertakings” on page 101.

Other than the parties named above, to the Company’s knowledge, none of the Company’s stockholders have entered into a voting agreement to vote their shares of Duff & Phelps Class A or Class B common stock in favor of the adoption of the merger agreement.

Q:	Why am I being asked to cast an advisory (non-binding) vote with respect to “golden parachute” compensation payable to certain of the Company’s named executive officers in connection with the Company merger?

A:	The SEC rules require the Company to seek an advisory (non-binding) vote with respect to certain payments that will be made to the Company’s named executive officers in connection with the mergers.

Q:	What is the “golden parachute” compensation for purposes of this advisory vote?

A:	The “golden parachute” compensation is certain compensation that is tied to or based on the mergers and payable to certain of the Company’s named executive officers. See “Advisory Vote on Golden Parachute Compensation (Proposal 2)” beginning on page 103.

Q:	What vote is required to approve the “golden parachute” compensation payable to certain of the Company’s named executive officers in connection with the mergers?

A:	The affirmative vote of a majority of the votes cast by stockholders of Duff & Phelps Class A and Class B common stock (voting together as a single class) is required for approval of the advisory (non-binding) proposal on “golden parachute” compensation. As of the date of this Proxy Statement, there were no shares of Duff & Phelps Class B common stock outstanding.

Q:	What will happen if stockholders do not approve the “golden parachute” compensation at the special meeting?

A:	Approval of the “golden parachute” compensation is not a condition to completion of the mergers. The vote with respect to the “golden parachute” compensation is an advisory vote and will not be binding on the Company or Parent. If the merger agreement is adopted by the stockholders and completed, the “golden parachute” compensation may be paid to the Company’s named executive officers even if stockholders fail to approve the golden parachute compensation.

Q:	What is a quorum?

A:	A quorum will be present if holders of a majority in voting power of the stock issued and outstanding and entitled to vote at the special meeting are present in person or represented by proxy. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed from time to time until a quorum is obtained. If you submit a proxy, your shares will be counted to determine whether the Company has a quorum even if you abstain or fail to provide voting instructions on any of the proposals listed on the proxy card. If your shares are held in the name of a nominee that submits a proxy card with regard to your shares and you do not tell the nominee how to vote your shares, these shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Q:	How many votes do I have?

A:	You have one vote for each share of Duff & Phelps Class A common stock and one vote for each share of Duff & Phelps Class B common stock, if any, that you own as of the record date.

Q:	How are votes counted?

A:	Votes will be counted by the inspector of election appointed for the special meeting, who will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes and separately count votes in respect of each proposal. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not receive instructions from the beneficial owner with respect to the merger proposal, or the proposal for “golden parachute” compensation, or the adjournment proposal, counted separately.

Because Delaware law and the amended and restated certificate of incorporation of the Company require the affirmative vote of holders of a majority of the outstanding shares of Duff & Phelps Class A and Class B common stock (voting together as a single class) to approve the adoption of the merger agreement, the failure to vote, broker non-votes and abstentions will have the same effect as voting “AGAINST” the merger proposal.

Because the advisory vote to approve the “golden parachute” compensation and approval of the adjournment proposal require the affirmative vote of a majority of the votes cast by stockholders of Duff & Phelps Class A and Class B common stock (voting together as a single class), abstentions and broker non-votes will have no effect on the outcome of the “golden parachute” compensation and adjournment proposal. See “Adjournment of the Special Meeting (Proposal 3),” on page 105.

As of the date of this Proxy Statement, there were no shares of Duff & Phelps Class B common stock outstanding.

Q:	How do I vote my Duff & Phelps common stock?

A:	Before you vote, you should read this Proxy Statement carefully and in its entirety, including the appendices, and carefully consider how the mergers affect you. Then, mail your completed, dated and signed proxy card in the enclosed return envelope or submit your proxy by Internet, by telephone or by mail as soon as possible so that your shares can be voted at the special meeting. For more information on how to vote your shares, see “The Special Meeting—Record Date; Stockholders Entitled to Vote; Quorum; Voting Information” beginning on page 24.

Q:	What happens if I do not vote?

A:	The vote to adopt the merger agreement is based on the total number of shares of Duff & Phelps Class A and Class B common stock outstanding on the record date, and not just the shares that are voted. If you do not vote, it will have the same effect as a vote “AGAINST” the merger proposal. If the Company merger is completed, whether or not you vote for the merger proposal, you will be paid the per share merger consideration for your shares of Duff & Phelps Class A common stock upon completion of the Company merger, unless you properly exercise your appraisal rights. See “The Special Meeting” and “The Company Merger (Proposal 1)—Appraisal Rights” beginning on pages 24 and 73, respectively, and Appendix B to this Proxy Statement.

The vote to approve the “golden parachute” compensation is advisory only and will not be binding on the Company or Parent and is not a condition to completion of the mergers. If the merger agreement is adopted by the stockholders and completed, the “golden parachute” compensation may be paid to the Company’s named executive officers even if stockholders fail to approve the golden parachute compensation.

Q:	If the Company merger is completed, how will I receive cash for my shares?

A:	If the merger agreement is adopted and the Company merger is consummated, and if you are the record holder of your shares of Duff & Phelps Class A common stock immediately prior to the effective time of the Company merger (i.e., you have a stock certificate), you will be sent a letter of transmittal to complete and return to a paying agent to be designated by Parent, referred to herein as the “paying agent.” In order to receive the $15.55 per share in cash plus any unpaid dividends declared with respect to your Duff & Phelps Class A common stock with a record date prior to the effective time of the Company merger, in each case without interest and less applicable withholding taxes, you must send the paying agent, according to the instructions provided, your validly completed letter of transmittal together with your Duff & Phelps Class A common stock certificates and other required documents as instructed in the separate mailing. Once you have properly submitted a completed letter of transmittal, you will receive cash for your shares. If your shares of Duff & Phelps Class A common stock are held in “street name” by your broker, bank or other nominee, you will receive instructions after the effective time of the Company merger from your broker, bank or other nominee as to how to effect the surrender of your “street name” shares and receive cash for those shares.

Q:	What happens to stock options awards if the Company merger is completed?

A:	At the effective time of the Company mergers, each stock option issued under the Company’s equity compensation plans, whether or not then exercisable or vested, will be cancelled for no consideration because the exercise price of all outstanding stock options is greater than the per share merger consideration. However, Parent has agreed to provide for a plan following the closing of the mergers pursuant to which each former holder of the Company’s stock options (other than Messrs. Gottdiener and Silverman) who are employees of the Company or its subsidiaries will be entitled to receive $3.00 per option cancelled in the mergers, subject to a five-year (or in the case of five individuals, three-year) vesting period.

Q:	What happens to restricted stock awards if the Company merger is completed?

A.	At the effective time of the mergers, unless otherwise agreed upon in writing between Parent and any such holder, each Company RSA which has not yet vested will be cancelled and converted into the right to receive an amount in cash equal to, without interest and less applicable withholding taxes, the per share merger consideration, with such right to receive such amount subject to the continued satisfaction of the original vesting conditions applicable under the relevant award agreement. Also at the effective time of the mergers, each Director RSA will vest and be cancelled in exchange for the right to receive a lump sum payment, without interest, of the per share merger consideration.

Q:	What happens to performance share awards if the Company merger is completed?

A.	In connection with the action approving the Company merger and the merger agreement, the Company’s Board of Directors expects to amend each unvested performance share award granted in 2012 to provide that such award to vest at the effective time of the mergers in an amount based on deemed satisfaction of performance goals at 175% of the target performance goals for the applicable performance period, irrespective of the actual date of closing or achievement of any performance threshold, and the holder thereof will be entitled to receive the per share merger consideration, subject to the amended performance vesting amount. Based on their existing terms, the performance share awards granted in 2012 would vest at either 150% or 200% of the target performance results for the applicable performance period, depending upon when the closing of the mergers would occur. The Company agreed to vest these awards at a 175% level regardless of the timing of the closing of the mergers to reflect management’s efforts to date. On this basis, each holder will vest in 175% of the total number of shares subject to such award and will receive a cash payment of $15.55 for each vested share. The performance share awards granted in 2011 will be forfeited upon consummation of the mergers in accordance with their existing terms.

Q:	What happens if the Company merger is not completed?

A.	If the merger agreement is not adopted by the stockholders of the Company or if the Company merger is not completed for any other reason, the stockholders of the Company will not receive any payment for their shares of Duff & Phelps common stock in connection with the Company merger. Instead, Duff & Phelps will remain an independent public company, Duff & Phelps common stock will continue to be listed and traded on the New York Stock Exchange and registered under the Exchange Act and the Company will continue to file periodic reports with the SEC with respect to Duff & Phelps common stock. Under specified circumstances, the Company may be required to pay to Parent, or may be entitled to receive from Parent, a fee with respect to the termination of the merger agreement, as described under “The Merger Agreement—Termination Fees” beginning on page 96.

Q:	When should I send in my stock certificates?

A:	You should send your stock certificates together with the letter of transmittal after the Company merger is consummated and not now. You will receive the letter of transmittal following the consummation of the Company merger.

Q:	I do not know where my stock certificate is—how will I get my cash?

A:	The materials you are sent after the completion of the Company merger will include the procedures that you must follow if you cannot locate your stock certificate. This will include an affidavit that you will need to sign attesting to the loss of your stock certificate. The Company may also require that you provide a customary indemnity agreement to the Company in order to cover any potential loss.

Q:	What happens if I sell my shares of Duff & Phelps common stock before the special meeting?

A:	The record date for stockholders entitled to vote at the special meeting is earlier than the consummation of the Company merger. If you transfer your shares of Duff & Phelps common stock after the record date but before the special meeting you will, unless special arrangements are made, retain your right to vote at the special meeting, but will transfer the right to receive the per share merger consideration to the person to whom you transfer your shares.

Q:	If my shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

A:	Your broker will not vote your shares on your behalf unless you provide instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct it to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting “AGAINST” the adoption of the merger agreement, but will have no effect for purposes of the advisory (non-binding) vote on the “golden parachute” compensation or the proposals to adjourn the special meeting, if necessary or appropriate, or to solicit additional proxies.

Q:	Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A:	No. Because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q:	What does it mean if I receive more than one set of proxy materials?

A:	This means you own shares of Duff & Phelps common stock that are registered under different names or are in more than one account. For example, you may own some shares directly as a stockholder of record and other shares through a broker or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive in order to vote all of the shares you own. Each proxy card you receive comes with its own prepaid return envelope. If you submit your proxy by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q:	What if I fail to instruct my broker?

A:	Without instructions, your broker will not vote any of your shares held in “street name.” Broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Broker non-votes will have exactly the same effect as a vote “AGAINST” the merger proposal but will have no effect on the advisory (non-binding) vote on “golden parachute” compensation or the adjournment proposal.

Q:	When do you expect the mergers to be completed?

A:	In order to complete the mergers, the Company must obtain the stockholder approval described in this Proxy Statement, the marketing period must have ended, and the other closing conditions under the merger agreement must be satisfied or waived. The parties to the merger agreement currently expect to complete the mergers in the first half of 2013, although the Company cannot assure completion by any particular date, if at all. Because the mergers are subject to a number of conditions, the exact timing of the mergers cannot be determined at this time.

Q:	What are the U.S. federal income tax consequences of the Company merger?

A:	The exchange of Duff & Phelps Class A common stock for cash in the Company merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and non-U.S. tax laws. Each U.S. holder (as defined in this Proxy Statement) generally will recognize a taxable gain or loss equal to the difference between the cash received (prior to reduction for any applicable withholding taxes) in the Company merger and the U.S. holder’s adjusted tax basis in the shares of Duff & Phelps Class A common stock surrendered. See “The Company Merger (Proposal 1)—Material U.S. Federal Income Tax Consequences” beginning on page 77 for a discussion of material U.S. federal income tax consequences of the Company merger to certain U.S. holders. The tax consequences of the Company merger to you will depend on the facts of your own situation. You should consult your tax advisor for a full understanding of the U.S. federal income tax consequences of the Company merger to you, as well as U.S. federal income tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction

Q:	What happens if I do not return a proxy card by mail, vote via the Internet or telephone or attend the special meeting and vote in person?

A:	Your failure to return your proxy card by mail, vote via the Internet or telephone or attend the special meeting and vote in person, will have the same effect as a vote “AGAINST” adoption of the merger agreement.

Q:	May I vote in person?

A:	Yes. You may attend the special meeting and vote your shares in person whether or not you sign and return your proxy card. If your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting, you must obtain a proxy from such record holder.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You may revoke and change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways:

•	First, you can send a written notice to the Company’s corporate secretary stating that you would like to revoke your proxy;

•	Second, you can complete and submit a new proxy by Internet, by telephone or by mail; or

•	Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy.

If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions received from your broker, bank or other nominee to change those instructions.

Q:	What rights do I have to seek a valuation of my shares?

A:	Under Delaware law, holders of Duff & Phelps Class A common stock who do not vote in favor of the Company merger may exercise appraisal rights, but only if they do not vote in favor of the merger proposal and they otherwise comply with the procedures of Section 262 of the DGCL, which is the appraisal statute applicable to Delaware corporations. See “The Company Merger (Proposal 1)—Appraisal Rights” beginning on page 73. A copy of Section 262 of the DGCL is included as Appendix B to this Proxy Statement.

Q:	What do I need to do now?

A:	You should carefully read this Proxy Statement, including the appendices in their entirety, and consider how the mergers would affect you. Please complete, sign, date and mail your proxy card in the enclosed postage prepaid envelope as soon as possible so that your shares may be represented at the special meeting.

Q:	Who can help answer my questions?

A:	If you have questions about the merger agreement or the mergers, including the procedures for voting your shares, you should contact the Company’s proxy solicitor, Okapi Partners LLC, toll-free at (855) 208-8902.

INTRODUCTION

This Proxy Statement and the accompanying form of proxy are being furnished to stockholder of Duff & Phelps Corporation, a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors for use at the special meeting to be held on April 22, 2013, at 9:00 a.m. local time at the offices of Kirkland & Ellis LLP, located at 601 Lexington Avenue, 50th floor, New York, New York.

The Company is asking its stockholders to (i) vote on the adoption of the merger agreement, dated as of December 30, 2012, by and among the Company, Duff & Phelps Acquisitions, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“DPA”), Dakota Holding Corporation, a Delaware corporation (“Parent”), Dakota Acquisition I, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub I”) and Dakota Acquisition II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Merger Sub I (“Merger Sub II”), pursuant to which Merger Sub II will merge with and into DPA (the “DPA merger”) with DPA surviving as a wholly owned subsidiary of Merger Sub I and immediately thereafter Merger Sub I will merge with and into the Company (the “Company merger” and, together with the DPA merger, the “mergers”) with the Company surviving as a wholly owned subsidiary of Parent and (ii) cast an advisory (non-binding) vote with respect to certain agreements or understandings with, and items of compensation payable to, certain Duff & Phelps named executive officers that are based on or otherwise related to the mergers (the “golden parachute” compensation).

If the mergers are completed, (i) except as detailed below, each share of Duff & Phelps Class A common stock outstanding immediately prior to the completion of the Company merger will be converted into the right to receive $15.55 per share in cash plus any unpaid dividends with respect thereto with a record date prior to the effective time of the Company merger, in each case without interest and less applicable withholding taxes (the “per share merger consideration”); (ii) each share of Duff & Phelps Class B common stock outstanding immediately prior to the DPA merger, if any, will be cancelled and retired without any consideration; and (iii) except as detailed below, each New Class A Unit of DPA outstanding immediately prior to the DPA merger, if any, will be converted into the right to receive $15.55 per unit in cash plus any unpaid distributions with respect thereto with a record date prior to the effective time of the DPA merger, in each case without interest and less applicable withholding taxes (the “per unit merger consideration”). The Company expects to continue to declare and pay regular quarterly cash dividends of $0.09 per share of Duff & Phelps Class A common stock. The Company expects to set May 8, 2013 as the record date for the next regular dividend. To the extent that the mergers close before that date, the second quarter dividend will not be paid. As of the date of this Proxy Statement, there were no shares of Duff & Phelps Class B common stock outstanding and all of the New Class A Units of DPA were held by the Company. Shares of Duff & Phelps Class A common stock whose holders have not voted in favor of adopting the Company merger agreement and have demanded and perfected their appraisal rights under Section 262 of the General Corporation Law of the State of Delaware will not be converted into the right to receive the per share merger consideration in connection with the Company merger. Shares of Duff & Phelps Class A common stock owned by the Company and its subsidiaries, Parent, Merger Sub I or Merger Sub II (including shares rolled over by certain members of management immediately prior to closing) will be cancelled and retired without any consideration in connection with the mergers. New Class A Units of DPA owned by the Company and its subsidiaries, Parent, Merger Sub I or Merger Sub II will be cancelled and retired without any consideration in connection with the mergers.

THE COMPANIES

Duff & Phelps Corporation

Duff & Phelps is a leading provider of independent financial advisory and investment banking services. Duff & Phelps is one of the leading providers of independent valuation services in the world. Its core competency is making highly technical and complex assessments of value. Headquartered in New York, New York, we provide services to publicly traded and privately held companies, government entities and investment organizations such as private equity firms and hedge funds. Additionally, we maintain extensive relationships with law, accounting and investment banking firms that refer a meaningful amount of business. Our services are delivered from various offices around the world by over 1,000 client service professionals who possess highly specialized skills in finance, valuation, accounting and tax.

Duff & Phelps’ clients include publicly traded and privately held companies, government entities and investment organizations such as private equity firms and hedge funds.

Duff & Phelps Acquisitions, LLC

Duff & Phelps Acquisitions, LLC, is an intermediate holding company between the Company and its operating subsidiaries and has no material assets other than its ownership of such operating subsidiaries.

Dakota Holding Corporation

Dakota Holding Corporation

c/o The Carlyle Group

520 Madison Avenue

New York, NY 10022

(212) 813-4900

Dakota Holding Corporation (“Parent”) is a Delaware corporation that was formed by affiliates of Carlyle Global Financial Services Partners, L.P. (“Carlyle”), Trident V DP Holdings LP (“Stone Point”), Pictet & Cie (“Pictet”) and Edmond de Rothschild Europportunities II SCA SICAR (“Edmond de Rothschild”) solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement and the related financing transactions. Parent has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement. Upon completion of the mergers, Duff & Phelps will be a direct, wholly owned subsidiary of Parent.

Carlyle Global Financial Services Partners, L.P.

Carlyle Global Financial Services Partners, L.P. is a fund managed by Carlyle Investment Management, L.L.C. (d/b/a The Carlyle Group) (“The Carlyle Group”), a global alternative asset manager with over $157 billion of assets under management committed to 101 private funds and 64 fund-of-funds as of September 30, 2012. The Carlyle Group invests across four asset classes—Corporate Private Equity, Real Assets, Global Market Strategies and Fund of Funds Solutions—in Africa, Asia, Australia, Europe, the Middle East, North America and South America. The Carlyle Group has expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial services, healthcare, industrial, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,300 people in 32 offices across six continents.

Trident V DP Holdings LP

Trident V DP Holdings LP is a limited partnership managed by Stone Point Capital LLC, a private equity firm that is focused exclusively on making investments in the global financial services industry. Since 1994, the

Stone Point Capital LLC platform has raised committed capital of approximately $9 billion for investments in the financial services industry, including investments in banks and depository institutions, insurance companies, asset management businesses and service providers focused on financial institutions.

Pictet & Cie

Founded in 1805, Pictet is an independent, families-owned group that focuses on private banking and asset management. Pictet has approximately $400 billion of assets in custody and/or management, employs approximately 3,000 people and has more than 30 offices throughout the world. As well as asset management and private banking, Pictet has a presence in private equity, corporate advisory services and fund administration.

Edmond de Rothschild Europportunities II SCA SICAR

Edmond de Rothschild Europportunities II SCA SICAR is a fund managed by the Edmond de Rothschild Group, an independent, family-owned group that focuses on private banking and asset management. Founded in 1953, Edmond de Rothschild has been chaired since 1997 by the founder’s son, Baron Benjamin de Rothschild. Edmond de Rothschild has more than €120 billion under management, employs 2,900 people and has 30 offices throughout the world. As well as asset management and private banking, Edmond de Rothschild has a presence in private equity, corporate advisory services and fund administration. The investment in Parent will be made by Edmond de Rothschild Europportunities II, which is composed of two private equity fund vehicles managed or advised by Edmond de Rothschild Europportunities Management II, a subsidiary of Edmond de Rothschild, on behalf of private clients and institutional investors.

Merger Sub I

Dakota Acquisition I, Inc.

c/o The Carlyle Group

520 Madison Avenue

New York, NY 10022

(212) 813-4900

Merger Sub I is a Delaware corporation that was formed by Parent solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement and the related financing transactions. Merger Sub I is a wholly owned subsidiary of Parent and has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement and the related financing transactions. Upon the completion of the Company merger, Merger Sub I will cease to exist and Duff & Phelps will continue as the surviving corporation.

Merger Sub II

Dakota Acquisition II, LLC

c/o The Carlyle Group

520 Madison Avenue

New York, NY 10022

(212) 813-4900

Merger Sub II is a Delaware limited liability company that was formed by Merger Sub I solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement and the related financing transactions. Merger Sub II is a wholly owned subsidiary of Merger Sub I and has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement and the related financing transactions. Upon the completion of the DPA merger, Merger Sub II will cease to exist and DPA will continue as the surviving corporation.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING INFORMATION

This Proxy Statement, the documents incorporated by reference, as well as oral statements made or to be made includes and incorporates by reference statements that are not historical facts and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements specifically identified as forward-looking statements within this proxy statement. These forward-looking statements are based on the Company’s current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements include the information concerning the Company’s possible or assumed future results of operations and the Company’s plans, intentions and expectations to complete the mergers and also include those preceded or followed by the words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “should,” “plans,” “targets” and/or similar expressions. They include statements relating to future revenue and expenses, the expected growth of the Company’s business and trends and opportunities in the Company’s markets.

These forward-looking statements include, among other things, whether and when the proposed merger will close and whether conditions to the proposed merger will be satisfied. These forward-looking statements also involve known and unknown risks, uncertainties and other factors that include, among others, the failure of the mergers to be completed, the time at which the mergers is completed, adoption of the merger agreement by the Company’s stockholders, and failure by the Company or DPA or by Parent, Merger Sub I or Merger Sub II to satisfy conditions to the mergers.

The forward-looking statements are not guarantees of future performance or that the mergers will be completed as planned, and actual results may differ materially from those contemplated by these forward-looking statements. In addition to the factors discussed elsewhere in this Proxy Statement, other factors that could cause actual results to differ materially include industry performance, general business, economic, regulatory and market and financial conditions, all of which are difficult to predict. The risk factors discussed herein are also discussed in the documents that are incorporated by reference into this Proxy Statement. These factors may cause the Company’s actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Additionally, important factors could cause the Company’s actual results to differ materially from such forward-looking statements. Such risk, uncertainties and other important factors include, among others:

•	the satisfaction of the conditions to complete the mergers, including the failure of the Company’s stockholders to approve the mergers;

•	the amount of the costs, fees, expenses and charges related to the mergers;

•	the potential adverse effect on the Company’s business and operations due to the Company’s compliance with certain of the Company’s covenants in the merger agreement;

•	the effect of the announcement of the mergers on the Company’s customer and supplier relationships, operating results and business generally;

•	the Company’s inability to retain and, if necessary, attract key employees, particularly while the proposed merger is pending;

•	risks related to diverting management’s attention from ongoing business operations;

•	general economic and market conditions;

•	the risk of unforeseen material adverse changes to the Company’s business and operations;

•	the risk that required consents to the mergers will not be obtained;

•	the risk that the mergers may not be completed on the expected timetable, or at all, which may adversely affect the Company’s business and the share price of Duff & Phelps’ common stock;

•	litigation in respect of the mergers;

•	risks relating to future ratings agency actions or downgrades as a result of the announcement of the mergers;

•	reduced access to capital markets as the result of the delisting of Duff & Phelps common stock on the New York Stock Exchange following consummation of the mergers;

•	the execution of the merger agreement may impact the ability of the Company to consummate certain mergers and acquisitions as such transactions will require the consent of Parent; and

•

other risks and uncertainties in the Company’s filings with the SEC, including the risks set forth in “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (filed with the SEC on February 25, 2013), referred to as the “Form 10-K.” See “Where Stockholders Can Find More Information” beginning on page 111.

These factors may cause the Company’s actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Except to the extent required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained throughout this Proxy Statement.

All information contained in this Proxy Statement concerning Parent, Merger Sub I, Merger Sub II, Carlyle, Stone Point, Pictet and Edmond de Rothschild has been supplied by Parent, Merger Sub I, Merger Sub II, Carlyle, Stone Point, Pictet and Edmond de Rothschild, as applicable, and has not been independently verified by the Company.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

The enclosed proxy is solicited on behalf of the Company’s Board of Directors for use at a special meeting of the Company’s stockholders to be held on April 22, 2013, at 9:00 a.m., local time, or at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying notice of special meeting. The special meeting will be held at the offices of Kirkland & Ellis LLP, located at 601 Lexington Avenue, 50th floor, New York, New York.

At the special meeting, the Company’s stockholders are being asked to consider and vote upon a proposal to adopt the merger agreement. The Company’s stockholders are also being asked to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. Further, the Company’s stockholders are being asked to cast an advisory (non-binding) vote with respect to “golden parachute” compensation payable under existing agreements to of the Company’s named executive officers in connection with the mergers.

The Company does not expect a vote to be taken on any other matters at the special meeting or any adjournment or postponement thereof. If any other matters are properly presented at the special meeting or any adjournment or postponement thereof for consideration, however, the holders of the proxies will have discretion to vote on these matters in accordance with their best judgment.

Board Recommendation

The Company’s Board of Directors, after careful consideration, has, by a unanimous vote of those directors present and voting (which included all members of the Company’s Board of Directors other than Mr. Gottdiener), approved and authorized the merger agreement and the transactions contemplated by the merger agreement, including the mergers, determined that the merger agreement is advisable and in the best interests of the stockholders of the Company, and recommends that you vote “FOR” adoption of the merger agreement. For a discussion of the material factors considered by the Company’s Board of Directors in reaching its conclusions, see “The Company Merger (Proposal 1)—Recommendation of the Company’s Board of Directors” beginning on page 38.

The Company’s Board of Directors recommends that you vote “FOR” the proposal to adopt the merger agreement, “FOR” the proposal to approve the “golden parachute” compensation and “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

Record Date; Stockholders Entitled to Vote; Quorum; Voting Information

Only holders of record of Duff & Phelps common stock at the close of business on March 18, 2013 are entitled to notice of and to vote at the special meeting. At the close of business on March 18, 2013, 42,157,586 shares of Duff & Phelps Class A common stock were outstanding and entitled to vote and there were no shares of Duff & Phelps Class B common stock outstanding. On December 31, 2012, 1,975,931 New Class A Units of DPA held by certain members of management (directly or through trusts), Vestar Capital Partners IV, Vestar/DP Holdings and certain current and former employees of the Company were exchanged pursuant to the Exchange Agreement, dated as of October 3, 2007 (as amended, the “Exchange Agreement”), by and among the Company, DPA, and certain unitholders of DPA. Pursuant to the Exchange Agreement and in connection with such exchanges, the Company issued shares of Class A common stock upon the exchange of the New Class A Units and a corresponding number of shares of the Company’s Class B common stock were cancelled. As a result of these exchanges, as of December 31, 2012, all remaining New Class A Units of DPA had either been exchanged or redeemed and the corresponding shares of the Company’s Class B common stock had been cancelled.

A list of the Company’s stockholders will be available for review at the Company’s executive offices during regular business hours after the date of this Proxy Statement and through the date of the special meeting. Each holder of record of Duff & Phelps common stock on the record date will be entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority in voting power of the stock issued and outstanding and entitled to vote at the special meeting is necessary to constitute a quorum for the transaction of business at the special meeting.

All votes will be tabulated by the inspector of election appointed for the special meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes, if any.

If a stockholder’s shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the special meeting, the stockholder must obtain from the record holder a proxy issued in the stockholder’s name. Brokers who hold shares in “street name” for clients typically have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. Absent specific instructions from the beneficial owner of the shares, however, brokers are not allowed to exercise their voting discretion with respect to the approval of non-routine matters, such as the merger agreement. Proxies submitted without a vote by brokers on these matters are referred to as “broker non-votes.” Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the special meeting.

Proxies received at any time before the special meeting and not revoked or superseded before being voted will be voted at the special meeting. If the proxy indicates a specification, it will be voted in accordance with the specification. If no specification is indicated, the proxy will be voted “FOR” adoption of the merger agreement, “FOR” the approval of the “golden parachute” compensation, “FOR” the approval of the proposal to adjourn the special meeting if there are not sufficient votes to adopt the merger agreement, and in the discretion of the persons named in the proxy with respect to any other business that may properly come before the special meeting or any adjournment or postponement of the special meeting.

Stockholders may also vote in person by ballot at the special meeting.

The affirmative vote of holders of a majority of the outstanding shares of Duff & Phelps Class A and Class B common stock (voting together as a single class) is required to adopt the merger agreement. As of the date of this Proxy Statement, there were no shares of Duff & Phelps Class B common stock outstanding. Because adoption of the merger agreement requires the approval of stockholders representing a majority of the outstanding shares of Duff & Phelps common stock (voting together as a single class), failure to vote your shares of Duff & Phelps common stock (including failure to provide voting instructions if you hold through a broker, bank or other nominee) will have exactly the same effect as a vote against the merger agreement. However, failure to vote your shares (including failure to provide voting instructions if you hold through a broker, bank or other nominee) will have no effect on the vote to approve the “golden parachute” compensation.

The vote to approve the “golden parachute” compensation is advisory only and will not be binding on the Company or Parent and is not a condition to consummation of the mergers. If the merger agreement is adopted by the stockholders and completed, the “golden parachute” compensation may be paid to the Company’s named executive officers even if stockholders fail to approve the golden parachute compensation.

The approval of the proposal to adjourn the special meeting if there are not sufficient votes to adopt the merger agreement requires the affirmative vote of a majority of votes cast by stockholders of Duff & Phelps Class A and Class B common stock (voting together as a single class). The persons named as proxies may propose and vote for one or more adjournments of the special meeting, including adjournments to permit further solicitations of proxies.

In connection with the merger agreement, LM Duff Holdings LLC, an affiliate of Lovell Minnick Partners LLC, Vestar Capital Partners IV L.P., Vestar/D&P Holdings LLC and certain members of management, which collectively owned as of December 30, 2012, approximately 10% of the outstanding shares of the Company, have each entered into a voting and support agreement with Parent, dated as of December 30, 2012, pursuant to which each party has agreed to vote or cause to be vote its shares of Duff & Phelps Class A and Class B common stock in favor of the adoption of the merger agreement. See “The Merger Agreement—Voting Undertakings” on page 101.

Please do not send in stock certificates at this time. If the Company merger is completed, you will be sent a letter of transmittal regarding the procedures for exchanging the existing Company’s Class A stock certificates for the payment of $15.55 per share in cash plus any unpaid dividends with respect thereto with a record date prior to the effective time of the Company merger, in each case without interest and less applicable withholding taxes.

How You Can Vote

You may vote your shares in any of the following ways:

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Submitting a Proxy by Mail. If you choose to have your shares voted at the special meeting by submitting a proxy by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

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Submitting a Proxy by Telephone. You can have your shares voted at the special meeting by submitting a proxy by telephone by calling the toll-free number on the proxy card until 11:59 p.m. Eastern Time on April 21, 2013. You will then be prompted to enter the control number printed on your proxy card and to follow the subsequent instructions. Submitting a proxy by telephone is available 24 hours a day. If you submit a proxy by telephone with respect to a proxy card, do not return that proxy card.

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Submitting a Proxy by Internet. You can also have your shares voted at the special meeting by submitting a proxy via the Internet until 11:59 p.m. Eastern Time on April 21, 2013. Instructions on how to submit a proxy via the Internet are located on the proxy card enclosed with this Proxy Statement. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and create an electronic voting form. If you submit a proxy via the Internet with respect to a proxy card, you should not return that proxy card.

•	Voting in Person. You can also vote by appearing and voting in person at the special meeting.

If you choose to have your shares of Duff & Phelps common stock voted at the special meeting by submitting a proxy, your shares will be voted at the special meeting as you indicate on your proxy card. If no instructions are indicated on your signed proxy card, all of your shares of Duff & Phelps common stock will be voted “FOR” the adoption of the merger agreement, “FOR” the approval of the “golden parachute” compensation and “FOR” the approval of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. You should return a proxy even if you plan to attend the special meeting in person.

Proxies; Revocation

Any person giving a proxy pursuant to this solicitation has the power to revoke and change it any time before it is voted. It may be revoked and/or changed at any time before it is voted at the special meeting by:

•	giving written notice of revocation to the Company’s corporate secretary;

•	submitting another proper proxy by Internet, by telephone or by a later-dated written proxy; or

•	attending the special meeting and voting by paper ballot in person. Your attendance at the special meeting alone will not revoke your proxy.

If your Duff & Phelps shares are held in the name of a bank, broker, trustee or other holder of record, including the trustee or other fiduciary of an employee benefit plan, you must obtain a proxy, executed in your favor from the holder of record, to be able to vote at the special meeting.

Expenses of Proxy Solicitation

The Company will pay for the costs of soliciting proxies for the special meeting. Officers, directors and employees of the Company may solicit proxies; however, they will not be paid additional or special compensation for soliciting proxies. The Company will also request that individuals and entities holding shares in their names, or in the names of their nominees, that are beneficially owned by others, send proxy materials to and obtain proxies from, those beneficial owners, and will reimburse those holders for their reasonable expenses in performing those services. Okapi Partners LLC has been retained by the Company to assist it in the solicitation of proxies, using the means referred to above, and will receive a fee of approximately $10,000. The Company will reimburse Okapi Partners LLC for certain expenses and costs incurred by Okapi Partners LLC in connection with its services and will indemnify Okapi Partners LLC for certain losses.

Adjournments and Postponements

Although the Company does not expect to do so, if the Company has not received sufficient proxies to constitute a quorum or sufficient votes for adoption of the merger agreement, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. The proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the shares of Duff & Phelps Class A and Class B common stock present or represented by proxy at the special meeting and entitled to vote on the matter (voting together as a single class). As of the date of this Proxy Statement, there were no shares of Duff & Phelps Class B common stock outstanding. Any signed proxies received by the Company that approve the proposal to adjourn or postpone the special meeting will be voted in favor of an adjournment or postponement in these circumstances. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use.

Rights of Stockholders Who Object to the Company Merger

Holders of Duff & Phelps Class A common stock are entitled to statutory appraisal rights under the DGCL in connection with the Company merger. This means that holders of Duff & Phelps Class A common stock who do not vote in favor of the adoption of the merger agreement may be entitled to have the value of their shares determined by the Court of Chancery of the State of Delaware, and to receive payment based on that valuation instead of receiving the $15.55 per share merger consideration. The ultimate amount received in an appraisal proceeding may be more than, the same as or less than the amount that would have been received under the merger agreement.

To exercise appraisal rights, a dissenting holder of Duff & Phelps Class A common stock must submit a written demand for appraisal to the Company before the vote is taken on the merger agreement and must NOT vote in favor of the adoption of the merger agreement. Failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. See “The Company Merger (Proposal 1)—Appraisal Rights” beginning on page 73 and Appendix B to this Proxy Statement.

Other Matters

The Company’s Board of Directors is not aware of any business to be brought before the special meeting other than that described in this Proxy Statement. If, however, other matters are properly presented at the special meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

Questions and Additional Information

If you have questions about the special meeting or the mergers after reading this proxy, or if you would like additional copies of this Proxy Statement or the proxy card, you should contact the Company’s proxy solicitor, Okapi Partners LLC, toll-free at (855) 208-8902.

THE COMPANY MERGER (PROPOSAL 1)

Background of the Mergers

From time to time, the Company has, under the supervision of the Company’s Board of Directors, evaluated strategic alternatives relating to the Company’s business, each with a view towards enhancing stockholder value. Such strategic alternatives have included a possible sale of the Company, transformational combinations with large strategic parties, stock repurchases, debt refinancing and private investments by financial sponsors in the Company. For example, in 2011, the Company engaged two nationally recognized financial advisors as part of a thorough strategic review process that did not result in a transaction, and also in 2011 the Company engaged in discussions with two financial sponsors regarding a potential private investment in the Company which also did not result in a transaction.

In August 2012, the Company approached three well-known private equity firms, including Carlyle, to discuss participating with the Company in a potential strategic acquisition of another company (“Company A”). The Company selected these three private equity firms to participate in a potential acquisition of Company A based on such firms’ reputations, sophistication and financial resources, as well as the Company’s familiarity with such firms through commercial relationships. On August 28, 2012, Noah Gottdiener, the Company’s Chief Executive Officer, President and Chairman of the Board contacted representatives of Carlyle to discuss the potential transaction with Company A. On September 4, 2012, certain members of the Company’s management met with representatives of Carlyle to discuss Carlyle’s interest in partnering with the Company to pursue an acquisition of Company A, and the Company’s management provided the strategic rationale for a potential acquisition of Company A. On September 11, 2012, Mr. Gottdiener contacted Carlyle inquiring whether Carlyle was interested in moving forward with exploring the acquisition of Company A. On September 14, 2012, certain members of the Company’s management and Carlyle held a telephonic discussion during which the Company received feedback that Carlyle was not interested in participating in an acquisition of Company A, but instead was interested in exploring a potential acquisition of the Company by Carlyle, either alone or in combination with other financial sponsors or funds, which were not identified to the Company at that time. The other two private equity firms contacted Mr. Gottdiener and informed him that they were not interested in participating in an acquisition of Company A. The Company’s management did not believe that any other acquisition structures would be feasible without significant equity financing from third parties given the larger market capitalization of Company A relative to the Company. Therefore, in light of Carlyle’s and the other private equity firms’ lack of interest in a transaction involving Company A, the Company decided not to approach Company A and no discussions occurred with Company A regarding a potential acquisition.

Between September 14 and October 24, 2012, the Company’s management apprised members of the Company’s Board of Directors of the conversations with Carlyle. Following consultation with members of the Board of Directors and in response to this expression of interest, the Company distributed a confidentiality agreement to Carlyle and, on September 20, 2012, the Company retained Kirkland & Ellis LLP (“K&E”) to assist the Company’s Board of Directors in evaluating any potential proposals or indications of interest from Carlyle or other strategic alternatives available to the Company.

On September 21, 2012, Carlyle entered into a confidentiality agreement with the Company to enable the parties to share information regarding a potential transaction.

An in-person meeting to discuss Carlyle’s interest in a potential transaction was held at Carlyle’s office in New York on September 21, 2012, at which Jacob Silverman, the Company’s Executive Vice President for Corporate Development & Segment Leader of Investment Banking, and Edward Forman, the Company’s Executive Vice President, General Counsel and Secretary, participated. During this meeting, Messrs. Silverman and Forman provided Carlyle with an overview of the Company’s history, corporate structure and strategic plans, and Carlyle discussed its views on the merits of a possible acquisition of the Company, but did not make any proposal regarding price. The attendees from the Company did not make any proposals regarding a transaction. At no time during this meeting or at any time prior to this meeting were there negotiations with Carlyle of the terms of employment or equity participation of the Company’s management in the event of a transaction.

On September 24, 25 and 28, 2012, the Company provided Carlyle with preliminary business and financial due diligence information and held telephonic meetings with Carlyle to discuss business and financial due diligence matters. On September 28, 2012, Mr. Gottdiener held a telephonic meeting with Carlyle during which Carlyle expressed the possibility of structuring a potential transaction with a consortium of financial sponsors or private funds. Carlyle indicated that it would not be willing to commit the full equity financing because of the potential impact on the willingness of certain customers to continue to do business with the Company due to competitive concerns if Carlyle were to acquire full control of the Company. Following consultation with members of the Board of Directors, the Company consented to Carlyle contacting certain other potential partners regarding participation in a consortium.

On October 11, 2012, the Company gave an in-person management presentation to representatives of Carlyle at Carlyle’s office in New York. In connection with this presentation, the Company’s management provided Carlyle with certain projected financial information which reflected revenue and cost improvements that were potentially achievable in a private ownership context (including elimination of public company costs, operational and marketing streamlining, strategic initiatives including rationalization of certain international offices, and removal of certain contingencies built into the public company budget). A summary of this projected financial information is set forth under “—Projected Financial Information” beginning on page 51.

On October 24, 2012, the Company’s Board of Directors held a meeting during which certain members of the Company’s management provided an update of the status of discussions with Carlyle. The Board of Directors noted that there was no determination by the Board of Directors to pursue a sale of the Company and, if such a determination was made, a sale process that includes multiple bidders or financing sources could lead to leaks or rumors that could be detrimental to the Company, especially for a business, such as the Company, that is so heavily dependent on personnel, but the Board of Directors decided that it would be in the best interests of the Company’s stockholders to allow Carlyle to take additional steps to evaluate a potential transaction that could be attractive to the Company’s stockholders. The Company’s Board of Directors subsequently authorized Carlyle to begin a more in-depth due diligence review of the Company, but informed Carlyle that it could not discuss management’s equity participation in, or ongoing employment following completion of, any potential transaction until an appropriate future time.

Between October 24, 2012 and December 30, 2012, Carlyle conducted preliminary due diligence on the Company, during which time an electronic dataroom was established to facilitate the due diligence process.

On October 25, 2012, after the market closed, the Company released its financial results for the third quarter of fiscal 2012. The closing price of the Duff & Phelps Class A common stock on October 26, 2012, was $12.26 per share.

On October 26, 2012, the Company held a telephonic meeting with K&E and Carlyle’s outside legal counsel, Wachtell, Lipton, Rosen & Katz (“Wachtell”), during which the Company presented an overview of the Company’s business and the parties discussed the Company’s legal structure.

On November 7, 2012, Carlyle informed the Company that an affiliate of the Edmond de Rothschild Group (“Edmond de Rothschild”), which manages funds on behalf of private clients, institutional investors and the Benjamin de Rothschild family, had expressed interest in participating in a consortium with Carlyle in connection with a potential transaction involving the Company. Later that day, the Company provided a confidentiality agreement to Edmond de Rothschild that the parties entered into on November 8, 2012, following the negotiation of its terms.

On November 9, 2012, certain members of the Company’s management gave an in-person management presentation at Carlyle’s office in New York, at which representatives of Carlyle, K&E and Wachtell participated. Sandler O’Neill + Partners, L.P., a financial advisor to Carlyle, and Barclays and Credit Suisse, potential debt financing sources for Carlyle, also participated.

On November 13, 2012, the Board of Directors held a telephonic meeting. Prior to the meeting, the Board of Directors was provided with a written update regarding the status of interactions with Carlyle and its representatives. Mr. Gottdiener provided the Board of Directors with a verbal description of the Company’s past efforts in connection with potential strategic alternatives, and described the difficulties the Company has been facing as a public company since its initial public offering in 2007, which included difficulties associated with growing the Company’s business and with structuring appropriate incentives for the Company’s employees in light of the performance of the Company’s publicly traded stock. Mr. Gottdiener then provided the Board of Directors with an update on the interactions that the Company and its advisors had had with representatives of Carlyle and potential members of a consortium. Mr. Gottdiener noted that Carlyle had conveyed to the Company that it was expecting to provide the Company with an initial indication of interest.

K&E then provided the Board of Directors with an in-depth review of the Board’s fiduciary duties under Delaware law. K&E also discussed two types of potential or apparent conflicts of interest that could arise in connection the evaluation and negotiation of a potential transaction involving the Company, including the possible treatment of the Company’s tax receivables agreements with certain members of the Company’s management and with Vestar, a stockholder of the Company with designees on the Board of Directors, and the potential conflicts that could arise if management were to roll over equity into an entity controlled by a potential buyer or discuss post-closing employment arrangements with a potential buyer.

At the November 13 meeting, the Board of Directors established a board committee (“Transaction Committee”) composed of independent and disinterested directors to monitor and assist in the negotiation of a potential transaction and to report to the Board of Directors on developments and, in the event of a conflict or perceived conflict situation, the Transaction Committee would be responsible for monitoring and leading those discussions without the participation of those directors with the conflict or perceived conflict. The members of the Board of Directors appointed to the Transaction Committee were William R. Carapezzi, John A. Kritzmacher and Gordon A. Paris. The Board of Directors also considered the potential engagement of a financial advisor to assist in the evaluation of any transaction proposals and other strategic alternatives available to the Company. The Board of Directors discussed several potential financial advisors, including large investment banks, and in light of the relationships that many of the large investment banks have with private equity firms and the Board’s concerns related to maintaining the confidentiality of the Board’s consideration of a potential transaction, the Board of Directors focused on independent advisory firms. The Board then discussed Centerview Partners (“Centerview”) and its expertise in financial services transactions and its independence with respect to Carlyle, and authorized the Company to contact Centerview regarding its potential engagement as financial advisor. The Company had not previously engaged Centerview for any other matter. Between November 13, 2012 and November 30, 2012, the Transaction Committee directed arm’s-length negotiations with Centerview of the terms of the engagement of Centerview as financial advisor, and the parties executed an engagement letter with Centerview on November 30, 2012. The engagement letter provided, among other things, that the Company would pay Centerview a retainer fee of $250,000 (which would be credited against any subsequent fees that became payable under the engagement letter) and a fee of $1 million in connection with the delivery of a fairness opinion. As described under “—Opinion of the Company’s Financial Advisor—Other Considerations”, the remainder of the fee payable to Centerview would become payable upon the consummation of a transaction.

On November 14, 2012, Carlyle informed the Company that Pictet & Cie (“Pictet”) had expressed interest in participating in a consortium with Carlyle in connection with a potential transaction involving the Company. Later that day, the Company sent Pictet a confidentiality agreement and following the negotiation of its terms, executed a confidentiality agreement with Pictet on November 19, 2012.

On November 19, 2012, the Transaction Committee held a telephonic meeting. The Transaction Committee approved guidelines that, among other things, required the Company’s management to continue to cooperate with the Board of Directors and its advisors in connection with the evaluation of a potential transaction and prohibited management from entering into discussions or negotiations with any potential buyer of the Company regarding management’s equity participation in or ongoing employment with such buyer or regarding the Company’s tax receivables agreements, unless and until otherwise instructed by the Transaction Committee. Mr. Gottdiener provided the Transaction Committee with an update on the interactions with Carlyle and its representatives, noting that Carlyle had indicated on November 18, 2012, that its initial indication of interest may be around $15.00 per share, but that Carlyle may have additional room to increase its proposal based on further discussions and the results of its due diligence review. The Transaction Committee authorized Centerview to communicate the Transaction Committee’s initial feedback to Carlyle based on Carlyle’s stated expectation about its offer.

On November 26, 2012, the Board of Directors held a telephonic meeting. Mr. Gottdiener and Centerview provided the Board of Directors with an update on the status of interactions with Carlyle and its representatives. Mr. Gottdiener informed the Board of Directors that Carlyle had indicated on November 25, 2012, that Carlyle expected to submit a written indication of interest within the next one or two days. Centerview noted that (i) Carlyle had indicated it would not commit the full equity financing because of the potential impact on the willingness of certain customers to continue to do business with the Company due to competitive concerns if Carlyle were to acquire full control of the Company, (ii) Carlyle indicated that it would complete a substantial portion of the due diligence on behalf of the consortium, and the other potential equity financing sources would rely on such due diligence and (iii) Carlyle indicated that it would have “highly-confident letters” from potential debt financing sources that Carlyle would attach to its initial indication of interest.

On November 27, 2012, the Company received a letter indicating Carlyle’s and Pictet’s interest in acquiring the Company at a preliminary purchase price per share of $15.00. The proposal was subject to the approval of the respective investment committees of Carlyle and Pictet, the completion of confirmatory due diligence and the negotiation of definitive agreements. The closing price of the Duff & Phelps Class A common stock on November 27, 2012, was $12.06 per share. The letter included a proposal from Carlyle and Pictet that the parties enter into an exclusivity agreement with the Company for a period of 21 days, and that the definitive merger agreement would contain a 30-day “go shop” provision. Carlyle and Pictet indicated in the letter that they did not anticipate changes to management’s current role in managing the firm, and they anticipated entering into employment agreements with a limited number of key employees concurrently with entering into definitive documentation with respect to a potential transaction. Carlyle and Pictet also indicated that they would require management to participate in the transaction through the roll-over of a portion of existing shares of common stock and equity awards, and that they would anticipate working with management at the appropriate time to structure and implement a retention program to ensure stability and appropriate incentives for the employee base. Carlyle proposed contacting a limited number of additional private funds that may be interested in participating in the consortium to acquire the Company. Attached to the letter were two “highly-confident” letters regarding debt financing, one from Credit Suisse and the other from Barclays.

On November 28, 2012, the Transaction Committee held a telephonic meeting. The Transaction Committee, Centerview and K&E discussed the letter from Carlyle and Pictet received on November 27th. After discussion with Centerview and K&E, the Committee authorized Centerview to provide the Transaction Committee’s preliminary feedback to Carlyle and to request that Carlyle submit a revised indication of interest prior to a meeting of the Board of Directors scheduled for Thursday, November 29th. The Transaction Committee also discussed pushing back on (i) Carlyle and Pictet’s proposal that the Company enter into an exclusivity agreement and (ii) having a “go shop” period that did not account for the difficulties in commencing solicitation of proposals during the year-end holiday period.

On November 29, 2012, at the Company’s request, Carlyle and Pictet submitted a revised proposal indicating an increased preliminary purchase price per share of $15.50. The closing price of the Duff & Phelps Class A common stock on November 29, 2012 was $12.28 per share. The letter indicated that Carlyle and Pictet intended for all the required equity funding for the potential transaction to be in place at the time such transaction would be announced. The letter indicated that members of the consortium would principally rely on Carlyle’s due diligence and therefore would avoid the need for the Company’s management to interact with multiple members of the consortium, and the letter reiterated Carlyle and Pictet’s goal of announcing a transaction by December 24th. The letter also provided that Carlyle and Pictet would be willing to proceed with its evaluation of a potential transaction without a written exclusivity agreement, but Carlyle and Pictet requested assurance that the Company would notify them promptly if the Company were to engage in discussions with another party within the twenty-one day period starting on November 29th. Carlyle and Pictet also clarified in their letter that their proposal of a 30-day go shop period would take into account the year-end holiday period (and would therefore include a 30-day period following the holiday period).

On the evening of November 29, 2012, the Transaction Committee held a telephonic meeting. Centerview and K&E discussed the letter received from Carlyle and Pictet earlier that day. The Transaction Committee noted that the letter from Carlyle and Pictet constructively addressed a number of, though not all, the substantive issues that were raised by the Company in response to the initial indication of interest received on November 27th, and that Carlyle appeared to be very interested in moving forward with its evaluation of a potential transaction with the Company. Based on the letters from Carlyle and Pictet received on November 27th and 29th, the Transaction Committee expressed the view that Carlyle should be permitted to commence its confirmatory due diligence, and that the Transaction Committee would express this view to the Board of Directors at its next meeting.

On the evening of November 29, 2012, and following the meeting of the Transaction Committee, the Board of Directors held a telephonic meeting. Centerview and K&E discussed the letter received from Carlyle and Pictet earlier that day. Mr. Gottdiener noted that Carlyle had indicated it was continuing to work with potential equity financing sources to cover the remaining equity financing requirement, and that earlier that week, Carlyle had requested the Company’s permission to work with a few additional potential equity financing sources. Centerview reviewed with the Board of Directors Centerview’s preliminary views on certain financial and valuation matters relating to the Company, but noted that a more in-depth review of these matters would take place during the meeting of the Board of Directors scheduled for December 4, 2012. Gordon Paris, the chairman of the Transaction Committee, presented the view of the Transaction Committee that, while reserving judgment on the adequacy of the proposed price, Carlyle should be permitted to commence confirmatory due diligence of the Company. After discussion, the Board of Directors agreed that this view of the Transaction Committee was acceptable.

On December 4, 2012, the Company held its regularly scheduled in-person Board of Directors meeting. Mr. Gottdiener and Centerview provided the Board of Directors with an update on interactions with the consortium since the last meeting of the Board of Directors. Mr. Gottdiener informed the Board of Directors that Carlyle had recently sought permission to approach a small number of potential equity financing sources as an additional or alternative means of obtaining the remaining equity financing necessary to make a final proposal to acquire the Company. The Board of Directors discussed the potential risks associated with allowing Carlyle to approach additional potential equity financing sources, including the risk of leaks and the effect on the timeline and due diligence process. Mr. Paris reminded the Board of Directors that the Board’s view continued to be that the Company has not decided to pursue a sale transaction, but that it was his recommendation that the Board of Directors should facilitate the best possible offer from Carlyle in order for the Board of Directors to be in a position to evaluate whether it wanted to move forward with a potential transaction. The Board, Centerview and K&E also discussed the importance of tight limitations on the number and identity of potential equity financing sources that Carlyle would be permitted to approach, noting the additional important consideration that the Board of Directors did not want to limit the number of alternative bidders in the market-check provided by the planned post-signing go shop if the Company were to agree to a transaction with a consortium. The Board also discussed that a pre-signing market check was not advisable given concerns regarding leaks and rumors, especially given the damage such leaks and rumors could have on the Company as a business that is heavily dependent on its personnel. The Board discussed the alternative of having a robust post-signing go-shop during which Centerview would actively solicit proposals.

Centerview reviewed with the Board of Directors Centerview’s preliminary views on certain financial and valuation matters relating to the Company. As part of the discussion of Centerview’s preliminary views on valuation, the Board of Directors noted that the “Illustrative Projections” were a selling tool meant to highlight the upside opportunity to the buyers and were intended to illustrate possible revenue and cost-savings opportunities that would only be available to the Company operating under private ownership and not as a public company. The Board of Directors also discussed the “Street Case Projections” that are described under “—Projected Financial Information” beginning on page 51. Centerview provided a detailed overview of the “bridge” between the

“Illustrative Projections” and the “Street Case Projections”, including explanation of the revenue and cost improvements that were more likely (or only) achievable in a private ownership context (including elimination of public company costs, operational and marketing streamlining, strategic initiatives including rationalization of certain international offices, and removal of certain contingencies built into the public company budget). After extensive discussion, it was the sense of the Board of Directors that Carlyle should be allowed to expand the scope of its discussions with potential equity partners to include three private equity sponsors identified by them as preferred partners, but that this permission would be coupled with a request delivered by Centerview to increase their proposed purchase price.

On December 6, 2012, at Carlyle’s request, certain members of the Company’s management contacted Stone Point Capital (“Stone Point”), one of the private equity sponsors that the Company permitted Carlyle to contact, and scheduled an in-person management presentation at Stone Point’s office for December 10, 2012. The Company provided a confidentiality agreement and following the negotiation of its terms, entered into a confidentiality agreement with Stone Point on December 10, 2012.

On December 6, 2012, the Company met with representatives from Carlyle and Ernst & Young, whom Carlyle had engaged to assist in Carlyle’s due diligence review of the Company.

On December 7, 2012, at Carlyle’s request, certain members of the Company’s management gave an in-person management presentation to representatives of Edmond de Rothschild at Carlyle’s office in New York.

On the evening of December 14, 2012, Wachtell distributed a draft of the merger agreement to K&E.

On December 17, 2012, the Transaction Committee held a telephonic meeting. Messrs. Gottdiener and Silverman and representatives of Centerview and K&E attended the meeting. Mr. Gottdiener and Centerview updated the Transaction Committee on the recent interactions with Carlyle and Stone Point, and noted in particular that Carlyle and Stone Point had contacted Mr. Gottdiener and Centerview earlier that day and indicated that there were certain matters that arose in their due diligence of the Company that could lead them to lower their proposed purchase price from $15.50 per share to $15.00 or possibly lower. Those matters identified by Carlyle and Stone Point included the amount of the estimated cash on the Company’s balance sheet and concerns over potential remaining earnout obligations of the Company. Mr. Gottdiener noted that Stone Point requested a lunch with Mr. Gottdiener on December 18th to discuss certain due diligence matters. The Transaction Committee discussed the latest interactions with Carlyle and Stone Point and the potential meeting between Mr. Gottdiener and Stone Point. After discussion, the Transaction Committee instructed Mr. Gottdiener to meet with Stone Point to discuss certain due diligence matters. K&E noted that the guidelines previously adopted by the Transaction Committee and with which management had been instructed to adhere continued to be in place, and Mr. Gottdiener acknowledged that he would not discuss or negotiate any matters that were prohibited from being discussed or negotiated under the management guidelines. The Committee directed Centerview to inform Carlyle and Stone Point that any downward movement from the proposed $15.50 per share purchase price could lead to the termination of discussions given that the Transaction Committee and the Board of Directors was seeking upward movement in the proposed price.

On December 18, 2012, as instructed by the Transaction Committee, certain members of the Company’s management met with representatives from Stone Point to discuss certain business due diligence matters. On that same day, Centerview informed Carlyle and Stone Point that any downward movement in the proposed purchase price could lead to the termination of discussions.

During the evening of December 18, 2012, the Transaction Committee held a telephonic meeting. Messrs. Gottdiener, Forman and Silverman and representatives of Centerview and K&E attended the meeting. Mr. Gottdiener updated the Transaction Committee on the meeting earlier that day between certain members of the Company’s management and representatives of Stone Point and the discussions relating to the business of the Company. Centerview then updated the Transaction Committee on further discussions they had with representatives of Carlyle earlier that afternoon. Centerview noted that Carlyle and Stone Point were prepared to submit a letter that includes a preliminary $15.50 per share purchase price. The Transaction Committee noted that no discussions had been held yet regarding any terms of a potential rollover and/or post-closing equity or employment terms for the Company’s management, and the Transaction Committee indicated that it wanted to reach an understanding on key deal terms before those discussions begin. After discussion with Centerview and K&E, the Transaction Committee requested that Centerview revert to Carlyle and Stone Point to indicate that, while the Transaction Committee may be prepared to take the current proposal to the full Board of Directors for their consideration, the Transaction Committee had not determined its recommendation to the Board of Directors and that it sought improvement in terms ahead of that time. The Transaction Committee also requested that K&E engage with Wachtell to discuss certain terms in the draft merger agreement previously discussed with the Transaction Committee to determine where Carlyle and Stone Point stood on those issues before determining whether the potential revised proposal would be taken to the full Board of Directors.

On December 19, 2012, at the direction of the Transaction Committee, representatives of K&E discussed with Wachtell certain terms reflected in the draft merger agreement previously distributed by Wachtell on December 14th, including terms related to the amount of the termination fees and the circumstances under which they would be paid, the length of the go-shop period, “matching rights,” the marketing period and the conditions to closing. Representatives of Centerview also relayed the message to Carlyle and Stone Point that the Transaction Committee desired an improvement in terms in advance of the meeting of the Board of Directors scheduled for later in the day.

On December 19, 2012, the Transaction Committee held a telephonic meeting. Messrs. Gottdiener, Forman and Silverman and representatives of Centerview and K&E attended the meeting. K&E provided an update to the Transaction Committee on discussions earlier in the day between K&E and Wachtell, including the current position of the parties on key merger agreement issues, including the amount of the termination fees and the circumstances under which they would be paid, the length of the go-shop period, “matching rights,” the marketing period and the conditions to closing. The Transaction Committee agreed to update the full Board of Directors at the upcoming meeting of the Board of Directors and to decide at such meeting how and if to proceed with further discussions. The Transaction Committee also discussed the circumstances under which discussions between Carlyle and Stone Point on the one hand, and the Company’s management team, on the other, would be permitted, and noted that the Transaction Committee’s views on the timing of such discussions would be presented to the Board of Directors at the upcoming meeting.

On December 19, 2012, and subsequent to the Transaction Committee meeting, the Board of Directors held a telephonic meeting. K&E described to the Board of Directors certain key deal terms that Carlyle and Stone Point had proposed and/or agreed to, including, among others: (i) a go-shop period that runs until February 8, 2013; (ii) a lower termination fee of 1% of the equity value if the merger agreement is terminated prior to March 8, 2013, by the Company to enter into a superior proposal with an excluded party that arose during the go-shop period, plus up to $1.5 million reimbursement of expenses; (iii) a termination fee of 3% of the equity value if the merger agreement is terminated in certain other circumstances; and (iv) a reverse termination fee of 6% of equity value payable by the buyers under certain circumstances. K&E updated the Board of Directors on discussions earlier that day between K&E and Wachtell on the key merger agreement issues. Mr. Paris noted that the Transaction Committee had met prior to the Board of Directors meeting and the Transaction Committee was still in the process of considering the $15.50 per share proposal and would like to reserve on making a recommendation on a deal at that price until further input was received, including a further review of the Company’s strategic alternatives as well as progress on open contract issues. The Board then discussed potential paths forward, including permitting Carlyle and Stone Point to have discussions with management about equity participation and post-closing employment before agreement on a final per share price. The Board noted that it had been advised that Carlyle and Stone Point would not be able to finalize their proposal to acquire the Company until such discussions with management take place. Mr. Gottdiener reaffirmed that no negotiations about equity participation and post-closing employment had taken place prior to this point and that if such negotiations take place going forward, they would be under the supervision of Centerview and management would keep the Transaction Committee and the Board of Directors updated on the status of such negotiations.

Mr. Gottdiener also repeated his earlier commitment that management would be willing to offer the same terms that would be agreed to with Carlyle and Stone Point as to management equity participation and post-closing employment to any other bidder that may make an offer for the Company. The Board also discussed the potential timing for the signing and announcement of the potential transaction. After discussion, the Board of Directors determined to allow negotiations with the consortium to continue, including allowing Carlyle and Stone Point to discuss arrangements with management, subject to the conditions reaffirmed by Mr. Gottdiener, while the Transaction Committee and the Board of Directors continue to evaluate the $15.50 per share proposal and other strategic alternatives for the Company. The Board further requested that Centerview discuss with the Board of Directors certain strategic alternatives at its next meeting. Mr. Gottdiener requested that the Board of Directors approve reimbursement of reasonable expenses for a law firm to represent management in connection with the negotiation of management arrangements as permitted by the Board. After discussion, the Board of Directors approved the reimbursement of the expenses of management’s counsel in connection with the transaction.

Between December 19 and December 30, 2012, certain members of the Company’s management and their advisors, on the one hand, and the consortium and its advisors, on the other, exchanged term sheets and draft agreements with respect to management’s equity participation and post-closing employment. These exchanges were under the supervision of Centerview, and the Company’s management kept the Transaction Committee and the Board of Directors updated on the status of these negotiations during this period.

On December 20, 2012, K&E distributed a revised draft of the merger agreement to Wachtell. That same day, certain members of the Company’s management met with Pictet at Carlyle’s office in New York to discuss certain business due diligence matters.

On December 21, 2012, certain members of the Company’s management engaged Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (“Mintz Levin”) to act as their counsel in connection with the transaction.

On December 21, 2012, the Board of Directors held a telephonic meeting. Mr. Gottdiener, Centerview and K&E provided an update on the interactions with Carlyle, Stone Point and their advisors since the last meeting of the Board. Mr. Gottdiener provided a detailed description of the status of negotiations with Carlyle and Stone Point with respect to management arrangements. Mr. Gottdiener reaffirmed that management would be willing to accept the same terms being discussed with Carlyle and Stone Point with any other bidder that may make an offer for the Company including during the post-signing go-shop. Centerview presented to the Board of Directors its analysis with respect to several of the Company’s strategic alternatives. Centerview and the Board of Directors discussed possibilities for a “split-up” of the Company involving a separation of the Company’s investment banking business, a transformational strategic acquisition of another company, a leveraged recapitalization in which the Company would issue a meaningful amount of debt and use the proceeds to distribute a one-time special dividend to the Company’s stockholders and a sale of the Company. Centerview noted that the list of strategic alternatives was developed based on Centerview’s experience and due diligence and conversations with the Company’s management and the Transaction Committee. Centerview and the Board of Directors discussed the possible benefits to the Company of the Company’s strategic alternatives, as well as challenges and disadvantages of implementing the various strategic alternatives. Following the presentation by Centerview, the Board of Directors discussed the Company’s strategic alternatives and the potential value expected to be achievable in each. The Board of Directors noted that a “split-up” of the Company would result in entities with higher overhead and lower utilization of resources and observed that significant challenges to effectuate a separation of the Company’s investment banking business raised doubts about the executability of such a transaction and its impact on value to the Company’s stockholders. The Board of Directors discussed the possibility of a transformational strategic acquisition but was concerned with the limited number of potential targets of appropriate size and strategic merit; further, the Board of Directors noted that the Company had engaged in discussions with potential targets that did not lead to any transactions. The Board of Directors noted that the leveraged recapitalization alternative would leave the Company with higher leverage which could increase volatility of earnings and impair the Company’s strategic flexibility as a public company. Therefore, in light of the uncertainties and risks associated with the Company’s standalone plan and the other strategic alternatives discussed, the Board of Directors decided that it would be in the best interests of stockholders to continue discussions with Carlyle and Stone Point. The Board then discussed potential paths forward with respect to Carlyle and Stone Point and strategy with respect to requesting Carlyle and Stone Point to increase their offer price. After discussion, the Board of Directors concluded that a discussion of a possible final increase in price would be best made as part of the final negotiations of open points. The Board indicated that it was reserving judgment on its support of a deal depending on the final price and outcome on other key deal points. The Board also discussed the timetable for signing definitive agreements and announcing a transaction and noted the potential benefit to shareholders of announcing a deal before the end of 2012 in order to allow shareholders the option of selling their shares in the market in 2012 post-announcement given the uncertainties about increased tax rates in 2013.

On December 23, 2012, Wachtell distributed a revised draft of the merger agreement to K&E. Wachtell also distributed to K&E drafts of an equity commitment letter, limited guarantee, voting agreement and rollover contribution agreement (the “ancillary agreements” and, together with the merger agreement, the “transaction agreements”).

On December 24 and 25, 2012, K&E and Wachtell exchanged drafts of the merger agreement and the ancillary agreements.

On December 24, 2012, at the request of Carlyle and Stone Point, certain members of the Company’s management held a telephonic meeting with Royal Bank of Canada, a potential debt financing source for the buyers, to discuss certain business due diligence matters.

On December 26, 2012, the Transaction Committee held a telephonic meeting. Representatives of Centerview and K&E attended the meeting. K&E noted that it had discussed certain of the key issues with respect to the merger agreement and the ancillary agreements with Wachtell earlier that day. K&E described the open issues in the draft agreements, and the Transaction Committee discussed the issues and proposed responses, including with respect to Carlyle and Stone Point standing behind the equity commitment and limited guarantee obligations of Pictet and Edmond de Rothschild, the terms of the marketing period, the payment of dividends post-signing, and the extent of “matching rights” with respect to competing acquisition proposals from excluded parties prior to March 8, 2013. With respect to matching rights, the consortium was seeking unlimited repeating matching rights for the consortium regardless of whether a proposal was from an excluded party prior to March 8, 2013. K&E provided the Transaction Committee with a summary of issues with respect to the draft debt commitment letter that was distributed by Wachtell on December 26th. K&E also described the Company’s performance-based restricted stock awards and certain alternatives under discussion as to how such awards would be treated in the transaction, including the measurement date for total shareholder return. The Transaction Committee also considered the terms that were expected to be contained in customary voting agreements proposed by the consortium, noting the percentage of the outstanding shares of the Company that would be covered by the voting agreements and the termination of the voting agreements in connection with a change of recommendation or a termination of the merger agreement. K&E also provided the Transaction Committee with an update on the management arrangements that management and their outside counsel, Mintz Levin, had been negotiating with Carlyle and Stone Point based on an update that K&E had received from Mintz Levin on December 26th. The Transaction Committee discussed the “Street Case Projections” and the “Illustrative Projections”. As previously discussed with the Board, the Transaction Committee noted that the “Illustrative Projections” projections were a selling tool meant to highlight the upside opportunity to the buyers and therefore highlighted revenue and cost-savings opportunities that were only available to the Company operating under private ownership and not as a public company. The Transaction Committee noted further that it was directing Centerview to use the “Street Case Projections” in conducting its valuation analysis as that set of projections reflects the best available estimate of the Company’s likely future performance as a standalone public company.

On December 27, 2012, Wachtell distributed revised drafts of the transaction agreements to K&E.

On December 28, 2012, the Board of Directors held a telephonic meeting. K&E provided the Board of Directors with an update on the status of negotiations with Wachtell. K&E described certain key issues in the draft agreements, including the extent of the “matching rights” for the consortium with respect to competing acquisition proposals from excluded parties prior to March 8, 2013, the terms of the marketing period, the buyers’ remedies for the Company’s willful and material breach of the merger agreement, the Company’s ability to adjourn the stockholders’ meeting under certain circumstances, the payment of dividends post-signing and the closing condition related to FINRA approval. Mr. Gottdiener provided the Board of Directors with an update on the management arrangements being negotiated with the buyers. The Board instructed K&E to continue negotiating the definitive agreements with Wachtell and instructed Centerview to relay to Carlyle and Stone Point that the Board of Directors was seeking an increase in the proposed purchase price and that the extent of “matching rights” for the consortium with respect to proposals from excluded parties prior to March 8, 2013, is a key issue for the Board.

Between December 29 and December 30, 2012, representatives of K&E and Wachtell continued negotiations regarding the terms of the merger agreement and ancillary agreements, including the equity and debt commitment letters and the limited guarantees. With the prior consent of the Company’s Board of Directors, certain members of the Company’s management, Mintz Levin and representatives of Carlyle and Stone Point also continued negotiations regarding post-closing equity participation and post-closing employment.

During the early morning of December 30, 2012, representatives of Carlyle submitted an increased proposed purchase price per share of $15.55. Subsequent to receiving this proposal, the Transaction Committee held a telephonic meeting. Representatives of K&E and Centerview attended the meeting. K&E provided the Transaction Committee with an update on the outcome of negotiations of the remaining key issues in the definitive agreements with Wachtell. The Transaction Committee discussed the transaction agreements that were circulated to the members of the Transaction Committee prior to the meeting, including the terms related to Carlyle and Stone Point’s obligation to stand behind the equity commitments and limited guarantees of Pictet and Rothschild and the outcome on “matching rights” for the consortium with respect to proposals from excluded parties prior to March 8, 2013, the payment of dividends between signing and closing and the closing condition related to FINRA approval. The Transaction Committee also discussed the increased proposed purchase price from $15.50 to $15.55. After discussion, the Transaction Committee unanimously determined to recommend that the Board of Directors approve the transaction.

On December 30, 2012 and subsequent to the Transaction Committee meeting, the Compensation Committee of the Board of Directors held a telephonic meeting. Messrs. Paris and Forman, Brett Marschke, the Company’s Chief Operating Officer, and representatives of K&E attended the meeting. The Compensation Committee and K&E discussed the treatment of equity awards as contemplated by the merger agreement. K&E noted among other things the rationale for the proposed treatment of the director equity awards in the merger in light of the expected termination of service that would occur as a result of the closing of the proposed transaction. Mr. Forman noted that the Compensation Committee was also being asked to approve a previously-discussed increase in base salary for Patrick Puzzuoli, the Chief Financial Officer of the Company, which the Compensation Committee had been considering independently of the proposed merger.

On December 30, 2012 and subsequent to the meetings of the Transaction Committee and the Compensation Committee, the Board of Directors held a telephonic meeting. Representatives of Centerview and K&E attended the meeting. K&E reviewed with the Board of Directors its fiduciary duties in the context of a potential acquisition. K&E reviewed in detail the terms of the merger agreement and the ancillary agreements, as well as the management arrangements that certain members of the Company’s management had negotiated with Carlyle and Stone Point. Also at this meeting, representatives of Centerview reviewed with the Board of Directors its financial analysis of the $15.55 per share merger consideration and then delivered to the Board of Directors an oral opinion, which was subsequently confirmed in writing on December 30, 2012, to the effect that as of the date thereof, and subject to and based upon the various assumptions, matters considered, limitations and qualifications set forth in its written opinion, the $15.55 per share merger consideration to be paid to the holders of the outstanding shares of Company Class A common stock (other than “Excluded Shares”, as defined in the merger agreement and shares of Company Class A common stock that are held by any direct or indirect subsidiary of the Company) pursuant to the merger agreement was fair, from a financial point of view, to such stockholders. The full text of the written opinion of Centerview dated December 30, 2012, which sets forth, among other things, various assumptions, matters considered, limitations and qualifications that the opinion is subject to and based upon, is attached hereto as Annex C. A discussion of Centerview’s analysis is described under “—Opinion of the Company’s Financial Advisor” beginning on page 42. During the meeting, Mr. Paris noted that the Transaction Committee determined that a pre-signing market check was not advisable given concerns regarding leaks and rumors, especially given the damage such leaks and rumors could have on the Company as a business that is heavily dependent on its personnel, and that the Transaction Committee instead opted to have a robust post-signing “go shop” with a topping bidder only being required to pay a low termination fee. Mr. Paris also noted that the Transaction Committee stood firm on many provisions in the merger agreement, including those that are intended to make the “go shop” as meaningful as possible. Mr. Paris noted that the Transaction Committee was pushing for no “matching rights” for the consortium with respect to any proposals that arise from the “go shop” period until March 8, 2013, and that after lengthy negotiations where the consortium insisted on unlimited repeating matching rights, the merger agreement provides that the consortium will only have one matching right with respect to a proposal that arises from the “go shop” period until March 8, 2013. After considering the foregoing and each of the factors described under “—Recommendation of the Company’s Board of Directors” beginning on page 38, the Transaction Committee recommended the transaction to the Board of Directors and the Board of Directors determined it was in the best interests of the Company and its stockholders to enter into the merger agreement with the affiliates of Carlyle, Stone Point, Pictet and Edmond de Rothschild. Accordingly, the Company’s Board of Directors, by the unanimous vote of the directors present and voting, (i) determined that it is in the best interests of Company and its stockholders, and declared it advisable, to enter into the merger agreement, (ii) approved the execution and delivery by the Company of the merger agreement and (iii) resolved to recommend that the stockholders adopt the merger agreement. Mr. Gottdiener abstained from the vote to address any potential or perceived conflict of interest related to the management arrangements negotiated with the consortium.

Following this meeting, on December 30, 2012, the parties entered into the merger agreement and other transaction documents, and the transaction was publicly announced on December 30, 2012.

Under the merger agreement, the Company and its representatives had the right to solicit and negotiate alternative acquisition proposals from third parties during a “go-shop” period that began on December 30, 2012 and expired at 11:59 p.m. EST on February 8, 2013. During the “go-shop” period, Centerview, with the direction of the Transaction Committee, undertook a broad solicitation effort, contacting 27 potential acquirers believed to have potential strategic or financial interest in an alternative transaction to the transaction with the affiliates of Carlyle, Stone Point, Pictet and Edmond de Rothschild. These proactive contacts resulted in five parties negotiating and entering into confidentiality agreements with the Company, although no alternative acquisition proposals from third parties were received.

Recommendation of the Company’s Board of Directors

The Company’s Board of Directors, after careful consideration, has, by a unanimous vote of those directors present and voting (which included all members of the Company’s Board of Directors other than Mr. Gottdiener), approved and authorized the merger agreement and the transactions contemplated by the merger agreement, including the mergers, determined that the merger agreement is advisable and in the best interests of the stockholders of the Company, and recommends that you vote “FOR” adoption of the merger agreement.

In reaching its determination, the members of the Company’s Board of Directors consulted with the Company’s management, as well as the Company’s outside financial and legal advisors, considered the short-term and long-term interests and prospects of the Company and its stockholders and considered a number of factors, including, among others, the following:

•

the Company’s historical and current financial performance and results of operations, the Company’s prospects and long-term strategy, the Company’s competitive position and general economic and stock market conditions;

•

the Company’s Board of Directors knowledge of the Company’s businesses, assets, financial condition, results of operations and prospects (as well as the risks involved in achieving those prospects), the nature of the Company’s businesses and the industries in which the Company competes and the market for Duff & Phelps common stock;

•

the Company’s financial and strategic plan and the initiatives and the potential execution risks associated with such plan, and the effects of the economy on the Company specifically, and on the Company’s industries generally, and in connection with these considerations, the attendant risk that, if the Company did not enter into the merger agreement, the price that might be received by the Company’s stockholders selling stock of the Company in the open market, both from a short-term and long-term perspective, could be less than the per share merger consideration;

•

the current condition of the financial markets, including the availability of committed financing (subject to limited restrictions) for the mergers, and the risk, in the future, of deterioration in such conditions;

•

the historical market prices of Duff & Phelps Class A common stock and recent trading activity, including the fact that the per share merger consideration represents a premium of approximately 19.2% relative to the Company’s closing stock price on December 28, 2012, the last trading day before the announcement of the transaction, and 27.3% relative to the Company’s trailing 30-day volume weighted average stock price for the period ending on December 28, 2012;

•

the Company’s Board of Directors’ belief, based on the factors described above, that the $15.55 in cash per share merger consideration will result in greater value to the Company’s Class A stockholders than the available alternatives;

•

the fact that the consideration to be paid pursuant to the merger agreement will be all cash, which will provide certainty and immediate value to the Company’s stockholders, including because stockholders will not be exposed to the risks and uncertainties relating to the Company’s prospects;

•

the oral opinion of Centerview rendered on December 30, 2012, which opinion was subsequently confirmed in a written opinion dated December 30, 2012, to the Company’s Board of Directors to the effect that, as of that date and based upon and subject to the qualifications, limitations and assumptions stated in its written opinion, the per share merger consideration to be paid to the holders of the outstanding shares of Duff & Phelps Class A common stock (other than “Excluded Shares,” as defined in the merger agreement, and shares of Duff & Phelps Class A common stock that are held by any direct or indirect subsidiary of the Company) pursuant to the merger agreement was fair, from a financial point of view, to such holders. The full text of the written opinion of Centerview, dated December 30, 2012, which sets forth, among other things, the assumptions made, procedures followed, factors considered, and limitations upon the review undertaken by Centerview in rendering its opinion, is attached as Appendix C to this Proxy Statement. See “The Company Merger (Proposal 1)—Opinion of the Company’s Financial Advisor” beginning on page 42;

•

the fact that the Company is permitted under the merger agreement to declare and pay regular quarterly cash dividends of $0.09 per share of Duff & Phelps Class A common stock following the entry into the merger agreement and until the closing of the mergers and that any such dividends declared prior to the effective time of the mergers will be in addition to, and not reduce, the $15.55 per share merger consideration;

•

the fact that the consideration and negotiation of the merger agreement was conducted through arm’s-length negotiations under the oversight of a transaction committee of the Company’s Board of Directors composed solely of independent directors, and that such transaction committee recommended that the Company’s Board of Directors authorize and approve the merger agreement;

•

the fact that the Company’s management was not permitted to, and did not, discuss or negotiate any employment, equity participation, rollover or investment terms in connection with the mergers with Parent or its representatives until after all material terms of the merger agreement had been negotiated, and that such discussions and negotiations when they occurred were under the supervision of Centerview;

•

the fact that the Company’s management has agreed to offer the same terms that were agreed to with Parent as to management’s equity participation and post-closing employment to any other potential bidder that may make an offer for the Company;

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the terms of the merger agreement, including the fact that the merger agreement contains provisions that are designed to ensure that the $15.55 in cash per share price to be provided pursuant to the merger agreement is the best reasonably available to the holders of Duff & Phelps Class A common stock, including the right, subject to certain conditions, to solicit offers with respect to alternative acquisition proposals during the go-shop period, to respond to certain unsolicited acquisition proposals and to terminate the merger agreement and accept a “superior proposal” prior to adoption of the merger agreement, subject to the Company paying Parent a termination fee of $19,964,326.07 (or $6,654,775.36 and reimbursing Parent for expenses in an amount up to $1,250,000 if the termination in such circumstances is in connection with an agreement entered into on or prior to March 8, 2013 with any third party or parties that contacted Duff & Phelps and made an alternative acquisition proposal prior to February 8, 2013 that the Duff & Phelps Board of Directors determined constituted or would reasonably be expected to result in a superior proposal), which the Company’s Board of Directors believed would not likely be a meaningful deterrent to such a superior proposal;

•

the careful review undertaken by the Company’s Board of Directors and management, with the assistance of the Company’s legal and financial advisors, with respect to the strategic alternatives available to Duff & Phelps, all of which had significant risks and uncertainties;

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the view of the Company’s Board of Directors that, given the due diligence that Parent had completed and the commitments Parent, Merger Sub I and Merger Sub II had from their financing sources, Parent could successfully consummate an acquisition of the Company in a timely manner;

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the limited number and nature of the conditions to funding set forth in the debt financing commitments and the obligation of Parent to use its reasonable best efforts to obtain at the completion of the mergers the financing on the terms and conditions described in the debt financing commitments (including the flex provisions in the debt commitment fee letter) or alternative financing from the same or other sources of financing on terms and conditions (including the flex provisions in the debt commitment fee letter) not less favorable, in the aggregate, to Parent (taking into account the flex provisions in the debt commitment fee letter) than those contained in the debt financing commitments and in an amount sufficient to timely consummate the transactions contemplated by the merger agreement on the terms and conditions set forth therein;

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the likelihood that the mergers will be completed, including the fact that conditions to closing the mergers are limited to Duff & Phelps stockholder approval, receipt of regulatory approvals, absence of breaches and the Company not having suffered a material adverse effect, and the likelihood that the regulatory and stockholder approvals necessary to complete the mergers will be obtained;

•	the fact that under certain specified circumstances Parent will be required to pay the Company a Parent fee equal to $39,928,652.14 upon termination of the merger agreement;

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the fact that if the requisite stockholder vote for the merger is not obtained at this stockholder meeting or at any adjournment or postponement thereof, subject to certain exceptions, the Company will not be required to pay Parent a termination fee upon termination of the merger agreement;

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the fact that the Company is contractually entitled to require Carlyle, Stone Point, Pictet and Edmond de Rothschild to perform under the equity financing commitments and the limited guarantees under certain circumstances;

•	the fact that Carlyle and Stone Point have in certain circumstances guaranteed the obligations of Pictet and Edmond de Rothschild; and

•	the fact that the holders of Duff & Phelps Class A common stock have the right to demand appraisal of their shares in accordance with the procedures of Section 262 of the DGCL.

The Company’s Board of Directors also considered the following adverse factors associated with the mergers, among others:

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other than with respect to certain officers and directors of the Company (discussed below), the fact that the Company’s stockholders will have no ongoing equity participation in the surviving corporation following the Company merger, meaning that the Company’s stockholders will cease to participate in the Company’s future earnings or growth, or to benefit from any increases in the value of Duff & Phelps Class A common stock or from any dividends on Duff & Phelps Class A common stock;

•

the restrictions on the conduct of the Company’s business prior to the completion of the mergers, including the inability of the Company to pursue certain acquisitions without the prior consent of Parent, which could delay or prevent the Company from undertaking business opportunities that may arise or certain other action the Company might otherwise take with respect to the operations of the Company pending completion of the mergers;

•	that the sale of shares in the proposed merger will be a taxable transaction to the Company’s stockholders;

•	that if the mergers are not completed under certain circumstances, the Company will incur fees and expenses associated with the transaction that will not be reimbursed to the Company by Parent;

•	the fact that the Company’s ability to require Carlyle, Stone Point, Pictet and Edmond de Rothschild to perform under the equity financing commitments is limited to specific circumstances;

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the fact that, under certain circumstances, the Company may be required to pay Parent a termination fee of $19,964,326.07 (or $6,654,775.36 and reimburse Parent for expenses in an amount up to $1,250,000 if the termination in such circumstances is in connection with an agreement entered into on or prior to March 8, 2013 with any third party or parties that contacted Duff & Phelps and made an alternative acquisition proposal prior to February 8, 2013 that the Duff & Phelps Board of Directors determined constituted or would reasonably be expected to result in a superior proposal), which the Company’s Board of Directors believed would not likely be a meaningful deterrent to such a superior proposal;

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the fact that, while the mergers are expected to be completed, there is no assurance that all conditions to the parties’ obligations to complete the mergers will be satisfied or waived, and, as a result, it is possible that the mergers might not be completed even if the merger agreement is adopted by the Company’s stockholders;

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the risk that the debt financing contemplated by the debt financing commitment or the equity financing contemplated by the equity financing commitment for the consummation of the mergers might not be obtained;

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the risks, costs and disruptions to the Company’s operations if the mergers are not completed, including the diversion of management and employee attention, potential employee attrition, the potential effect on the Company’s business and its relationships and the likely negative effect on the trading price of Duff & Phelps common stock; and

•	that certain directors and executive officers of the Company have interests in the mergers that are different from, or in addition to, the Company’s stockholders. See section entitled “The Company

Merger (Proposal 1)—Interests of the Company’s Directors and Executive Officers in the Mergers” beginning on page 64 and “Advisory Vote on Golden Parachute Compensation (Proposal 2)” beginning on page 103.

In reaching the determination described above, the Company’s Board of Directors passed resolutions, each approved by a unanimous vote of those directors present and voting (which included all members of the Company’s Board of Directors other than Mr. Gottdiener):

•	determining that the Company merger is fair to, and in the best interests of, the Company and its stockholders;

•

approving and declaring advisable the merger agreement and the Company merger and the other transactions contemplated thereby, and resolving to recommend adoption of the merger agreement to the holders of shares of Duff & Phelps Class A and Class B common stock; and

•

directing that the merger agreement be submitted to the holders of shares of Duff & Phelps Class A and Class B common stock for their adoption at a stockholders’ meeting duly called and held for such purpose.

The foregoing discussion of the information and factors considered by the Company’s Board of Directors is not intended to be exhaustive but, the Company believes, includes all material factors considered by the Company’s Board of Directors. In view of the wide variety of factors considered and the complexity of these matters, the Company’s Board of Directors found it impracticable to, and did not, quantify or otherwise attempt to assign a relative weight to each of the specific factors considered in reaching its determination. Rather, the Company’s Board of Directors based its judgment on the total mix of information available to it regarding the overall effect of the Company merger on the Company’s stockholders compared to the overall effect of any alternative transaction. Accordingly, the judgments of individual directors may have been influenced to a greater or lesser degree by their individual views with respect to different factors.

The Company’s Board of Directors has, by a unanimous vote of those directors present and voting (which included all members of the Company’s Board of Directors other than Mr. Gottdiener), approved and declared advisable the merger agreement and recommends that you vote “FOR” adoption of the merger agreement.

Purpose and Reasons for the Mergers

The Company’s purpose for engaging in the mergers is to enable its stockholders to receive $15.55 per share in cash, without interest and less any applicable withholding taxes, which represents a premium of approximately 19.2% relative to the Company’s closing stock price on December 28, 2012, the last trading day before the announcement of the transaction, and 27.3% relative to the Company’s trailing 30-day volume weighted average stock price for the period ending on December 28, 2012. The Company has determined to undertake the Company merger at this time based on the conclusions, determinations and reasons of the Company’s Board of Directors described in detail above under “The Company Merger (Proposal 1)—Background of the Mergers” beginning on page 28 and “The Company Merger (Proposal 1)—Recommendation of the Company’s Board of Directors” beginning on page 38.

Opinion of the Company’s Financial Advisor

On December 30, 2012, Centerview delivered to the Company’s Board of Directors its oral opinion, subsequently confirmed in a written opinion dated December 30, 2012, to the effect that, as of the date of the written opinion, based upon and subject to the various assumptions and limitations set forth in the written opinion, the per share merger consideration to be paid to the holders of the outstanding shares of Duff & Phelps Class A common stock (other than “Excluded Shares”, as defined in the merger agreement, and shares of Duff & Phelps Class A common stock that are held by any direct or indirect subsidiary of the Company) pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of the written opinion of Centerview, dated December 30, 2012, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Centerview in connection with its opinion, is attached as Appendix C to this Proxy Statement and is incorporated by reference herein in its entirety. Centerview provided its opinion for the information and assistance of the Company’s Board of Directors (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Company merger and its opinion only addresses the fairness, from a financial point of view, as of the date hereof, to the holders of the outstanding shares of Duff & Phelps Class A common stock (other than “Excluded Shares,” as defined in the merger agreement, and shares of Duff & Phelps Class A common stock that are held by any direct or indirect subsidiary of the Company) of the per share merger consideration to be paid to such holders pursuant to the merger agreement. Centerview’s opinion does not address any other term or aspect of the merger agreement or the Company merger and does not constitute a recommendation to any shareholder of the Company as to how any such holder or any other person should vote or otherwise act with respect to the Company merger or any other matter. The summary of the written opinion of Centerview set forth below is qualified in its entirety by reference to the full text of such written opinion.

We encourage you to carefully read the written opinion of Centerview described above in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Centerview in connection with such opinion.

Summary of Centerview’s Opinion

In connection with its opinion, Centerview reviewed, among other things:

•	a draft of the merger agreement dated December 30, 2012;

•	the Annual Reports on Form 10-K of the Company for the years ended December 31, 2010 and 2011;

•	certain interim reports to shareholders, including Quarterly Reports on Form 10-Q of the Company;

•	certain publicly available research analyst reports for the Company;

•	certain other communications from the Company to its shareholders; and

•

certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to Centerview by the Company for purposes of Centerview’s analysis, which Centerview refers to collectively throughout this section as the “internal data.”

Centerview also conducted discussions with members of the senior management and representatives of the Company regarding their assessment of the internal data and the strategic rationale for the Company merger. In addition, Centerview reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data from certain other companies, the securities of which are publicly traded, in lines of business that Centerview deemed relevant. Centerview also compared certain of the proposed financial terms of the Company merger with the financial terms, to the extent publicly available, of certain other transactions that Centerview deemed relevant, and conducted such other financial studies and analyses and took into account such other information as Centerview deemed appropriate.

Centerview did not assume any responsibility for independent verification of any of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Centerview for purposes of the opinion and, with the Company’s consent, relied upon such information as being complete and accurate. In that regard, Centerview assumed, at the Company’s direction, that the internal data was reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and Centerview relied, at the Company’s direction, on the internal data for purposes of its analysis and opinion. Centerview expressed no view or opinion as to the internal data or the assumptions on which it is based. In addition, at the Company’s direction, Centerview did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor was Centerview furnished with any such evaluation or appraisal, and Centerview was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. Centerview assumed, at the Company’s direction, that the final executed merger agreement would not differ in any respect material to its analysis or its opinion from the draft of the merger agreement, dated December 30, 2012, reviewed by Centerview. Centerview also assumed, at the Company’s direction, that the Company merger will be consummated on the terms set forth in the merger agreement, without the waiver, modification or amendment of any term, condition or agreement the effect of which would be material to its analysis or the opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Company merger, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to Centerview’s analysis or the opinion. Centerview did not evaluate and expressed no opinion as to the solvency or fair value of the Company, as to the ability of the Company to pay its obligations when they come due or as to the impact of the Company merger on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and it did not express any opinion as to any legal, regulatory, tax or accounting matters.

Centerview expressed no view as to, and its opinion did not address, the Company’s underlying business decision to proceed with or effect the Company merger, or the relative merits of the Company merger as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. Prior to rendering its opinion, Centerview was not authorized to, and did not, solicit indications of interest from third parties regarding a potential transaction with the Company. Centerview’s opinion was limited to and addressed only the fairness, from a financial point of view, as of the date of the opinion, to the holders of the outstanding shares of Duff & Phelps Class A common stock (other than “Excluded Shares,” as defined in the merger agreement, and shares of Duff & Phelps Class A common stock that are held by any direct or indirect subsidiary of the Company) of the per share merger consideration to be paid to such holders pursuant to the merger agreement. Centerview was not asked to and did not express any view on, and its opinion did not address, any other term or aspect of the merger agreement or the transaction, including, without limitation, the structure or form of the Company merger, the DPA Merger or any other agreements or arrangements contemplated by the merger agreement or entered into in connection with or otherwise contemplated by the transaction, including, without limitation, the fairness of the transaction or any other term or aspect of the transaction to, or any consideration to be received in connection therewith by, or the impact of the transaction on, the holders of any other class of securities, creditors, or other constituencies of the Company or any other party. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the transaction, whether relative to the per share merger consideration to be paid to the holders of the outstanding shares of Duff & Phelps Class A common stock (other than “Excluded Shares”, as defined in the merger agreement, and shares of Duff & Phelps Class A common stock that are held by any direct or indirect subsidiary of the Company) pursuant to the merger agreement or otherwise. Centerview’s opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of, the date of the written opinion, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of the written opinion.

Centerview’s opinion does not constitute a recommendation to any shareholder of the Company or any other person as to how such shareholder or other person should vote or otherwise act with respect to the Company merger or any other matter.

Centerview’s financial advisory services and written opinion were provided for the information and assistance of the Company’s Board of Directors (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Company merger. Centerview’s opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Summary of Financial Analyses

The following is a brief summary of the material financial and comparative analyses that Centerview deemed to be appropriate for this type of transaction and that were reviewed with the Company Board in connection with rendering Centerview’s opinion. The following summary, however, does not purport to be a complete description of all the financial analyses performed by Centerview in connection with rendering its opinion, nor does the order of analyses described represent relative importance or weight given to those analyses by Centerview.

Some of the summaries of the financial analyses include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses of Centerview. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before December 28, 2012 (the last trading day prior to the date that Centerview delivered its opinion to the Company Board) and is not necessarily indicative of current market conditions.

Historical Stock Trading Analysis

Centerview reviewed the historical trading prices and volumes for Duff & Phelps Class A common stock for the 52-week period ended December 28, 2012 (the last trading day prior to the date that Centerview delivered its opinion to the Company Board). This analysis indicated that the per share merger consideration to be paid in cash to the holders of the outstanding shares of Duff & Phelps Class A common stock (other than “Excluded Shares,” as defined in the merger agreement, and shares of Duff & Phelps Class A common stock that are held by any direct or indirect subsidiary of the Company) pursuant to the merger agreement represented an approximately 19.2% premium to the closing price of the shares of Duff & Phelps Class A common stock on December 28, 2012, of $13.05. Centerview noted that the 52-week intraday low and the 52-week intraday high for Duff & Phelps Class A common stock were $11.36 and $16.50 per share, respectively.

Analyst Price Targets

Centerview also reviewed stock price targets for the Company’s Class A common stock reflected in publicly available Wall Street research analyst reports. Centerview noted that the low, average and high analyst stock price targets in such research analyst reports, excluding one analyst stock price target that had not been revised since February 24, 2011, were approximately $14.00, $14.50 and $15.00 per share of Duff & Phelps Class A common stock, respectively, compared to the $15.55 per share merger consideration to be paid in cash to the holders of the outstanding shares of Duff & Phelps Class A common stock (other than “Excluded Shares,” as defined in the merger agreement, and shares of Duff & Phelps Class A common stock that are held by any direct or indirect subsidiary of the Company) pursuant to the merger agreement.

Selected Companies Analysis

Centerview calculated, reviewed and compared certain financial information, ratios and multiples (including enterprise value / EBITDA multiple and P/E ratio, as described below) for the Company to corresponding financial information, ratios and multiples for the following publicly traded companies in the consulting and financial advisory industries that Centerview, based on its experience and judgment as a financial advisor, deemed comparable to the Company (the “selected companies”):

•	Greenhill & Co.

•	Evercore Partners

•	Huron Consulting Group

•	FTI Consulting

•	Resources Connection

•	CRA International

•	Navigant Consulting

•	Towers Watson

•	Booz Allen & Hamilton

Although none of the selected companies is directly comparable to the Company, the selected companies were chosen because they are publicly traded companies with certain operational and financial characteristics (including, but not limited to, the size, business lines and geographic footprint of the respective companies), which, for purposes of analysis, may be considered similar to certain operational or financial characteristics of the Company. Centerview also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of the Company and the selected companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis.

Centerview calculated and compared the multiples and ratios for the selected companies based on information it obtained from SEC filings, FactSet (a data source containing historical and estimated financial data), Wall Street research and closing stock prices on December 28, 2012 (the last trading day prior to the date that Centerview delivered its opinion to the Company Board). The multiples and ratios of the Company were calculated using the closing price of Duff & Phelps Class A common stock on December 28, 2012, publicly available data and the internal data for the Company. With respect to each of the selected companies, Centerview calculated enterprise value, which is generally the market value of common equity (taking into account outstanding options, warrants and other convertible securities) plus the book value of debt less cash, as a multiple of estimated calendar year 2012 earnings before interest, taxes, depreciation and amortization, or EBITDA, in each case excluding one-time expenses, non-recurring charges and stock-based compensation expenses. Also with respect to each of the selected companies, Centerview calculated and analyzed each company’s ratio of its current stock price to its projected calendar year 2013 earnings per share, or EPS (a ratio commonly referred to as a price earnings ratio, or P/E). Centerview determined in its judgment and based on its experience that analyses based on Enterprise Value / EBITDA estimated for calendar year 2012 and estimated calendar year 2013 P/E ratios represented the most informative multiple comparisons for the selected company analysis. The following tables present the results of these analyses:

	Enterprise Value / EBITDA	P/E
Name	Estimated Calendar Year 2012	Estimated Calendar Year 2013
Greenhill & Co.	18.4x	20.6x
Evercore Partners	11.9x	15.9x
Huron Consulting Group	9.2x	12.4x
FTI Consulting	8.8x	12.9x
Resources Connection	8.0x	17.5x
CRA International	7.6x	12.8x
Navigant Consulting	7.5x	10.6x
Towers Watson	6.7x	10.4x
Booz Allen & Hamilton	6.5x	8.7x

Centerview then drew from this analysis of the Enterprise Value / EBITDA and P/E multiples above and other considerations that Centerview deemed relevant in its judgment and experience illustrative ranges of multiples of 6.5x-8.5x for the Company’s estimated 2012 calendar year EBITDA and 11.0x-15.0x for the Company’s estimated calendar year 2013 EPS, which encompassed a range representative of the set of selected companies based on Centerview’s judgment and experience. No company used in this analysis is identical or directly comparable to the Company. The companies included among the selected companies have certain characteristics that, for the purposes of analysis, may be considered similar to certain of the Company’s results, business mix or product profile. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which the Company was compared. Centerview then applied the illustrative ranges of multiples to the Company’s estimated calendar year 2012 EBITDA of $84 million based on the Street Case Projections, as set forth in the section entitled “Projected Financial Information” and the Company’s estimated calendar year 2013 EPS of $1.12 based on the Street Case Projections. The foregoing analyses indicated the following illustrative ranges of implied value per share of Duff & Phelps Class A common stock:

Metric	Company Amount	Illustrative Multiple Range	Illustrative Range of Implied Value Per Share
Estimated CY 2012 EBITDA	$84.0mm	6.5x-8.5x	$12.50-16.75
Estimated CY 2013 EPS	$1.12/share	11.0x-15.0x	$12.25-16.75

Centerview compared the results of the above analysis to the per share merger consideration to be paid in cash to the holders of the outstanding shares of Duff & Phelps Class A common stock (other than “Excluded Shares,” as defined in the merger agreement, and shares of Duff & Phelps Class A common stock that are held by any direct or indirect subsidiary of the Company) pursuant to the merger agreement.

Selected Precedent Transactions Analysis

Centerview analyzed certain information relating to selected transactions since 2007 in the financial advisory and professional services industries irrespective of transaction value that Centerview, based on its experience and judgment as a financial advisor, deemed relevant to consider in relation to the Company and the Company merger. These transactions were:

Date of Transaction Announcement	Target	Acquiror
4/24/2012	AlixPartners	CVC Capital Partners
8/23/2011	RSM McGladrey	McGladrey & Pullen
8/16/2011	Vangent	General Dynamics
4/1/2011	SRA International	Providence Equity Partners
4/9/2011	Headstrong	Genpact
7/12/2010	Hewitt Associates	Aon Corporation
6/7/2010	Kroll Inc.	Altegrity
9/28/2009	Affiliated Computer Services	Xerox
9/21/2009	Perot Systems	Dell
6/28/2009	Towers, Perrin, Forster & Crosby	Watson Wyatt Worldwide
5/13/2008	Electronic Data Systems	Hewlett-Packard Company
8/6/2007	Infocrossing, Inc.	Wipro Technologies
2/7/2007	Keane, Inc.	Caritor, Inc.

No company or transaction used in this analysis is identical or directly comparable to the Company or the Company merger. The companies included in the selected transactions are companies with certain characteristics that, for the purposes of this analysis, may be considered similar to certain of the Company’s results, business mix or product profile. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which the Company was compared.

For each of the selected transactions, based on filings and press releases made by the companies involved, Wall Street research and FactSet (a data source containing historical and estimated financial data), Centerview calculated and compared transaction value as a multiple of last-twelve months, or LTM, EBITDA, excluding one-time expenses and non-recurring charges. This analysis indicated the following multiples of transaction value to LTM EBITDA:

		LTM EBITDA
Target	Acquiror	Amount (mm)	Multiple
AlixPartners	CVC Capital Partners	$1,100	7.6x
RSM McGladrey	McGladrey & Pullen	$610	5.3x
Vangent	General Dynamics	$960	10.4x
SRA International	Providence Equity Partners	$1,751	10.1x
Headstrong	Genpact	$550	NM
Hewitt Associates	Aon Corporation	$4,792	7.7x
Kroll Inc.	Altegrity	$1,130	8.5x
Affiliated Computer Services	Xerox	$8,711	7.8x
Perot Systems	Dell	$3,713	12.0x
Towers, Perrin, Forster & Crosby	Watson Wyatt Worldwide	$1,623	8.0x
Electronic Data Systems	Hewlett-Packard Company	$14,174	5.9x
Infocrossing, Inc.	Wipro Technologies	$575	12.7x
Keane, Inc.	Caritor, Inc.	$861	9.7x

Centerview then drew from this analysis and other considerations that Centerview deemed relevant in its judgment and experience an illustrative range of multiples of 7.0x-8.5x, which was representative of the class of precedents based on Centerview’s judgment and experience. In general, Centerview deemed the precedents involving information technology consulting businesses less relevant and excluded such transactions in determining the illustrative range of multiples. The precedent transactions involving information technology consulting businesses that were excluded in deriving this range of multiples were Vangent / General Dynamics, SRA International / Providence Equity Partners, Headstrong / Genpact, Affiliated Computer Services / Xerox, Perot Systems / Dell, Electronic Data Systems / Hewlett-Packard Company, Infocrossing, Inc. / Wipro Technologies and Keane, Inc. / Caritor. In its experience and judgment, Centerview concluded that the Headstrong earnings at the time of its acquisition by Genpact were not reflective of the true financial performance of the business and, thus, the multiple of LTM/EBITDA was not meaningful. Centerview then applied the illustrative range of multiples to the Company’s LTM EBITDA of $84 million based on the Street Case Projections, which indicated the following illustrative range of implied value per share of Duff & Phelps Class A common stock:

Metric	Company Amount (mm)	Illustrative Multiple Range	Illustrative Range of Implied Value Per Share
LTM EBITDA	$84.0	7.0x-8.5x	$13.50-$16.75

Centerview compared the results of the above analysis to the per share merger consideration to be paid in cash to the holders of the outstanding shares of Duff & Phelps Class A common stock (other than “Excluded Shares,” as defined in the merger agreement, and shares of Duff & Phelps Class A common stock that are held by any direct or indirect subsidiary of the Company) pursuant to the merger agreement.

Premiums Paid Analysis

Centerview analyzed certain information relating to selected professional and financial services transactions since 2007 that involved publicly traded companies with transaction values ranging between $500 million and $1 billion. Centerview analyzed premiums to the one-day prior share prices, or the unaffected share price if there was evidence of a leak or an announced auction process, as was the case, in Centerview’s judgment, with respect to Infocrossing, Inc. / Wipro Technologies and Keane, Inc. / Caritor, Inc.

Date of Transaction Announcement	Target	Acquiror	Transaction Value (mm)	Premium
11/5/2012	KBW	Stifel Financial	$606	7.4%
9/13/2012	Citizens Republic Bancorp	FirstMerit	$952	18.3%
7/9/2012	FX Alliance	Thomson Reuters	$627	40.1%
2/15/2012	Advance America Cash Advance	Grupo Elektra	$656	30.9%
10/7/2011	FBL Financial Group	FBL Financial Group	$613	23.1%
9/17/2010	Student Loan Corp	Discover Financial Services	$600	41.8%
1/19/2010	Allied Capital Corp	Prospect Capital	$903	22.5%
11/23/2009	Financial Federal Corp	People’s United Financial	$721	35.0%
10/26/2009	Allied Capital Corp	Ares Capital	$622	27.3%
6/30/2009	Darwin Professional	Allied World Assur Co	$547	6.0%
8/6/2007	Infocrossing, Inc.	Wipro Technologies	$575	17.7%
7/27/2007	USB Holding Co	KeyCorp	$568	63.2%
7/19/2007	Sterling Financial	PNC Finl Svcs Grp	$562	79.1%
7/19/2007	Partners Trust Financial Group	M&T Bank Corp	$545	24.9%
7/17/2007	Alfa Corp	Investor Group	$890	44.7%
7/9/2007	First Indiana Corp	Marshall & Ilsley Corp	$542	45.1%
2/7/2007	Keane, Inc.	Caritor, Inc.	$861	11.9%
5/17/2007	TierOne Corp	Capitalsource	$637	35.3%
5/11/2007	Chicago Mercantile Exchange	Chicago Mercantile Exchange	$949	12.5%
5/1/2007	Cmnty Banks Inc	Susquehanna Bancshares	$810	43.9%
3/2/2007	Bristol West Holdings	Farmers Group	$688	38.8%
1/15/2007	USI Holdings	GS Capital Partners	$993	9.3%
1/9/2007	Placer Sierra Bancshares	Wells Fargo	$628	17.7%

The following table presents the results of this analysis with respect to the selected transactions:

25th Percentile	17.7%
Median	27.3%
Mean	30.3%
75th Percentile	41.0%
Merger Consideration	19.2%

Based on the foregoing, Centerview determined an illustrative range of premiums of 20% to 40% to the $13.05 closing price per share of Duff & Phelps Class A common stock as of December 28, 2012 (the last trading day prior to the date that Centerview delivered its opinion to the board of directors). This analysis resulted in an illustrative range of implied values per share of Duff & Phelps Class A common stock of approximately $15.66 to $18.27, compared to the per share consideration to be paid in cash to the holders of the outstanding shares of Duff & Phelps Class A common stock (other than “Excluded Shares,” as defined in the merger agreement, and shares of Duff & Phelps Class A common stock that are held by any direct or indirect subsidiary of the Company) pursuant to the merger agreement.

Discounted Cash Flow Analysis

Centerview performed a discounted cash flow analysis of the Company based on the Street Case Projections (as defined below) for fiscal years 2012 through 2017. Centerview calculated the unleveraged free cash flows that the Company was expected to generate during the fiscal years 2013 to 2017 based on the Street Case Projections as follows (in millions): FY2013E: $46; FY2014E: $17; FY2015E: $31; FY2016E: $58; FY2017E: $58. Centerview determined a terminal value for the Company using perpetuity growth rates of 1.5% to 2.5%, which implied an EBITDA multiple range of 4.7x to 8.8x. Centerview then discounted to present value the unleveraged free cash flows of the Company and the terminal value for the Company, in each case using discount rates ranging from 8.5% to 12.5%, reflecting Centerview’s estimates of the Company’s weighted average cost of capital. The weighted average cost of capital is determined by the sum of (a) the market value of equity as a percentage of the total value of the Company’s capital multiplied by the Company’s estimated cost of equity and (b) the book value of debt as a percentage of the total value of the Company’s capital multiplied by the Company’s estimated after-tax market cost of debt. The Company’s estimated cost of equity was calculated using the Capital Asset Pricing Model which took into account the betas of comparable companies, the risk-free rate, a historical equity market risk premium and a size premium (both of which were sourced from the Ibbotson SBBI Valuation Yearbook). This analysis indicated the following illustrative ranges of implied value per share of Duff & Phelps Class A common stock:

Case	Illustrative Range of Implied Value Per Share
Street Case Projections	$12.50-$17.75

Centerview compared the results of the above analysis to the per share merger consideration to be paid in cash to the holders of the outstanding shares of Duff & Phelps Class A common stock (other than “Excluded Shares,” as defined in the merger agreement, and shares of Duff & Phelps Class A common stock that are held by any direct or indirect subsidiary of the Company) pursuant to the merger agreement.

Other Considerations

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Centerview believes that selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Centerview’s opinion. In arriving at its fairness determination, Centerview considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. In its analyses, Centerview considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company. No company or transaction used in the analyses is identical to the Company or the Company merger, and an evaluation of the results of the analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies analyzed. The estimates contained in the analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, the analyses are inherently subject to substantial uncertainty. Centerview prepared the above analyses for the purpose of providing its opinion to the Company’s Board of Directors regarding whether, as of the date of the written opinion, the per share merger consideration to be paid in cash to the holders of the outstanding shares of Duff & Phelps Class A common stock (other than “Excluded Shares,” as defined in the merger agreement, and shares of Duff & Phelps Class A common stock that are held by any direct or indirect subsidiary of the Company) pursuant to the merger agreement was fair, from a financial point of view, to such holders. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Centerview or any other person assumes responsibility if future results are materially different from those forecasted.

The opinion and analyses of Centerview were only one of many factors taken into consideration by the Company’s Board of Directors in its evaluation of the Company merger. Consequently, the analyses described above should not be viewed as determinative of the views of the Company’s Board of Directors or the Company’s management with respect to the per share merger consideration or as to whether the Company’s Board of Directors would have been willing to determine that a different consideration was fair. The consideration for the Company merger was determined through arm’s-length negotiations between the Company and Parent and was approved by the Company’s Board of Directors. Centerview provided advice to the Company during these negotiations. Centerview did not, however, recommend any specific amount of consideration to the Company or the Company’s Board of Directors or that any specific amount of consideration constituted the only appropriate consideration for the Company merger.

Centerview is a securities firm engaged directly and through affiliates in a number of investment banking, financial advisory and merchant banking activities. Centerview may provide investment banking and other services to or with respect to the Company or Parent and their respective affiliates in the future, for which Centerview may receive compensation.

The Company’s Board of Directors selected Centerview as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. Centerview has acted as financial advisor to the Company Board in connection with, and has participated in certain of the negotiations leading to, the Company merger. In consideration of Centerview’s services, the Company has agreed to pay Centerview a transaction fee of approximately $3.1 million, $1.0 million of which became payable upon delivery of Centerview’s written opinion, and the remainder of which will become payable upon the consummation of the Company merger. The Company has also agreed to reimburse Centerview for certain expenses arising, and to indemnify Centerview against certain liabilities that may arise, out of its engagement. Over the past two years, Centerview has not received compensation from The Carlyle Group, Stone Point Capital LLC, Pictet or Edmond de Rothschild Group.

Projected Financial Information

Set forth below are projections used by Centerview in connection with its valuation analyses of the Company that are based on analysts’ projections for the Company and were prepared with the guidance of the Company’s management (the “Street Case Projections”), which the Company and the Board of Directors believed represented the best available estimate of future performance of the Company as an independent public company. The inclusion of the Street Case Projections and the other financial projections set forth below in this Proxy Statement should not be regarded as an admission or representation of Duff & Phelps, Carlyle, Stone Point, Pictet, Edmond de Rothschild, Parent, Merger Sub I or Merger Sub II, or an indication that any of Duff & Phelps, Carlyle, Stone Point, Pictet, Edmond de Rothschild, Parent, Merger Sub I or Merger Sub II or their respective affiliates or representatives considered, or now consider, the Street Case Projections or such other financial projections to be a reliable prediction of actual future events or results, and such information should not be relied upon as such. The Street Case Projections are being provided in this document only because they were used by Centerview in connection with its engagement as financial advisor to the Company’s Board of Directors. None of Duff & Phelps, Carlyle, Stone Point, Pictet, Edmond de Rothschild, Parent, Merger Sub I or Merger Sub II or any of their respective affiliates or representatives assumes any responsibility for the accuracy of Street Case Projections or such other financial projections or makes any representation to any stockholder regarding such information, and none of them intends to update or otherwise revise such information to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying these financial projections are shown to be in error.

The Street Case Projections and such other financial projections were not prepared with a view to public disclosure or complying with GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Company’s independent registered public accounting firm has not examined, compiled or performed any procedures with respect to such financial projections presented in this Proxy Statement, and it has not expressed any opinion or any other form of assurance of such information or the likelihood that Duff & Phelps may achieve the results contained in the Street Case Projections or such other financial projections, and accordingly assumes no responsibility for them and disclaims any association with them. The ultimate achievability of any financial projections included herein is also subject to numerous risks and uncertainties including but not limited to the risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and subsequent filings made with the SEC. The Company has made publicly available the Company’s actual results of operations for fiscal year 2012. You should review the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 to obtain this information. Readers of this Proxy Statement are strongly cautioned not to place undue reliance on the Street Case Projections or the other financial projections set forth below.

The Street Case Projections and the other financial projections set forth below reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions, as well as matters specific to the Company’s business. Many of these matters are beyond the Company’s control and the continuing uncertainty surrounding general economic conditions and in the industry in which the Company operates and create significant uncertainty around these financial projections. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. See also “Cautionary Statements Concerning Forward-Looking Information” beginning on page 22. Because the Street Case Projections and the other financial projections cover multiple years, such information by its nature becomes less reliable with each successive year. Such financial projections do not take into account any circumstances or events occurring after the date they were prepared, including the announcement of the Company merger. There can be no assurance that the announcement of the Company merger will not affect the Company’s business. Further, these financial projections do not take into account the effect of any failure to occur of the Company merger and should not be viewed as accurate or continuing in that context.

In addition, these financial projections included non-GAAP financial measures under SEC rules, including (i) “Adjusted Pro Forma EBITDA,” which the Company defines as net income plus net income attributable to the noncontrolling interest, income taxes, interest expense, interest income, other expense, depreciation and amortization, acquisition retention expenses, restructuring charges and transaction and integration costs, and (ii) “free cash flow” which the Company defines as net cash provided by operating activities, as defined under GAAP, less capital expenditures. The Company provided this information to Carlyle, Stone Point, Pictet, Edmond de Rothschild and Centerview because the Company believed it could be useful in evaluating, on a prospective basis, the Company’s potential operating performance and cash flow. This information should not be considered in isolation or in lieu of the Company’s operating and other financial information determined in accordance with GAAP. In addition, because non-GAAP financial measures are not determined consistently by all entities, the non-GAAP measures presented in these financial projections may not be comparable to similarly titled measures of other companies. A reconciliation of Adjusted Pro Forma EBITDA and free cash flow to the most directly comparable GAAP measure (net income), prepared by the Company’s management, is provided below for the Illustrative Projections. A similar reconciliation is provided below for the Street Case Projections, but the discounted cash flow analysis performed by Centerview with respect to the Street Case Projections did not rely on or incorporate such a reconciliation and was performed on an adjusted non-GAAP basis. See “The Company Merger (Proposal 1)—Opinion of the Company’s Financial Advisor” beginning on page 42. In the reconciliation tables below, numbers may not sum exactly due to rounding.

STREET CASE PROJECTIONS ($ in millions)

	Fiscal Year
	2012	2013	2014	2015	2016	2017
Net Revenue	$463.5	$485.2	$505.0	$525.6	$547.1	$569.4
Gross Profit	199.5	210.9	219.5	228.5	237.8	247.8
SG&A	116.0	119.2	123.2	126.9	130.7	134.6
Adjusted Pro Forma EBITDA	83.5	91.7	96.3	101.6	107.1	112.9
Free Cash Flow	27.5	46.2	17.3	31.2	57.6	58.1
Depreciation	8.4	9.9	12.4	13.8	15.7	17.7
Net Working Capital	109.9	143.8	194.0	242.5	299.1	359.5
Capital Expenditures	14.2	15.3	9.9	9.4	9.5	10.2
Reconciliation of Adjusted Pro Forma EBITDA:
Net Income Attributable to Duff & Phelps Corporation	$26.2	$31.5	$36.1	$35.9	$38.9	$40.3
Net Income Attributable to Noncontrolling Interest	5.4	—	—	—	—	—
Provision for Income Taxes	18.6	27.2	35.8	41.6	48.5	52.6
Interest Expense	0.6	0.4	0.4	0.4	0.4	0.4
Interest Income	(0.3)	(0.3)	(0.6)	(0.9)	(1.4)	(1.8)
Other Expense	0.9	0.5	0.5	0.5	0.5	0.5

Operating Income	51.4	59.3	72.2	77.5	86.9	92.0
Depreciation and Amortization	18.1	18.5	18.8	18.6	18.9	20.9
Acquisition Retention Expenses	9.3	6.9	5.3	5.5	1.3	—
Restructuring Charges	2.0	5.0	—	—	—	—
Transaction and Integration Costs	2.7	2.0	—	—	—	—

Adjusted Pro Forma EBITDA	$83.5	$91.7	$96.3	$101.6	$107.1	$112.9

In addition, in connection with Carlyle, Stone Point, Pictet and Edmond de Rothschild’s evaluation of the upside opportunity of an acquisition of the Company and the transition of the Company to a privately-owned operation environment, the Company provided to these parties certain projected financial information concerning the Company prepared by the Company’s management. Set forth below are selected summaries of such projected financial information first provided to Carlyle on November 9, 2012, to Stone Point on December 10, 2012, to Pictet on November 19, 2012 and to Edmond de Rothschild on December 7, 2012 (the “Illustrative Projections”). As described under “—Background of the Merger,” the Illustrative Projections were intended to serve as a “selling document” and focused on certain revenue and cost improvements that the Company’s management believed may be achievable in a private-ownership environment (including elimination of public company costs, operational and marketing streamlining, strategic initiatives including rationalization of certain international offices and removal of certain contingencies built into the public company budget). The Illustrative Projections are being provided in this document only because Duff & Phelps made them available to Carlyle, Stone Point, Pictet and Edmond de Rothschild. “Organic Growth Projections” illustrate future performance of the Company over the projected period and do not take into account any acquisitions the Company may consummate. Alternatively, the “Acquisition Growth Projections” illustrate future performance of the Company over the projected period and include the benefit of potential acquisitions. The Acquisition Growth Projections assume additional revenue contributions from businesses with $30 million of total revenue and the Company pays 1.2 times revenue for these businesses. The model assumes half of this acquired annual revenue is earned in the year acquired. Assumed gross margin and EBITDA margin as a percentage of revenue are the same for the “Organic Growth Projections” and “Acquisition Growth Projections.”

ORGANIC GROWTH PROJECTIONS ($ in millions)

	Fiscal Year
	2012	2013	2014	2015	2016	2017
Net Revenue	$463.5	$510.5	$548.9	$590.1	$634.4	$681.9
Gross Profit	199.6	224.6	244.2	265.5	285.5	306.9
SG&A	116.0	122.5	129.0	135.7	142.7	153.4
Adjusted Pro Forma EBITDA	83.5	102.1	115.3	129.8	142.7	153.4
Free Cash Flow	67.8	66.4	58.3	79.2	89.2	93.3
Depreciation	8.4	9.9	12.4	13.8	15.7	17.7
Net Working Capital	109.9	146.4	200.5	270.2	355.9	449.5
Capital Expenditures	14.2	15.3	9.9	9.4	9.5	10.2
Reconciliation of Adjusted Pro Forma EBITDA:
Net Income Attributable to Duff & Phelps Corporation	$26.2	$41.9	$55.1	$64.1	$74.5	$80.8
Net Income Attributable to Noncontrolling Interest	5.4	—	—	—	—	—
Provision for Income Taxes	18.6	27.2	35.8	41.6	48.5	52.6
Interest Expense	0.6	0.4	0.4	0.4	0.4	0.4
Interest Income	(0.3)	(0.3)	(0.6)	(0.9)	(1.4)	(1.8)
Other Expense	0.9	0.5	0.5	0.5	0.5	0.5

Operating Income	51.4	69.7	91.2	105.7	122.5	132.5
Depreciation and Amortization	18.1	18.5	18.8	18.6	18.9	20.9
Acquisition Retention Expenses	9.3	6.9	5.3	5.5	1.3	—
Restructuring Charges	2.0	5.0	—	—	—	—
Transaction and Integration Costs	2.7	2.0	—	—	—	—

Adjusted Pro Forma EBITDA	$83.5	$102.1	$115.3	$129.8	$142.7	$153.4

Reconciliation of Free Cash Flow:
Net Cash from Operating Activities	$82.0	$81.7	$68.2	$88.6	$98.7	$103.5
Less: Capital Expenditures	(14.2)	(15.3)	(9.9)	(9.4)	(9.5)	(10.2)
Free Cash Flow	$67.8	$66.4	$58.3	$79.2	$89.2	$93.3

Key Assumptions:

2012 based on then-current management forecast

Organic revenue growth of 7.5%

Gross margin improving from 43.1% to 45% over the projected period

EBITDA margin improving from 18.0% to 22.5% over the projected period

Capital expenditures driven by anticipated near-term expenditures and as percentage of revenue over time

Assumes restricted stock awards are replaced by a deferred cash instrument with a similar vesting schedule

Assumes the Company is not leveraged

ACQUISITION GROWTH PROJECTIONS ($ in millions)

	Fiscal Year
	2012	2013	2014	2015	2016	2017
Net Revenue	$463.5	$525.5	$596.1	$672.0	$753.6	$860.9
Gross Profit	199.6	231.2	265.3	302.4	339.1	387.4
SG&A	116.0	126.1	140.1	154.6	169.6	193.7
Adjusted Pro Forma EBITDA	83.5	105.1	125.2	147.8	169.6	193.7
Free Cash Flow	67.8	66.5	60.1	88.1	104.6	115.9
Depreciation	8.4	9.9	12.5	14.1	16.3	18.7
Net Working Capital	109.9	108.9	129.2	172.1	234.4	314.2
Capital Expenditures	14.2	15.2	10.7	10.8	11.3	12.9
Reconciliation of Adjusted Pro Forma EBITDA:
Net Income Attributable to Duff & Phelps Corporation	$26.2	$42.0	$56.4	$69.3	$82.9	$95.4
Net Income Attributable to Noncontrolling Interest	5.4	—	—	—	—	—
Provision for Income Taxes	18.6	27.3	36.7	45.1	53.9	62.0
Interest Expense	0.6	0.4	0.4	0.4	0.4	0.4
Interest Income	(0.3)	(0.3)	(0.3)	(0.5)	(0.7)	(1.0)
Other Expense	0.9	0.5	0.5	0.5	0.5	0.5

Operating Income	51.4	69.9	93.7	114.8	137.0	157.3
Depreciation and Amortization	18.1	19.2	21.0	22.5	24.6	28.4
Acquisition Retention Expenses	9.3	9.0	8.5	8.5	6.0	6.0
Restructuring Charges	2.0	5.0	—	—	—	—
Transaction and Integration Costs	2.7	2.0	2.0	2.0	2.0	2.0

Adjusted Pro Forma EBITDA	$83.5	$105.1	$125.2	$147.8	$169.6	$193.7

Reconciliation of Free Cash Flow:
Net Cash from Operating Activities	$82.0	$81.7	$70.9	$98.8	$115.9	$128.9
Less: Capital Expenditures	(14.2)	(15.2)	(10.7)	(10.8)	(11.3)	(12.9)
Free Cash Flow	$67.8	$66.5	$60.1	$88.1	$104.6	$115.9

Key Assumptions:

2012 based on then-current management forecast

Organic revenue growth of 7.5%

Assumes additional revenue contribution from acquisitions made on an annual basis

Gross margin improving from 43.1% to 45% over the projected period

EBITDA margin improving from 18.0% to 22.5% over the projected period

Capital expenditures driven by anticipated near-term expenditures and as percentage of revenue over time

Assumes restricted stock awards are replaced by a deferred cash instrument with a similar vesting schedule

Assumes the Company is not leveraged

As described under “—Opinion of the Company’s Financial Advisor” beginning on page 42, at the direction of the Transaction Committee of the Board of Directors, Centerview performed a discounted cash flow analysis of the Company based on the Street Case Projections for fiscal years 2012 through 2017. For illustrative purposes only, a discounted cash flow analysis of the Company was also performed and presented to the Company’s Board of Directors based on the “Organic Growth Projections” contained above in the Illustrative Projections for fiscal years 2012 through 2017. Such discounted cash flow analysis used a terminal value for the Company using perpetuity growth rates of 1.5% to 2.5%, which implied an EBITDA multiple range of 4.8x to 8.9x. The unleveraged free cash flows of the Company and the terminal value for the Company were then discounted to present value using discount rates ranging from 8.5% to 12.5%. The weighted average cost of capital was determined by the sum of (a) the market value of equity as a percentage of the total value of the Company’s capital multiplied by the Company’s estimated cost of equity and (b) the book value of debt as a percentage of the total value of the Company’s capital multiplied by the Company’s estimated after-tax market cost of debt. The Company’s estimated cost of equity was calculated using the Capital Asset Pricing Model which took into account the betas of comparable companies, the risk-free rate, a historical equity market risk premium and a size premium (both of which were sourced from the Ibbotson SBBI Valuation Yearbook). This analysis, which was for illustrative purposes only, indicated the following illustrative ranges of implied value per share of Duff & Phelps Class A common stock:

Case	Illustrative Range of Implied Value Per Share
Illustrative Projections (Organic Growth)	$17.00-$24.00

In addition, in connection with Carlyle, Stone Point, Pictet and Edmond de Rothschild’s evaluation of the upside opportunity of an acquisition of the Company and the transition of the Company to a privately-owned operation environment, the Company provided to these parties certain high-level projected financial information prepared by the Company’s management, which was intended to update certain information contained in the Illustrative Projections and which served the same purpose as the Illustrative Projections described above. Set forth below are selected summaries of such projected financial information first provided to Carlyle on November 9, 2012, to Stone Point on December 10, 2012, to Pictet on November 19, 2012, and to Edmond de Rothschild on December 7, 2012.

ORGANIC GROWTH PROJECTIONS ($ in millions)

	Fiscal Year
	2012	2013	2014	2015	2016	2017
Net Revenue	$461.0	$507.4	$545.4	$586.3	$630.3	$677.6
Gross Profit	198.9	223.2	242.7	263.8	283.6	304.9
SG&A	116.9	121.7	128.2	134.8	141.8	152.5
Adjusted Pro Forma EBITDA	82.0	101.5	114.5	129.0	141.8	152.4
Reconciliation of Adjusted Pro Forma EBITDA:
Net Income	$24.1	$41.5	$54.6	$63.6	$74.0	$80.2
Net Income Attributable to Noncontrolling Interest	5.4	—	—	—	—	—
Provision for Income Taxes	19.2	27.0	35.5	41.3	48.1	52.2
Interest Expense	0.6	0.4	0.4	0.4	0.4	0.4
Interest Income	(0.3)	(0.3)	(0.6)	(0.9)	(1.4)	(1.8)
Other Expense	0.9	0.5	0.5	0.5	0.5	0.5

Operating Income	49.9	69.1	90.4	104.9	121.6	131.5
Depreciation and Amortization	18.1	18.5	18.8	18.6	18.9	20.9
Acquisition Retention Expenses	9.3	6.9	5.3	5.5	1.3	—
Restructuring Charges	2.0	5.0	—	—	—	—
Transaction and Integration Costs	2.7	2.0	—	—	—	—

Adjusted Pro Forma EBITDA	$82.0	$101.5	$114.5	$129.0	$141.8	$152.4

ACQUISITION GROWTH PROJECTIONS ($ in millions)

	Fiscal Year
	2012	2013	2014	2015	2016	2017
Net Revenue	$461.0	$522.4	$592.7	$668.2	$749.5	$856.5
Gross Profit	198.9	229.8	263.7	300.7	337.3	385.4
SG&A	116.9	125.3	139.2	153.7	168.7	192.7
Adjusted Pro Forma EBITDA	82.0	104.5	124.5	147.0	168.6	192.7
Reconciliation of Adjusted Pro Forma EBITDA:
Net Income	$24.1	$41.6	$56.0	$68.8	$82.3	$94.8
Net Income Attributable to Noncontrolling Interest	5.4	—	—	—	—	—
Provision for Income Taxes	19.2	27.1	36.4	44.8	53.5	61.6
Interest Expense	0.6	0.4	0.4	0.4	0.4	0.4
Interest Income	(0.3)	(0.3)	(0.3)	(0.5)	(0.7)	(1.0)
Other Expense	0.9	0.5	0.5	0.5	0.5	0.5

Operating Income	49.9	69.3	93.0	114.0	136.0	156.3
Depreciation and Amortization	18.1	19.2	21.0	22.5	24.6	28.4
Acquisition Retention Expenses	9.3	9.0	8.5	8.5	6.0	6.0
Restructuring Charges	2.0	5.0	—	—	—	—
Transaction and Integration Costs	2.7	2.0	—	—	—	—

Adjusted Pro Forma EBITDA	$82.0	$104.5	$124.5	$147.0	$168.6	$192.7

Certain Effects of the Mergers

If the mergers are completed, all of the equity interests in the Company will be owned by Parent. Except as otherwise provided in this Proxy Statement, no current Company stockholder will have any ownership interest in, or be a stockholder of, the Company, except that (a) members of senior management of the Company have agreed to contribute shares of Duff & Phelps Class A common stock to Parent, invest cash in Parent and make selections to invest in Parent shares under the nonqualified deferred compensation plan in exchange for equity interests in Parent, and (b) members of senior management of the Company may be entitled to participate in equity plans of the surviving corporation or its affiliates. As a result, the Company’s stockholders will no longer benefit from any increases in the Company’s value, nor will they bear the risk of any decreases in the Company’s value. Following the Company merger, Parent will benefit from any increases in the value of the Company and also will bear the risk of any decreases in the value of the Company. See “—Interests of the Company’s Directors and Executive Officers in the Mergers” beginning on page 64.

If the mergers are completed, (i) except as detailed below, each share of Duff & Phelps Class A common stock outstanding immediately prior to the completion of the Company merger will be converted into the right to receive $15.55 per share in cash plus any unpaid dividends with respect thereto with a record date prior to the effective time of the Company merger, in each case without interest and less applicable withholding taxes (the “per share merger consideration”); (ii) each share of Duff & Phelps Class B common stock outstanding immediately prior to the DPA merger, if any, will be cancelled and retired without any consideration; and (iii) except as detailed below, each New Class A Unit of DPA outstanding immediately prior to the DPA merger, if any, will be converted into the right to receive $15.55 per unit in cash plus any unpaid distributions with respect thereto with a record date prior to the effective time of the DPA merger, in each case without interest and less applicable withholding taxes (the “per unit merger consideration”). As of the date of this Proxy Statement, there were no shares of Duff & Phelps Class B common stock outstanding and all of the New Class A Units of DPA were held by the Company. Shares of Duff & Phelps Class A common stock whose holders have not voted in favor of adopting the Company merger agreement and have demanded and perfected their appraisal rights under Section 262 of the General Corporation Law of the State of Delaware will not be converted into the right to receive the per share merger consideration in connection with the Company merger. Shares of Duff & Phelps

Class A common stock owned by the Company and its subsidiaries, Parent, Merger Sub I or Merger Sub II (including shares rolled over by certain members of management immediately prior to closing) will be cancelled and retired without any consideration in connection with the mergers. New Class A Units of DPA owned by the Company and its subsidiaries, Parent, Merger Sub I or Merger Sub II will be cancelled and retired without any consideration in connection with the mergers.

If the mergers are completed, at the effective time of the mergers, each stock option issued under the Company’s equity compensation plans, whether or not then exercisable or vested, will be cancelled for no consideration because the exercise price of all outstanding stock options is greater than the per share merger consideration. However, Parent has agreed to provide for a plan following the closing of the mergers pursuant to which each former holder of the Company’s stock options (other than Messrs. Gottdiener and Silverman) who are employees of the Company or its subsidiaries will be entitled to receive $3.00 per option cancelled in the mergers, subject to a five-year (or in the case of five individuals, three-year) vesting period.

If the mergers are completed, at the effective time of the mergers, each unvested restricted share unit and any other similar equity award which is held by a non-employee member of the Board of Directors of the Company and issued under the Company’s equity compensation plans (a “Director RSA”) will vest and be cancelled in exchange for the right to receive a lump sum payment, without interest, of the per share merger consideration. The Director RSAs are being paid in a lump sum, as opposed to continuing to be subject to vesting as is the case for other restricted stock awards, in light of the expected termination of service that would occur to such non-employee directors as a result of the closing of the mergers. As of the date of this Proxy Statement, there were 80,869 Director RSAs outstanding.

At the effective time of the mergers, unless otherwise agreed with any such holder, each restricted share unit and any other similar equity award that is not a Director RSA and issued under the Company’s equity compensation plans (a “Company RSA”) will be assumed and converted into the right to receive the per share merger consideration, with the right to receive such amount to be subject to the satisfaction of the original vesting conditions (including any vesting required as a consequence of the consummation of the transactions contemplated by the merger agreement) applicable to the Company RSA under the applicable award agreement. Further, in connection with the action approving the Company merger and the merger agreement, the Company’s Board of Directors expects to amend each unvested performance share award granted in 2012 to provide that such award will vest at the effective time of the mergers in an amount based on deemed satisfaction of performance goals at 175% of the target performance goals for the applicable performance period, irrespective of the actual date of closing or achievement of any performance threshold, and the holder thereof will be entitled to receive the per share merger consideration, subject to the amended performance vesting amount. Based on their existing terms, the performance share awards granted in 2012 would vest at either 150% or 200% of the target performance results for the applicable performance period, depending upon when the closing of the mergers would occur. The Company agreed to vest these awards at a 175% level regardless of the timing of the closing of the mergers to reflect management’s efforts to date. On this basis, each holder will vest in 175% of the total number of shares subject to such award and will receive a cash payment of $15.55 for each vested share. The performance share awards granted in 2011 will be forfeited upon consummation of the mergers in accordance with their existing terms. As of the date of this Proxy Statement, there were 3,589,209 Company RSAs outstanding and 442,146 performance share awards outstanding at the maximum performance level.

If the mergers are completed, Duff & Phelps Class A common stock will be delisted from the New York Stock Exchange (and no longer publicly traded) and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company will no longer file periodic reports with the SEC with respect to Duff & Phelps Class A and Class B common stock, in each case, in accordance with applicable law, rule or regulation.

Effects on the Company if the Mergers Are Not Completed

If the merger agreement is not adopted by the Company’s stockholders or if the mergers are not completed for any other reason, the Company’s stockholders will not receive any payment for their shares in connection with the Company merger. Instead, the Company will remain an independent public company, and Duff & Phelps common stock will continue to be quoted on the New York Stock Exchange. In addition, if the mergers are not completed, the Company expects that management will operate the Company’s business in a manner similar to that in which it is being operated today and that the Company’s stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the highly competitive industry in which the Company operates and adverse economic conditions.

Furthermore, if the mergers are not completed, and depending on the circumstances that would have caused the mergers not to be completed, it is likely that the price of Duff & Phelps Class A common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of Duff & Phelps Class A common stock would return to the price at which it trades as of the date of this Proxy Statement.

Accordingly, if the mergers are not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Duff & Phelps common stock. If the mergers are not completed, the Company’s Board of Directors will continue to evaluate and review the Company’s business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance stockholder value. If the merger agreement is not adopted by the Company’s stockholders or if the mergers are not completed for any other reason, there can be no assurance that any other transaction acceptable to the Company will be offered or that the Company’s business, prospects or results of operation will not be adversely impacted.

In addition, if the merger agreement is terminated, under specified circumstances, the Company would be required to pay Parent a termination fee in an amount equal to $19,964,326.07 (or $6,654,775.36 and reimburse Parent for expenses in an amount up to $1,250,000 if the termination in such circumstances is in connection with an agreement entered into on or prior to March 8, 2013, with any third party or parties that contacted Duff & Phelps and made an alternative acquisition proposal prior to February 8, 2013 that the Duff & Phelps Board of Directors determined constituted or would reasonably be expected to result in a superior proposal). The merger agreement also provides that Parent will be required to pay the Company a Parent fee equal to $39,928,652.14 upon termination under certain specified circumstances. See “The Merger Agreement—Termination Fees” beginning on page 96.

Regulatory Approvals

In connection with the mergers, the Company is required to make certain filings with, and comply with certain laws of, various federal and statement governmental agencies, including:

•	filing the certificate of merger with the Secretary of State of the State of Delaware in accordance with the DGCL after the adoption of the merger agreement by the Company’s stockholders; and

•	complying with U.S. federal securities laws.

U.S. Antitrust

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), certain acquisition transactions may not be consummated unless Pre-merger Notification and Report Forms have been filed with the Antitrust Division and the Federal Trade Commission (“FTC”) and certain waiting period requirements have been satisfied. The mergers are subject to such requirements. The Company and Parent filed the Pre-merger Notification and Report Form required under the HSR Act with respect to the mergers with the Antitrust Division and the FTC on Monday, January 14, 2013. The parties’ request for early termination was granted effective January 25, 2013.

At any time before or after consummation of the Company merger, notwithstanding the early termination of the waiting period under the HSR Act, the Antitrust Division of the Department of Justice the FTC or state or foreign antitrust and competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Company merger or seeking divestiture of substantial assets of the Company or Parent. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

U.K. Regulatory Filings

The U.K. Financial Services Authority (the “FSA”) regulates the acquisition of “control” of any “U.K. authorized person” under the Financial Services and Markets Act of 2000 (the “FSMA”). Duff & Phelps Securities Ltd., a wholly owned subsidiary of Duff & Phelps, is a U.K. authorized person. Any person who (whether acting alone or in concert) acquires 10% or more of the shares in a U.K. authorized person, or in a parent undertaking of such person, or who acquires 10% or more of the voting power in such authorized person, or in a parent undertaking of such person, would be considered to have acquired “control” for the purposes of FSMA, as would a person who is able to exercise significant influence over the management of such person by virtue of its shareholding or voting power in such person, or in a parent undertaking of such person. A purchaser of 10% or more of the shares of common stock of Duff & Phelps would therefore be considered to have acquired “control” of Duff & Phelps Securities Ltd.

Under the FSMA, any person who decides to acquire “control” over a U.K. authorized person must give prior notification to the FSA of its intention to do so. The FSA has 60 working days (without taking into account any interruption period) in which to assess a change of control case. The 60 working days period begins on the day the FSA acknowledges receipt of a complete change of control application. In considering whether to approve such application, the FSA will need to be satisfied that the proposed controller is a suitable and financially sound person to acquire such “control.” An acquisition of control by the proposed controller during the FSA assessment period without prior approval from the FSA is a criminal offense under the FSMA. In addition, a failure by Duff & Phelps Securities Ltd. to make the relevant notification to the FSA under the FSA’s rules, could result in action being taken against Duff & Phelps Securities Ltd. by the FSA.

The appropriate notices to and filings with the FSA of Duff & Phelps Securities Ltd., Parent, Carlyle, Stone Point and Pictet have been completed on January 30, 2013. On March 1, 2013, the FSA approved the change in control application concerning Duff & Phelps Securities Ltd. This approval is effective as long as the change of control takes place within three months of the date of this approval, and such approval must be extended if the mergers contemplated by the merger agreement are not effected before June 1, 2013.

FINRA Notices and Filings

The Company also must file applications and notices to the Financial Industry Regulatory Authority (“FINRA”) in connection with the indirect change in control, as a result of the mergers, of the Company’s registered broker-dealer subsidiary. Duff & Phelps has filed and submitted these applications and notices on January 22, 2013. On March 12, 2013, the Company notified FINRA, as permitted under FINRA Rule 1017, that the parties intend to consummate the mergers in advance of FINRA written approval and as a result, the condition to closing the mergers relating to FINRA has been satisfied.

Merger Financing

The obligations of Parent, Merger Sub I and Merger Sub II to complete the Company merger under the merger agreement are not subject to a condition of Parent, Merger Sub I or Merger Sub II obtaining funds to consummate the mergers and the other transactions contemplated by the merger agreement. Parent has obtained equity financing commitments and debt financing commitments for the transactions contemplated by the merger agreement, the proceeds of which, together with cash on hand at the Company and assuming the financing commitments are funded in accordance with their terms, will be used by Parent to pay the aggregate merger consideration and all related fees and expenses, to refinance certain indebtedness of the Company and to pay any other amounts required to be paid at the closing date of the mergers in connection with the consummation of the transactions contemplated by the merger agreement.

Equity Financing

Carlyle has committed to capitalize Parent, at or prior to the closing of the mergers, with an aggregate equity contribution in an amount of $100,881,500, which amount may be reduced to the extent that Parent does not require the full amount of such equity financing commitment to consummate the transactions contemplated by the merger agreement and which amount may be increased by as much as $87,000,000 to the extent that either or both of Pictet or Edmond de Rothschild fail to fund their equity financing commitments (less any amount paid by Stone Point in respect of such failure), on the terms and subject to the conditions set forth in the equity financing commitments entered into by each of Pictet and Edmond de Rothschild in connection with the mergers. The equity financing commitment of Carlyle is conditioned upon (i) the satisfaction or waiver of the conditions to the obligations of Parent, Merger Sub I and Merger Sub II to consummate the mergers, (ii) the funding of the equity contributions by Stone Point, Pictet and Edmond de Rothschild (subject to the increase of Carlyle’s commitment described above), and (iii) contemporaneous funding of the debt financing.

Stone Point has committed to capitalize Parent, at or prior to the closing of the mergers, with an aggregate equity contribution in an amount of $100,881,500, which amount may be reduced to the extent that Parent does not require the full amount of such equity financing commitment to consummate the transactions contemplated by the merger agreement and which amount may be increased by as much as $87,000,000 to the extent that either or both of Pictet or Edmond de Rothschild fail to fund their equity financing commitments (less any amount paid by Carlyle in respect of such failure), on the terms and subject to the conditions set forth in the equity financing commitments entered into by each of Pictet and Edmond de Rothschild in connection with the mergers. The equity financing commitment of Stone Point is conditioned upon (i) the satisfaction or waiver of the conditions to the obligations of Parent, Merger Sub I and Merger Sub II to consummate the mergers, (ii) the funding of the equity contributions by Carlyle, Pictet and Edmond de Rothschild (subject to the increase in Stone Point’s commitment as described above) and (iii) contemporaneous funding of the debt financing.

Pictet has committed to capitalize Parent, at or prior to the closing of the mergers, with an aggregate equity contribution in an amount of $70,000,000, which amount may be reduced to the extent that Parent does not require the full amount of such equity financing commitment to consummate the transactions contemplated by the merger agreement. The equity financing commitment of Pictet is conditioned upon (i) the satisfaction or waiver of the conditions to the obligations of Parent, Merger Sub I and Merger Sub II to consummate the mergers, (ii) the funding of the equity contributions by Carlyle, Stone Point and Edmond de Rothschild and (iii) contemporaneous funding of the debt financing.

Edmond de Rothschild has committed to capitalize Parent, at or prior to the closing of the mergers, with an aggregate equity contribution in an amount of $17,000,000, which amount may be reduced to the extent that Parent does not require the full amount of such equity financing commitment to consummate the transactions contemplated by the merger agreement. The equity financing commitment of Edmond de Rothschild is conditioned upon (i) the satisfaction or waiver of the conditions to the obligations of Parent, Merger Sub I and Merger Sub II to consummate the mergers, (ii) the funding of the equity contributions by Carlyle, Stone Point and Pictet and (iii) contemporaneous funding of the debt financing.

Each of Carlyle, Stone Point, Pictet and Edmond de Rothschild may assign their respective commitments to either an affiliate of such assignor or to one of Carlyle, Stone Point, Pictet or Edmond de Rothschild, so long as such assignment does not relieve such assignor of its obligations under their respective equity financing commitment.

Management Investment

In exchange for equity interests in Parent, five officers of the Company have agreed to make investments in Parent as follows: (a) Mr. Gottdiener, the Company’s Chairman and Chief Executive Officer, President and Chairman of the Board, has agreed to, immediately prior to the closing of the mergers: (i) contribute 107,213 shares of Duff & Phelps Class A common stock; (ii) invest $4,422,837.85 of cash in Parent; and (iii) make a $1,050,000.00 selection of Parent shares as an investment under the Company’s nonqualified deferred compensation plan; (b) Mr. Puzzuoli, the Company’s Chief Financial Officer, has agreed to, immediately prior to the closing of the mergers: (i) contribute 6,742 shares of Duff & Phelps Class A common stock; (ii) invest $20,161.90 of cash in Parent; (iii) pledge $30,000.00 in the form of a limited recourse note to Parent; and (iv) make a $45,000.00 selection of Parent shares as an investment under the Company’s nonqualified deferred compensation plan; (c) Mr. Silverman, the Company’s Executive Vice President for Corporate Development & Segment Leader of Investment Banking, has agreed to, immediately prior to the closing of the mergers: (i) contribute 9,351 shares of Duff & Phelps Class A common stock; (ii) invest $800,000.00 of cash in Parent; and (iii) make a $494,591.95 selection of Parent shares as an investment under the Company’s nonqualified deferred compensation plan; (d) Mr. Marschke, the Company’s Chief Operating Officer, has agreed to, immediately prior to the closing of the mergers: (i) contribute 3,933 shares of Duff & Phelps Class A common stock; (ii) invest $233,841.85 of cash in Parent; and (iii) make a $405,000.00 selection of Parent shares as an investment under the Company’s nonqualified deferred compensation plan; and (e) Mr. Forman, the Company’s Executive Vice President, General Counsel & Secretary, has agreed to, immediately prior to the closing of the mergers: (i) contribute 5,967 shares of Duff & Phelps Class A common stock; and (ii) make a $407,213.15 selection of Parent shares as an investment under the Company’s nonqualified deferred compensation plan. In the aggregate, the five officers of the Company making such investments in Parent will contribute 133,206 shares of Duff & Phelps Class A common stock in exchange for equity interests in Parent, invest $5,506,841.60 of cash (or a note) in Parent and select to invest $2,401,805.10 in Parent shares under the Company’s nonqualified deferred compensation plan. Following the completion of the mergers, the foregoing five officers of the Company will own approximately 3.2% of Parent and will receive unvested options or profits interests on the equivalent of an additional 8.0% of the shares of Parent that vest subject to the satisfaction of service and performance goals. See “—Interests of the Company’s Directors and Executive Officers in the Mergers”, beginning on page 64. In addition, one of the Company’s employees has agreed to, immediately prior to the closing of the mergers: (i) invest $400,000.00 of cash in Parent; and (ii) make a $250,000.00 selection of Parent shares as an investment under the Company’s nonqualified deferred compensation plan, in each case, in exchange for equity interests in Parent.

Debt Financing

Parent has advised the Company that Parent and Merger Sub I have obtained debt financing commitments for the transactions contemplated by the merger agreement, the proceeds of which (together with available cash at the Company and proceeds from the equity commitments) will be used by Parent to pay the aggregate merger consideration and all related fees and expenses and to refinance certain indebtedness of the Company. Parent has advised the Company that Barclays Bank PLC (“Barclays”), Credit Suisse AG (“CS”) and Royal Bank of Canada (“RBC” and, collectively with Barclays and CS, the “Lenders”) have committed to provide $424,000,000 in senior secured first-lien loan facilities, comprised of a $349,000,000 senior secured term loan facility and a $75,000,000 senior secured revolving credit facility of which $20,000,000 may be drawn on the closing date of the mergers, on the terms and subject to the conditions set forth in a debt financing commitment dated December 30, 2012 (the “Debt Financing Commitment”).

The obligation of the Lenders to provide debt financing under the Debt Financing Commitment is subject to a number of conditions, including without limitation, and subject to certain exceptions and qualifications: (i) the absence of a material adverse effect on the Company since December 31, 2011, (ii) execution and delivery of definitive documentation with respect to the debt financing contemplated by the Debt Financing Commitment and otherwise reasonably satisfactory to the Lenders, (iii) accuracy of certain specified representations and warranties in the loan documents and in the merger agreement, (iv) receipt of equity financing from the investors representing at least 30.0% of the pro forma capitalization of the Company after consummation of the merger and the refinancing of certain indebtedness of the Company, (v) certain marketing periods with respect to the financing shall have expired and (vi) consummation of the merger in accordance with the merger agreement. The final termination date for the Debt Financing Commitment is the earliest of (i) the consummation of the merger with or without the funding of the proposed credit facilities (or earlier termination of the merger agreement in accordance with its terms) and (ii) July 1, 2013.

The Lenders’ commitments to provide the debt financing are not conditioned upon a successful syndication of any of the credit facilities. Prior to the completion of the mergers, no assignment, syndication or participation of the credit facilities by a Lender in respect of its commitment will relieve such Lender of its obligations under the Debt Financing Commitment.

Limited Guarantees

In connection with the merger agreement, Carlyle has executed a limited guarantee in favor of the Company to guarantee, subject to the limitations described therein, certain obligations of Parent pursuant to the merger agreement. Under the limited guarantee, Carlyle has guaranteed (i) $13,949,373.44 of the $39,928,652.14 Parent fee that may become payable by Parent following a termination of the merger agreement by the Company in specified circumstances, (ii) 34.9357% of certain indemnification and reimbursement obligations under the merger agreement in connection with the financing, (iii) 34.9357% of certain obligations of Parent to pay interest and reimburse costs and expenses in the event the Company commences lawsuits in order to receive the Parent fee due under the merger agreement and (iv) 100% of the costs in connection with the enforcement of such limited guarantee. In addition, Carlyle has agreed to guarantee 100% (less any amount paid by Stone Point) of each of Pictet’s and Edmond de Rothschild’s obligations under their respective limited guarantees in the event either or both of Pictet and Edmond de Rothschild fail to make payment to the Company of obligations under its limited guarantee as described below within four business days of such amounts becoming due and payable.

In connection with the merger agreement, Stone Point has executed a limited guarantee in favor of the Company to guarantee, subject to the limitations described therein, certain obligations of Parent pursuant to the merger agreement. Under the limited guarantee, Stone Point has guaranteed (i) $13,949,373.44 of the $39,928,652.14 Parent fee that may become payable by Parent following a termination of the merger agreement by the Company in specified circumstances, (ii) 34.9357% of certain indemnification and reimbursement obligations under the merger agreement in connection with the financing, (iii) 34.9357% of certain obligations of Parent to pay interest and reimburse costs and expenses in the event the Company commences lawsuits in order to receive the Parent fee due under the merger agreement, and (iv) 100% of the costs in connection with the enforcement of such limited guarantee. In addition, Stone Point has agreed to guarantee 100% (less any amount paid by Carlyle) of each of Pictet’s and Edmond de Rothschild’s obligations under their respective limited guarantees in the event either or both of Pictet or Edmond de Rothschild fail to make payment to the Company of obligations under its limited guarantee as described below within four business days of such amounts becoming due and payable.

In connection with the merger agreement, Pictet has executed a limited guarantee in favor of the Company to guarantee, subject to the limitations described therein, certain obligations of Parent pursuant to the merger agreement. Under the limited guarantee, Pictet has guaranteed (i) $9,679,234.12 of the $39,928,652.14 Parent fee that may become payable by Parent following a termination of the merger agreement by the Company in specified circumstances, (ii) 24.2413% of certain indemnification and reimbursement obligations under the merger agreement in connection with the financing, (iii) 24.2413% of certain obligations of Parent to pay interest and reimburse costs and expenses in the event the Company commences lawsuits in order to receive the Parent fee due under the merger agreement and (iv) 100% of the costs in connection with the enforcement of such limited guarantee.

In connection with the merger agreement, Edmond de Rothschild has executed a limited guarantee in favor of the Company to guarantee, subject to the limitations described therein, certain obligations of Parent pursuant to the merger agreement. Under the limited guarantee, Edmond de Rothschild has guaranteed (i) $2,350,671.14 of the $39,928,652.14 Parent fee that may become payable by Parent following a termination of the merger agreement by the Company in specified circumstances, (ii) 5.8872% of certain indemnification and reimbursement obligations under the merger agreement in connection with the financing, (iii) 5.8872% of certain obligations of Parent to pay interest and reimburse costs and expenses in the event the Company commences lawsuits in order to receive the Parent fee due under the merger agreement and (iv) 100% of the costs in connection with the enforcement of such limited guarantee.

Each of the limited guarantees will terminate on the earliest of (i) the consummation of the merger, (ii) receipt in full by the Company of the guarantor’s payment obligations under their limited guarantee, (iii) the termination of the merger agreement in accordance with its terms by mutual written request of the parties and (iv) six months from the date of termination of the merger agreement in accordance with its terms (other than by mutual written consent of Parent and the Company) unless the Company has provided written notice to such guarantor asserting a claim prior to such date, in which case such limited guarantee terminates upon either (x) entry into a written agreement between the guarantor and the Company in which the Company acknowledges that the obligations and liabilities of such guarantor pursuant to such limited guarantee are terminated or (y) entry of a final, non-appealable judgment determining that the guarantor does not owe any amount under such limited guarantee.

Interests of the Company’s Directors and Executive Officers in the Mergers

In considering the recommendation of the Company’s Board of Directors, you should be aware that some executive officers and directors of the Company have interests in the merger, including those described below and as described in “Advisory Vote on Golden Parachute Compensation (Proposal 2)” beginning on page 103 that are different from or in addition to your interests as a stockholder and that may present actual or potential conflicts of interest. The members of the Company’s Board of Directors were aware of such interests and considered them, among other matters, when deciding to approve the merger and recommending that you vote “FOR” the approval of the merger agreement.

Indemnification of Directors and Officers; Directors’ and Officers’ Insurance

Parent has agreed to cause each present and former director, officer or manager (or equivalent position) of the Company or any of its subsidiaries to be covered for a period of six years from the effective time of the Company merger by the directors’ and officers’ liability insurance policy maintained by the Company with respect to acts or omissions occurring prior to the effective time of the Company merger that were committed by such persons in their applicable capacities as such. However, Parent may substitute such insurance policies with policies of at least the same coverage and amounts containing terms and conditions that are not less advantageous to the beneficiaries thereof than the Company’s existing directors’ and officers’ liability insurance policy and with carriers having a rating comparable to the Company’s current carrier. In no event is Parent required to expend annually in the aggregate an amount in excess of 275% of the annual premiums currently paid by the Company for such insurance (the “insurance amount”) and, if Parent is unable to maintain such policy (or such substitute policy) for the insurance amount, Parent has agreed to obtain as much comparable insurance as is available for the insurance amount. In lieu of maintain such insurance coverage, the Company may, or Parent may direct the Company to, purchase a six-year prepaid “tail policy” that provides coverage no less favorable to the present and former director, officer or manager (or equivalent position) of the Company and its subsidiaries than the coverage described above (and at a cost no greater than the insurance amount) and, if the annual premiums for such “tail” policy exceed the insurance amount, then the Company may, or Parent may direct the Company to, obtain a “tail” policy with the maximum coverage available for the insurance amount applied over the term of such policy. In addition, after the effective time of the Company merger, Parent, the Company (as the surviving corporation) and DPA (as the surviving entity) and their respective subsidiaries have agreed to indemnify to the fullest extent permitted under applicable law each present and former director, officer or manager (or equivalent position) of the Company or any of its subsidiaries against all claims, damages, costs or expenses (including reasonable attorneys’ fees and expenses), fines, liabilities, judgments and amounts paid in settlement in any claim, action, suit, proceeding or investigation based in whole or in part on, or arising in whole or in part out of, or pertaining to the fact that he or she is or was a director, officer or manager (or equivalent position) of the company or its subsidiaries or the merger agreement or any of the transactions contemplated by the merger agreement whether asserted or arising before or after the effective time of the Company merger. See “The Merger Agreement—Indemnification; Directors’ and Officers’ Insurance” on page 99.

Treatment of Equity-Based Awards

Options

The merger agreement provides that at the effective time of the mergers, unless otherwise agreed upon in writing between Parent and any such holder, each outstanding and unexercised stock option to purchase shares of Class A common stock issued under any equity compensation plans of the Company or otherwise, whether vested or unvested, will be accelerated and cancelled and converted into the right to receive, as soon as reasonably practicable after the effective time of the mergers, an amount in cash equal to the product of (i) the excess of $15.55 (the per share merger consideration) over the per share exercise price of the applicable stock option and (ii) the aggregate number of shares of common stock that may be acquired upon exercise of such stock option, less applicable withholding taxes. None of the Company’s options has an exercise price that is below the per share merger consideration. As a result, as of the effective time of the mergers, all of the Company’s outstanding stock options will be cancelled with no consideration. However, Parent has agreed to provide for a plan following the closing of the mergers pursuant to which each former holder of the Company’s stock options (other than Messrs. Gottdiener and Silverman) who are employees of the Company or its subsidiaries will be entitled to receive $3.00 per option cancelled in the mergers, subject to a five-year (or in the case of five individuals, three-year) vesting period .

Director Restricted Stock Awards

The merger agreement provides that at the effective time of the mergers, each unvested restricted share unit and any other similar equity award which is held by a non-employee member of the Board of Directors of the Company and issued under the Company’s equity compensation plans (a “Director RSA”) will vest and be cancelled in exchange for the right to receive a lump sum payment, without interest, of the per share merger consideration. All such payments with respect to each Director RSA will be as promptly as reasonably practicable following the effective time of the merger (and in all events no later than the later of (A) ten (10) business days following the effective time of the merger and (B) the last day of the surviving corporation’s first regular payroll cycle following the closing).

Restricted Stock

The merger agreement provides that at the effective time of the mergers, unless otherwise agreed with any such holder, each restricted share unit and any other similar equity award that is not a Director RSA and issued under the Company’s equity compensation plans (a “Company RSA”) will be assumed and converted into the right to receive the per share merger consideration, with the right to receive such amount to be subject to the satisfaction of the original vesting conditions (including any vesting required as a consequence of the consummation of the transactions contemplated by the merger agreement) applicable to the Company RSA under the applicable award agreement. Further, in connection with the action approving the Company merger and the merger agreement, the Company’s Board of Directors expects to amend each unvested performance share award granted in 2012 to provide that such award will vest at the effective time of the mergers in an amount based on deemed satisfaction of performance goals at 175% of the target performance goals for the applicable performance period, irrespective of the actual date of closing or achievement of any performance threshold, and the holder thereof will be entitled to receive the per share merger consideration, subject to the amended performance vesting amount. Based on their existing terms, the performance share awards granted in 2012 would vest at either 150% or 200% of the target performance results for the applicable performance period, depending upon when the closing of the mergers would occur. The Company agreed to vest these awards at a 175% level regardless of the timing of the closing of the mergers to reflect management’s efforts to date. On this basis, each holder will vest in 175% of the total number of shares subject to such award and will receive a cash payment of

$15.55 for each vested share. The performance share awards granted in 2011 will be forfeited upon consummation of the mergers in accordance with their existing terms. As of the date of this Proxy Statement, there are 3,589,209 shares of restricted stock outstanding and 442,146 performance share awards outstanding at the maximum performance level.

Common Stock and Restricted Stock Awards to be Cashed Out in the Mergers

The following table sets forth the number of shares of Duff & Phelps Class A common stock, Director RSAs or Company RSAs, as applicable, and the cash proceeds that each of the Company’s directors and executive officers would receive at the closing of the mergers in respect of the cashing out of their equity-based awards (assuming, for purposes of this table, that the vesting of all awards would be accelerated and that awards will be cashed out (where applicable) at the effective time of the mergers, with vesting at 175% target amounts for the performance share awards granted in 2012) assuming continued service and the closing of the mergers occurring on July 1, 2013. The table does not include ordinary grants made to the Company’s directors and executive officers prior to July 1, 2013. It is not expected that any of the Company’s executive officers’ employment will be terminated in connection with the closing of the mergers, in which case, they would not, in fact, be entitled to the non-equity severance benefits described herein.

Common Stock and Restricted Stock Awards to be Cashed Out in the Mergers

The following table sets forth, based on his beneficial ownership as of March 18, 2013, the cash proceeds that each of the Company’s directors and executive officers would be entitled to receive upon the closing of the mergers in respect of the cash-out equity-based awards (assuming for purposes of this table that no portion of any such proceeds payable to executive officers is invested in Parent, as described above)

	Unrestricted Class A Common Stock $	Value of Class A Common Stock Beneficially Owned(1) $	Value of Unvested Restricted Stock Awards that Vest upon the Merger $	Value of Performance- Based Restricted Stock Awards that Vest upon the Merger $	Value of Accrued Dividends on Performance- Based Restricted Stock Awards that Vest upon the Merger $	Value of Unvested Restricted Stock Awards that Vest in Periods Subsequent to the Merger $		Deferred Cash Retentive Awards to be Paid in Periods Subsequent to the Merger(7) $	Total Cash Payment with Respect to All Equity $
Named Executive Officers:
Noah Gottdiener(2)	12,769,458	31,815	—	791,044	18,314	829,577	(2)	—	14,440,208
Patrick M. Puzzuoli(3)	124,307	—	—	259,561	6,009	261,209	(3)	43,311	694,396
Jacob L. Silverman(4)	2,385,572	—	—	370,805	8,585	472,456	(4)	—	3,237,418
Brett A. Marschke(5)	1,199,651	—	—	370,805	8,585	453,951	(5)	300,000	2,332,992
Edward S. Forman(6)	500,850	—	—	315,183	7,297	431,046	(6)	300,000	1,554,376

Non-Employee Directors:
Robert M. Belke	122,394	—	168,609	—	—	—		—	291,003
Peter W. Calamari	137,944	—	168,609	—	—	—		—	306,553
William R. Carapezzi	161,269	—	168,609	—	—	—		—	329,878
John A. Kritzmacher	12,005	—	110,700	—	—	—		—	122,705
Harvey M. Krueger	680,950	25,471	168,609	—	—	—		—	875,030
Sander M. Levy	122,394	—	168,609	—	—	—		—	291,003
Jeffrey D. Lovell	122,394	—	168,609	—	—	—		—	291,003
Norman S. Matthews	—	—	48,034	—	—	—		—	48,034
Gordon A. Paris	—	—	87,127	—	—	—		—	87,127

(1)	Shares are held by Messrs. Gottdiener and Krueger through Vestar/D&P Holdings LLC.
(2)

Merger consideration will include amounts paid for unvested restricted stock awards. These amounts will be paid to Mr. Gottdiener upon vesting of his awards as follows: $150,680 on March 1, 2014; $528,218 on March 2, 2014; and $150,679 on March 1, 2015.

(3)

Merger consideration will include amounts paid for unvested restricted stock awards. These amounts will be paid to Mr. Puzzuoli upon vesting of his awards as follows: $32,966 on March 1, 2014; $93,300 on March 2, 2014; $101,977 of March 11, 2014; and $32,966 on March 1, 2015.

(4)

Merger consideration will include amounts paid for unvested restricted stock awards. These amounts will be paid to Mr. Silverman upon vesting of his awards as follows: $70,628 on March 1, 2014; $331,199 on March 2, 2014; and $70,629 on March 1, 2015.

(5)

Merger consideration will include amounts paid for unvested restricted stock awards. These amounts will be paid to Mr. Marschke upon vesting of his awards as follows: $63,568 on March 1, 2014; $326,814 on March 2, 2014; and $63,569 on March 1, 2015.

(6)

Merger consideration will include amounts paid for unvested restricted stock awards. These amounts will be paid to Mr. Forman upon vesting of his awards as follows: $56,509 on March 1, 2014; $318,029 on March 2, 2014; and $56,508 on March 1, 2015.

(7)

Deferred cash awards will be granted upon closing of the mergers as a retentive incentive. These awards are generally contingent upon continued employment and will be paid on the fifth anniversary of the closing of the mergers or a termination for a reason other than cause or a termination by the executive for good reason.

Employment-Related Provisions of the Merger Agreement

The merger agreement provides that Parent and the surviving corporation will provide its employees (including its executive officers) with certain compensation and other benefits. See “The Merger Agreement—Employee Matters” on page 99.

Employment Agreements

In connection with the mergers, the Company’s executive officers have entered into new employment agreements with Parent, Merger Sub I and Merger Sub II, which are described below. In addition, one of the Company’s employees has also entered into a new employment agreement with Parent, Merger Sub I and Merger Sub II. The employment agreements take effect on the effective date of the mergers and supersede any existing employment agreements or letter agreements. A description of the Company’s existing employment arrangements with its executive officers can be found in the Company’s Definitive Proxy Statement on Schedule 14A for the Company’s 2012 Annual Meeting filed with the SEC on March 5, 2012, as supplemented by the Company’s applicable Current Reports on Form 8-K filed subsequently thereto. See “Where Stockholders Can Find Additional Information” beginning on page 111.

Employment Agreement with Mr. Gottdiener

Mr. Gottdiener’s employment agreement provides for an initial 5 year term and that he will receive an annual base salary of $800,000 and a target bonus of $1,800,000 for 2013. After 2013, annual bonus criteria will be determined by the Compensation Committee of the Company’s Board of Directors in consultation with Mr. Gottdiener. Fifty percent of each annual bonus will be subject to deferred payment and continued employment.

If Mr. Gottdiener’s employment is terminated without cause (as defined in Mr. Gottdiener’s employment agreement) or Mr. Gottdiener terminates his employment agreement for good reason (as defined in Mr. Gottdiener’s employment agreement) within 18 months of the mergers or another change in control, Mr. Gottdiener is entitled to: (i) severance equal to 1.5x the sum of his annual salary plus the greater of his (y) most recent annual bonus or (z) target bonus amount; (ii) a pro-rated annual bonus for the year of termination; (iii) full and immediate vesting of any deferred bonuses and any equity awards issued before the mergers; and (iv) paid COBRA benefits for up to 12 months following termination. If Mr. Gottdiener’s employment is terminated without cause or he terminates employment for good reason at any time not within 18 months of the mergers or another change in control, he shall be entitled to the same amounts described above but the multiplier in (i) above shall be 1. Mr. Gottdiener’s severance benefits are subject to a release of claims and Mr. Gottdiener’s ongoing compliance with certain confidentiality, non-competition and non-solicitation covenants.

The severance benefits that would be payable to Mr. Gottdiener under this employment agreement if (i) the contemplated transaction were to close on July 1, 2013 and (ii) he were to be terminated by the Company for a reason other than cause on that date would be as follows: (A) $3,900,000 cash severance benefits (which is equal to 1.5x the sum of his base salary and 2013 target annual bonus), (B) a pro rata annual bonus of $900,000, (C) $26,759, representing the value of continued welfare benefits for one year, (D) $400,000, representing the acceleration of deferred incentive compensation that is expected to be granted to Mr. Gottdiener in March 2013 as a result of annual incentive compensation earned during 2012, (E) $829,577, representing the value (based on the per share merger consideration) of Company equity awards outstanding on the date hereof that would be accelerated as a result of such termination, and (F) $0 representing the estimated gross-up for golden parachute excise taxes due under Section 280G of the Internal Revenue Code in connection with this transaction.

In addition, Mr. Gottdiener will receive options to acquire 3.3% of Parent’s common stock on a fully diluted basis with 1/3 of such grant subject to time vesting over 5 years and 2/3 subject to performance-based vesting. The equity incentive grant will be issued in accordance with an option plan described under “—New Equity Incentive Plan” beginning on page 71.

Mr. Gottdiener’s employment agreement provides for a tax gross-up in connection with the mergers (and not subsequent changes in control) for any amounts due or paid to him under the employment agreement or any of the Company’s other plans or arrangements that are considered “excess parachute payments” under the Internal Revenue Code.

Employment Agreement with Mr. Silverman

Mr. Silverman’s employment agreement provides for an initial 5 year term and that he will receive an annual base salary of $500,000 and a target bonus of $1,000,000 for 2013. After 2013, annual bonus criteria will be determined by the Compensation Committee of the Company’s Board of Directors. Fifty percent of each annual bonus will be subject to deferred payment and continued employment.

If Mr. Silverman’s employment is terminated without cause (as defined in Mr. Silverman’s employment agreement) or he terminates for good reason (as defined in Mr. Silverman’s employment agreement) within 18 months of the mergers or another change in control, Mr. Silverman is entitled to: (i) severance equal to 1.5x the sum of his annual salary plus the greater of his (y) most recent annual bonus or (z) target bonus; (ii) a pro-rated annual bonus for the year of termination; (iii) full and immediate vesting of any deferred bonuses and any equity awards issued before the mergers; and (iv) paid COBRA benefits for up to 12 months following termination. If Mr. Silverman’s employment is terminated without cause or he terminates employment for good reason at any time not within 18 months of the mergers or another change in control, he shall be entitled to the same amounts described above but the multiplier in (i) above shall be 1. Mr. Silverman’s severance benefits are subject to a release of claims and Mr. Silverman’s ongoing compliance with certain confidentiality, non-competition and non-solicitation covenants.

The severance benefits that would be payable to Mr. Silverman under this employment agreement if (i) the contemplated transaction were to close on July 1, 2013 and (ii) he were to be terminated by the Company for a reason other than cause on that date would be as follows: (A) $2,250,000 cash severance benefits (which is equal to 1.5x the sum of his base salary and 2013 target annual bonus), (B) a pro rata annual bonus of $500,000, (C) $25,600, representing the value of continued welfare benefits for one year, (D) $187,500, representing the acceleration of deferred incentive compensation that is expected to be granted to Mr. Silverman in March 2013 as a result of annual incentive compensation earned during 2012, (E) $472,456, representing the value (based on the per share merger consideration) of Company equity awards outstanding on the date hereof that would be accelerated as a result of such termination, and (F) $0, representing the estimated gross-up for golden parachute excise taxes due under Section 280G of the Internal Revenue Code in connection with this transaction.

In addition, Mr. Silverman will receive options to acquire 2.2% of Parent’s common stock on a fully diluted basis with 1/3 of such grant subject to time vesting over 5 years and 2/3 subject to performance-based vesting. The equity incentive grant will be issued in accordance with an option plan described under “—New Equity Incentive Plan” beginning on page 71.

Mr. Silverman’s employment agreement provides for a tax gross-up in connection with the mergers (and not subsequent changes in control) for any amounts due or paid to him under the employment agreement or any of the Company’s other plans or arrangements that are considered “excess parachute payments” under the Internal Revenue Code.

Employment Agreement with Mr. Marschke

Mr. Marschke’s employment agreement provides for an initial 3 year term and that he will receive an annual base salary of $500,000 and a target bonus of $750,000 for 2013. After 2013, annual bonus criteria will be determined by the Compensation Committee of the Company’s Board of Directors. Fifty percent of each annual bonus will be subject to deferred payment and continued employment. Mr. Marschke is also entitled to a retention bonus of $300,000 payable on the 5th anniversary of the mergers so long as Mr. Marschke is employed on such date.

If Mr. Marschke’s employment is terminated without cause (as defined in Mr. Marschke’s employment agreement) or he terminates for good reason (as defined in Mr. Marschke’s employment agreement) within 18 months of the mergers or another change in control, Mr. Marschke is entitled to: (i) severance equal to 1.5x the sum of his annual salary plus the greater of his (y) most recent annual bonus or (z) target bonus; (ii) a pro-rated annual bonus for the year of termination; (iii) full and immediate vesting of any deferred bonuses and any equity awards issued before the mergers; (iv) any unpaid retention bonus paid on the 30th day following termination; and (v) paid COBRA benefits for up to 12 months following termination. If Mr. Marschke’s employment is terminated without cause or he terminates employment for good reason at any time not within 18 months of the mergers or another change in control, he shall be entitled to the same amounts described above but the multiplier in (i) above shall be 1. Mr. Marschke’s severance benefits are subject to a release of claims and certain and Mr. Marschke’s ongoing compliance with certain confidentiality, non-competition and non-solicitation covenants. Non-renewal of Mr. Marschke’s employment agreement also constitutes good reason under his employment agreement.

The severance benefits that would be payable to Mr. Marschke under this employment agreement if (i) the contemplated transaction were to close on July 1, 2013 and (ii) he were to be terminated by the Company for a reason other than cause on that date would be as follows: (A) $1,875,000 cash severance benefits (which is equal to 1.5x the sum of his base salary and 2013 target annual bonus), (B) a pro rata annual bonus of $375,000, (C) $25,827, representing the value of continued welfare benefits for one year, (D) $187,500, representing the acceleration of deferred incentive compensation that is expected to be granted to Mr. Marschke in March 2013 as a result of annual incentive compensation earned during 2012, (E) $453,951, representing the value (based on the per share merger consideration) of Company equity awards outstanding on the date hereof that would be accelerated as a result of such termination, (F) $300,000, representing deferred cash bonuses that will be granted to Mr. Marschke and (G) $0, representing the estimated gross-up for golden parachute excise taxes due under Section 280G of the Internal Revenue Code in connection with this transaction.

In addition, Mr. Marschke will receive options to acquire 1.3% of Parent’s common stock on a fully diluted basis with 1/3 of such grant subject to time vesting over 5 years and 2/3 subject to performance-based vesting. The equity incentive grant will be issued in accordance with an option plan described under “—New Equity Incentive Plan” beginning on page 71.

Mr. Marschke’s employment agreement provides for a tax gross-up in connection with the mergers (and not subsequent changes in control) for any amounts due or paid to him under the employment agreement or any of the Company’s other plans or arrangements that are considered “excess parachute payments” under the Internal Revenue Code.

Employment Agreement with Mr. Forman

Mr. Forman’s employment agreement provides for an initial 3 year term and that he will receive an annual base salary of $425,000 and an annual target bonus of $637,500 for 2013. After 2013, annual bonus criteria will be determined by the Compensation Committee of the Company’s Board of Directors. Fifty percent of each annual bonus will be subject to deferred payment and continued employment. Mr. Forman is also entitled to a retention bonus of $300,000 payable on the 5th anniversary of the mergers so long as Mr. Forman is employed on such date.

If Mr. Forman’s employment is terminated without cause (as defined in Mr. Forman’s employment agreement) or he terminates for good reason (as defined in Mr. Forman’s employment agreement) within 18 months of the mergers or another change in control, Mr. Forman is entitled to: (i) severance equal to 1.5x the sum of his annual salary plus the greater of his (y) most recent annual bonus or (z) target bonus amount; (ii) a pro-rated annual bonus for the year of termination; (iii) full and immediate vesting of any deferred bonuses and any equity awards issued before the mergers; (iv) any unpaid retention bonus paid on the 30th day following termination; and (v) paid COBRA benefits for up to 12 months following termination. If Mr. Forman’s employment is terminated without cause or he terminates employment for good reason at any time not within 18 months of the mergers or another change in control, he shall be entitled to the same amounts described above but the multiplier in (i) above shall be 1. Mr. Forman’s severance benefits are subject to a release of claims and certain and Mr. Forman’s ongoing compliance with certain confidentiality, non-competition and non-solicitation covenants. Non-renewal of Mr. Forman’s employment agreement also constitutes good reason under his employment agreement.

The severance benefits that would be payable to Mr. Forman under this employment agreement if (i) the contemplated transaction were to close on July 1, 2013 and (ii) he were to be terminated by the Company for a reason other than cause on that date would be as follows: (A) $1,593,750 cash severance benefits (which is equal to 1.5x the sum of his base salary and 2013 target annual bonus), (B) a pro rata annual bonus of $318,750, (C) $25,600, representing the value of continued welfare benefits for one year, (D) $159,380, representing the acceleration of deferred incentive compensation that is expected to be granted to Mr. Forman in March 2013 as a result of annual incentive compensation earned during 2012, (E) $431,046, representing the value (based on the per share merger consideration) of Company equity awards outstanding on the date hereof that would be accelerated as a result of such termination, (F) $300,000, representing deferred cash bonuses that will be granted to Mr. Forman and (G) $0, representing the estimated gross-up for golden parachute excise taxes due under Section 280G of the Internal Revenue Code in connection with this transaction.

In addition, Mr. Forman will receive options to acquire 0.7% of Parent’s common stock on a fully diluted basis with 1/3 of such grant subject to time vesting over 5 years and 2/3 subject to performance-based vesting. The equity incentive grant will be issued in accordance with an option plan described under “—New Equity Incentive Plan” beginning on page 71.

Mr. Forman’s employment agreement provides for a tax gross-up in connection with the mergers (and not subsequent changes in control) for any amounts due or paid to him under the employment agreement or any of the Company’s other plans or arrangements that are considered “excess parachute payments” under the Internal Revenue Code.

Employment Agreement with Mr. Puzzuoli

Mr. Puzzuoli’s employment agreement provides for an initial 3 year term and that he will receive an annual base salary of $400,000 and an annual target bonus of $600,000 for 2013. After 2013, annual bonus criteria will be determined by the Compensation Committee of the Company’s Board of Directors. Fifty percent of each annual bonus will be subject to deferred payment and continued employment. Mr. Puzzuoli is also entitled to a retention bonus of $43,311 payable on the 5th anniversary of the mergers so long as Mr. Puzzuoli is employed on such date.

If Mr. Puzzuoli’s employment is terminated without cause (as defined in Mr. Puzzuoli’s employment agreement) or he terminates for good reason (as defined in Mr. Puzzuoli’s employment agreement) within 18 months of the mergers or another change in control, Mr. Puzzuoli is entitled to: (i) severance equal to 1.5x the sum of his annual salary plus the greater of his (y) most recent annual bonus or (z) target bonus; (ii) a pro-rated annual bonus for the year of termination; (iii) full and immediate vesting of any deferred bonuses and any equity awards issued before the mergers; (iv) any unpaid retention bonus paid on the 30th day following termination; and (v) and paid COBRA benefits for up to 12 months following termination. If Mr. Puzzuoli’s employment is terminated without cause or he terminates employment for good reason at any time not within 18 months of the mergers or another change in control, he shall be entitled to the same amounts described above but the multiplier in (i) above shall be 1. Mr. Puzzuoli’s severance benefits are subject to a release of claims and certain and Mr. Puzzuoli’s ongoing compliance with certain confidentiality, non-competition and non-solicitation covenants. Non-renewal of Mr. Puzzuoli’s employment agreement also constitutes good reason under his employment agreement.

The severance benefits that would be payable to Mr. Puzzuoli under this employment agreement if (i) the contemplated transaction were to close on July 1, 2013 and (ii) he were to be terminated by the Company for a reason other than cause on that date would be as follows: (A) $1,500,000 cash severance benefits (which is equal to 1.5x the sum of his base salary and 2013 target annual bonus), (B) a pro rata annual bonus of $300,000, (C) $22,487, representing the value of continued welfare benefits for one year, (D) $131,250, representing the acceleration of deferred incentive compensation that is expected to be granted to Mr. Puzzuoli in March 2013 as a result of annual incentive compensation earned during 2012, (E) $261,209, representing the value (based on the per share merger consideration) of Company equity awards outstanding on the date hereof that would be accelerated as a result of such termination, (F) $43,311, representing deferred cash bonuses that will be granted to Mr. Puzzuoli and (G) $963,155, representing the estimated gross-up for golden parachute excise taxes due under Section 280G of the Internal Revenue Code in connection with this transaction.

In addition, Mr. Puzzuoli will receive options to acquire 0.5% of Parent’s common stock on a fully diluted basis with 1/3 of such grant subject to time vesting over 5 years and 2/3 subject to performance-based vesting. The equity incentive grant will be issued in accordance with an option plan described under “—New Equity Incentive Plan” beginning on page 71.

Mr. Puzzuoli’s employment agreement provides for a tax gross-up in connection with the mergers (and not subsequent changes in control) for any amounts due or paid to him under the employment agreement or any of the Company’s other plans or arrangements that are considered “excess parachute payments” under the Internal Revenue Code.

New Equity Incentive Plan

Parent will establish a new equity incentive plan (the “New Equity Incentive Plan”) consisting of two option pools. The first option pool (“Options”) will be equal to 15% of Parent’s outstanding shares on a fully diluted basis and the second option pool (“Additional Options”) will be equal to 3% of Parent’s outstanding shares on a fully diluted basis. The terms and conditions of the Options and the Additional Options are more fully described below. Both the Options and Additional Options will be subject to confidentiality, intellectual property, non-solicit and non-compete provisions, as well as a clawback for breach of such covenants.

Options

The Option grants will be subject to both time and performance-based vesting. Fifty percent of the Options will be subject to a 5-year ratable time-based vesting schedule and the other fifty percent will be based on both continued employment and annual earnings-based performance targets. The earnings-based Options will vest each year based on the satisfaction of two earnings-based targets. Provided the executive remains employed through the vesting date, 10% of the Option will vest upon the achievement of the lower performance goal and another 10% will vest upon the achievement of the higher performance goal. No more than 20% of the Option will vest in any one year. If EBITDA falls between the lower and higher performance goal for any year, vesting will be determined based on straight-line interpolation. Earnings in excess of the higher performance goal may be carried forward or back one year and applied for vesting purposes. Excess earnings may only be applied to one year and once applied may not be applied again.

Additional Options

The Additional Option grants will vest based on investor returns. Upon selling its entire investment in Parent and its subsidiaries: (A) 25% of the Additional Option pool will vest if either of the two principal investors realizes a specified return; and (B) 100% of the Additional Option pool will vest if either of the two principal investors realizes a specified higher return. For returns between the lower and higher return thresholds, vesting is based on straight-line interpolation. In the event that the lower and/or higher return thresholds are not satisfied, any remaining unvested Additional Options will vest if either of the two principal investors realizes a specified return on its entire investment that represents a higher multiple on its investment than either the lower or higher return thresholds.

Termination of Employment

Upon a termination without cause, for good reason, death or disability, the portion of any time-based Options that would vest as of the next vesting date shall vest and any performance-based Options or Additional Options shall remain eligible to vest for one year following termination subject to the applicable performance goals. Any unvested Options or Additional Options will be forfeited as of the first anniversary of such termination of employment. Termination for any other reason will result in the forfeiture of any unvested Options or Additional Options.

In the case of a termination without cause, for good reason, death or disability, each vested Option and Additional Option will, subject to its original expiration date, remain exercisable for 1 year following termination for Messrs. Marschke, Forman and Puzzuoli (4 years in the case of Messrs. Gottdiener and Silverman) or, if later, 90 days following the date of vesting. In the case of a violation of a restrictive covenant or a termination for cause, all vested Options and Additional options will be forfeited.

Accelerated Vesting Events

Upon a change in control in Parent, all outstanding time-based Options vest and all outstanding performance-based Options and the Additional Options will vest if either Carlyle or Stone Point realizes a certain return on its entire investment. In addition, if either Carlyle or Stone Point sells all or portion of its interests in Parent and realizes a certain return on its entire investment, all performance-based Options and Additional Options vest.

Following an initial public offering, if either Carlyle or Stone Point sells a portion of its interest for cash and such sale would represent a certain return when combined with any retained shares and any earlier realized cash proceeds, a proportionate amount of outstanding performance-based Options and Additional Options shall vest as of such disposition.

Stockholders Agreement

Shares acquired pursuant to Options or Additional Options will be subject to a Stockholders Agreement. The Stockholders Agreement term sheet provides for the following: (i) certain transfer restrictions apply until the earlier of 30 months following the Closing or an initial public offering; (ii) certain rights of first refusal after 30 months following the Closing and prior to an initial public offering; (iii) tag along rights apply with respect to certain transfers after 30 months following Closing and prior to an initial public offering; (iv) certain drag along rights apply with respect to certain transfers after 30 months following Closing and prior to an initial public offering; (v) certain piggy-back registration rights; (vi) certain repurchase rights at fair market value apply in the case of termination of employment (lesser of fair market value or cost for termination for cause); and (vii) a put right at fair market value upon termination of employment due to death or disability. The rollover agreements also provide for certain pre-emptive investment rights.

Rollover Agreements

In connection with the mergers, Messrs. Gottdiener, Silverman, Marschke, Puzzuoli and Forman are required to make certain investment commitments in Parent in exchange for Parent shares. The terms of the investment are set forth in rollover contribution agreements with Parent. The dollar values of the investment commitments of Messrs. Gottdiener, Silverman, Marschke, Puzzuoli and Forman are as follows: Gottdiener at $7,140,000; Silverman at $1,440,000; Marschke at $700,000; Puzzuoli at $200,000; and Forman at $500,000. The investment commitment can be made in the form of any of the following or a combination thereof: (i) the rollover of shares of Company common stock; (ii) cash; (iii) a limited recourse note; or (iv) investment in Parent stock through the Company’s nonqualified deferred compensation plan. See “The Company Merger (Proposal 1)—Merger Financing—Management Investment” beginning on page 62.

Parent shares will be subject to a stockholders’ agreement to be entered into by Parent’s stockholders prior to the consummation of the mergers. The rollover contribution agreements also provide for certain pre-emptive investment rights.

Appraisal Rights

The discussion of the provisions set forth in this section is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to the text of Section 262 of the DGCL (“Section 262”), a copy of which is attached as Appendix B to this Proxy Statement and is incorporated herein by reference. All references in this summary to “stockholder” are to the record holder of the shares of Duff & Phelps Class A common stock immediately prior to the effective time of the Company merger as to which appraisal rights are asserted. Stockholders intending to exercise appraisal rights should carefully review Appendix B to this Proxy Statement. Failure to follow any of the statutory procedures precisely may result in a termination or waiver of these rights.

ANY STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW APPENDIX B CAREFULLY AND SHOULD CONSULT HIS, HER OR ITS LEGAL ADVISOR, SINCE FAILURE TO TIMELY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

Holders of Duff & Phelps Class A common stock who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Company merger under Section 262. In order to exercise and perfect appraisal rights, a record holder of shares of Duff & Phelps Class A common stock must follow properly and in a timely manner the steps prescribed in Section 262 and summarized below. Such holders will be entitled to have their shares of Duff & Phelps Class A common stock appraised by the Delaware Court of Chancery (the “Court”) and to receive the “fair value” of such shares in cash, exclusive of any element of value arising from the accomplishment or expectation of the Company merger, as determined by the Court, together with interest, if any, to be paid on the amount determined to be the fair value, in lieu of the consideration that such stockholder would otherwise be entitled to receive pursuant to the merger agreement.

The following is a brief summary of Section 262, which sets forth the procedures for dissenting from the Company merger and demanding and perfecting appraisal rights. Failure to follow the procedures set forth in Section 262 precisely could result in the loss of appraisal rights. Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, such as the special meeting, not less than 20 days prior to the meeting, the corporation must notify each of its stockholders as of the record date for notice of such meeting with respect to shares for which appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262. This Proxy Statement constitutes such notice to holders of Duff & Phelps Class A common stock concerning the availability of appraisal rights under Section 262 and Section 262 is attached hereto as Appendix B. A stockholder of record wishing to assert appraisal rights must hold the shares of stock on the date a demand for appraisal rights with respect to such shares is made and must continuously hold such shares through the effective time of the Company merger. Accordingly, a stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective time of the Company merger, will lose any right to appraisal in respect of such shares. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Duff & Phelps Class A common stock, if a stockholder considers exercising such rights, such stockholder should seek the advice of legal counsel.

Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262. A written demand for appraisal of shares must be delivered to the Company before the taking of the vote on the Company merger at the special meeting. This written demand for appraisal of shares must be in addition to and separate from a vote against the adoption of the merger agreement, or an abstention or failure to vote in favor of the adoption of the merger agreement. If you sign and return a proxy card that does not contain voting instructions or submit a proxy by telephone or through the Internet that does not contain voting instructions, you will effectively waive your appraisal rights because such shares represented by the proxy will, unless the proxy is revoked, be voted for the adoption of the merger agreement. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. Stockholders electing to exercise their appraisal rights must not vote “FOR” the adoption of the merger agreement. Any proxy or vote against the Company merger in and of itself will not constitute a demand for appraisal within the meaning of Section 262.

A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, and must state that the person intends thereby to demand appraisal of his, her or its shares in connection with the Company merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand must be executed by or for the record owner. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner or owners. Beneficial owners of shares of Duff & Phelps Class A common stock have no right directly to demand appraisal; such demands must be made through the record holder of such shares. A person having a beneficial interest in Duff & Phelps Class A common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized herein and in a timely manner to perfect whatever appraisal rights the beneficial owner may have. A record holder who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Duff & Phelps Class A common stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought. If the number of shares of Duff & Phelps Class A common stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. If common stock is held through a broker who in turn holds the common stock through a central securities depository nominee such as Cede & Co., a demand for appraisal of such common stock must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

A stockholder who elects to exercise appraisal rights should mail or deliver the required written demand for appraisal to the Company at Duff & Phelps Corporation, 55 East 52nd Street, 31st Floor, New York, New York 10055, Attention: Corporate Secretary.

The demand must reasonably inform the Company of the identity of the holder as well as the holder’s intention to demand an appraisal of the “fair value” of the shares held by the holder. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting will constitute a waiver of appraisal rights. Within ten days after the effective time of the Company merger, the Company must provide notice of the effective time of the Company merger to all of the Company’s stockholders who have complied with Section 262 and have not voted in favor of the adoption of the merger agreement.

Within 120 days after the effective time of the Company merger (but not thereafter), any stockholder who has satisfied the requirements of Section 262 will be entitled, upon written request, to receive from the Company a statement listing the aggregate number of shares not voted in favor of adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within ten days after a written request therefor has been received by the Company or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. A person who is the beneficial owner of shares of common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the Company the statement described in this paragraph.

Within 120 days after the effective time of the Company merger (but not thereafter), either the Company or any stockholder who has complied with Section 262 and who is otherwise entitled to appraisal rights may commence an appraisal proceeding by filing a petition in the Court demanding a determination of the value of the shares of Duff & Phelps Class A common stock owned by stockholders entitled to appraisal rights. If no such petition is filed within such 120-day period, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. The Company has no obligation or present intention to file such a petition if demand for appraisal is made, and holders should not assume that the Company will file a petition. Accordingly, it is the obligation of the holders of common stock to initiate all necessary action to perfect their appraisal rights in respect of shares of common stock within the time prescribed in Section 262. A person who is the beneficial owner of shares of common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file such a petition.

Upon the filing of any petition by a stockholder in accordance with Section 262, service of a copy thereof must be made upon the Company. The Company must, within 20 days after such service, file in the office of the Register in Chancery in which the petition was filed, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom the Company has not reached agreements as to the value of their shares. The Court may require the stockholders who have demanded an appraisal for their shares (and who hold stock represented by certificates) to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings and the Court may dismiss the proceedings as to any stockholder that fails to comply with such direction.

At the hearing on such petition, the Court shall determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. After the Court determines the holders of common stock entitled to appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court, including any rules specifically governing appraisal proceedings. Through such proceeding, the Court shall determine the “fair value” of the shares, exclusive of any element of value arising from the accomplishment or expectation of the Company merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective time of the Company merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5.0% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the Company merger and the date of payment of the judgment.

In determining fair value, the Court will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Supreme Court of Delaware stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Company merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Supreme Court of Delaware stated that such exclusion is a “narrow exclusion that does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” Stockholders considering seeking appraisal of their shares should note that the fair value of their shares determined under Section 262 could be more, or less than, or equal to, the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares. Although the Company believes that the per share merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court. Moreover, the Company does not anticipate offering more than the per share merger consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of common stock is less than the per share merger consideration.

The costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Court and taxed against the parties as the Court deems equitable under the circumstances. Upon application of a dissenting stockholder, the Court may order all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. In the absence of a determination or assessment, each party bears his, her or its own expenses.

Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after the effective time of the Company merger, be entitled to vote for any purpose the shares subject to the demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective date of the Company merger.

At any time within 60 days after the effective time of the Company merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw his, her or its demand for appraisal and to accept the terms offered in the merger agreement by delivering the Company a written withdrawal of the demand for appraisal. After this period, a stockholder may withdraw his, her or its demand for appraisal and receive payment for his, her or its shares as provided in the merger agreement only with the Company’s written consent. No appraisal proceeding in the Court will be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the per share merger consideration offered pursuant to the merger agreement within 60 days after the effective time of the Company merger. If the Company does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Court does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be more or less than, or equal to, the consideration being offered pursuant to the merger agreement. If no petition for appraisal is filed with the court within 120 days after the effective time of the Company merger, stockholders’ rights to appraisal (if available) will cease and he, she or it will be entitled to receive the cash payment for his, her or its shares pursuant to the merger agreement, as if he, she or it had not demanded appraisal of his, her or its shares. Inasmuch as the Company has no obligation to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis.

If you desire to exercise your appraisal rights, you must not vote for the adoption of the merger agreement and you must strictly comply with the procedures set forth in Section 262. Failure by any stockholder to comply fully with the procedures of Section 262 of the DGCL (as reproduced in Appendix B to this Proxy Statement) may result in termination of such stockholder’s appraisal rights. In view of the complexity of Section 262, stockholders of the Company who may wish to dissent from the Company merger and pursue appraisal rights should consult their legal advisors. To the extent there are any inconsistencies between the foregoing summary and Section 262, Section 262 shall govern.

Material U.S. Federal Income Tax Consequences

The following is a discussion of the material U.S. federal income tax consequences of the Company merger to “U.S. holders” and “non-U.S. holders” (in each case, as defined below) of Duff & Phelps Class A common stock. This disclosure does not address the tax consequences of the Company merger to holders of Duff & Phelps stock other than Class A common stock nor does it address the consequences of the DPA merger. In addition, this discussion does not address any alternative minimum tax or any state, local or foreign tax consequences of the Company merger. This discussion applies only to holders that hold their shares of Duff & Phelps Class A common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	dealers or traders subject to a mark-to-market method of tax accounting with respect to the Duff & Phelps Class A common stock;

•	persons holding Duff & Phelps Class A common stock as part of a straddle, hedging transaction, conversion transaction, integrated transaction or constructive sale transaction;

•	U.S. holders whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	persons who acquired Duff & Phelps Class A common stock through the exercise of employee stock options or otherwise as compensation;

•	certain financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	certain former citizens or residents of the United States;

•	tax-exempt entities, including an “individual retirement account” or “Roth IRA”; or

•	persons subject to the United States alternative minimum tax.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds Duff & Phelps Class A common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partner and the partnership. Partnerships holding Duff & Phelps Class A common stock and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of the mergers to them.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final and temporary Treasury regulations, all as of the date hereof, any of which is subject to change, possibly with retroactive effect. Tax considerations under state, local and foreign laws are not addressed.

U.S. Holders

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Duff & Phelps Class A common stock that is:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;

•

a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes; or

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.

The exchange of Duff & Phelps Class A common stock for cash in the Company merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Duff & Phelps Class A common stock are converted into the right to receive cash in the Company merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis generally will equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of Duff & Phelps Class A common stock (i.e., shares of Duff & Phelps Class A common stock acquired at the same cost in a single transaction). Such gain or loss generally will be treated as long-term capital gain or loss if the U.S. holder’s holding period in the shares of common stock exceeds one year at the time of the completion of the Company merger. Long-term capital gains of non-corporate U.S. holders generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

A “non-U.S. holder” is a beneficial owner of Duff & Phelps Class A common stock that is not a U.S. holder or a partnership. Payments made to a non-U.S. holder in exchange for shares of Duff & Phelps Class A common stock pursuant to the Company merger generally will not be subject to U.S. federal income tax unless:

•

the gain, if any, on such shares is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s permanent establishment in the United States);

•

the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange of shares of Duff & Phelps Class A common stock for cash pursuant to the Company merger and certain other conditions are met; or

•

the non-U.S. holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of the common stock of Duff & Phelps at any time during the five-year period preceding the Company merger, and Duff & Phelps is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the Company merger or the period that the non-U.S. holder held Duff & Phelps Class A common stock.

A non-U.S. holder described in the first bullet point immediately above will be subject to regular U.S. federal income tax on any gain realized as if the non-U.S. holder were a U.S. holder, subject to an applicable income tax treaty providing otherwise. If such non-U.S. holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (or a lower treaty rate). A non-U.S. holder described in the second bullet point immediately above will be subject to tax at a rate of 30% (or a lower treaty rate) on any gain realized, which may be offset by U.S.-source capital losses recognized in the same taxable year, even though the individual is not considered a resident of the United States.

Duff & Phelps believes it has not been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the five-year period preceding the Company merger.

Medicare Tax

Certain U.S. holders who are individuals, estates or trusts are required to pay a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances), for taxable years beginning after December 31, 2012. A U.S. holder’s net investment income generally will include its net gains from the disposition of shares, unless such net gains are derived in the ordinary course of the conduct of at trade or business (other than a trade or business that consists of certain passive or trading activities). If you are U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisor regarding the applicability of the Medicare tax to you.

Information Reporting and Backup Withholding

Payments made in exchange for shares of Duff & Phelps Class A common stock generally will be subject to information reporting unless the holder is an “exempt recipient” and may also be subject to backup withholding (currently at a rate of 28%). To avoid backup withholding, U.S. holders that do not otherwise establish an exemption should complete and return Internal Revenue Service Form W-9, certifying that such U.S. holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding. A non-U.S. holder that provides the applicable withholding agent with an Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate, generally will establish an exemption from backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, provided the relevant information is timely furnished to the Internal Revenue Service.

This summary of certain material U.S. federal income tax consequences is for general information only and is not tax advice. You are urged to consult your tax adviser with respect to the application of U.S. federal income tax laws to your particular circumstances as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local or foreign tax laws.

Dissenting Stockholders

Each holder of Duff & Phelps Class A common stock who perfects appraisal rights with respect to the Company merger, as discussed under “The Company Merger (Proposal 1)—Appraisal Rights” beginning on page 73 of this Proxy Statement and who receives cash in respect of their shares of Duff & Phelps Class A common stock should consult the holder’s individual tax advisor as to the tax consequences of the receipt of cash as a result of exercising appraisal rights.

Litigation Related to the Mergers

On January 15, 2013, a putative class action captioned Rutkowski v. Gottdiener et al., Index. No. 650144/2013, was filed in the Supreme Court of the State of New York (New York County) against Duff & Phelps and its directors, as well as DPA, Parent, Merger Sub I and Merger Sub II. The complaint alleges that the Company’s directors breached their fiduciary duties of good faith and loyalty and failed to maximize shareholder value when they accepted an offer to sell Duff & Phelps at a price that fails to reflect the true value of the

Company, thus depriving common stock shareholders of the reasonable, fair and adequate value of their shares. The complaint further alleges that there is no indication that the proposed acquisition was the result of a competitive bidding process or arms-length negotiation where all possible synergistic acquirers were vetted. The complaint also alleges that Duff & Phelps, DPA, Parent, Merger Sub I and Merger Sub II aided and abetted the directors’ breaches of fiduciary duty. Among other things, the complaint seeks injunctive relief prohibiting consummation of the proposed acquisition, or rescission (in the event the transaction has already been consummated), as well as damages, costs and disbursements, including reasonable attorneys’ and experts’ fees. On February 11, 2013, Plaintiff Rutkowski filed an amended complaint that further alleges that the Company’s February 6, 2013 preliminary proxy statement contains allegedly materially misleading statements and omissions.

On January 17, 2013, a putative class action captioned West Palm Beach Police Pension Fund v. Duff & Phelps Corporation et al., Case No. 8231, was filed in the Delaware Chancery Court. The complaint alleges that the Company’s board of directors breached their fiduciary duties of care and loyalty by failing to take steps to maximize the value of the Company for its public shareholders and instead diverting consideration to themselves. The complaint further alleges that Carlyle, Stone Point, Pictet, Edmond de Rothschild, DPA, Parent, Merger Sub I and Merger Sub II aided and abetted the breaches of fiduciary duties by the members of the Company’s board of directors. The complaint seeks injunctive relief, or rescission (in the event the proposed transaction has already been consummated) and rescissory or other compensatory damages, as well as costs and disbursements, including reasonable attorneys’ and experts’ fees. On February 21, 2013, Plaintiff West Palm Beach Police Pension Fund filed an amended complaint that further alleges that the Company’s February 6, 2013 preliminary proxy statement contains allegedly materially misleading statements and omissions.

On March 5, 2013, the parties in both actions agreed to a stipulation which was filed in the Rutkowski action. As part of this stipulation, Delaware Plaintiff West Palm Beach Police Pension Fund has agreed to cause a stay to be entered in connection with the Delaware litigation and not to seek any relief in the Delaware Court of Chancery prior to the close of the proposed transaction. The parties have also agreed that Plaintiff West Palm Beach Police Pension Fund reserves its right to intervene in the Rutkowski action prior to the close of the proposed transaction.

Effective Time of the Mergers

Unless otherwise mutually agreed in writing between Duff & Phelps and Parent, the closing of the mergers will take place on the later of (i) the third business day following the day on which the last of the conditions to the closing of the mergers (described under “The Merger Agreement—Conditions to the Completion of the Mergers” beginning on page 88) have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the mergers, but subject to the fulfillment or waiver of those conditions) and (ii) the third business day after the final day of the marketing period (described under “The Merger Agreement—Marketing Period”) or such earlier date as may be specified by Parent on no less than three business days’ prior notice to Duff & Phelps.

Assuming timely satisfaction of the necessary closing conditions, Duff & Phelps currently expects the closing of the mergers to occur in the first half of 2013. The effective time of the DPA merger will occur as soon as practicable following the closing of the mergers upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as Duff & Phelps and Parent may agree and specify in such certificate of merger), and the effective time of the Company merger will occur as soon as practicable following the effective time of the DPA merger upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as Duff & Phelps and Parent may agree and specify in such certificate of merger).

Payment of Merger Consideration and Surrender of Stock Certificates

At the effective time of the Company merger, the Company will become a wholly owned subsidiary of Parent and each holder of Duff & Phelps Class A common stock of record immediately prior to the effective time of the Company merger (other than “Excluded Shares,” as defined in the merger agreement, and shares of Duff & Phelps Class A common stock that are held by any direct or indirect subsidiary of the Company) will be entitled to receive $15.55 in cash plus any unpaid dividends declared in accordance with the merger agreement in respect of such shares of Duff & Phelps Class A common stock with a record date prior to the effective time of the Company merger, without interest and less any applicable withholding taxes, for each share of the Duff & Phelps Class A common stock such stockholder holds immediately prior to the effective time of the Company merger. Parent will designate the paying agent to make the cash payments contemplated by the merger agreement. Prior to the effective time of the DPA merger, Parent will deposit with the paying agent, for the benefit of the holders of the Duff & Phelps Class A common stock, funds sufficient for payment of the aggregate merger consideration (other than “Excluded Shares,” as defined in the merger agreement, and shares of Duff & Phelps Class A common stock that are held by any direct or indirect subsidiary of the Company). The paying agent will deliver to you your merger consideration according to the procedure summarized below.

Promptly after the closing date, and in any event within five business days thereafter, the surviving corporation will send you, or cause to be sent to you, a letter of transmittal and instructions advising you how to surrender your stock certificates or book-entry shares in exchange for the per share merger consideration.

The paying agent will promptly pay you your merger consideration after you have (i) surrendered your stock certificates to the paying agent together with a properly completed letter of transmittal and any other documents required by the paying agent and (ii) provided to the paying agent any other items specified by the letter of transmittal.

Interest will not be paid or accrue in respect of any cash payments of merger consideration. The surviving corporation will reduce the amount of any merger consideration paid to you by any applicable withholding taxes.

If the paying agent is to pay some or all of your merger consideration to a person other than you, you must have your stock certificates properly endorsed or otherwise in proper form for transfer, and you must pay any transfer or other taxes payable by reason of the transfer or establish to the surviving corporation’s satisfaction that the taxes have been paid or are not required to be paid.

You should not forward your stock certificates to the paying agent without a letter of transmittal, and you should not return your stock certificates with the enclosed proxy.

The transmittal instructions will tell you what to do if you have lost your stock certificate, or if it has been stolen or destroyed. You will have to provide an affidavit to that fact and, if required by the surviving corporation, post a bond in an amount that the surviving corporation reasonably directs as indemnity against any claim that may be made against it in respect of the stock certificate.

After the completion of the Company merger, you will cease to have any rights as a stockholder of the Company.

Any portion of the per share merger consideration deposited with the paying agent that remains unclaimed by former record holders of Duff & Phelps Class A common stock for 12 months after the effective time of the Company merger will be delivered to Parent. After that time, if you have not received payment of the per share merger consideration in exchange for your shares, you may only look to Parent for payment of the per share merger consideration. If any certificate representing Duff & Phelps common stock has not been surrendered prior to one year after the completion of the Company merger (or such earlier date as must be immediately prior to the date that such unclaimed funds would otherwise become subject to any abandoned property, escheat or similar law), the payment with respect to such certificate will, to the extent permitted by applicable law, become the property of the surviving corporation, free and clear of all claims or interest of any person previously entitled to any claims or interest.

Fees and Expenses

Except as otherwise described in “The Merger Agreement—Termination Fees,” beginning on page 96, all fees, expenses and costs incurred in connection with the merger agreement, including legal, accounting, investment banking and other fees, expenses and costs, will be paid by the party incurring such fees, expenses and costs, whether or not the Company merger is consummated. The expenses incurred in connection with the filing, printing and mailing of this Proxy Statement and the solicitation of the approval of the Company’s stockholders, and all filing and other fees paid to the SEC will be borne by the Company.

THE MERGER AGREEMENT

The following describes the material provisions of the merger agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference herein. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. Duff & Phelps and Parent encourage you to read carefully the merger agreement in its entirety before making any decisions regarding the mergers because it is the principal document governing the mergers.

The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub I, Merger Sub II or their affiliates. The representations, warranties and covenants contained in the merger agreement were made only for the purposes of that agreement and as of the specific dates, were solely for the benefit of the parties to the merger agreement, and may be subject to limitations agreed upon by the parties, including being qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the merger agreement and made for the purposes of allocating contractual risk among the parties to the merger agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries of the merger agreement and should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts at the time they were made or otherwise. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Mergers; Merger Consideration

The DPA Merger

The merger agreement provides that, upon the terms and subject to the conditions set forth in the merger agreement, and in accordance with the Delaware Limited Liability Company Act (“DLLCA”), Merger Sub II will merge with and into DPA (the “DPA merger”). As a result of the DPA merger, the separate existence of Merger Sub II will cease and DPA will be the surviving entity in the DPA merger.

At the effective time of the DPA merger:

•

each New Class A unit of DPA issued and outstanding immediately prior to the effective time of the DPA merger (other than dissenting units, if any, and any units owned by (A) Parent, Merger Sub I or Merger Sub II, which will be cancelled and retired without any consideration, or (B) Duff & Phelps or any of its subsidiaries other than DPA, which will be converted as set forth below) will be converted into the right to receive $15.55 per unit in cash plus any unpaid distributions with respect thereto with a record date prior to the effective time of the DPA merger, in each case without interest and less applicable withholding taxes (the “per unit merger consideration”);

•

each New Class A unit of DPA issued and outstanding and held by Duff & Phelps immediately prior to the effective time of the DPA merger will be converted into one validly issued, fully paid and nonassessable limited liability company unit of DPA (as the surviving entity in the DPA merger);

•

limited liability company units of DPA held by a unitholder who is entitled to exercise, and properly exercises, appraisal rights with respect to such units pursuant to and in compliance with the procedures and terms set forth in the merger agreement (pursuant to which unitholders are treated, for purposes of appraisal, as if they were stockholders of a Delaware corporation governed by the DGCL) will not be converted into the right to receive the per unit merger consideration (such unitholder will instead be entitled to the appraisal rights provided under the DGCL as described under “The Company Merger (Proposal 1)—Appraisal Rights” beginning on page 73);

•

each issued and outstanding limited liability unit of Merger Sub II will be converted into and become one validly issued, fully paid and nonassessable limited liability company unit of DPA (as the surviving entity of the DPA merger); and

•

pursuant to the amended and restated certificate of incorporation of the Company, each share of Duff & Phelps Class B common stock issued and outstanding immediately prior to the effective time of the DPA merger will be cancelled and retired without any consideration (as a result of the cancellation of the New Class A Units of DPA).

Upon completion of the DPA merger:

•

the certificate of formation of DPA (as the surviving entity in the DPA merger) will remain identical to the certificate of formation of DPA in effect immediately prior to the effective time of the DPA merger and such certificate will remain in effect until amended in accordance with its terms or by applicable law;

•

the limited liability agreement of DPA (as the surviving entity in the DPA merger) will be replaced in its entirety such that it is identical to the limited liability agreement of Merger Sub II in effect immediately prior to the effective time of the DPA merger except that it will be amended to properly reflect the name of the surviving entity, DPA, and such agreement will remain in effect until amended in accordance with its terms or by applicable law; and

•	the officers of DPA will remain as officers of DPA.

As of the date of this Proxy Statement, there were no shares of Duff & Phelps Class B common stock outstanding and all of the New Class A Units of DPA were held by the Company.

The Company Merger

The merger agreement provides that, immediately following the DPA merger, upon the terms and subject to the conditions set forth in the merger agreement and in accordance with the DGCL, Merger Sub I will merge with and into the Company. As a result of the Company merger, the separate entity existence of Merger Sub I will cease and the Company will be the surviving corporation in the Company merger.

At the effective time of the Company merger:

•

each share of Duff & Phelps Class A common stock issued and outstanding immediately prior to the effective time of the Company merger (other than dissenting shares, if any, and any shares owned by (A) Parent, Merger Sub I or Merger Sub II, or shares owned by any wholly owned subsidiary of the Company, which will be cancelled and retired without any consideration or (B) any shares owned by any subsidiary of Duff & Phelps, which will be converted as set forth below) will be converted into the right to receive $15.55 per share in cash plus any unpaid dividends with respect thereto with a record date prior to the effective time of the Company merger, in each case without interest and less applicable withholding taxes (the “per share merger consideration”);

•

each share of Duff & Phelps Class A common stock issued and outstanding and held by any of the Company’s non-wholly owned subsidiaries will be converted into such number of shares of common stock of Duff & Phelps (as the surviving corporation in the Company merger) such that the ownership percentage of such subsidiary in the surviving corporation will remain equal to the ownership percentage of such subsidiary in Duff & Phelps immediately prior to the effective time of the Company merger;

•

shares of Duff & Phelps common stock held by a stockholder who is entitled to exercise, and properly exercises, appraisal rights with respect to such shares pursuant to and in compliance with the DGCL will not be converted into the right to receive the per share merger consideration (such stockholder will instead be entitled to the appraisal rights provided under the DGCL as described under “The Company Merger (Proposal 1)—Appraisal Rights” beginning on page 73); and

•

each issued and outstanding share of common stock of Merger Sub I will be converted into and become one validly issued, fully paid and nonassessable share of common stock of Duff & Phelps (as the surviving corporation of Company merger).

Upon consummation of the Company merger:

•

the certificate of incorporation of the Company (as the surviving corporation in the Company merger) will be replaced in its entirety such that it is identical to the certificate of incorporation of Merger Sub I in effect immediately prior to the effective time of the Company merger except that (i) Article I thereof shall be amended to properly reflect the name of the surviving corporation, Duff & Phelps Corporation, and (ii) it will be amended as may be required pursuant to the terms and conditions of the merger agreement relating to indemnification or directors’ and officers’ insurance and such certificate will remain in effect until amended in accordance with its terms or by applicable law;

•

the bylaws of the Company (as the surviving corporation in the Company merger) will be replaced in its entirety such that it is identical to the bylaws of Merger Sub I in effect immediately prior to the effective time of the Company merger except that it will be amended as may be required pursuant to the terms and conditions of the merger agreement relating to indemnification or directors’ and officers’ insurance and such bylaws will remain in effect until amended in accordance with its terms or by applicable law;

•	the directors of Merger Sub I will become the directors of Duff & Phelps; and

•	the officers of Duff & Phelps will remain as officers of Duff & Phelps.

Treatment of Duff & Phelps Stock Options and Other Equity-Based Awards

Duff & Phelps Stock Options

At the effective time of the Company merger, each stock option issued under the Company’s equity compensation plans, whether or not then exercisable or vested, will be cancelled and converted into the right to receive an amount in cash equal to, without interest and less applicable withholding taxes, the product of (i) the excess of $15.55 (the per share merger consideration) over the per share exercise price of the applicable stock option and (ii) the aggregate number of shares of common stock that may be acquired upon exercise of such stock option immediately prior to the effective time of the Company merger. None of the Company’s options have an exercise price that is below the per share merger consideration.

Duff & Phelps Director Restricted Stock

At the effective time of the mergers, each unvested restricted share unit and any other similar equity award which is held by a non-employee member of the Board of Directors of the Company and issued under the Company’s equity compensation plans (a “Director RSA”) will vest and be cancelled in exchange for the right to receive a lump sum payment, without interest, of the per share merger consideration.

Duff & Phelps Restricted Stock

At the effective time of the mergers, unless otherwise agreed with any such holder, each restricted share unit and any other similar equity award that is not a Director RSA and issued under the Company’s equity compensation plans (a “Company RSA”) will be assumed and converted into the right to receive the per share merger consideration, with the right to receive such amount to be subject to the satisfaction of the original vesting conditions (including any vesting required as a consequence of the consummation of the transactions contemplated by the merger agreement) applicable to the Company RSA under the applicable award agreement.

Performance Stock Awards

At the effective time of the Company merger, the Company’s Board of Directors may, subject to its sole discretion, amend each unvested performance share award granted in 2012 to provide that such award to vest as of the consummation of the mergers in an amount based on deemed satisfaction of performance goals at 175% of the target performance goals for the applicable performance period, irrespective of the actual date of closing or achievement of any performance threshold. On this basis, each holder will vest in 175% of the total number of shares subject to such award and will receive a cash payment of $15.55 for each vested share.

Exchange Procedures

Prior to the effective time of the DPA merger, Parent will deposit, or will cause to be deposited, with the paying agent a cash amount in immediately available funds necessary for the paying agent to make payment of the aggregate per share merger consideration and per unit merger consideration to the holders of shares of Duff & Phelps common stock (other than Duff & Phelps Class A and Class B common stock held by the Company and its subsidiaries, Parent, Merger Sub I or Merger Sub II) or DPA units (other than New Class A Units held by the Company and its subsidiaries, Parent, Merger Sub I or Merger Sub II). Parent will make available, or will cause to be made available, any additional amounts necessary to make payments to such stockholders or unitholders who withdraw or otherwise lose their demand for appraisal rights pursuant to the DGCL or, with respect to such unitholders, the terms of the merger agreement.

Promptly after the closing date, and in any event within five business days thereafter, Parent will cause the paying agent to mail to each holder of record of Duff & Phelps Class A common stock and New Class A Units of DPA (other than dissenting shares or units or shares or units held by Duff & Phelps or Parent or its affiliates) (i) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to certificates will pass, only upon delivery of the certificates to the paying agent and which will have such other provisions as Parent and Duff & Phelps may specify), (ii) instructions for use in surrendering the certificates (or affidavits of loss in lieu thereof) or uncertificated Duff & Phelps Class A common stock or New Class A Units of DPA in exchange for the cash amount of the per share merger consideration and per unit merger consideration, as applicable, to which such record holder is entitled as a result of the mergers, and (iii) any unpaid dividends or other distributions in respect of such share or unit to which holders of certificates or uncertificated shares or units with a record date prior to the effective time of the mergers. No interest will be paid or accrued on any amount payable upon due surrender of the certificates or uncertificated New Class A Units or Duff & Phelps Class A common stock.

You should not return your stock or unit certificates with the enclosed proxy card, and you should not forward your stock or unit certificates to the paying agent without a letter of transmittal.

From and after the consummation of the mergers, there will be no transfers on Duff & Phelps’ stock transfer books of shares of Duff & Phelps Class A common stock that were outstanding immediately prior to the effective time of the Company merger or on the transfer books of DPA of the New Class A Units that were outstanding immediately prior to the effective time of the DPA merger. If, after the effective time of the DPA merger or Company merger, as applicable, any certificated or uncertificated Duff & Phelps Class A share or New Class A Unit of DPA is presented to either the surviving corporation or the surviving entity, Parent or the paying agent for transfer, such certificated or uncertificated share or unit, as applicable, will be cancelled and, subject to compliance with the exchange procedures set forth in the merger agreement, exchanged for the cash amount to which such person is entitled pursuant to the merger agreement.

Any portion of the per share merger consideration or per unit merger consideration deposited with the paying agent that remains unclaimed by former record holders of Duff & Phelps Class A common stock and New Class A Units of DPA for 12 months after the effective time of the Company merger will be delivered to Parent. Record holders of Duff & Phelps Class A common stock (other than “Excluded Shares,” as defined in the merger agreement, and shares of Duff & Phelps Class A common stock that are held by any direct or indirect subsidiary of the Company) and New Class A Units of DPA (other than “Excluded Units,” as defined in the merger agreement, and New Class A Units of DPA that are held by the Company or any direct or indirect subsidiary of the Company other than DPA) who have not complied with the above-described exchange and payment procedures may thereafter only look to Parent for payment of the per share merger consideration and per unit merger consideration, as applicable. None of the parties to the merger agreement, the surviving corporation, the surviving entity, Parent, the paying agent or any other person will be liable to any stockholders of Duff & Phelps or unitholders of DPA for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the per share merger consideration or per unit merger consideration, as applicable, you will have to make an affidavit of the loss, theft or destruction, and if required by Parent, post a bond in a customary amount and upon such terms as may be required by Parent as indemnity against any claim that may be made against it or the surviving corporation or the surviving entity or the paying agent with respect to such lost, stolen or destroyed certificate. These procedures will be described in the letter of transmittal and instructions that you will receive, which you should read carefully in its entirety.

Withholding

DPA (as the surviving entity in the DPA merger), Duff & Phelps (as the surviving corporation in the Company merger), Merger Sub I, Merger Sub II, Parent and the paying agent will be entitled to deduct and withhold from any amounts otherwise payable pursuant to the merger agreement any amount it is required to deduct and withhold with respect to the making of such payment under the applicable U.S. federal, state, local or foreign law. To the extent withheld, such withheld amounts will be treated for purposes of the merger agreement as having been paid to the person with respect to which such deduction and withholding was made.

Effective Time of the Mergers; Closing

Unless otherwise mutually agreed in writing between Duff & Phelps and Parent, the closing of the mergers will take place on the later of (i) the third business day following the day on which the last of the conditions to the closing of the mergers (described under “The Merger Agreement—Conditions to the Completion of the Mergers” beginning on page 88) have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the mergers, but subject to the fulfillment or waiver of those conditions) and (ii) the third business day after the final day of the marketing period (described below under “—Marketing Period”) or such earlier date as may be specified by Parent on no less than three business days’ prior notice to Duff & Phelps.

Assuming timely satisfaction of the necessary closing conditions, Duff & Phelps currently expects the closing of the mergers to occur in the first half of 2013. The effective time of the DPA merger will occur as soon as practicable following the closing of the mergers upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as Duff & Phelps and Parent may agree and specify in such certificate of merger), and the effective time of the Company merger will occur as soon as practicable following the effective time of the DPA merger upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as Duff  & Phelps and Parent may agree and specify in such certificate of merger).

Marketing Period

The “marketing period” referred to above is the first period of 20 consecutive business days after the date of the merger agreement throughout which and at the end of which (i) Parent shall have all of the required financial information (as described under “—Financing; Duff & Phelps Cooperation” beginning on page 93) regarding the business, operations, assets and liabilities of the Duff & Phelps business, (ii) the conditions to each party’s obligations to effect the mergers (other than the adoption of the merger agreement by the Company’s stockholders)

have been satisfied or waived (and remain satisfied or waived) and nothing has occurred and no condition exists that would cause any of the conditions to the obligations of Parent, Merger Sub I or Merger Sub II to effect the mergers to fail to be satisfied, assuming that the date of the closing of the mergers were to be scheduled for any time during such 20 consecutive business day period.

However, the marketing period will not be deemed to commence prior to the “no-shop period start date” or, if there is an “excluded party”, the “excluded party deadline”, or if prior to the completion of the marketing period, Duff & Phelps’ auditors shall have withdrawn their audit opinion contained in the required financial information.

The marketing period will end on any earlier date on which all of the debt financing or any alternative financing pursuant to the terms of the merger agreement is obtained. Furthermore, (i) if at any time during the marketing period Parent does not have the required financial information (as described under “—Financing; Duff & Phelps Cooperation” beginning on page 93) or such required financial information is not compliant with the terms of the merger agreement (subject to Duff & Phelps’ obligation to use commercially reasonable efforts to supplement the required financial information during the marketing period to the extent that any such required financial information contains any material misstatement of fact or omits to state any material fact necessary to make such information not misleading in any material respect), then a new 20 consecutive business day period will commence upon Parent’s receipt of compliant required financial information and (ii) if Duff & Phelps in good faith reasonably believes it has delivered the applicable required financial information, it may deliver to Parent written notice to that effect (stating when it believes it completed such delivery), in which case the marketing period shall be deemed to have commenced on the date specified in that notice unless Parent in good faith reasonably believes Duff & Phelps has not completed delivery of the required financial information and, within four business days after the delivery of such notice by Duff & Phelps, delivers a written notice to Duff & Phelps to that effect (stating with reasonable specificity which required financial information Parent reasonably believes Duff & Phelps has not delivered).

The purpose of the marketing period as described above is to provide Parent with a reasonable and appropriate period of time during which it can market and place the debt financing contemplated by the debt financing agreements entered into by Parent in connection with, and for the purpose of financing the cash portion of the per share merger consideration payable in, the mergers, as described in more detail under “—Financing; Duff & Phelps Cooperation”.

Conditions to the Completion of the Mergers

Duff & Phelps and Parent may not complete the mergers unless each of the following conditions is satisfied or waived:

•

the merger agreement must have been approved by the affirmative vote of the holders of a majority of the outstanding Duff & Phelps Class A and Class B common stock, voting together as a single class, as of the record date (however, as of the date of this Proxy Statement, there were no shares of Duff & Phelps Class B common stock outstanding);

•

(i) the waiting period applicable to the consummation of the mergers under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) shall have expired or been earlier terminated, (ii) the U.K. Financial Services Authority (the “FSA”) shall have notified Parent pursuant to Section 189(4)(a) of the Financial Services and Markets Act of 2000 (the “FSMA”), that the FSA approves of Parent (and any other potential controllers in Parent’s group, to the extent required) acquiring control of the Company, or shall have given such approval pursuant to Section 189(6) of the FSMA, and (iii) either (A) receipt of approval from the Financial Industry Regulatory Authority (“FINRA”) or (B) either (1) FINRA does not inform Duff & Phelps or Parent that it is considering imposing a condition that will have a material adverse impact on Duff & Phelps or Parent by the later of (x) 30 days from the filing of the FINRA change of control application and (y) receipt of the FSA approval, or (2) FINRA informs the parties that it will not impose a condition that will have a material adverse impact on Duff & Phelps or Parent; and

•

no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the completion of the mergers or any of the material transactions contemplated under the merger agreement must be in effect and completion of the mergers must not be illegal under any applicable statute, rule, regulation, order, injunction or decree enacted, entered, promulgated or enforced by any governmental entity.

In addition, each of Parent’s, Merger Sub I’s and Merger Sub II’s obligations to effect the mergers is subject to the satisfaction or waiver of the following additional conditions:

•

the representations and warranties of Duff & Phelps and DPA (other than those described in the next three bullets below) being true and correct as of the date of the merger agreement and as of the closing date as though made on and as of such date (except to the extent that any such representation or warranty expressly speaks of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date, and ignoring for such purposes any reference to material adverse effect or materiality contained in each representation or warranty as set forth in the merger agreement) but in the aggregate subject to the material adverse effect standard provided in the merger agreement and summarized below;

•

the representations and warranties of Duff & Phelps and DPA with respect to outstanding shares, units and options as of December 30, 2012 being true and correct in all respects (except for de minimis inaccuracies) as of the date of the merger agreement and as of the closing date as though made on and as of such date (except to the extent that any such representation or warranty expressly speaks of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

•

the representations and warranties of Duff & Phelps and DPA with respect to capitalization (other than as set forth in the preceding bullet), organization and good standing, authority and approvals, receipt of the fairness opinion, takeover statutes and brokers and finders will be true and correct in all material respects as of the date of the merger agreement and as of the closing date as though made on and as of such date (except to the extent that any such representation or warranty expressly speaks of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date, and ignoring for such purposes any reference to material adverse effect or materiality contained in each representation or warranty as set forth in the merger agreement);

•

the representations and warranties of Duff & Phelps and DPA with respect to the absence of a continuing material adverse effect shall be true and correct in all respects as of the date of the merger agreement and as of the closing date as though made on and as of such date;

•	Duff & Phelps and DPA each having performed, at or prior to the closing, in all material respects, all obligations required to be performed or complied with by it under the merger agreement;

•	there shall not have occurred at any time after the date of the merger agreement any “material adverse effect;” and

•	the receipt of an officer’s certificate executed by an executive officer of Duff & Phelps certifying that the preceding conditions have been satisfied.

In addition, the Company’s obligation to effect the mergers is subject to the satisfaction or waiver of the following additional conditions:

•

the representations and warranties of each of Parent, Merger Sub I and Merger Sub II being true and correct as of the date of the merger agreement and as of the closing date as though made on and as of such date (except to the extent that any such representation or warranty expressly speaks of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date, except where failure to be so true and correct, individually or in the aggregate, does not or would not reasonably be expected to prevent, materially delay or materially impede the consummation of the mergers and the other transactions contemplated by the merger agreement;

•

each of Parent, Merger Sub I and Merger Sub II having performed, at or prior to the closing, in all material respects, all obligations required to be performed or complied with by it under the merger agreement; and

•	the receipt of an officer’s certificate executed by an executive officer of Parent certifying that the two preceding conditions have been satisfied.

For purposes of the merger agreement, “material adverse effect” means, when used with respect to Duff & Phelps, any event that (1) has, or would reasonably be expected to have, a material adverse effect on the financial condition, business or results of operations of Duff & Phelps and its subsidiaries, taken as a whole or (2) prevents, materially impedes or materially delays, or would be expected to prevent, materially impede or materially delay, the Company’s ability to consummate the transactions contemplated by the merger agreement, except those effects caused by any of the following, either alone or in combination, will not be taken into consideration for the purpose of determining whether a material adverse effect has occurred or would reasonably be expected to have occurred pursuant to clause (1): (a) events generally affecting the economy, credit, capital, securities or financial markets or political or geopolitical conditions in the United States or elsewhere in the world, including changes in interest and exchange rates, to the extent that such effects are not borne disproportionally by Duff & Phelps and its subsidiaries, taken as a whole; (b) events that are the results of war (whether or not declared), armed hostilities, sabotage, terrorism or any man-made or natural disasters, or any escalation or worsening of any such acts of war, armed hostilities, sabotage, terrorism or disasters to the extent that such effects are not borne disproportionally by Duff & Phelps and its subsidiaries, taken as a whole; (c) events that are the result of factors generally affecting any of the industries in which Duff & Phelps or its subsidiaries operate to the extent that such effects are not borne disproportionally by Duff & Phelps and its subsidiaries, taken as a whole; (d) any adoption, implementation, enforcement, promulgation, repeal, amendment, interpretation, reinterpretation or other change, or proposed adoption, implementation, enforcement, promulgation, repeal, amendment, interpretation, reinterpretation or change in any law or GAAP (or other accounting standards applicable to the Company or its subsidiaries) on or after the date hereof to the extent that such effects are not borne disproportionally by Duff & Phelps and its subsidiaries, taken as a whole; (e) any failure by Duff & Phelps to meet any internal or public projections or forecasts or estimates of revenues or earnings for any period(but the underlying cause of such failure may nonetheless constitute a material adverse effect); (f) any decline in the market price, or change in trading volume, of the shares of Duff & Phelps’ Class A common stock on the NYSE(but the underlying cause of such decline may nonetheless constitute a material adverse effect); (g) the public announcement or pendency of the merger agreement, including public announcement of the identity of (or any facts or circumstances relating to) Parent, Merger Sub I, Merger Sub II or any of their respective affiliates to such transactions, or any communication by Parent, Merger Sub I, Merger Sub II or any of their respective affiliates regarding their plans or intentions with respect to the post-closing conduct of the business or assets of Duff & Phelps or its subsidiaries; or (h) any action or omission explicitly required by the terms of the merger agreement or any action taken or omitted to be taken at the specific request of Parent, Merger Sub I, Merger Sub II or any of their respective affiliates or any action or omission to which Parent, Merger Sub I, Merger Sub II or any of their respective affiliates has expressly consented to in writing or any omission caused by the failure of Parent, Merger Sub I, Merger Sub II or any of their respective affiliates to consent to any action requiring such party’s consent within a reasonable time following receipt of a reasonable request for such consent.

Reasonable Best Efforts to Obtain Duff & Phelps Stockholder Approval

Unless the merger agreement is terminated in accordance with its terms, Duff & Phelps has agreed to call a meeting of its stockholders as soon as is reasonably practicable after the date of mailing of this proxy statement for the purpose of such stockholders considering and voting on the adoption of the merger agreement and any other matters required to be voted upon by such stockholders in connection with the transactions contemplated in the merger agreement. Duff & Phelps may, however, delay or postpone convening or adjourning such stockholders meeting to promptly provide any supplement or amendment to this Proxy Statement to the Company’s stockholders in advance of the stockholders meeting (if determined by the Company in good faith, after receipt of advice to such effect by outside counsel, that such supplement or amendment is required by applicable law) and only for the minimum period required by applicable law. Duff & Phelps may also delay, postpone or adjourn such stockholders meeting if, as of the time for which the stockholders meeting is originally scheduled, there are insufficient shares of Duff & Phelps Class A and Class B common stock represented (either in person or by proxy) and voting to adopt the merger agreement or to constitute a quorum necessary to conduct the business of the stockholders meeting. Subject to and until the Company’s Board of Directors effects a change of recommendation as described in more detail in “—Solicitation of Acquisition Proposals” below, Duff & Phelps has agreed to take all reasonable lawful action to obtain such stockholder approval, subject to its right of termination. The merger agreement requires Duff & Phelps to submit the merger agreement to a stockholder vote even if its Board of Directors no longer recommends adoption of the merger agreement. The Company’s Board of Directors has, by a unanimous vote of those directors present and voting (which included all members of the Company’s Board of Directors other than Mr. Gottdiener), approved the mergers and directed that the Company merger be submitted to Duff & Phelps stockholders for their consideration.

Solicitation of Acquisition Proposals

Until 11:59 p.m., Eastern time, on February 8, 2013, Duff & Phelps is permitted to:

•

initiate, solicit and encourage any inquiry or the making of acquisition proposals, including by providing access to non-public information pursuant to acceptable confidentiality agreements (to the extent that any such non-public information is material and had not previously been provided to Parent, Duff & Phelps will promptly provide such material non-public information to Parent) and

•

engage or enter into or otherwise participate in any discussions or negotiations with any person or group of persons with respect to any acquisition proposal, or otherwise cooperate with or assist or participate in or facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt to make any acquisition proposals.

From and after 12:01 a.m., Eastern time, on February 9, 2013 (the “no-shop period start date”), Duff & Phelps will be required to immediately cease and terminate all discussions or negotiations with any persons that may be ongoing with respect to any acquisition proposals, except that Duff & Phelps is permitted to continue or engage in the aforementioned activities with third parties that contacted Duff & Phelps and made an alternative acquisition proposal prior to February 8, 2013, that the Duff & Phelps Board of Directors determined constituted or would reasonably be expected to result in a superior proposal (each, an “excluded party”) until 11:59 p.m., Eastern time, on March 8, 2013 (the “excluded party deadline”). Except as expressly permitted under the merger agreement or as may relate to an excluded party, from and after the no-shop period start date or, in the case of an excluded party, after the excluded party deadline, and until the effective time of the Company merger or, if earlier, the termination of the merger agreement, Duff & Phelps and its subsidiaries may not, and Duff & Phelps shall instruct and use reasonable best efforts to cause its representatives not to:

•	initiate, solicit or knowingly encourage any inquiry or the making of any acquisition proposals;

•	engage in or otherwise participate in discussions or negotiations regarding, or provide any non-public information or data relating to, any acquisition proposal;

•	enter into any agreement or agreement in principle relating to an acquisition proposal; or

•	otherwise knowingly facilitate any effort or attempt to make an acquisition proposal.

At any time from and after the no-shop period start date or, in the case of an excluded party, at any time after the excluded party deadline and prior to the time Duff & Phelps’ stockholders approve the adoption of the merger agreement, if Duff & Phelps receives an unsolicited, bona fide written acquisition proposal from any person, Duff & Phelps and its representatives may provide information (including non-public information and data) regarding, and afford access to, the business, properties, assets, books, records and personnel of, Duff &

Phelps and its subsidiaries in response to a request therefor by such person pursuant to an acceptable confidentiality agreement and engage in, enter into, continue or otherwise participate in any discussions or negotiations with such person with respect to such acquisition proposal, if:

•

the Duff & Phelps Board of Directors determines in good faith (A) after consultation with outside legal counsel that failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law and (B) after consultation with a financial advisor and outside legal counsel, that such acquisition proposal either constitutes a superior proposal or could reasonably be expected to result in a superior proposal; and

•

Duff & Phelps gives written notice to Parent within 24 hours of receipt of any such written acquisition proposal and provides Parent with a copy of such proposal, along with prompt notification of any amendments or modifications to such written acquisition proposal and any general updates regarding the status of any discussions regarding such alternative acquisition proposal.

An “acquisition proposal” is proposal or offer with respect to (x) a merger, consolidation, business combination or similar transaction with any person or group of persons that involves the Company or any of its subsidiaries or (y) any acquisition (whether by tender offer, share exchange or other manner) by any person or group of persons which, in each case of (x) and (y), if consummated would result in any person or group of persons becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, equity securities of the Company, DPA or any of their respective subsidiaries representing more than 20% of all outstanding equity securities of the Company or DPA (by vote or value), or more than 20% of the consolidated total assets (including, equity securities of its subsidiaries) of the Company and its subsidiaries, taken as a whole. A “superior proposal” is a bona fide written acquisition proposal (substituting “75%” for “20%”) made by a third party that did not result from a material breach of the “no solicitation” provisions of the merger agreement for a transaction that is on terms that the Board of Directors of the Company determines, in good faith after consultation with its outside legal counsel and financial advisor, to be more favorable from a financial point of view to the holders of Duff & Phelps Class A common stock than the Company merger, taking into account all the terms and conditions of such proposal or offer and the merger agreement (including any offer by Parent to amend the terms of the merger agreement) that are deemed relevant by the Board of Directors of the Company, and taking into account all legal, financial, regulatory, timing and other aspects of such acquisition proposal including the financing thereof, and the person making the acquisition proposal.

Duff & Phelps has agreed in the merger agreement that its Board of Directors will not (i) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent, the Duff & Phelps’ Board of Director’s recommendation that Duff & Phelps’ stockholders adopt the merger agreement at the special meeting (a “change in recommendation”), unless, prior to the time the Company’s stockholders adopt the merger agreement (and subject to compliance with the procedures described in the next paragraph, if applicable), the Duff & Phelps Board of Directors or any committee thereof determines in good faith, after consultation with its outside counsel, that failure to do so would be inconsistent with its fiduciary duties under applicable law or (ii) approve, recommend, propose publicly to approve or recommend, or resolve to approve or recommend, an acquisition proposal, unless, prior to the time the Company’s stockholders adopt the merger agreement (and subject to compliance with the procedures described in the next paragraph), the Company terminates the merger agreement to enter into an alternative acquisition agreement with respect to a superior proposal (a “fiduciary termination”).

Prior to effecting a change of recommendation in connection with a superior proposal or effecting a fiduciary termination:

•

Duff & Phelps must provide prior written notice to Parent, at least three business days in advance, that it intends to effect such a change of recommendation or fiduciary termination, which notice shall specify the identity of the party making such superior proposal and the material terms thereof and include the most current version of such agreement;

•

after providing such notice and prior to effecting such a change of recommendation or fiduciary termination, Duff & Phelps must have negotiated with Parent in good faith during such three business day period (to the extent Parent desires to negotiate) to make applicable adjustments in the terms and conditions of the merger agreement as would permit the Duff & Phelps Board of Directors not to effect a change of recommendation or fiduciary termination; and

•

the Duff & Phelps Board of Directors must have considered in good faith any changes to the merger agreement and related agreements offered in writing by Parent in a manner that would form a binding contract if accepted by the Company and must have determined in good faith that the superior proposal would continue to constitute a superior proposal if such changes were given effect.

In the event that such acquisition proposal (other than any acquisition proposal from any excluded party made prior to the excluded party deadline) is modified after complying with the above bullets in any material respect by the party making such acquisition proposal, the Company must have provided written notice of such modified acquisition proposal to Parent and must have again complied with the above bullets and provide Parent with an additional two (2) business days’ notice prior to effecting any change in recommendation or a fiduciary termination (and shall do so for each such subsequent modification).

If Parent terminates the merger agreement due to the Duff & Phelps Board of Directors effecting a change of recommendation, or if Duff & Phelps effects a fiduciary termination, then Duff & Phelps will be required to pay Parent a termination fee as described in more detail in “The Merger Agreement—Termination Fees” beginning on page 96.

Nothing in the provisions of the merger agreement relating to acquisition proposals prevents Duff & Phelps from (i) complying with its disclosure obligations under applicable law with respect to an acquisition proposal, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act or any similar communication or (ii) making any “stop-look-and-listen” communication to the stockholders of Duff & Phelps pursuant to Rule 14d-9(f) under the Exchange Act or any similar communication.

Financing; Duff & Phelps Cooperation

Parent, Merger Sub I and Merger Sub II have represented that, subject to certain assumptions, at and after the closing of the mergers, they will have sufficient funds available to satisfy their respective payment obligations under the merger agreement. Nonetheless, each of Carlyle Global Financial Services Partners, L.P., Edmond de Rothschild Europportunities II SCA SICAR, Pictet and Trident V DP Holdings LP have agreed to provide a limited guarantee for the payment obligations of Parent, Merger Sub I and Merger Sub II pursuant to the terms of the merger agreement.

Parent has agreed to use its reasonable best efforts to arrange and obtain the financing on the terms and conditions (including the flex provisions) described in the equity financing commitments and debt financing commitments (collectively, the “financing commitments”), and will not permit any amendment or modification to be made to, or any waiver of any material provision or remedy under, the debt financing commitments if such amendment, modification or waiver:

•	reduces the aggregate amount of the debt financing below the amount required to consummate the transactions contemplated by the merger agreement; or

•

imposes new or additional conditions or otherwise amends, modifies or expands any conditions precedent to the receipt of the debt financing in a manner that would (i) delay (taking into account the marketing period) or prevent the closing of the mergers or (ii) adversely impact in any material respect the ability of Parent to enforce its rights against the other parties to the debt financing commitments or the definitive agreements with respect thereto, the ability of Parent to consummate the transactions contemplated by the merger agreement or the likelihood of the consummation of the transactions contemplated by the merger agreement.

Each of Parent, Merger Sub I and Merger Sub II has agreed to use reasonable best efforts to:

•	maintain in effect the debt financing commitments until the transactions contemplated by the merger agreement are consummated;

•

satisfy all conditions and covenants within the control of Parent, Merger Sub I and Merger Sub II in the debt financing commitments at or prior to the closing and otherwise comply with its obligations thereunder;

•

enter into definitive agreements with respect to the debt financing on the terms and conditions (including the flex provisions) contemplated by the debt financing commitments or on such terms acceptable to Parent and the providers of the debt financing;

•	consummate the financing at the closing of the mergers; and

•	enforce its rights (including through litigation to the extent necessary) under the debt financing commitments.

Parent, Merger Sub I and Merger Sub II have agreed to give Duff & Phelps prompt notice:

•

of any material breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any material breach or default) by any party to any financing commitment or definitive document related to the financing;

•

of the receipt of any written notice or other written communication from any person with respect to any breach, default, termination or repudiation by any party to any financing commitment or any definitive document related to the financing or any provisions of the financing commitments or any definitive document related to the financing; or

•

if Parent, Merger Sub I or Merger Sub II believe in good faith that they will not be able to obtain all or any portion of the financing on the terms, in the manner or from the sources contemplated by the financing commitments of the definitive documents related to the financing.

If any portion of the debt financing becomes unavailable on the terms and conditions (including the flex provisions) contemplated in the debt financing commitments, Parent has agreed to use reasonable best efforts to arrange and obtain alternative debt financing from alternative sources in an amount sufficient to consummate the transactions contemplated by the merger agreement on terms not less favorable, in the aggregate, to Parent than those set forth in the debt financing commitments (taking into account the flex provisions) as promptly as practicable following the occurrence of such event but no later than the later of (i) the second business day following satisfaction or waiver of the closing conditions and (ii) the first business day following the last business day of the marketing period.

Duff and Phelps has agreed to, and agreed to use its reasonable best efforts to cause its representatives to, at Parent’s sole expense, provide to Parent, Merger Sub I and Merger Sub II all cooperation reasonably requested by Parent, Merger Sub I or Merger Sub II in connection with the debt financing; provided, however, that, (a) no obligation of the Company or its subsidiaries under any certificate, document or instrument in connection with the debt financing will be effective until the effective time of the DPA merger and the Company and its subsidiaries will not be required to take any action under any certificate, document or instrument in connection with the debt financing that is not contingent upon the closing or that would be effective prior to the effective time of the DPA merger, (b) the Company and its subsidiaries will not be required to extend such cooperation to the extent it would interfere unreasonably with the business or operations of the Company or its subsidiaries and (c) the Company and its subsidiaries will not be required to issue any offering or information document.

Parent has agreed to indemnify and hold harmless Duff & Phelps, its subsidiaries and its and their representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of the financing

(including any action taken in accordance with Duff & Phelps’ cooperation requirements with respect to the debt financing) and any information utilized in connection therewith (other than historical information relating to Duff & Phelps or its subsidiaries provided by Duff & Phelps in writing specifically for use in the financing offering documents). Parent has agreed to, promptly upon request by Duff & Phelps, reimburse Duff & Phelps for all reasonable out-of-pocket costs incurred by Duff & Phelps or its subsidiaries in connection with Duff & Phelps’ cooperation requirements with respect to the debt financing.

The obtaining of the financing, or any alternative financing in accordance with the terms of the merger agreement, is not a condition to the closing of the mergers.

Transaction Litigation

The merger agreement requires Duff & Phelps to promptly notify Parent and keep Parent reasonably informed with respect to the status of any stockholder litigation related to the merger agreement, the mergers or other transactions contemplated by the merger agreement that is brought or, to the knowledge of Duff & Phelps, is threatened in writing, prior to the effective time of the Company merger against any of Duff & Phelps or its subsidiaries and/or the members of the Board of Directors of Duff & Phelps, and none of Duff & Phelps or its subsidiaries or representatives will settle or agree to settle any such stockholder litigation without Parent’s prior written consent, which will not be unreasonably withheld, delayed or conditioned.

Regulatory Approvals; Third-Party Consents

Pursuant to the merger agreement, Duff & Phelps and Parent have agreed to cooperate with each other and use their respective reasonable best efforts to (1) promptly prepare and file all necessary documentation, (2) effect all applications, notices, petitions and filings, (3) obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities that are necessary or advisable to complete the transactions contemplated by the merger agreement (each as described in more detail under “The Company Merger (Proposal 1)—Regulatory Approvals” beginning on page 59) and (4) lift or rescind any injunction or restraining order or other order adversely affecting the abilities of the parties to consummate the mergers or the other transactions contemplated by the merger agreement. Each of Duff & Phelps and Parent also agreed to promptly advise the other upon receiving any communication from any governmental entity, consent or approval of which is required to complete the transactions contemplated by the merger agreement. Notwithstanding the foregoing, Parent, Merger Sub I, Merger Sub II and their subsidiaries and affiliates are not required in connection with their efforts to obtain regulatory approvals to propose or agree to accept any undertaking or condition, to enter into any consent decree, to make any divestiture or accept any operational restriction, or take or commit to make payments (other than customary filing fees) or enter into any commercial arrangement, or commit, or commit to take, any action that would reasonably be expected to result in a material adverse impact on the Company and its subsidiaries, taken as a whole, or Parent, Merger Sub I, Merger Sub II and their subsidiaries (including the surviving corporation and the surviving entity and their subsidiaries following the effective time of the Company merger), taken as a whole.

Termination

Duff & Phelps and Parent may terminate the merger agreement at any time before the effective time of the DPA merger, whether before or after Duff & Phelps’ stockholders have voted in favor of adoption of the merger agreement, by mutual written consent of Duff & Phelps and Parent duly authorized by each of their respective boards of directors.

In addition, either Duff & Phelps or Parent may terminate the merger agreement at any time before the effective time of the DPA merger by written notice to the other party:

•	whether before or after Duff & Phelps stockholders have voted in favor of adoption of the merger agreement, if the mergers have not been completed on or before July 1, 2013 (the “termination date”);

•	if the stockholders meeting has been held and the Duff & Phelps stockholders have not adopted the merger agreement at such meeting or any adjournment or postponement thereof;

•

if any court or agency of competent jurisdiction issues any final and non-appealable injunction, ruling, decree or judgment permanently restraining, enjoining or otherwise prohibiting consummation of the mergers; or

•

if there is a breach by the non-terminating party of any of its representations, warranties, covenants or agreements contained in the merger agreement that has not been cured by such party by the earlier of July 1, 2013 and 30 days after such party’s receipt of written notice of such breach from the other party but only so long as the other party is not in material breach of its representations, warranties, covenants, or agreements contained in the merger agreement, which breach would give rise to the failure to satisfy a closing condition described above under “—Conditions to the Completion of the Mergers.”

In addition, at any time before the effective time of the DPA merger Duff & Phelps may terminate the merger agreement by written notice to Parent:

•

if (i) all of the closing conditions have been satisfied (see “—Conditions to the Completion of the Mergers” beginning on page 88), (ii) Parent fails to close the transaction within three business days following the date the closing should have occurred and (iii) Duff & Phelps and DPA stood ready, willing and able to consummate the mergers on such date and Duff & Phelps delivered an irrevocable written notice to Parent on or prior to such date confirming such fact (a “failure to close termination”); or

•	to effect a fiduciary termination and concurrently pays the termination fee described below.

In addition, at any time before the special meeting, Parent may terminate the merger agreement by written notice to Duff & Phelps, if:

•

the Duff & Phelps Board of Directors or any committee thereof fails to recommend or effects a change of recommendation or fails to reaffirm its recommendation that the stockholders of Duff & Phelps vote in favor of the adoption of the merger agreement following Parent’s request; or

•

any director, officer or manager of Duff & Phelps or DPA has willfully and materially breached the non-solicitation, proxy statement or stockholders’ meeting obligations and, with respect to the proxy statement and stockholders’ meeting obligations and such breaches cannot be or are not cured reasonably promptly after written notice thereof.

Termination Fees

Duff & Phelps is required to pay Parent a termination fee of $19,964,326.07 (without any reimbursement of any of Parent’s expenses) if:

•	each of the following three events occurs:

•

(i) the merger agreement is terminated by Duff & Phelps or Parent due to the occurrence of the termination date prior to the adoption of the merger agreement by the Company’s stockholders, (ii) the merger agreement is terminated by Duff & Phelps or Parent due to the failure of Duff & Phelps stockholders to adopt the merger agreement, or (iii) the merger agreement is terminated by Parent due to a willful breach by Duff & Phelps or DPA of their representations, warranties, covenants or agreements contained in the merger agreement that has not been timely cured and which would give rise to the failure to satisfy a closing condition described above under “—Conditions to the Completion of the Mergers;”

•

there is a bona fide acquisition proposal made after the date of the merger agreement but prior to such termination regardless of whether such proposal is publicly disclosed or privately made to Duff & Phelps (unless irrevocably and, if such acquisition proposal is public, publicly withdrawn prior to such termination); and

•

within 12 months after such termination, Duff & Phelps enters into a definitive agreement with respect to an acquisition proposal and such acquisition proposal is subsequently consummated or a transaction contemplated by an acquisition proposal is otherwise consummated within 12 months of such termination, provided that for purposes of the foregoing, the references to “20%” in the definition of acquisition proposal shall be deemed to be references to “50%”;

•

the merger agreement is terminated by Parent due to a failure to recommend or reaffirm the recommendation, a change of recommendation or the willful and material breach by any director, officer or manager of Duff & Phelps or DPA of the non-solicitation, proxy statement or stockholders’ meeting obligations or

•	Duff &Phelps effected a fiduciary termination.

Notwithstanding the foregoing, Duff & Phelps must pay Parent a reduced termination fee equal to $6,654,775.36 and reimburse Parent for expenses in an amount up to $1,250,000 if, on or prior to the excluded party deadline, the merger agreement is terminated by:

•	Duff & Phelps in order to effect a fiduciary termination with respect to a superior proposal from an excluded party; or

•	Parent due to a change of recommendation with respect to a superior proposal from an excluded party.

Parent must pay Duff & Phelps the Parent fee of $39,928,652.14, if:

•

the merger agreement is terminated by Duff & Phelps due to a breach by Parent, Merger Sub I or Merger Sub II of their representations, warranties, covenants or agreements contained in the merger agreement that has not been timely cured and which would give rise to the failure to satisfy a closing condition described above under “—Conditions to the Completion of the Mergers;” or

•	the merger agreement is terminated by Duff & Phelps as a result of Parent’s failure to close .

The guarantors have guaranteed the obligation of Parent to pay the Parent fee pursuant to the limited guarantees. In no event will Parent have to pay the Parent fee or Duff  & Phelps have to pay the termination fee or expenses on more than one occasion.

Remedies

Duff & Phelps’ receipt of the Parent fee and certain expense reimbursement and indemnification payments from Parent will, subject to certain specific performance rights described below, be Duff & Phelps’ sole and exclusive remedy against Parent, Merger Sub I, Merger Sub II, Carlyle, Stone Point, Pictet, Edmond de Rothschild, the debt financing sources, any of their respective affiliates and any of their respective former, current, or future general or limited partners, stockholders, directors, officers, employees, managers, members or agents for any loss suffered with respect to the merger agreement, the limited guarantees and the transactions contemplated thereby, the termination of the merger agreement, the failure of the mergers to be consummated or any breach of the merger agreement by Parent, Merger Sub I or Merger Sub II.

Parent’s receipt of the termination fee and/or the expense reimbursement and certain other expenses reimbursed by Duff & Phelps, as the case may be, will, subject to certain specific performance rights described below, be the sole and exclusive remedy of Parent, Merger Sub I, Merger Sub II, Carlyle, Stone Point, Pictet, Edmond de Rothschild and their respective affiliates against Duff & Phelps, its subsidiaries and any of their respective former, current, or future general or limited partners, stockholders, directors, officers, employees, managers, members, affiliates or agents for any loss suffered with respect to the merger agreement, the limited guarantees and the transactions contemplated thereby, the termination of the merger agreement, the failure of the mergers to be consummated or any breach of the merger agreement by the Company and its subsidiaries; provided, however, that other than following a fiduciary termination of the merger agreement by the Company, the Company and DPA will remain liable for a willful and material breach of the merger agreement.

The parties are entitled to an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms of the merger agreement in addition to any other remedy to which they are entitled at law or in equity. However, Duff & Phelps is entitled to seek specific performance of Parent’s obligation to cause the equity financing to be funded to fund the Company merger if and only if all of the following circumstances are satisfied: (i) all mutual closing conditions and conditions to the obligations of Parent, Merger Sub I and Merger Sub II have been satisfied, (ii) the debt financing has been funded or will be funded at closing if the equity financing is funded and (iii) Duff & Phelps and DPA irrevocably confirms in writing that if the equity financing and debt financing are funded then the closing will occur.

Conduct of Business Pending the Mergers

Under the merger agreement, Duff & Phelps has agreed that, subject to certain exceptions in the merger agreement and the disclosure letter Duff & Phelps delivered in connection with the merger agreement or as required by law, between the date of the merger agreement and the effective time of the Company merger, unless Parent gives its prior written approval (which cannot be unreasonably withheld, delayed or conditioned), Duff & Phelps and its subsidiaries will use their reasonable best efforts to cause their businesses to be conducted in the ordinary course and will use their commercially reasonable efforts to preserve their business organizations intact and maintain existing relations with governmental entities, customers, suppliers, employees and business associates.

Subject to applicable law, certain exceptions set forth in the merger agreement and the disclosure letter that Duff & Phelps delivered in connection with the merger agreement, Duff & Phelps will not, and will not permit its subsidiaries to, take any of the following actions without Parent’s written approval (which cannot be unreasonably withheld, delayed or conditioned):

•	make changes to organizational documents;

•	merge or consolidate Duff & Phelps or any of its subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate Duff & Phelps or any of its subsidiaries;

•	acquire certain entities, properties or assets;

•	issue any equity interests or effect any other changes in capitalization;

•	make certain loans, advances or capital contributions to, or investments in, any person;

•

declare, set aside or pay any dividends or make other distributions (other than Duff & Phelps’ regular quarterly dividend of $0.09 per share of Class A common stock and DPA’s regular quarterly dividend of $0.09 per unit of New Class A Units);

•	reclassify, split, combine, subdivide, repurchase, redeem or otherwise acquire, directly or indirectly, any of the Company’s equity interests;

•	incur indebtedness;

•	make or authorize capital expenditures not consistent in all material respects with the 2013 capital expenditure budget;

•	make certain changes relating to taxes;

•	compromise, settle or agree to settle certain claims;

•	transfer material assets or grant material liens;

•	make modifications to compensation or benefits, or hire or terminate certain employees;

•	grant rights to Duff & Phelps’ material intellectual property;

•	enter into, modify or terminate any material contract;

•	fail to maintain in full force and effect material insurance policies; or

•	agree, authorize or commit to do any of the foregoing.

Additional Covenants

The merger agreement also contains covenants relating to cooperation in the preparation of this proxy statement and additional agreements relating to, among other things, access to information, notice of specified matters and public announcements.

Indemnification; Directors’ and Officers’ Insurance

After the effective time of the Company merger, Parent, the Company (as the surviving corporation) and DPA (as the surviving entity) and their respective subsidiaries have agreed to indemnify to the fullest extent permitted under applicable law each present and former director, officer or manager (or equivalent position) of the Company or any of its subsidiaries against all claims, damages, costs or expenses (including reasonable attorneys’ fees and expenses), fines, liabilities, judgments and amounts paid in settlement in any claim, action, suit, proceeding or investigation based in whole or in part on, or arising in whole or in part out of, or pertaining to the fact that he or she is or was a director, officer or manager (or equivalent position) of the company or its subsidiaries or the merger agreement or any of the transactions contemplated by the merger agreement whether asserted or arising before or after the effective time of the Company merger.

Parent has agreed to cause each present and former director, officer or manager (or equivalent position) of the Company or any of its subsidiaries to be covered for a period of six years from the effective time of the Company merger by the directors’ and officers’ liability insurance policy maintained by the Company with respect to acts or omissions occurring prior to the effective time of the Company merger that were committed by such persons in their applicable capacities as such. However, Parent may substitute such insurance policies with policies of at least the same coverage and amounts containing terms and conditions that are not less advantageous to the beneficiaries thereof than the Company’s existing directors’ and officers’ liability insurance policy and with carriers having a rating comparable to the Company’s current carrier. In no event is Parent required to expend annually in the aggregate an amount in excess of 275 % of the annual premiums currently paid by the Company for such insurance (the “insurance amount”) and, if Parent is unable to maintain such policy (or such substitute policy) for the insurance amount, Parent has agreed to obtain as much comparable insurance as is available for the insurance amount. In lieu of maintain such insurance coverage, the Company may, or Parent may direct the Company to, purchase a six-year prepaid “tail policy” that provides coverage no less favorable to the present and former director, officer or manager (or equivalent position) of the Company and its subsidiaries than the coverage described above (and at a cost no greater than the insurance amount) and, if the annual premiums for such “tail” policy exceed the insurance amount, then the Company may, or Parent may direct the Company to, obtain a “tail” policy with the maximum coverage available for the insurance amount applied over the term of such policy.

Employee Matters

Pursuant to the merger agreement, Parent has agreed that it will, and will cause its affiliates after completion of the mergers, subject to certain exceptions, to, until at least the first anniversary of the closing date, provide the Duff & Phelps employees and the employees of its subsidiaries who continue employment with Parent, the surviving corporation, the surviving entity or any of its subsidiaries, as the case may be, with compensation and benefits that are no less favorable in the aggregate (and per each employee not materially less favorable) than the compensation and benefits provided to such employees as of the date of the merger agreement (excluding equity compensation and compensation triggered by the consummation of the mergers), and severance benefits that are no less favorable than the severance benefits provided by Duff & Phelps and its subsidiaries to each such employee under Duff & Phelps benefit plans in effect immediately prior to the consummation of the mergers. In addition, Parent has agreed to provide for a plan following the closing of the mergers pursuant to which each holder of the Company’s stock options (other than Messrs. Gottdiener and Silverman) who are employees of the Company or its subsidiaries will be entitled to receive $3.00 per option cancelled in the mergers, subject to a five-year year (or in the case of five individuals, three-year) vesting period.

Representations and Warranties

The representations and warranties made by Duff & Phelps relate to, among other things:

•	corporate organization and similar corporate matters;

•	capital structure;

•	approval and authorization of the merger agreement, the stockholder vote required to adopt the merger agreement and opinion of financial advisor;

•	required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

•	documents filed with the SEC, financial statements included in those documents and regulatory reports filed with governmental entities;

•	disclosure controls and procedures and internal controls over financial reporting;

•	absence of undisclosed liabilities and material litigation;

•	absence of a material adverse effect since December 31, 2011;

•	legal proceedings;

•	employee benefits;

•	compliance with applicable laws and licenses;

•	inapplicability of state takeover laws;

•	environmental matters;

•	taxes;

•	labor matters;

•	intellectual property matters;

•	insurance;

•	real properties;

•	material contracts;

•	brokers and finders;

•	broker-dealer matters;

•	information supplied in connection with this proxy statement;

•	customers;

•	derivative instruments and transactions; and

•	material interests of certain persons.

The representations and warranties made by Parent, Merger Sub I and Merger Sub II relate to, among other things:

•	their due organization, existence, good standing and authority to carry on their businesses;

•	their corporate or similar power and authority to enter into, and consummate the transactions under, the merger agreement, and the enforceability of the merger agreement against them;

•	required governmental consents, approvals, notices and filings;

•

the absence of violations of, or conflicts with, their governing documents, governmental orders, applicable law and certain agreements as a result of entering into and performing under the merger agreement and completing the Company merger;

•	the absence of legal proceedings, investigations and governmental orders against Parent, Merger Sub I and Merger Sub II;

•	the absence of any amendments or modifications to the financing commitments or rollover agreements;

•	the absence of contingencies related to the funding of the financing commitments or the rollover agreements other than as set forth in the financing commitments;

•	sufficiency of funds;

•	delivery of the executed limited guarantees and enforceability thereof;

•	the capitalization of Merger Sub I and Merger Sub II;

•	the absence of any undisclosed broker’s or finder’s fees;

•	the absence of certain agreements or compensation or equity arrangements;

•

ownership of shares of Duff & Phelps Class A or Class B common stock by Parent, Merger Sub I and Merger Sub II and the inapplicability of “interested stockholder” provisions of Section 203 of the DGCL to Parent, Merger Sub I or Merger Sub II;

•	the solvency of Parent, the surviving corporation and the surviving entity as of the effective time of the Company merger;

•	the absence of any stockholder or management arrangements among Parent, Merger Sub I or Merger Sub II other than as disclosed in Parent’s disclosure letter;

•	no disqualification of any of Parent, Merger Sub I or Merger Sub II of eligibility to serve as a broker-dealer; and

•	acknowledgement as to the absence of any representations and warranties with respect to any estimates, projections, forecasts, forward-looking statements or business plans provided by Duff & Phelps.

Governing Law and Venue; Waiver of Jury Trial

The parties have agreed that the merger agreement will be governed by Delaware law. Each party has irrevocably and unconditionally submitted to the exclusive jurisdiction of the Delaware Court of Chancery (and if the Delaware Court of Chancery does not have subject matter jurisdiction, the Superior Court of the State of Delaware) in any action or proceeding arising out of or relating to the merger agreement or the transactions contemplated thereby or for recognition or enforcement of any judgment relating thereto. Each party has further irrevocably and unconditionally waived any right such party may have to a trial by jury with respect to any litigation directly or indirectly arising out of or relating to the merger agreement or the transactions contemplated by the merger agreement.

Voting Undertakings

In connection with the merger agreement, LM Duff Holdings LLC, an affiliate of Lovell Minnick Partners LLC, Vestar Capital Partners IV L.P., Vestar/D&P Holdings LLC and certain members of management, which collectively owned as of December 30, 2012, approximately 10% of the outstanding shares of the Company, have each entered into a voting and support agreement with Parent, dated as of December 30, 2012, pursuant to which each party has agreed to vote or cause to be vote its shares of Duff & Phelps Class A and Class B common stock in favor of the adoption of the merger agreement.

Each of the voting and support agreements will terminate at the earliest to occur of (i) the effective time of the Company merger, (ii) the date of a change of recommendation, (iii) a termination of the merger agreement in accordance with its terms, (iv) any amendment, modification or waiver without the prior written consent of the applicable stockholder party to the voting and support agreement of any provisions of the merger agreement in any manner that would reasonably be expected to (x) materially and adversely impact such stockholder or (y) result in (1) a decrease in the per share merger consideration, (2) a change in the form of the per share merger consideration or (3) a postponement or extension of the termination date or (v) the enactment or issuance of any final and non-appealable law or the taking of any other final and non-appealable action by any governmental entity of competent jurisdiction enjoining or otherwise prohibiting the transactions contemplated by the applicable voting and support agreement or by the merger agreement.

ADVISORY VOTE ON GOLDEN PARACHUTE COMPENSATION (PROPOSAL 2)

“Golden Parachute” Compensation & Equity Awards

The following table sets forth, in the format prescribed by SEC rules and regulations, the information regarding the aggregate dollar value of the various elements of compensation that could be received by the Company’s named executive officers that is based on or otherwise relates to the mergers under their existing arrangements with the Company. See “The Company Merger (Proposal 1)—Interests of the Company’s Directors and Executive Officers in the Mergers—Employment Agreements” beginning on page 67 for similar values under the arrangements between each named executive officer and Parent that will take effect at closing. In preparing the table, the Company made the following assumptions:

•	The mergers will close on April 22, 2013.

•

The employment of the named executive officers who are employed by Duff & Phelps at the time of the closing of the mergers will terminate immediately after the closing of the mergers on April 22, 2013 either by the Company without cause or by the executive officer for good reason.

Name	Cash(1) $	Equity(2) $	Perquisites/ Benefits(3) $	Total Payments $
Noah Gottdiener	5,229,589	1,620,621	26,759	6,876,969
Patrick M. Puzzuoli	1,969,332	520,770	22,487	2,512,589
Jacob L. Silverman	2,485,103	843,261	25,600	3,353,964
Brett A. Marschke	2,485,103	824,756	25,827	3,335,686
Edward S. Forman	2,112,342	746,229	25,600	2,884,171

(1)	The following table quantifies each element of the cash severance described above for each named executive officer:

Name	Multiple of Base Salary(a) $	Multiple of Bonus Amount(b) $	Pro-Rata Bonus(c) $	Deferred Cash Award(d) $	Total Cash $
Noah Gottdiener	1,600,000	2,800,000	429,859	400,000	5,229,589
Patrick M. Puzzuoli	800,000	900,000	138,082	131,250	1,969,332
Jacob L. Silverman	1,000,000	1,125,000	172,603	187,500	2,485,103
Brett A. Marschke	1,000,000	1,125,000	172,603	187,500	2,485,103
Edward S. Forman	850,000	956,250	146,712	159,380	2,112,342

(a)

The employment agreements of the named executive officers define severance to include one times base salary or 2.0 times base salary within 18 months of a change in control. For purposes of this illustration, we have assumed cash severance of 2.0 times base salary.

(b)

The employment agreements of the named executive officers define severance to include as one times the greater of the executive’s target bonus or most recently earned annual bonus or 2.0 times this amount within 18 months of a change in control. For purposes of this illustration, we have assumed 2.0 times the executive’s target bonus as a basis for determining this amount.

(c)

The employment agreements of the named executive officers define severance to include a pro-rated annual bonus. For purposes of this illustration, we have used the executive’s target bonus as a basis for determining the pro-rata amount.

(d)

The employment agreements of the named executive officers define severance to include acceleration of deferred incentive compensation granted on February 28, 2013 as a result of annual incentive compensation earned during the year ended December 31, 2012. These bonuses will vest upon the earlier of (i) termination without cause or for good reason or (ii) annually over three years from the date of grant.

(2)

The employment agreements of the named executive officers include accelerated vesting of service-based restricted stock awards. For purposes of this illustration, we have assumed these awards will be settled in cash at the per share merger consideration upon completion of the mergers. The following table quantifies each element of the equity-based award cash payments for each named executive officer:

Name	Accelerated Vesting of Service-Based Restricted Stock Awards $	Accelerated Vesting of Performance- Based Restricted Stock Awards $	Payment of Accrued Dividend on Performance- Based Restricted Stock Awards $	Total Equity $
Noah Gottdiener	829,577	791,044	27,470	1,620,621
Patrick M. Puzzuoli	261,209	259,561	9,014	520,770
Jacob L. Silverman	472,456	370,805	12,877	843,261
Brett A. Marschke	453,951	370,805	12,877	824,756
Edward S. Forman	431,046	315,183	10,945	746,229

(3)	The employment agreements of the named executive officers define severance to include one year of coverage for medical, dental and life insurance.

The employment agreements with the named executive officers contain noncompetition covenants that apply during their employment and for one year following any termination of employment.

Note that because our named executive officers’ existing employment agreements will be replaced at closing by the agreements they have negotiated with Parent, they will not be eligible to receive the benefits described above, and will instead be eligible for the benefits to be provided under the employment agreements with Parent, which are described above under “The Company Merger (Proposal 1)—Interests of the Company’s Directors and Executive Officers in the Mergers—Employment Agreements” beginning on page 67.

Vote Required and Board of Directors Recommendation

Section 951 of the Dodd-Frank Act and Rule 14a-21(c) under the Exchange Act require that the Company seek an advisory (non-binding) vote from its stockholders to approve certain “golden parachute” compensation that its “named executive officers” will receive from the Company in connection with the mergers. Approval requires the affirmative vote of a majority of the votes cast by stockholders of Duff & Phelps Class A and Class B common stock (voting together as a single class) on the proposal. As of the date of this Proxy Statement, there were no shares of Duff & Phelps Class B common stock outstanding. Accordingly, the Company is asking you to approve the following resolution:

“RESOLVED, that the stockholders approve, on an advisory (non-binding) basis, the agreements or understandings with and items of compensation payable to the named executive officers of Duff & Phelps Corporation that are based on or otherwise relate to the mergers, as disclosed in the section of the Proxy Statement entitled “Advisory Vote on Golden Parachute Compensation (Proposal 2).”

The Company’s Board of Directors recommends that stockholders approve the “golden parachute” compensation arrangements described in this Proxy Statement by voting “FOR” the above proposal.

Approval of this proposal is not a condition to completion of the mergers, and the vote with respect to this proposal is advisory only and will not be binding on the Company or Parent. If the merger agreement is adopted by the stockholders and completed, the “golden parachute” compensation may be paid to the Company’s named executive officers even if stockholders fail to approve the golden parachute compensation.

ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL 3)

Adjournment of the Special Meeting

In the event that the number of shares of Duff & Phelps Class A and Class B common stock present in person and represented by proxy at the special meeting and voting “FOR” the adoption of the merger agreement is insufficient to approve the merger proposal, the Company may move to adjourn the special meeting in order to enable the Company’s Board of Directors to solicit additional proxies in favor of the adoption of the merger agreement. In that event, the Company will ask its stockholders to vote only upon the adjournment proposal and not on the other proposals discussed in this Proxy Statement.

Vote Required and Board of Directors Recommendation

The approval of the proposal to adjourn the special meeting, if there are not sufficient votes to adopt the merger agreement requires the affirmative vote of stockholders holding a majority of the votes cast by stockholders of Duff & Phelps Class A and Class B common stock (voting together as a single class). As of the date of this Proxy Statement, there were no shares of Duff & Phelps Class B common stock outstanding.

The Company’s Board of Directors has, by a unanimous vote of those directors present and voting (which included all members of the Company’s Board of Directors other than Mr. Gottdiener), approved and authorized the Company merger, and recommends that you vote “FOR” adoption of the merger agreement and, if there are not sufficient votes to adopt the merger proposal, recommends that you were “FOR” the proposal to adjourn the special meeting.

MARKETS AND MARKET PRICE

Shares of Duff & Phelps Class A common stock are listed and traded on the New York Stock Exchange under the symbol “DUF.” Shares of Duff & Phelps Class B common stock are not traded on any established public trading market. At the close of business on March 18, 2013, there were 509 holders of record of Duff & Phelps Class A common stock and no holders of record of Duff & Phelps Class B common stock. A number of the Company’s stockholders have their shares in street name; therefore, the Company believes that there are substantially more beneficial owners of Duff & Phelps Class A common stock.

The following table sets forth for the periods indicated the high and low reported sale prices per share of Duff & Phelps Class A common stock and dividends paid per share of Duff & Phelps Class A common stock:

	High	Low	Dividends
Fiscal Year Ended December 31, 2011
First Quarter	$17.69	$14.77	$0.08
Second Quarter	16.50	12.48	0.08
Third Quarter	13.14	9.29	0.08
Fourth Quarter	15.11	9.66	0.08

Fiscal Year Ended December 31, 2012
First Quarter	$16.18	$13.57	$0.09
Second Quarter	16.50	13.17	0.09
Third Quarter	15.59	12.83	0.09
Fourth Quarter	15.87	11.36	0.09

Fiscal Year Ended December 31, 2013
First Quarter (through March 19, 2013)	$16.08	$15.46	$0.09

Duff & Phelps pays quarterly cash dividends to holders of record of Duff & Phelps Class A common stock. Future cash dividends and distributions, if any, will be at the discretion of the Duff & Phelps Board of Directors and can be changed or discontinued at any time. Dividend determinations (including the size of quarterly dividends) will depend upon, among other things, the Company’s future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors as the Company’s Board of Directors may deem relevant. The merger agreement permits Duff & Phelps, and Duff & Phelps expects, to continue to declare and pay regular quarterly cash dividends of $0.09 per share of Duff & Phelps Class A common stock. The Company expects to set May 8, 2013 as the record date for the next regular dividend. To the extent that the mergers close before that date, the second quarter dividend will not be paid.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 18, 2013 (unless otherwise indicated), with respect to the beneficial ownership (as defined by Rule 13d-3 under the Exchange Act) of the Duff & Phelps Corporation Class A common stock by:

•	each of the Company’s directors and named executive officers;

•	all of the Company’s current executive officers and directors as a group and

•

each person or “group” of persons (as defined under Section 13(d)(3) of the Exchange Act) known by the Company to own beneficially more than five percent of the outstanding shares or voting power of the Company’s common stock.

Unless otherwise indicated, shares are owned directly or indirectly with sole voting and investment power.

Name and Address(1)	Shares #	Percentage %
Noah Gottdiener(2)	1,122,178	2.6
Patrick M. Puzzuoli(3)	69,779		*
Jacob L. Silverman(4)	335,638		*
Brett A. Marschke(5)	255,723		*
Edward S. Forman(6)	202,765		*
Robert M. Belke(7)	1,840,987	4.3
Peter W. Calamari	19,714		*
William R. Carapezzi	21,214		*
John A. Kritzmacher	7,891		*
Harvey M. Krueger	56,272		*
Sander M. Levy(8)	980,513	2.3
Jeffrey D. Lovell(9)	1,840,987	4.3
Norman S. Matthews	3,089		*
Gordon A. Paris	5,603		*
All executive officers and directors as a group (14 persons)	5,076,730	11.8
FMR LLC(10)	2,718,946	6.4
Barrow, Hanley, Mewhinney & Strauss, LLC(11)	2,451,252	5.8

*	Indicates less than 1.0% ownership.
(1)	Unless otherwise noted, the business address is c/o Duff & Phelps Corporation, 55 East 52nd Street, 31st Floor, New York, New York 10055.
(2)	Includes 135,000 shares of common stock issuable pursuant to stock options and 2,046 shares held by Mr. Gottdiener through certain entities affiliated with Vestar Capital Partners. Also, certain shares of common stock beneficially owned by Mr. Gottdiener are held by trusts for the benefit of Mr. Gottdiener.
(3)	Includes 14,437 shares of common stock issuable pursuant to stock options.
(4)	Includes 100,000 shares of common stock issuable pursuant to stock options.
(5)	Includes 100,000 shares of common stock issuable pursuant to stock options.
(6)	Includes 100,000 shares of common stock issuable pursuant to stock options.
(7)	As an officer of Lovell Minnick Equity Partners LP and LM Duff Holdings, LLC, Mr. Belke may be deemed to share beneficial ownership of the shares held respectively by Lovell Minnick Equity Partners LP and LM Duff Holdings, LLC. Mr. Belke disclaims beneficial ownership of such shares and any other shares held by affiliates of Lovell Minnick Partners LLC.
(8)	As an officer of Vestar Capital Partners IV, L.P. and Vestar/D&P Holdings, LLC, Mr. Levy may be deemed to share beneficial ownership of the shares held respectively by Vestar Capital Partners IV, L.P. and Vestar/D&P Holdings, LLC. Mr. Levy disclaims beneficial ownership of such shares and any other shares held by affiliates of Vestar Capital Partners.

(9)	As an officer of Lovell Minnick Equity Partners LP and LM Duff Holdings, LLC, Mr. Lovell may be deemed to share beneficial ownership of the shares held respectively by Lovell Minnick Equity Partners LP and LM Duff Holdings, LLC. Mr. Lovell disclaims beneficial ownership of such shares and any other shares held by affiliates of Lovell Minnick Partners LLC.
(10)	The address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109. FMR LLC reports sole voting power with respect to 469 shares and sole dispositive power with respect to 2,718,946 shares. This information is based on the amendment to Schedule 13G/A filed by FMR LLC on February 14, 2013.
(11)	The address of Barrow, Hanley, Mewhinney & Strauss, LLC is 2200 Ross Avenue, 31st Floor, Dallas, Texas 75201-2761. Barrow, Hanley, Mewhinney & Strauss, LLC reports sole voting power with respect to 1,278,752 shares and sole dispositive power with respect to 2,451,252 shares. This information is based on the Schedule 13G filed by Barrow, Hanley, Mewhinney & Strauss, LLC on February 11, 2013.

FUTURE STOCKHOLDER PROPOSALS

It is not expected that the Company will hold its 2013 annual meeting of stockholders before the mergers are completed. If the mergers are completed, there will be no public participation in any future meetings of the Company’s stockholders. If the mergers are not completed, however, the Company’s stockholders will continue to be entitled to attend and participate in the Company’s stockholders’ meetings. In that event, any proposal submitted by a stockholder for action at the 2013 annual meeting of the Company’s stockholders will be acted on only in the following circumstances:

•

Proposals for inclusion in the Company’s proxy statement: If the Company holds a 2013 annual meeting, the meeting will likely occur more than 30 days after the anniversary of the 2012 annual meeting. Accordingly, to be considered for inclusion in the Company’s proxy statement relating to the 2013 annual meeting pursuant to Rule 14a-8 under the Exchange Act, any stockholder proposal must be submitted to the Company’s Secretary at the Company’s principal executive offices a reasonable time before the Company begins to print its proxy materials for the 2013 annual meeting. However, in the event that the 2013 annual meeting is not delayed by more than 30 days from the anniversary of the 2012 annual meeting, in order to be included in the Company’s proxy statement relating to the 2013 annual meeting pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals should have been received by the Company’s Secretary at the Company’s principal executive offices no later than December 14, 2012. The inclusion of any such proposal in such proxy material shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

•

Nominations and other proposals for presentation at the 2013 annual meeting: Pursuant to the Company’s bylaws, stockholders who intend to make a director nomination or present an item for business at the 2013 annual meeting (other than a proposal submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act) must provide notice to the Company’s Secretary no less than 90 and no more than 120 days prior to the first anniversary of the 2012 annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. If the Company holds a 2013 annual meeting, the meeting will likely occur more than 70 days after the anniversary of the 2012 annual meeting. Accordingly, for stockholder proposals submitted outside Rule 14a-8 under the Exchange Act to be considered timely for purposes of Rule 14a-4(c) under the Exchange Act for the 2013 annual meeting, they must be submitted not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. However, in the event that the 2013 annual meeting is not delayed by more than 70 days from the anniversary of the 2012 annual meeting, for stockholder proposals submitted outside Rule 14a-8 under the Exchange Act to be considered timely for purposes of Rule 14a-4(c) under the Exchange Act for the 2013 annual meeting, the Company should have received notice by January 19, 2013.

Such notice must meet all requirements contained in the Company’s bylaws, including, among other things, setting forth (1) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (2) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the annual meeting and the reason for conducting such business at the annual meeting, (3) the name and address of the stockholder proposing such business, (4) the number of shares of Duff & Phelps Class A or Class B common stock beneficially owned by such stockholder and (5) any material interest of such stockholder in such business. All proposals must comply with the rules and regulations of the SEC then in effect.

If the Company does hold a 2013 annual meeting, the Company will announce the date of the meeting, and the specific deadlines for submission of stockholder proposals and nominations in respect thereof, by filing a Current Report on Form 8-K with the SEC promptly after the Company’s Board of Directors establishes the date of the meeting.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

In order to reduce printing and postage costs, in certain circumstances only one Proxy Statement or notice, as applicable, will be mailed to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Proxy Statement or notice, as applicable, the Company will deliver promptly a separate copy of the Proxy Statement or notice, as applicable, to any stockholder who sends a written or oral request to Duff & Phelps Corporation, 55 East 52nd Street, 31st Floor, New York, New York 10055, (212) 871-2000, Attention: Corporate Secretary. If your household is receiving multiple copies of the Company’s Proxy Statements or notices of internet availability of proxy materials and you wish to request delivery of a single copy, you may send a written request to Duff & Phelps Corporation, 55 East 52nd Street, 31st Floor, New York, New York 10055, (212) 871-2000, Attention: Corporate Secretary.

WHERE STOCKHOLDERS CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this Proxy Statement, by going to the “Investor Relations” page of our corporate website at www.duffandphelps.com. Our website address is provided as an inactive textual reference only. The information provided on our website or the SEC website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated herein by reference.

Statements contained in this Proxy Statement, or in any document incorporated by reference in this Proxy Statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this Proxy Statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Proxy Statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and before the date of the special meeting:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (filed with the SEC on February 25, 2013);

•	Current Reports on Form 8-K, as amended, filed with the SEC on February 12, 2013 and February 25, 2013; and

•	Definitive Proxy Statement on Schedule 14A for the Company’s 2012 Annual Meeting filed with the SEC on March 5, 2012.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this Proxy Statement.

Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning the Company, without charge: by written or telephonic request directed to Duff & Phelps Corporation, 55 East 52nd Street, 31st Floor, New York, New York 10055, (212) 871-2000, Attention: Corporate Secretary; on the “Investor Relations” page of our corporate website at www.duffandphelps.com; the Company’s proxy solicitor, Okapi Partners LLC, toll-free at (855) 208-8902; or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents. Document requests from the Company should be made at least two weeks in advance of the special meeting in order to receive them before the special meeting.

The information contained in this Proxy Statement speaks only as of the date indicated on the cover of this Proxy Statement unless the information specifically indicates that another date applies. The information that the Company later files with the SEC may update and supersede the information in this Proxy Statement.

THE PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY OFFER OR SOLICITATION IN THAT JURISDICTION. THE DELIVERY OF THIS PROXY STATEMENT SHOULD NOT CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY LATER DATE.

Stockholders should not rely on information that purports to be made by or on behalf of the Company other than that contained or incorporated by reference in this Proxy Statement. The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this Proxy Statement.

No other matters are intended to be brought before the special meeting by the Company, and the Company does not know of any matters to be brought before the special meeting by others. If, however, any other matters properly come before the meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of management on any such matter.

Appendix A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

AMONG

DUFF & PHELPS CORPORATION,

DUFF & PHELPS ACQUISITIONS, LLC,

DAKOTA HOLDING CORPORATION,

DAKOTA ACQUISITION I, INC.

AND

DAKOTA ACQUISITION II, LLC

DATED AS OF DECEMBER 30, 2012

A-i

A-ii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (hereinafter called this “Agreement”), dated as of December 30, 2012, among Duff & Phelps Corporation, a Delaware corporation (the “Company”), Duff & Phelps Acquisitions, LLC, a Delaware limited liability company (“DPA” and, together with the Company, the “Company Parties”), Dakota Holding Corporation, a Delaware corporation (“Parent”), Dakota Acquisition I, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub I”), and Dakota Acquisition II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Merger Sub I (“Merger Sub II,” and together with Parent and Merger Sub I, the “Buyer Parties”).

RECITALS

WHEREAS, the parties wish to effect a business combination through a merger of Merger Sub I with and into the Company (the “Company Merger”) on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the parties wish to also effect a business combination through a merger of Merger Sub II with and into DPA (the “DPA Merger” and together with the Company Merger, the “Mergers”) on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the respective boards of directors of each of Parent, Merger Sub I, Merger Sub II and the Company have approved the Mergers upon the terms and subject to the conditions set forth in this Agreement and have approved and declared advisable this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of the Company Parties to enter into this Agreement, each of Carlyle Global Financial Services Partners, L.P., Edmond de Rothschild Europportunities II SCA SICAR, Pictet & Cie and Trident V DP Holdings LP (the “Guarantors”) is entering into a guaranty with the Company Parties (each a “Guarantee”) pursuant to which each of the Guarantors is guaranteeing certain obligations of the Buyer Parties in connection with this Agreement as specified therein;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of the Buyer Parties to enter into this Agreement, the Rollover Stockholders have entered into the Rollover Agreements with Parent pursuant to which, among other things, the Rollover Stockholders have agreed, on the terms and subject to the conditions set forth in the Rollover Agreements, to make the Rollover Investment;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of the Buyer Parties to enter into this Agreement, certain stockholders and unitholders of the Company Parties have entered into a Voting and Support Agreement (each a “Voting and Support Agreement”) in connection with the Mergers; and

WHEREAS, the Company Parties and Buyer Parties desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

The Mergers; Closing; Effective Time

1.1 The Mergers.

(a) Upon the terms and subject to the conditions set forth in this Agreement, at the DPA Merger Effective Time, Merger Sub II shall be merged with and into DPA in accordance with the provisions of the Delaware Limited Liability Company Act (the “DLLCA”) and the separate existence of Merger Sub II shall thereupon cease. DPA shall be the surviving entity in the DPA Merger (sometimes hereinafter referred to as the “Surviving Entity”). The DPA Merger shall have the effects specified in the DLLCA.

(b) Upon the terms and subject to the conditions set forth in this Agreement, at the Company Merger Effective Time, Merger Sub I shall be merged with and into the Company in accordance with the provisions of the Delaware General Corporations Act (the “DGCL”) and the separate corporate existence of Merger Sub I shall thereupon cease. The Company shall be the surviving corporation in the Company Merger (sometimes hereinafter referred to as the “Surviving Corporation”). The Company Merger shall have the effects specified in the DGCL.

1.2 Closing. The closing for the Mergers (the “Closing”) shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, at 10:00 a.m. (New York local time) on the later of (i) the third (3rd) Business Day following the satisfaction or waiver in accordance with this Agreement of all of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of all conditions at the Closing) and (ii) the earlier of (A) a date during the Marketing Period to be specified by Parent on no fewer than three (3) Business Days’ notice to the Company, and (B) the third (3rd) Business Day following the final day of the Marketing Period (subject, in the case of each of subclauses (A) and (B) of this clause (ii), to the satisfaction or waiver in accordance with this Agreement of all of the conditions set forth in Article VII as of the date determined pursuant to this Section 1.2 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of all conditions at the Closing)), or (iii) at such other time and date or at such other place as Parent and the Company may mutually agree upon in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.” For purposes of this Agreement, the term “Business Day” shall mean any day ending at 11:59 p.m. (New York local time) other than a Saturday or Sunday or a day on which commercial banks in the City of New York are required or authorized by law or executive order to close.

1.3 Effective Times.

(a) At the Closing, DPA and Merger Sub II shall cause a certificate of merger (the “DPA Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 18-209(c) of the DLLCA. The DPA Merger shall become effective at the time when the DPA Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the Company Parties and Buyer Parties in writing and specified in the DPA Certificate of Merger (the “DPA Merger Effective Time”).

(b) At the Closing, immediately after the DPA Certificate of Merger has been filed pursuant to Section 1.3(a), the Company and Merger Sub I shall cause a certificate of merger (the “Company Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251(c) of the DGCL. The Company Merger shall become effective at the time when the Company Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the parties in writing and specified in the Company Certificate of Merger (the “Company Merger Effective Time”); provided that the Company Merger Effective Time shall follow the DPA Merger Effective Time.

ARTICLE II

Certificate of Incorporation and Bylaws of the Surviving Corporation and Surviving Entity

2.1 The Surviving Corporation Certificate of Incorporation. The certificate of incorporation of the Company shall be amended as a result of the Company Merger so as to read in its entirety as the certificate of incorporation of Merger Sub I except that Article I thereof shall be amended to properly reflect the name of the Surviving Corporation and with such modifications as may be required by Section 6.11 and, as so amended, shall be the certificate of incorporation of the Surviving Corporation (the “Charter”), until duly amended as provided therein or by applicable Law.

2.2 The Surviving Corporation Bylaws. The bylaws of the Company shall be amended as a result of the Company Merger so as to read in their entirety as the bylaws of Merger Sub I and with such modifications as may be required by Section 6.11 and, as so amended, shall be the bylaws of the Surviving Corporation (the “Bylaws”), until duly amended as provided therein or by applicable Law.

2.3 The Surviving Entity Certificate of Formation. The certificate of formation of DPA shall be the certificate of formation of the Surviving Entity (the “Certificate of Formation”), until duly amended as provided therein or by applicable Law.

2.4 The Surviving Entity LLC Agreement. The limited liability agreement of DPA shall be amended in its entirety as the limited liability company agreement of Merger Sub II (except that the name of the Surviving Entity shall be “Duff & Phelps Acquisitions, LLC”) and, as so amended, shall be the limited liability company agreement of the Surviving Entity (the “LLC Agreement”), until duly amended as provided therein or by applicable Law.

ARTICLE III

Officers and Directors of the Surviving Corporation and Surviving Entity

3.1 Directors of the Surviving Corporation. The parties hereto shall take, or cause to be taken, all actions necessary so that the board of directors of Merger Sub I immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

3.2 Officers of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

3.4 Officers of the Surviving Entity. The officers of DPA immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Entity until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the LLC Agreement.

3.5 Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation or Surviving Entity shall determine, in its sole discretion, or shall be advised, that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation or Surviving Entity its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub I, in the case of the Surviving Corporation, or DPA or Merger Sub II, in the case of the Surviving Entity, acquired or to be acquired by the Surviving Corporation or Surviving Entity as a result of, or in connection with, the Mergers or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation or Surviving Entity, as the case may be, shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub I, in the case of the Surviving Corporation, or either DPA or Merger Sub II, in the case of the Surviving Entity, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporation or limited liability company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or Surviving Entity or otherwise to carry out this Agreement.

ARTICLE IV

Effect of the Merger on Capital Stock; Exchange of Certificates

4.1 DPA Merger Effect on Limited Liability Interests and Capital Stock. At the DPA Merger Effective Time, as a result of the DPA Merger and without any action on the part of the holder of any limited liability units of DPA or the sole member of Merger Sub II:

(a) Merger Consideration. Each New Class A Unit of DPA (a “New Class A Unit”) issued and outstanding immediately prior to the DPA Merger Effective Time other than (i) (A) issued and outstanding New Class A Units owned directly by Parent, Merger Sub I or Merger Sub II, (B) issued and outstanding New Class A Units owned directly by DPA, and in each case of (A) and (B) other than (x) New Class A Units held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties and (y) New Class A Units held, directly or indirectly, in respect of a debt previously contracted, and (C) New Class A Units that are Dissenting Units (as hereinafter defined) (together with the New Class A Units referred to in the immediately preceding clauses (A) and (B), the “Excluded Units”) and (ii) each New Class A Unit that is held by the Company (or any direct or indirect Subsidiary of the Company other than DPA) (“Company Units”) shall be converted into the right to receive $15.55 per New Class A Unit in cash (the “Per Unit Merger Consideration”) plus any unpaid distributions declared in accordance with this Agreement in respect of such New Class A Unit with a record date prior to the DPA Merger Effective Time, in each case without interest. At the DPA Merger Effective Time, all of the New Class A Units (other than Excluded Units and Company Units) shall cease to be outstanding, shall be cancelled and shall cease to exist, and each certificate and uncertificated interest formerly representing any of the New Class A Units (other than Excluded Units and Company Units) shall thereafter represent only the right to receive the Per Unit Merger Consideration for each such New Class A Unit plus any unpaid distributions declared in accordance with this Agreement in respect of such unit with a record date prior to the DPA Merger Effective Time, in each case without interest, in accordance with this Section 4.1 and Section 4.3.

(b) Cancellation of Excluded Units. Each Excluded Unit issued and outstanding immediately prior to the DPA Merger Effective Time shall cease to be outstanding, shall be cancelled without payment of any consideration therefor and shall cease to exist, subject to the right of the Record Holder of any Dissenting Units to receive the payment for such Dissenting Units pursuant to Section 4.3(f). As used in this Article IV, the term “Record Holder” means, with respect to any security of DPA or the Company, a Person who was, immediately prior to the Effective Time, the holder of record of such security.

(c) Company Units. Each Company Unit issued and outstanding immediately prior to the DPA Merger Effective Time shall be converted into one limited liability company unit of the Surviving Entity.

(d) Merger Sub II. Each limited liability unit of Merger Sub II issued and outstanding immediately prior to the DPA Merger Effective Time shall be converted into one limited liability unit of the Surviving Entity.

(e) Class B Shares of Company. At the DPA Merger Effective Time, pursuant to Section 4.3(d) of the certificate of incorporation of the Company, each outstanding share of Class B Common Stock, par value

$0.0001 per share, of the Company (a “Class B Share”) shall cease to be outstanding, shall be cancelled without payment of any consideration therefore and shall cease to exist.

4.2 Company Merger Effect on Capital Stock. At the Company Merger Effective Time, as a result of the Company Merger and without any action on the part of the holder of any capital stock of the Company or the sole stockholder of Merger Sub I:

(a) Merger Consideration. Each share of Class A Common Stock, par value $0.01 per share, of the Company (a “Class A Share”) issued and outstanding immediately prior to the Company Merger Effective Time other than (i) (A) issued and outstanding Class A Shares owned directly by Parent, Merger Sub I or Merger Sub II, including for the avoidance of doubt each Class A Share contributed to Parent by the Rollover Stockholders in accordance with the Rollover Agreements, (B) issued and outstanding Class A Shares owned by DPA, the Company or any direct or indirect wholly owned Subsidiary of the Company or DPA, in each case of (A) and (B) other than (x) Class A Shares held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties and (y) Class A Shares held, directly or indirectly, in respect of a debt previously contracted), and (C) Class A Shares that are Dissenting Shares (as hereinafter defined) (together with the Class A Shares referred to in the immediately preceding clauses (i) and (ii), the “Excluded Shares”) and (ii) each Class A Share (other than Excluded Shares) that is held by any direct or indirect Subsidiary of the Company (the “Subsidiary Shares”) shall be converted into the right to receive $15.55 per Class A Share in cash (the “Per Share Merger Consideration”) plus any unpaid dividends declared in accordance with this Agreement in respect of such Class A Share with a record date prior to the Company Merger Effective Time, in each case without interest. At the Company Merger Effective Time, all of the Class A Shares (other than Excluded Shares and Subsidiary Shares) shall cease to be outstanding, shall be cancelled and shall cease to exist, and each certificate and uncertificated interest formerly representing any of the Class A Shares (other than Excluded Shares and Subsidiary Shares) shall thereafter represent only the right to receive the Per Share Merger Consideration for each such Class A Share plus any unpaid dividends declared in accordance with this Agreement in respect of such share with a record date prior to the Company Merger Effective Time, in each case without interest, in accordance with this Section 4.1 and Section 4.3.

(b) Cancellation of Excluded Shares. Each Excluded Share issued and outstanding immediately prior to the Company Merger Effective Time shall cease to be outstanding, shall be cancelled without payment of any consideration therefor and shall cease to exist, subject to the right of the Record Holder of any Dissenting Shares to receive the payment for such Dissenting Shares pursuant to Section 4.3(f).

(c) Subsidiary Shares. Each Subsidiary Share issued and outstanding immediately prior to the Company Merger Effective Time shall be converted into such number of shares of common stock, par value $0.01 per share, of the Surviving Corporation such that the ownership percentage of such Subsidiary in the Surviving Corporation immediately following the Company Merger Effective Time shall equal the ownership percentage of such Subsidiary in the Company immediately prior to the Company Merger Effective Time.

(d) Merger Sub I. Each share of common stock, par value $0.01 per share, of Merger Sub I issued and outstanding immediately prior to the Company Merger Effective Time shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.

4.3 Exchange of Certificates.

(a) Paying Agent. Prior to the Closing Date, Parent shall appoint a paying agent (the “Paying Agent”), which shall be reasonably acceptable to the Company, for the payment of the Per Share Merger Consideration and the Per Unit Merger Consideration, as applicable. Prior to the DPA Merger Effective Time, Parent shall deposit, or shall cause to be deposited, with the Paying Agent for the benefit of the Record Holders of Class A Shares (other than Excluded Shares and Subsidiary Shares) and New Class A Units (other than Excluded Units and Company Units), a cash amount in immediately available funds necessary and sufficient for the Paying Agent to make all payments under Section 4.1(a) and Section 4.2(a) (such cash amount being hereinafter referred to as the “Exchange Fund”). The Exchange Fund shall not be used for any purpose other than as set forth in this Article IV. The Paying Agent shall invest the Exchange Fund as directed by Parent solely in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) commercial paper rated the highest quality by either Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, or (iv) a combination of any of the foregoing. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the aggregate amounts payable under Section 4.1(a) and Section 4.2(a) shall be returned to Parent in accordance with Section 4.3(d). To the extent that there are any losses with respect to any such investments, or the Exchange Fund diminishes for any reason below the level required for the Paying Agent to make prompt cash payment under Section 4.1(a) and Section 4.2(a), Parent shall promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make such payments under Section 4.1(a) and Section 4.2(a).

(b) Exchange Procedures. Promptly after the Closing Date (in any event within five Business Days after the Closing Date), Parent shall cause the Paying Agent to mail to each Record Holder of Class A Shares and New Class A Units (other than with respect to Excluded Shares, Subsidiary Shares, Excluded Units and Company Units) (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title shall pass, only upon delivery of the certificates or transfer of the uncertificated Class A Shares or New Class A Units (or affidavits of loss in lieu thereof as provided in Section 4.3(e)) to the Paying Agent, such letter of transmittal to be in customary form and to have such other provisions as Parent and the Company may reasonably agree, and (ii) instructions for use in effecting the surrender of the certificates (or affidavit of loss in lieu thereof as provided in Section 4.3(e)) or transfer of the uncertificated Class A Shares or New Class A Units in exchange for the amount to which such Record Holder is entitled as a result of the Mergers pursuant to Section 4.1(a) and Section 4.2(a). Upon delivery of such letter of transmittal by any Record Holder of Class A Shares (other than Excluded Shares and Subsidiary Shares) or New Class A Units (other than Excluded Units and Company Units), duly completed and duly executed in accordance with its instructions, and the surrender to the Paying Agent of a certificate that immediately prior to the DPA Merger Effective Time or Company Merger Effective Time represented New Class A Units or Class A Shares, respectively (or affidavit of loss in lieu thereof as provided in Section 4.3(e)) or transfer of uncertificated Class A Shares or New Class A Units, as applicable, the holder thereof shall be entitled to receive in exchange therefor a cash amount by check (less any required Tax withholdings as provided in Section 4.3(g) equal to the sum of (i) the product of (x) the number of Class A Shares represented by such certificate (or affidavit of loss in lieu thereof as provided in Section 4.3(e) or uncertificated Class A Shares and (y) the Per Share Merger Consideration, (ii) the product of (x) the number of New Class A Units represented by such certificate (or affidavit of loss in lieu thereof as provided in Section 4.3(e)) or uncertificated New Class A Units and (y) the Per Unit Merger Consideration and (iii) any unpaid dividends or distributions in respect of such share or unit with a record date prior to the Company Merger Effective Time. No interest will be paid or accrued on any amount payable upon due surrender of the certificates or uncertificated New Class A Units or Class A Shares.

(c) Transfers. From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Class A Shares that were outstanding immediately prior to the Company Merger Effective Time or on the transfer books of DPA of the New Class A Units that were outstanding immediately prior to the DPA Merger Effective Time. If, after the Company Merger Effective Time or DPA Merger Effective Time, as applicable, any certificated or uncertificated Class A Share or New Class A Unit is presented to the Surviving Corporation or Surviving Entity, Parent or the Paying Agent for transfer, it shall be cancelled and, subject to compliance with the procedures set forth in Section 4.3(b), exchanged for the cash amount to which the Record Holder thereof is entitled pursuant to this Article IV (less any required Tax withholdings as provided in Section 4.3(g)) to be paid by check or wire transfer of immediately available funds to an account designated by such holder.

(d) Termination of Exchange Fund. Subject to Section 4.6, any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the Record Holders of the Class A

Shares and New Class A Units for twelve (12) months after the Company Merger Effective Time shall be delivered to Parent. Any Record Holder of Class A Shares (other than Excluded Shares) or New Class A Units (other than Excluded Units) who has not theretofore complied with this Article IV shall thereafter look only to Parent for payment of the amount to which such Record Holder is entitled as a result of the Mergers pursuant to Section 4.1(a) or 4.2(a) (less any required Tax withholdings as provided in Section 4.3(g)), without any interest thereon.

(e) Lost, Stolen or Destroyed Certificates. In the event any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount and upon such terms as may be reasonably required by Parent as indemnity against any claim that may be made against it or the Surviving Corporation or Surviving Entity or the Paying Agent with respect to such certificate, the Paying Agent will issue a check in the amount (less any required Tax withholdings as provided in Section 4.3(g)) equal to the product of (i) the number of Class A Shares represented by such lost, stolen or destroyed certificate and (ii) the Per Share Merger Consideration or, if applicable, the product of (x) the number of New Class A Units represented by such lost, stolen or destroyed certificate and (y) the Per Unit Merger Consideration. For the purposes of this Agreement, the term “Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

(f) Dissenting Shares and Dissenting Units.

(i) Notwithstanding any provision of this Agreement to the contrary, if required by DGCL (but only to the extent required thereby), Class A Shares that are issued and outstanding immediately prior to the Effective Time and that are held by holders of such shares who have not voted in favor of the adoption of this Agreement or consented thereto in writing and who have properly exercised appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of DGCL (the “Dissenting Shares”) will not be converted into the right to receive the Per Share Merger Consideration, and holders of such Dissenting Shares will be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of such Section 262 unless and until any such holder fails to perfect or effectively withdraws or loses its rights to appraisal and payment under DGCL. If, after the Company Merger Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such Dissenting Shares will thereupon be treated as if they had been converted into and have become exchangeable for, at the Company Merger Effective Time, the right to receive the Per Share Merger Consideration, without any interest thereon, and Parent shall remain liable for payment of the Per Share Merger Consideration for such shares. At the Company Merger Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of DGCL and as provided in the previous sentence. The Company will give Parent (x) notice of any demands received by the Company for appraisals and (y) the opportunity to participate in and direct all negotiations and proceedings with respect to such notices and demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle, compromise, offer to settle or compromise, or otherwise negotiate any such demands.

(ii) Notwithstanding any provision of this Agreement to the contrary, if required by DGCL (but only to the extent required thereby and for purposes of this Section 4.3(f)(ii) treating DPA as if it were a Delaware corporation and the New Class A Units as if they were common stock of DPA and applying such other changes to this Section 4.3(f)(ii) and the DGCL as applicable to reflect the foregoing), New Class A Units that are issued and outstanding immediately prior to the DPA Merger Effective Time and that are held by holders of such shares who have not voted in favor of the adoption of this Agreement or consented thereto in writing and who have properly exercised appraisal rights with respect thereto in accordance with, and who have complied with, the procedures of Section 262 of the DGCL (the “Dissenting Units”) will not be converted into the right to receive the Per Unit Merger Consideration, and holders of such Dissenting Units will be entitled to receive payment of the fair value of such Dissenting Units in accordance with the provisions of such Section 262 unless and until any such holder fails to perfect or effectively withdraws or loses its rights to appraisal and payment under the DGCL. If, after the DPA Merger Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such Dissenting Units will thereupon be treated as if they had been converted into and have become exchangeable for, at the DPA Merger Effective Time, the right to receive the Per Unit Merger Consideration, without any interest thereon, and Parent shall remain liable for payment of the Per Unit Merger Consideration for such units. At the DPA Merger Effective Time, any holder of Dissenting Units shall cease to have any rights with respect thereto, except the rights provided in Section 262 of DGCL and as provided in the previous sentence. The Company and DPA will give Parent (i) notice of any demands received by the Company or DPA for appraisals and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to such notices and demands. The Company and DPA shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle, compromise, offer to settle or compromise, or otherwise negotiate any such demands.

(g) Withholding Rights. Each of Parent, the Surviving Corporation, the Surviving Entity and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable in respect of the Class A Shares and New Class A Units cancelled in the Mergers such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any other applicable state, local or foreign Tax Law. To the extent that amounts are so withheld by the Surviving Corporation, the Surviving Entity, Parent or the Paying Agent, as the case may be, such withheld amounts (i) shall be remitted by the Surviving Corporation, the Surviving Entity, Parent or the Paying Agent, as applicable, to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to the Record Holder of Class A Shares or New Class A Units in respect of which such deduction and withholding was made by the Surviving Corporation or Surviving Entity, Parent or the Paying Agent, as the case may be.

4.4 Treatment of Outstanding Options and Restricted Stock Awards.

(a) Options. At the Company Merger Effective Time and except as agreed between Parent and any holder thereof, each outstanding and unexercised option to purchase Class A Shares (a “Company Option”) issued by the Company under the Stock Plan or otherwise, whether vested or unvested, shall be accelerated and cancelled and shall only entitle the holder thereof to receive, as soon as reasonably practicable after the Company Merger Effective Time, an amount in cash equal to the product of (i) the total number of Class A Shares subject to such Company Option immediately prior to the Company Merger Effective Time and (ii) the excess, if any, of the Per Share Merger Consideration over the exercise price per Class A Common Share under such Company Option, less applicable Taxes required to be withheld with respect to such payment.

(b) Director Stock Awards. At the Company Merger Effective Time, each outstanding restricted stock award, restricted stock unit award and any other similar equity award which is held by a non-employee member of the Board of Directors of the Company (each, a “Director RSA”) issued by the Company under the Stock Plan or otherwise shall be cancelled in exchange for the right to receive a lump sum cash payment of the Per Share Merger Consideration, without interest, with respect to each Director RSA. All such payments with respect to each Director RSA shall be made by the Surviving Corporation as promptly as reasonably practicable following the Company Merger Effective Time (and in all events no later than the later of (A) ten (10) Business Days following the Company Merger Effective Time and (B) the last day of the Surviving Corporation’s first regular payroll cycle following the Closing).

(c) Restricted Stock Awards. Unless otherwise agreed with the holder, at the Company Merger Effective Time, each outstanding restricted stock award, restricted stock unit award and any other similar equity award that is not a Director RSA (a “Company RSA”) issued by the Company under the Stock Plan or otherwise shall be assumed and converted into the right to receive the Per Share Merger Consideration, with the right to receive such amount to be subject to the satisfaction of any vesting conditions (including any vesting required as a consequence of the consummation of the transactions contemplated by this Agreement) applicable to the Company RSA under the applicable award agreement.

(d) Payment of Equity Incentive Amounts. Parent will take all actions necessary so that, at or after the Company Merger Effective Time or DPA Merger Effective Time, as applicable, the Surviving Corporation shall pay or cause to be paid to each holder of Company Options, Director RSA and Company RSAs granted under the Stock Plan or otherwise the awards to which such holder is entitled as determined in accordance with this Section 4.4 through the Surviving Corporation’s or applicable Subsidiary’s payroll, unless alternative arrangements are specified by such holder, to the extent permitted thereby. In the event that the Surviving Corporation has insufficient cash to make such payment to each holder of Company Options, Director RSA and Company RSAs, Parent shall pay such amounts or provide to the Surviving Corporation sufficient cash to pay such amounts.

(e) Corporate Actions. At or prior to the Company Merger Effective Time, the Company, the Board of Directors of the Company and the Compensation Committee of the Board of Directors of the Company and DPA, as applicable, shall adopt resolutions to implement the provisions of Sections 4.4(a), 4.4(b), 4.4(d) and 4.4(e).

4.5 Adjustments to Prevent Dilution. In the event that the Company or DPA changes the number of Class A Shares or New Class A Units or securities convertible or exchangeable into or exercisable for Class A Shares or New Class A Units issued and outstanding prior to the DPA Merger or Company Merger Effective Time, as applicable, as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, the Per Share Merger Consideration or Per Unit Merger Consideration, as applicable, shall be equitably adjusted to reflect such change.

4.6 No Liability. To the fullest extent permitted by applicable Law, none of the parties to this Agreement, the Surviving Corporation, the Surviving Entity or the Paying Agent will be liable to any stockholders of the Company or unitholders of DPA or other Person in respect of any cash properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Laws. Any portion of the Exchange Fund remaining unclaimed by stockholders of the Company or unitholders of DPA as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity will, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

ARTICLE V

Representations and Warranties

5.1 Representations and Warranties of the Company Parties. Except as set forth in (x) corresponding sections or subsections of the disclosure letter delivered to Parent by the Company Parties prior to or simultaneously with entering into this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such item is reasonably apparent) or (y) any Company Report filed with or furnished to the SEC under Section 13(a), 14(a) or 15(d) of the Exchange Act and publicly available at least two days prior to the date of this Agreement (excluding any disclosures set forth in any “risk factor” section or market risk section, and in any section relating to forward looking, safe harbor or similar statements or to other disclosures in such Company Reports to the extent (and only to the extent) they are cautionary, predictive or forward-looking in nature), the Company Parties hereby represent and warrant to the Buyer Parties that:

(a) Organization, Good Standing and Qualification. Each of the Company Parties and their Subsidiaries is a legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of the jurisdiction of its organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or the conduct of its business requires such qualification, except where any such failure to be so organized, existing, in good standing, qualified or to have such power or authority, individually or in the aggregate, has not had a Company Material Adverse Effect. The Company Parties have publicly filed with the SEC or otherwise made available to Parent complete and correct copies of the certificates of incorporation and bylaws or comparable organizational and governing documents of each of the Company Parties and their “significant subsidiaries” (as such term is defined in Section 1-02 of Regulation S-X under the Exchange Act), each as amended to the date of this Agreement, and each as so made available is in full force and effect on the date of this Agreement. As used in this Agreement, the term:

(i) “Affiliate” means, when used with respect to any Person, any other Person who is an “affiliate” of that Person within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended (the “Securities Act”);

(ii) “Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries; and

(iii) “Company Material Adverse Effect” means a change, event, occurrence, state of facts or development (an “Event”) that (1) has, or would reasonably be expected to have, a material adverse effect on the financial condition, business or results of operations of the Company Parties and their Subsidiaries, taken as a whole; provided, however, that no Events to the extent arising out of any of the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to have occurred pursuant to this clause (1): (a) Events generally affecting the economy, credit, capital, securities or financial markets or political or geopolitical conditions in the United States or elsewhere in the world, including changes in interest and exchange rates; (b) Events that are the result of acts of war (whether or not declared), armed hostilities, sabotage, terrorism or any man-made or natural disasters, or any escalation or worsening of any such acts of war (whether or not declared), armed hostilities, sabotage, terrorism or disasters; (c) Events that are the result of factors generally affecting any of the industries in which the Company Parties or their Subsidiaries operate; (d) any adoption, implementation, enforcement, promulgation, repeal, amendment, interpretation, reinterpretation or other change, or proposed adoption, implementation, enforcement, promulgation, repeal, amendment, interpretation, reinterpretation or change in any Law or GAAP (or other accounting standards applicable to the Company Parties or their Subsidiaries) on or after the date hereof; (e) any failure by the Company Parties to meet any internal or public projections or forecasts or estimates of revenues or earnings for any period (it being understood that the exception in this clause shall not prevent or otherwise affect a determination that any Event underlying such failure has or would reasonably be expected to result in, or contribute to, a Company Material Adverse Effect); (f) any decline in the market price or trading volume of the Class A Shares on the NYSE (it being understood that the exception in this clause shall not prevent or otherwise affect a determination that any Event underlying such failure has or would reasonably be expected to result in, or contribute to, a Company Material Adverse Effect); (g) the public announcement or pendency of this Agreement, including public announcement of the identity of (or any facts or circumstances relating to) the Buyer Parties or their respective Affiliates, or any communication by the Buyer Parties or any of their respective Affiliates regarding their plans or intentions with respect to the post-Closing conduct of the business or assets of the Company Parties or their Subsidiaries; or (h) any action or omission explicitly required under this Agreement or any action taken or omitted to be taken at the specific request of the Buyer Parties or any action or omission to which any of the Buyer Parties has expressly consented in writing or any omission caused by the failure of Buyer to provide a consent under Section 6.1 within a reasonable time following receipt of a reasonably detailed written request for such consent (other than any such consent with respect to which Parent has reasonably withheld such consent pursuant to and consistent with Section 6.1); provided, further, that the Events set forth in clauses (a), (b), (c), and (d) may be taken into account in determining whether a “Company Material Adverse Effect” has occurred or would reasonably be expected to occur, in each case to the extent, and only to the extent, that such Events have a disproportionate adverse impact on the Company Parties and their Subsidiaries, taken as a whole, compared to other companies operating in the industries in which any of the Company Parties or their Subsidiaries operate, or (2) prevents, materially impedes or materially delays, or would reasonably be expected to prevent, materially impede or materially delay any Company Party’s ability to consummate the transactions contemplated by this Agreement.

(b) Capital Structure. The authorized capital stock of the Company consists of 100,000,000 Class A Shares, 50,000,000 Class B Shares and 50,000,000 shares of preferred stock, par value $0.01 (“Preferred Shares”), of which 35,718,406 Class A Shares, 1,975,931 Class B Shares and no Preferred Shares were outstanding as of the date hereof. The authorized equity interests of DPA consist of 200,000,000 New Class A Units, of which 1,975,931 were outstanding as of the date hereof. As of the date hereof, (i) an aggregate of 1,524,237 Class A Shares were subject to or otherwise deliverable in connection with the exercise of outstanding Company Options issued pursuant to the Duff & Phelps Corporation Further Amended and Restated 2007 Omnibus Stock Incentive Plan (the “Stock Plan”), (ii) 5,336,207 Company RSAs and/or Director RSAs were outstanding under the Stock Plan and (iii) no restricted New Class A Units were outstanding. Section 5.1(b) of the Company Disclosure Letter contains a correct and complete list as of the date hereof of (i) a schedule of the outstanding Company Options, including the applicable exercise prices therefor, vesting schedules and the holders thereof, and (ii) a schedule of the Company RSAs, including vesting schedules and the holders thereof. Each of the outstanding shares of capital stock or other equity securities of each of the Company Parties and each of its Subsidiaries is duly authorized, validly issued, fully paid and nonassessable. Each of the outstanding shares of capital stock or other equity securities of each of the Subsidiaries of the Company Parties is owned by the Company or DPA or by a direct or indirect wholly owned Subsidiary of the Company or DPA, free and clear of any lien, charge, pledge, mortgage, security interest, claim or other encumbrance (each, a “Lien”) other than (i) Liens imposed under any federal or state securities Laws or (ii) under the Credit Agreement. Except as set forth above and except as set forth in the certificate of incorporation or bylaws of the Company or the limited liability company agreement of DPA or in the Exchange Agreement, as of the date hereof, there are no preemptive rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, calls or commitments or similar rights, or any agreements or arrangements to which the Company Parties or any of their Subsidiaries are a party or by which they are bound, that obligate any of the Company Parties or any of their Subsidiaries to issue or sell any shares of capital stock or other equity securities of the Company Parties or any of their Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any equity securities of the Company Parties or any of their Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Upon any issuance of any Class A Shares in accordance with the terms of the Stock Plan or pursuant to the exchange of New Class A Units for Class A Shares, such Class A Shares will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any Liens other than Liens imposed under any federal or state securities Laws. None of the Company Parties or any of their Subsidiaries has outstanding any bonds, debentures, notes or other indebtedness which by their terms grant to their holders the right to vote (or which are by their terms convertible into or exercisable for securities having the right to vote) with the stockholders of the Company or equityholders of DPA on any matter. Except as set forth in the certificate of incorporation or bylaws of the Company or the limited liability company agreement of DPA and the Exchange Agreement, there are no contractual obligations of any of the Company Parties or any of their Subsidiaries pursuant to which any of the Company Parties or any of their Subsidiaries is required to register under the Securities Act or purchase any Class A Shares, Class B Shares, New Class A Units or other equity interests of the Company Parties or any of their Subsidiaries or any other securities of the Company Parties or any of their Subsidiaries. Section 5.1(b) of the Company Disclosure Letter contains a correct and complete list as of the date hereof of any Affiliate of the Company Parties that is not a Subsidiary of a Company Party in which the Company Parties or any of their Subsidiaries own, directly or indirectly, any equity interest.

(c) Corporate Authority; Approval and Fairness; Opinion of Financial Advisor.

(i) The Company and DPA have all requisite corporate or limited liability company power and authority to enter into this Agreement and to consummate the Mergers and the other transactions contemplated by this Agreement, subject, in the case of the Company Merger, to receipt of the Stockholder Approval. The execution, delivery and performance by the Company and DPA of this Agreement and the transactions contemplated hereby, including the Mergers, have been duly authorized and approved by the Company and DPA and no corporate, company, limited partnership or other action on the part of the Company or DPA is necessary other than the receipt of the affirmative vote of a majority of the votes entitled to be cast by the holders of the Class A Shares and the Class B Shares, voting together as a single class (the “Company Requisite Vote”). In its capacity as the managing member of DPA, the Company acting through its Board of Directors has determined that the DPA Merger is fair to, and in the best interests of, DPA and the holders of the New Class A Units and has taken all necessary action to approve this Agreement and the DPA Merger and the other transactions contemplated hereby for all purposes under the LLC Agreement and the DLLCA. This Agreement has been duly executed and delivered by the Company and DPA and, assuming the due execution and delivery by each of the other parties hereto, constitutes a valid and binding agreement of the Company and DPA enforceable against the Company and DPA in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

(ii) As of the date hereof, the Board of Directors of the Company has, (A) by resolutions duly adopted at a meeting duly called and held, which resolutions have not been rescinded, modified or withdrawn as of the time of the execution and delivery of this Agreement, by unanimous vote of those directors present and voting (1) determined that the Company Merger is fair to, and in the best interests of, the Company and its stockholders, approved and declared advisable this Agreement and the Company Merger and the other transactions contemplated hereby, and has resolved, subject to Section 6.2, to recommend adoption of this Agreement to the holders of Class A Shares and Class B Shares (the “Company Recommendation”), (2) directed that this Agreement be submitted to the holders of the Class A Shares and Class B Shares for their adoption at a stockholders’ meeting duly called and held for such purpose and (B) received the opinion of the Company’s financial advisor, Centerview Partners LLC, to the effect that, as of the date of such opinion and based upon and subject to the assumptions and limitations set forth therein, the Per Share Merger Consideration to be paid to the holders of Class A Shares (other than Excluded Shares and any Class A Share that is held by any direct or indirect Subsidiary of the Company) pursuant to this Agreement is fair, from a financial point of view, to such holders.

(d) Governmental Filings; No Violations; Certain Contracts.

(i) Except for (A) such filings of reports under the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; (B) such filings and notifications as may be required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the rules and regulations promulgated thereunder; (C) any required consent, approval, order or authorization of, or registration, declaration or filing with, the Financial Industry Regulatory Authority (“FINRA”) and the U.K. Financial Services Authority (the “FSA”); (D) the applicable requirements of the NYSE; or (E) the filing with the Secretary of State of the State of Delaware of the Company Certificate of Merger and the DPA Certificate of Merger as required by the DGCL and DLLCA; no material notices, reports or other filings are required to be made by the Company Parties or their Subsidiaries with, nor are any material consents, registrations, approvals, permits or authorizations required to be obtained by the Company Parties or their Subsidiaries from, any domestic or foreign governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental entity or any “self regulatory organization” as defined in Section 3(a)(26) of the Exchange Act (each a “Governmental Entity”), in connection with the execution, delivery and performance of this Agreement by the Company Parties and the consummation of the Mergers and the other transactions contemplated hereby.

(ii) The execution, delivery and performance of this Agreement by the Company Parties do not, and the consummation of the Mergers and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or bylaws of the Company or the comparable governing documents of any of the Company’s Subsidiaries, (B) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or a default under, the creation or, acceleration of any obligations under, or the creation of a Lien (other than a Permitted Lien) on any of the assets, of the Company Parties or any of their Subsidiaries pursuant to any agreement, lease, license, contract, note, bond, mortgage, indenture or other instrument (each, a “Contract”) to which any of the Company Parties or any of their Subsidiaries is a party or by which any of the Company Parties or any of their Subsidiaries or any of their respective properties are bound or (C) assuming that the consents, approvals and filings referred to in Section 5.1(d)(i) are duly obtained and/or made, a violation of any Law to which any of the Company Parties or any of their Subsidiaries is subject, except, in the case of clause (B) or (C) above, as would not, individually or in the aggregate, have a Company Material Adverse Effect.

(e) Company Reports; Financial Statements.

(i) The Company has filed or furnished, as applicable, on a timely basis all forms, statements, certifications, reports and documents required to be filed or furnished by it with the Securities and Exchange Commission (“SEC”) pursuant to the Exchange Act or the Securities Act on or after December 31, 2009 (the “Applicable Date”) (the forms, statements, certifications, reports and documents filed or furnished since the Applicable Date and those filed or furnished subsequent to the date hereof, including any amendments thereto, and including all exhibits and schedules thereto and documents incorporated by reference therein, the “Company Reports”). As of their respective effective dates or filing or furnishing dates, as applicable, each of the Company Reports complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and any rules and regulations promulgated thereunder applicable to the Company Reports. As of their respective effective dates, filing or furnishing dates or amendment dates, as applicable, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As of the date hereof, there are no material outstanding or unresolved written comments received from the SEC with respect to any of the Company Reports.

(ii) Each of the consolidated balance sheets and consolidated statements of operations, stockholders’ equity and comprehensive income and cash flows included in or incorporated by reference into the Company Reports (the “Company Financial Statements”) (A) has been prepared in all material respects from, and in accordance with, the books and records of the Company and its Subsidiaries, (B) fairly presents in all material respects the consolidated results of statements of income, changes in liabilities subordinated to claims of general creditors, changes in members’ equity and the consolidated financial condition of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to normal year-end audit adjustments) and (C) has been prepared in all material respects in accordance with GAAP consistently applied during the periods involved (except in the case of unaudited statements for the absence of footnotes and other presentation items), except, in each case, as indicated in such statements or in the notes thereto. Since the Applicable Date, the books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in a manner designed to permit preparation of the Company’s financial statements in accordance, in all material respects, with GAAP and any other applicable legal requirements. As of the date of this Agreement, KPMG LLP has not resigned or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(iii) The Company maintains disclosure controls and procedures as required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are reasonably designed to ensure that material information required to be disclosed by the Company in the Company Reports is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company Reports. The Company maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Such internal control over financial reporting is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Since the Applicable Date, the Company has disclosed to the Company’s auditors and the Audit Committee of the Board of Directors of the Company (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that were Known to the Company and (B) any fraud or allegation of fraud Known to the Company that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(iv) Since the Applicable Date, (i) to the Knowledge of the Company, none of the Company Parties or any of their Subsidiaries or any of their directors or officers has received any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company Parties or any of their Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company Parties or any of their Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company Parties or any of their Subsidiaries, whether or not employed by the Company Parties or any of their Subsidiaries, has reported to the Board of Directors of the Company, any committee thereof or to any officer of the Company Parties evidence of a material violation of securities laws, a breach of fiduciary duty or a similar material violation by the Company Parties or any of their Subsidiaries or any of their officers, directors or employees.

(v) None of the Company Parties or any of their Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP or the notes thereto, other than liabilities and obligations (A) set forth or as reflected or reserved against in the Company’s consolidated balance sheet as of September 30, 2012 included in the Company Reports filed prior to the date of this Agreement, (B) incurred since September 30, 2012 in the ordinary course of business consistent with past practice, (C) reasonably incurred since the date hereof as a result of actions required by the terms of this Agreement or (D) as would not, individually or in the aggregate, have a Company Material Adverse Effect.

(f) Absence of Certain Changes. Since December 31, 2011 through the date hereof, (i) the Company Parties and their Subsidiaries have conducted their respective businesses in all material respects in accordance with the ordinary course of such businesses, consistent with past practices and (ii) there has not been or occurred a Company Material Adverse Effect that is continuing.

(g) Litigation and Liabilities.

(i) There are no civil, criminal or administrative actions, suits, claims, hearings, arbitrations or other proceedings pending or, to the Knowledge of the Company, threatened in writing against the Company Parties or any of their Subsidiaries that would reasonably be expected to be material to the Company Parties and their Subsidiaries, taken as a whole.

(ii) None of the Company Parties or any of their Subsidiaries is a party to or subject to the provisions of any judgment, order, writ, injunction, settlement agreement, decree or award entered, issued or made by or with any Governmental Entity that is material to the Company Parties and their Subsidiaries, taken as a whole.

(iii) The term “Knowledge” (and derivative terms thereof) when used in this Agreement with respect to the Company shall mean the actual knowledge of those persons set forth in Section 5.1(g)(iii) of the Company Disclosure Letter, following reasonable inquiry.

(h) Employee Benefits.

(i) As used herein, “Benefit Plans” shall mean all benefit and/or compensation plans, contracts, policies, agreements or arrangements including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (whether or not subject to ERISA), and any and all other deferred compensation, severance, equity compensation, stock option, stock purchase, stock appreciation rights, stock unit, stock based, incentive, change in control, bonus, health insurance, disability insurance, fringe benefits, profit sharing and pension plans, sponsored, maintained or contributed to by the Company Parties or any of their Subsidiaries or under which there is or would reasonably be expected to be any liability or obligation of the Company Parties or any of their Subsidiaries, whether or not such Benefit Plan is or is intended to be (A) arrived at through collective bargaining or otherwise, (B) funded or unfunded, (C) covered or qualified under the Code, ERISA or other applicable law, (D) set forth in an employment agreement or consulting agreement or (E) written or oral; but in each case other than any plan, contract, policy, agreement or arrangement maintained or sponsored, or with respect to which contributions are mandated by, in each case, any Governmental Entity.

(ii) All material U.S. Benefit Plans are listed on Section 5.1(h)(ii) of the Company Disclosure Letter. As used herein, “Non-U.S. Benefit Plans” shall mean Benefit Plans maintained outside of the United States primarily for the benefit of current or former employees, directors or individual independent contractors (“Service Providers”) providing services outside of the United States and “U.S. Benefit Plans” shall mean all Benefit Plans other than Non-U.S. Benefit Plans.

(iii) Since the Applicable Date, all U.S. Benefit Plans have been maintained in compliance in all material respects with ERISA, the Code and any other applicable Laws. Except as would not be material to the Company Parties and their Subsidiaries, taken as a whole, each U.S. Benefit Plan that is intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code, has received a current favorable determination or opinion letter from the Internal Revenue Service (the “IRS”), such letter has not been revoked (nor, to the Knowledge of the Company, has revocation been threatened), and to the Knowledge of the Company, no circumstances exist as of the date hereof that would reasonably be expected to result in the loss of the qualification of such U.S. Benefit Plan under Section 401(a) of the Code or such trust under Section 501(a) of the Code. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, neither the Company Parties nor any of their Subsidiaries has engaged in a transaction with respect to any U.S. Benefit Plan that could reasonably be expected to subject the Company Parties or any of their Subsidiaries to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA. Except as has not had, individually or in the aggregate, a Company Material Adverse Effect, none of the Company Parties, any of their Subsidiaries or any other entity that, together with the Company Parties or any of their Subsidiaries, is treated as a single employer under Section 414 of the Code or Section 4001 of ERISA (each, a “Company ERISA Affiliate”) maintains or contributes or has within the past six years maintained or contributed to an employee benefit plan that is subject to Section 302 subtitles C or D of Title IV of ERISA or Sections 412, 430 or 4971 of the Code without limiting the generality of the foregoing, none of the Company Parties, nor any of their Subsidiaries, has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA.

(iv) Except as in each case has not had, individually or in the aggregate, a Company Material Adverse Effect: (A) the Company Parties, their Subsidiaries and the Company ERISA Affiliates do not have, and in the six years prior to the date hereof have not had, any obligation to contribute to any plan within the meaning of ERISA Sections 3(37) and 4001(a)(3); (B) the Company Parties, their Subsidiaries and the Company ERISA Affiliates do not and in the six years prior to the date hereof have not maintained or sponsored a plan sponsored by more than one employer within the meaning of ERISA Sections 4063 or 4063 or Code Section 413(c); and (C) none of the Company Parties, their Subsidiaries or the Company ERISA Affiliates has incurred any “withdrawal liability” (within the meaning of Section 4201 of ERISA) that has not been satisfied in full.

(v) There is no (and during the past two years there has been no) proceeding, claim or suit pending or, to the Knowledge of the Company, threatened relating to the U.S. Benefit Plans that would be material to the Company Parties and their Subsidiaries, taken as a whole, other than routine claims for benefits. Except as has not had, individually or in the aggregate, a Company Material Adverse Effect, none of the U.S. Benefit Plans, and to the Knowledge of the Company, none of the Non-U.S. Benefit Plans, provides for medical, life or death benefits beyond termination of service or retirement, other than pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or any similar state or local Law. Except pursuant to individual arrangements providing for post-termination welfare benefits not in excess of three years or as set forth on Schedule 5.1(h)(v)(B), the Company Parties and each of their Subsidiaries have reserved the right to amend, terminate or modify at any time all material plans or material arrangements providing for post-retirement welfare benefits.

(vi) Except as has not had, individually or in the aggregate, a Company Material Adverse Effect, no compensation payable by the Company Parties or any of their Subsidiaries has been reportable as nonqualified deferred compensation in the gross income of any individual or entity, and subject to an additional tax, as a result of the operation of Section 409A of the Code.

(vii) Except has not had, individually or in the aggregate, a Company Material Adverse Effect and except as otherwise set forth in this Agreement, none of the execution of this Agreement, the adoption of this Agreement by holders of shares constituting the Company Requisite Vote nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) may (A) entitle any current or former Service Provider to severance pay (other than severance pay required by any Law) or any increase in severance pay upon any termination of employment, (B) except as required by any Law, result in, cause the vesting, exercisability or delivery of, or increase in the amount or value of, any payment, right or benefit to any current former Service Provider or result in any limitation on the right of the Company or any Subsidiary of the Company to amend, merge, terminate or receive a reversion of assets from any Benefit Plan, or (C) accelerate the time of payment or vesting or exercisability, or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Benefit Plans. Without limiting the generality of the foregoing, except as has not had, individually or in the aggregate, a Company Material Adverse Effect, no amount that has been or could be received (whether in cash, property, the vesting of property or otherwise) as a result of or in connection with the consummation of the transactions contemplated by this Agreement (either alone or in combination with any other event), by any individual who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) could be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code). No Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 4999 or 409A of the Code or otherwise.

(viii) All Non-U.S. Benefit Plans have been maintained in compliance in all material respects with applicable local Law. With respect to each Non-U.S. Benefit Plan, all employer and employee contributions to each Non-U.S. Benefit Plan required by Law or by the terms of such Non-U.S. Benefit Plan to have been made by the Company Parties and their Subsidiaries have been made, or, if applicable, accrued in all material respects in accordance with normal accounting practice. Each material Non-U.S. Benefit Plan required to be registered by the Company Parties and their Subsidiaries has been registered and has been maintained in all material respects in good standing with the applicable Governmental Entities and, to the Knowledge of the Company, no circumstances exist as of the date hereof that would reasonably be expected to result in the loss of the good standing of such Non-U.S. Benefit Plan.

(i) Compliance with Laws; Licenses.

(i) Since the Applicable Date, the Company Parties and their Subsidiaries have complied in all material respects with all applicable federal, state, local and foreign laws, statutes, ordinances, common law, and any applicable rules, regulations, standards, judgments, orders, writs, injunctions, decrees, arbitration awards, agency requirements, licenses or permits of any Governmental Entity (collectively, “Laws”). To the Knowledge of the Company, since the Applicable Date, there have been no material investigations or formal reviews by any Governmental Entity with respect to the Company Parties or any of their Subsidiaries and, to the Knowledge of the Company, there are no such material investigations or formal reviews pending or threatened, and nor have the

Company Parties or any of their Subsidiaries received since the Applicable Date written notice from any Governmental Entity stating an intention of such Governmental Entity to conduct the same, except in each case for normal examinations conducted by a Governmental Entity in the ordinary course of the business of the Company Parties and their Subsidiaries that did not identify any deficiencies or issues that are material to the business of the Company Parties and their Subsidiaries, taken as a whole, that have not been resolved in all material respects prior to the date hereof. Each of the Company Parties and their Subsidiaries has obtained and is in compliance with all permits, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Entity (“Licenses”) necessary to conduct its business as presently conducted, except where the failure to so obtain or be in compliance is not material to the Company Parties and their Subsidiaries, taken as a whole. Since the Applicable Date, none of the Company Parties or any of their Subsidiaries has received written notice that the Governmental Entity issuing or authorizing any such License intends to terminate or refuse to renew or reissue such License other than ordinary course correspondence near the end of term of a License or where the termination or failure to renew or reissue such License would not be material to the Company Parties and their Subsidiaries, taken as a whole.

(ii) None of the Company Parties or any of their Subsidiaries or, to the Company’s Knowledge, any of their respective directors, officers, employees, representatives, consultants or agents acting directly for or on behalf of the Company Parties or their Subsidiaries has, in the course of his, her or its actions for, or on behalf of, any of them (i) made or, to the Knowledge of the Company, offered any illegal contributions, gifts, entertainment or payments of other expenses, in each case from corporate funds, related to political activity, (ii) made or, to the Knowledge of the Company, offered any direct or indirect unlawful payments to any foreign or domestic Government Official for the purpose of influencing any act or decision of such person in their capacity as a Government Official, (iii) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature to any Government Official or (iv) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), the U.K. Bribery Act 2010 (the “Bribery Act”) or, to the Knowledge of the Company, any other applicable Laws or any conventions to which any of the Company Parties or any of their Subsidiaries is subject relating to corruption, bribery, money laundering, political contributions or gifts and gratuities, involving or to any Governmental Entity or any Government Official or commercial entity, including all national and international laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions (collectively, “Other Anticorruption Laws”). As used herein, “Government Official” means any (i) official, officer, employee or any person acting in an official capacity for or on behalf of, any Governmental Entity, (ii) any political party or party official or candidate for political office, or any (iii) company, business, enterprise or other entity owned, in whole or in part, or controlled by any person described in the foregoing clause (i) or (ii) of this definition. Since the Applicable Date, neither Company Party nor any Subsidiary of either Company Party has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Entity with respect to any alleged act or omission arising under or relating to any noncompliance with the FCPA, the Bribery Act or, to the Knowledge of the Company, any Other Anticorruption Law.

(j) Takeover Statutes. The Board of Directors of the Company has by a unanimous vote of those directors present and voting approved this Agreement and the transactions contemplated hereby to render inapplicable to this Agreement and such transactions any applicable “fair price,” “moratorium,” “control share acquisition,” “interested stockholder,” “business combination” or other similar Law under any foreign, state or local Law (each, a “Takeover Statute”).

(k) Environmental Matters.

(i) Since the Applicable Date, the Company Parties and their Subsidiaries have been in compliance in all material respects with applicable Environmental Laws. The Company Parties and their Subsidiaries possess all material Licenses required under applicable Environmental Laws for the operation of their businesses as presently conducted and all such Licenses are in good standing. None of the Company Parties or any of their Subsidiaries has received from any Governmental Entity or any other Person any written claim, notice of violation or citation concerning any material violation or alleged material violation of, or material liability or alleged material liability under, any applicable Environmental Law since the Applicable Date. There are no material writs, injunctions, decrees, orders or judgments outstanding, or any material actions, suits or proceedings pending or, to the Knowledge of the Company, threatened, against the Company Parties or any of their Subsidiaries concerning material compliance by the Company Parties or any of their Subsidiaries with, or material liability of the Company Parties or any of their Subsidiaries under, any applicable Environmental Law.

(ii) (A) There have been no Releases by the Company Parties or any of their Subsidiaries of any Hazardous Substances into, on or under or from any Leased Real Property, and (B) none of the Company Parties or any of their Subsidiaries has been notified in writing of potential liability for any Releases by or arranged for by the Company Parties or any of their Subsidiaries of any Hazardous Substances into, on, under or from any other properties, including landfills in which Hazardous Substances have been Released or properties on or under or from which the Company Parties or any of their Subsidiaries has performed services, that in the case of either (A) or (B), would reasonably be expected to result in any material liability of the Company Parties or any of their Subsidiaries.

(iii) As used herein, the term “Environmental Law” means any applicable law, regulation, code, order, judgment, decree or injunction from any Governmental Entity concerning (A) the protection of human health as it relates to exposure to any Hazardous Substance or the protection of the environment, including air (both ambient air and indoor air), surface water, groundwater, drinking water, soil, wildlife and natural resources, or (B) the production, use, storage, handling, release or disposal of Hazardous Substances.

(iv) As used herein, the term “Hazardous Substance” means any substance listed, defined, designated, classified or regulated on the date hereof as hazardous, toxic or a pollutant under any applicable Environmental Law, whether by type or by quantity, and including, without limitation, any hazardous waste, toxic waste, pollutant, contaminant, hazardous substance, toxic substance, petroleum or any derivative or by-product thereof, radon, radioactive material, toxic mold, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

(v) As used herein, the term “Release” means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, or dispersal of Hazardous Substances into the environment.

(l) Taxes.

(i) All material Tax Returns required to have been filed by the Company and each of its Subsidiaries have been timely filed (taking into account any applicable extensions), and each such Tax Return is complete and accurate in all material respects. All Taxes due and payable by the Company and each of its Subsidiaries that are in an amount material to the Company and its Subsidiaries taken as a whole (whether or not shown on any Tax Return) have been timely paid, except for Taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established in their financial statements in accordance with GAAP.

(ii) There is no material audit, examination, investigation or other proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries in respect of any Taxes. There are no material Liens on any of the material assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, other than Liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings and adequately reserved for in the latest audited financial statements included in the Company Reports.

(iii) The Company and each of its Subsidiaries has withheld and paid all material amounts of Taxes required to have been withheld and paid in connection with amounts paid or owing to any third party.

(iv) Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of a material amount of Taxes or agreed to any extension of time with respect to a material amount of Tax assessment or deficiency.

(v) Neither the Company nor any of its Subsidiaries (A) is a party to any Tax allocation or sharing agreement or any material Tax indemnity agreement (other than any commercial Contracts entered in the ordinary course of business that do not relate primarily to Taxes or to which the only parties are the Company or any of its Subsidiaries), (B) has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the date hereof that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign Law), (C) is or has been a member of an affiliated group (other than a group the common parent of which is or was the Company) filing an affiliated, consolidated, combined or unitary Tax return, (D) has any material liability for the Taxes of any other Person (other than the Company and its Subsidiaries) under Treasury Regulation § 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, or by Contract (other than customary Tax indemnifications contained in commercial agreements the primary purpose of which does not relate to Taxes), (E) will be required to include amounts in income, or exclude items of deduction, in a taxable period beginning after the Closing Date, that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as a result of (1) a change in method of accounting occurring prior to the Closing Date, (2) an installment sale or open transaction arising in a taxable period (or portion thereof) ending on or before the Closing Date, (3) a prepaid amount received, or paid, prior to the Closing Date or (4) deferred gains arising prior to the Closing Date, (F) has engaged in any listed transaction described in Treasury Regulation § 1.6011-4(b)(2) or (G) has received written notice from a Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns claiming that the Company or any such Subsidiary is or may be subject to taxation by that jurisdiction (except for any claims that would not reasonably be expected to be material).

(vi) DPA qualifies, and has since the date of its formation qualified to be treated, as a partnership or “disregarded entity” within the meaning of Treasury Regulations Section 301.7701-2(a), and neither the Company nor DPA has taken a position inconsistent with such treatment with regard to any Tax. DPA has a valid election in effect under Section 754 of the Code.

(vii) As used in this Agreement, (A) the term “Tax” (including, with correlative meaning, the term “Taxes”) includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (B) the term “Tax Return” includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns, claims for refund and any amendment thereof) required to be supplied to a Tax authority relating to Taxes.

(m) Labor Matters. None of the Company Parties or any of their Subsidiaries is (A) a party to or otherwise bound by any material collective bargaining agreement or other material Contract with a labor union, labor organization, employee organization or works council, or (B) engaged in any material negotiation with any labor union, labor organization, employee organization or works council. None of the Company Parties or any of their Subsidiaries is the subject of any proceedings asserting that the Company Parties or any of their Subsidiaries has committed material unfair labor practice or seeking to compel it to bargain with any labor union, labor organization, employee organization or works council nor is there pending or, to the Knowledge of the Company, threatened, nor has there been since the Applicable Date any material labor strike, walk-out, work stoppage, slow-down, lockout or other material labor dispute involving the Company Parties or any of their Subsidiaries. The Company Parties and their Subsidiaries are in compliance in all material respects with all applicable Laws in respect of employment and employment practices and terms and conditions of employment and wages and hours. None of the Company Parties nor any of their Subsidiaries has liabilities under the Worker Adjustment and Retraining Notification Act of 1998 or equivalent applicable Law in any other jurisdiction in which the Company Parties or any of their Subsidiaries operates.

(n) Intellectual Property.

(i) The Company Parties and their Subsidiaries own or have the right pursuant to written Contracts or otherwise to use Intellectual Property that is material to the conduct of their businesses. Since the Applicable Date, no unresolved claim has been asserted in writing (and no such claim asserted prior to the Applicable Date is currently pending) against the Company Parties or any of their Subsidiaries, or to the Knowledge of the Company is threatened, concerning the ownership, validity, registerability, enforceability, infringement, use or licensed right to use any Intellectual Property, except as would not be material to the Company Parties and their Subsidiaries, taken as a whole. To the Knowledge of the Company, no person is infringing upon or otherwise violating any Intellectual Property owned by the Company Parties or any of their Subsidiaries, except as would not be material to the Company Parties and their Subsidiaries, taken as a whole. To the Knowledge of the Company, the conduct of the business of the Company Parties and their Subsidiaries as presently conducted does not infringe upon or otherwise violate, and within the applicable statute of limitations periods has not infringed upon or otherwise violated, any Intellectual Property owned by a third party. Except as has not had, individually or in the aggregate, a Company Material Adverse Effect, the consummation of the Mergers would not reasonably be expected to result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the Company Parties’ or any of their Subsidiaries’ right to own, use, hold for use, or otherwise exploit any Intellectual Property material to the conduct of their businesses and will not create any obligation of disclosure or provide any access by a third party to any software source code of the Company Parties or any of their Subsidiaries.

(ii) Section 5.1(n)(ii) of the Company Disclosure Letter sets forth a true and complete list of all material Intellectual Property owned by the Company Parties or their Subsidiaries that is currently registered with or subject to a pending application for registration before any Governmental Entity or internet domain name registrar worldwide, indicating for each item, as applicable, the jurisdiction, registration or application number and filing date. To the Knowledge of the Company, all of the rights of the Company Parties and their Subsidiaries to the Intellectual Property listed on Section 5.1(n)(ii) of the Company Disclosure Letter are valid and enforceable. Such Intellectual Property is owned by the Company Parties or their Subsidiaries free and clear of any Liens, other than Permitted Liens. The Company Parties and their Subsidiaries have taken commercially reasonable actions to maintain and protect the material Intellectual Property owned or purported to be owned by any of them and to protect the secrecy, confidentiality, and value of the Trade Secrets owned by any of them, in each case that are material to the conduct of the business of the Company Parties and their Subsidiaries as presently conducted.

(iii) For purposes of this Agreement, “Intellectual Property” means all (A) trademarks, service marks, brand names, Internet domain names, Internet account names (including social networking and media names), dialing and messaging short codes, logos, slogans, trade dress, trade names, and other indicia of origin, all applications and registrations for the foregoing, including all renewals of the same, and all goodwill associated therewith and symbolized thereby, in each case, that are subject to protection under applicable Law (collectively, “Trademarks”); (B) patents and applications therefor, including divisions, continuations, continuations-in-part, provisionals, renewals, extensions and reissues (collectively, “Patents”); (C) inventions (whether patentable or unpatentable and whether or not reduced to practice), invention disclosures, trade secrets and other proprietary confidential information, data, and know-how, including the trade secrets and other proprietary confidential information, data, and know-how in processes, techniques, business methods, customer lists, potential customer lists, supplier lists, formulas, compositions, designs, drawings, specifications, lab journals, notebooks, engineering schematics, pricing and cost information, and business and marketing plans, proposals, and methods, in each case, that are subject to protection under applicable Law (“Trade Secrets”); (D) original works of authorship, including databases and other compilations of information, software (including source, object, and any other code variants thereof), industrial designs and models, website content, advertising content and promotional materials and including copyrights and copyright registrations and applications therefor, and all renewals, extensions, amendments, alternations, modifications, restorations, and reversions thereof, in each case, that are subject to protection under applicable Law (collectively, “Copyrights”); and (E) other intellectual property and proprietary rights recognized and that are subject to protection under the Law of any jurisdiction worldwide.

(o) Insurance. Subject to any settlements and commutations, all insurance policies held by the Company Parties and their Subsidiaries (the “Insurance Policies”) are in full force and effect, are valid and enforceable and all premiums due thereunder have been paid, except as has not had, individually or in the aggregate, a Company Material Adverse Effect. Since the Applicable Date through the date hereof, none of the Company, DPA, nor any of their Subsidiaries has received written notice of cancellation or termination, other than in connection with normal renewals, of any such insurance policies, and no claim or claims have been reported to an insurance provider under any such insurance policy involving an amount in excess of $250,000 individually, or $1,000,000 in the aggregate, and no such claims have been denied in whole or in part.

(p) Real Property.

(i) The Company Parties and their Subsidiaries do not own any real property. The Company Parties or their applicable Subsidiaries hold good and valid leasehold interests in the real property which is reflected as such in the latest audited financial statements included in the Company Reports or leased or subleased after the date hereof by the Company Parties or their Subsidiaries (except for leases that have expired by their terms since the date thereof) (the “Leased Real Property”), free and clear of all Liens other than Permitted Liens. Section 5.1(p)(i) of the Company Disclosure Letter sets forth a true and complete list of all Leased Real Property as of the date hereof, which constitutes all real property leased or subleased by the Company Parties or their Subsidiaries. Each Contract of the Company Parties or their applicable Subsidiaries for the Leased Real Property, where such Contract constitutes a lease of real property establishing a leasehold estate under which the Company Parties or their applicable Subsidiaries are a tenant or subtenant (a “Lease”), is valid and binding on each of the Company Parties and their Subsidiaries that is a party thereto and, to the Knowledge of the Company, each other party thereto and is in full force and effect and is enforceable against the Company Parties or their Subsidiaries (in each case, subject to the Bankruptcy and Equity Exception). There is no default (or event that with notice or lapse of time or both would constitute a default) under any Lease by any of the Company Parties or their Subsidiaries that is a party thereto or to the Knowledge of the Company, any other party thereto, except in each case as, have not had, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, there are no pending or threatened condemnation proceedings against the Leased Real Property.

(ii) The Company Parties and their Subsidiaries own and have good and valid title to, or have valid rights to use, all material properties and assets (real, personal or mixed, tangible or intangible) used in their businesses, in each case, free and clear of all Liens other than Permitted Liens. The material tangible property and tangible assets owned or leased by the Company, DPA or their Subsidiaries, taken as a whole, are in reasonable operating condition, ordinary wear and tear excepted.

(iii) “Permitted Lien” means (A) encumbrances for current Taxes or other governmental charges not yet due and delinquent or, if due and delinquent, are being contested in good faith by appropriate proceedings; (B) mechanics’, carriers’, workmen’s, repairmen’s or other like encumbrances arising or incurred in the ordinary course of business consistent with past practice relating to obligations as to which there is no default on the part of Company Parties or their applicable Subsidiaries, or the validity or amount of which is being contested in good faith by appropriate proceedings; (C) easements, covenants, conditions, restrictions and other encumbrances that do not, individually or in the aggregate, materially impair the continued use, operation, value or marketability of the relevant asset to which they relate or the conduct of the business of the Company and its Subsidiaries as presently conducted and (D) zoning or building codes. For the avoidance of doubt, “Liens” does not include any licenses to Intellectual Property.

(q) Contracts.

(i) As of the date hereof, none of the Company Parties or any of their Subsidiaries is a party to or bound by any Contract:

(A) that would be required to be filed by the Company with the SEC pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act but has not been so filed prior to the date hereof;

(B) that prohibits or restricts in any material respect the ability of the Company Parties or their Subsidiaries (or, following the Company Merger Effective Time, Parent, the Surviving Corporation, Surviving Entity, or their Affiliates) to engage in any business, to solicit any potential customer, to operate in any geographical area or to compete with any Person, in each case other than any such Contracts that may be cancelled, terminated or withdrawn without material liability to the Company Parties or their Subsidiaries, and without any continuing such prohibition or restriction, upon notice of 90 days or less;

(C) that contains a put, call or similar right pursuant to which the Company, DPA or any of their Subsidiaries could be required to purchase or sell, as applicable, any (i) equity interests of any Person (other than puts, calls or similar rights solely involving the Company Parties and their wholly owned Subsidiaries) or (ii) assets (excluding ordinary course commitments to purchase goods, products and off-the-shelf Intellectual Property) for an amount in excess, in the aggregate, of $750,000;

(D) that contains any standstill or similar agreement pursuant to which the Company or any of its Subsidiaries has agreed not to acquire assets or securities of another Person (other than confidentiality or similar agreements entered into in the ordinary course of business);

(E) relating to the formation, creation, operation, management or control of any partnership or joint venture or similar arrangement (other than with respect to any partnership that is wholly owned by the Company or any wholly owned Subsidiary of the Company) that is material to the business of the Company and its Subsidiaries, taken as a whole;

(F) relating to or evidencing Indebtedness (other than between wholly owned Subsidiaries of the Company Parties or between a wholly owned Subsidiary of the Company Parties and the Company Parties) in excess of $500,000;

(G) any Contract under which any Person (other than the Company Parties and their Subsidiaries) has directly or indirectly guaranteed or assumed Indebtedness, liabilities or obligations of the Company Parties or their Subsidiaries in excess of $500,000;

(H) that grants any rights of first refusal, rights of first offer or other similar rights to any Person with respect to any material asset of the Company Parties or their Subsidiaries;

(I) (i) for the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests of any Person for aggregate consideration under such Contract in excess of $2,000,000, or (ii) for any acquisition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests of any Person, pursuant to which the Company Parties or any of their Subsidiaries has continuing “earn out” or other similar contingent payment obligations or other material obligations outstanding;

(J) that is (i) a license agreement pursuant to which the Company Parties or any of their Subsidiaries is licensed by a third party to use any Intellectual Property for which the Company Parties or any of their Subsidiaries is required to make annual payments in excess of $250,000 (other than any “commercially available off-the-shelf software package,” or other software licensed pursuant to a software “shrink wrap,” “click wrap,” or “click-through” license) or (ii) an agreement pursuant to which a third party has licensed any Intellectual Property owned by the Company Parties or any of their Subsidiaries (other than non-exclusive licenses in the ordinary course of business);

(K) that is a mortgage, pledge, security agreement, deed of trust or other Contract granting a Lien, other than a Permitted Lien, on any material property or asset of the Company, DPA or any Subsidiary;

(L) any Contract with a customer of the Company Parties or their Subsidiaries that provided for payments to the Company Parties or their Subsidiaries in excess of $1,000,000 during the period beginning on January 1, 2012 and ending on November 30, 2012;

(M) any Contract with a supplier of the Company Parties or their Subsidiaries that provided for payments from the Company Parties or their Subsidiaries to such supplier in respect of services rendered by such supplier in excess of $1,000,000 during the period beginning on January 1, 2012 and ending on November 30, 2012;

(N) any lease or similar arrangement under which the Company Parties or their Subsidiaries is the lessee of, or holds or uses, any machinery, equipment or other tangible personal property owned by any third party for an annual rent in excess of $500,000;

(O) any Contract that obligates the Company Parties or their Subsidiaries (or following the Mergers, Parent, the Surviving Corporation, the Surviving Entity or their Affiliates) to conduct business on an exclusive basis with any third party, that contains “most favored nation” or similar covenants, in each case other than any such Contracts that may be cancelled, terminated or withdrawn without material liability, and without any continuing such obligation, to the Company Parties or their Subsidiaries upon notice of 90 days or less;

(P) any Contract pursuant to which the Company Parties or their Subsidiaries agree to indemnify or hold harmless any director or executive officer of the Company Parties or their Subsidiaries (other than the organizational documents of the Company, Parties or their Subsidiaries); and

(Q) any material Contracts between the Company, DPA or their Subsidiaries, on the one hand, and any of the Company’s, DPA’s or their Subsidiaries’ directors, officers or stockholders who, to the Knowledge of the Company, own ten percent (10%) or more of any class or series of the Company’s capital stock, on the other hand; (each such Contract described in clauses (A) (in the case of clause (A) without regard to the requirement that such Contract not have been filed prior to the date hereof) through (Q), whether or not set forth in the Company Disclosure Letter, is referred to herein as a “Material Contract”).

(ii) True and complete copies of each Material Contract have been publicly filed or otherwise provided to Parent prior to the date hereof. Each of the Material Contracts is valid and binding on each of the Company Parties and their Subsidiaries that is a party thereto and, to the Knowledge of the Company, each other party thereto and is in full force and effect and is enforceable against the Company Parties or their Subsidiaries and, to the Knowledge of the Company, each other party thereto (in each case, subject to the Bankruptcy and Equity Exception). There is no default (or event that with notice or lapse of time or both would constitute a default) under any Material Contract by any of the Company Parties or their Subsidiaries that is a party thereto or the Knowledge of the Company, any other party thereto, except in each case as, have not had, individually or in the aggregate, a Company Material Adverse Effect.

(iii) For purposes of this Agreement:

(A) “Indebtedness” means all indebtedness of the Company Parties and any of their Subsidiaries, determined in accordance with GAAP, including with respect to (1) all liabilities for borrowed money; (2) all liabilities evidenced by bonds, debentures, notes or other similar instruments; (3) all liabilities under capital leases to the extent required to be capitalized under GAAP; (4) all liabilities for guarantees of another Person in respect of liabilities of the type set forth in clauses (1), (2) and (3); (5) all reimbursement obligations under letters of credit to the extent such letters of credit have been drawn (including standby and commercial); and (6) all liabilities for accrued but unpaid interest and unpaid penalties, fees, charges and prepayment premiums that are payable, in each case, with respect to any of the obligations of a type described in clauses (1) through (5) above. For the avoidance of doubt, “Indebtedness” shall not include trade debt or similar obligations incurred in the ordinary course of business consistent with past practice.

(r) Brokers and Finders. Except for Centerview Partners LLC, neither the Company, DPA or any of their Subsidiaries or Affiliates nor any officers, directors or employees thereof has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with the Mergers or the other transactions contemplated in this Agreement that would be payable by the Company, DPA or any of their Subsidiaries (or, following the Mergers, the Surviving Corporation or Surviving Entity or any of their Affiliates).

(s) Broker-Dealer Matters.

(i) Each Subsidiary of the Company Parties that is a broker-dealer required to be registered under the Exchange Act (a “Broker-Dealer Subsidiary”) is duly registered under the Exchange Act as a broker-dealer with the SEC, and is in compliance in all material aspects with the applicable provisions of the Exchange Act applicable to broker-dealers. To the extent required, each Broker-Dealer Subsidiary is a member organization in good standing with FINRA and any other self-regulatory organization where the conduct of its business requires such membership and in compliance in all material respects with all applicable rules and regulations of FINRA and any other self-regulatory organization of which it is a member. Each Broker Dealer Subsidiary is duly registered, licensed or qualified as a broker-dealer under, and in compliance in all material respects with, the Laws of all jurisdictions in which it is required to be so registered, licensed or qualified and each such registration, license or qualification is in full force and effect. There is no action or proceeding pending or, to the Company’s Knowledge, threatened that would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such registrations, licenses and qualifications.

(ii) None of the Company Parties or any of their Subsidiaries, or any of their respective “associated persons,” including any of their directors, officers or employees required to be registered or licensed as a registered representative, (A) is or has been ineligible to serve as a broker-dealer or an “associated person” of a broker-dealer under Section 15(b) of the Exchange Act, (B) is subject to a “statutory disqualification” (as such terms are defined in the Exchange Act), (C) is subject to a disqualification that would be a basis for censure, material limitations on the activities, functions or operations of, or suspension or revocation of the registration of any of the Company Parties or their Subsidiaries as broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act, and (D) and, to the Knowledge of the Company, there is no investigation pending or threatened against the Company Parties or any of their Subsidiaries or any of their “associated persons,” whether formal or informal, that is reasonably likely to result in any such person being deemed ineligible as described in clause (A), subject to a statutory disqualification as described in clause (B) or subject to a disqualification as described in clause (C).

(iii) Each Broker-Dealer Subsidiary is in compliance in all material respects with all applicable regulatory net capital requirements and no distribution of cash is required to be made by any such Broker-Dealer Subsidiary that will result in it not being in compliance in all material respects with applicable regulatory net capital requirements. Each Broker-Dealer Subsidiary is in compliance in all material respects with all applicable regulatory requirements regarding the possession, control and safekeeping of customer funds, securities and other assets.

(iv) The Company has publicly filed or made available to Parent prior to the date hereof a true, correct and complete copy of each Broker-Dealer Subsidiary’s Uniform Applications for Broker-Dealer Registration on Form BD filed since December 31, 2010, reflecting all amendments thereto filed with the Central Registration Depository of FINRA prior to the date of this Agreement (a “Form BD”) and a true, correct and complete copy of each other registration, periodic regulatory report and material correspondence responding to results of any formal examination filed by each Broker-Dealer Subsidiary with the SEC, FINRA and any state securities authority since December 31, 2010. Each Form BD and each Broker-Dealer Subsidiary’s other registrations, periodic regulatory reports and results of any formal examination filed with the SEC, FINRA and any state securities authority since December 31, 2010 complied in all material respects at the time of filing with the applicable requirements of the Exchange Act and applicable Law.

(v) None of the Company, DPA nor any of their Subsidiaries is required to be registered as a commodity trading advisor, commodity pool operator, futures commission merchant or introducing broker under any applicable Laws.

(vi) The Company has provided Parent with true, correct and complete copies as in effect as of the date hereof of (A) material policies of the Company Parties and their Subsidiaries reasonably designed to avoid corruption, bribery, money laundering or unlawful political contributions, payments or gifts to government officials, (B) material personal securities trading policies of the Company Parties and their Subsidiaries, and (C) material codes of conduct and ethics of the Company Parties and their Subsidiaries.

(vii) The conduct of the business of the Company Parties and their Subsidiaries, as presently conducted and as conducted at all times since December 31, 2010 and prior to the date hereof, does not require any of the Company Parties or their Subsidiaries or any of their respective officers or employees to be registered as an investment adviser under the Investment Advisers Act of 1940 or as an investment adviser or investment adviser representative or agent under the Laws of any Governmental Entity, except as has not had, individually or in the aggregate, a material impact on the business of the Company Parties and their Subsidiaries, taken as a whole.

(t) Customers. Section 5.1(t) of the Company Disclosure Letter sets forth a complete and accurate list as of the date hereof of the names of each of the customers that accounts for 10% or more of the revenues of the Company Parties and their Subsidiaries, taken as a whole, for each of the two most recent fiscal years.

(u) Derivative Instruments and Transactions. The Company Parties and their Subsidiaries have not entered into any Derivative Transactions for their own account or for the account of any customer. For purposes of this Agreement, “Derivative Transactions” means any swap transaction, option, warrant, forward purchase or sale transaction or futures transaction relating to one or more currencies, commodities, bonds, equity securities, interest rates, credit-related events or conditions, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

(v) Material Interests of Certain Persons. As of the date hereof, there are no agreements, arrangements or understandings between the Company Parties or their Subsidiaries, on the one hand, and any officer or director of the Company, any stockholder who, to the Knowledge of the Company, owns or at any time since the Applicable Date owned ten percent (10%) or more of any class or series of the Company’s capital stock, or any Affiliate of the Company (other than DPA or any other Subsidiary of the Company), on the other hand, that has not been disclosed in the Company Reports and are of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

(w) Company Parties Information. The information relating to the Company Parties and their Subsidiaries that will be provided in writing by the Company Parties or their representatives specifically for inclusion in the Proxy Statement will not contain any untrue statement of a material fact or omit to state a fact necessary to make the statements therein, in light of the circumstances in which they are made, not materially misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company Parties with respect to information supplied by the Buyer Parties or any of their Affiliates, directors, officers, employees, agents or other representatives for inclusion or incorporation by reference in any such document.

(x) No Other Company Party Representations or Warranties. Except for the representations and warranties set forth in this Section 5.1, no representation or warranty of any kind whatsoever, express or implied, at Law or in equity, is made or shall be deemed to have been made by or on behalf of the Company Parties to the Buyer Parties, their Affiliates or Representatives and the Company Parties hereby disclaim any liability or indemnification obligation or other obligation of any kind or nature resulting from any such representation or warranty, whether by or on behalf thereof, or the delivery, dissemination or any other distribution or disclosure to, or the use by, the Buyer Parties, their Affiliates or any of their respective Representatives or any other Person of any documentation, estimates, projections, forecasts or other forward-looking information, business plans or other information or material by any of the Company Parties, their Affiliates or any of their respective Representatives or any other Person with respect to any one or more of the foregoing.

5.2 Representations and Warranties of the Buyer Parties. Except as set forth in the corresponding sections or subsections of the disclosure letter delivered by the Buyer Parties to the Company Parties prior to or simultaneously with entering into this Agreement (the “Buyer Parties Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Buyer Parties Disclosure Letter shall be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such item is reasonably apparent), the Buyer Parties hereby represent and warrant to the Company Parties that:

(a) Organization, Good Standing and Qualification. Each Buyer Party is a legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of the jurisdiction of its organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or the conduct of its business requires such qualification, except where any such failure to be so organized, existing, in good standing, qualified or to have such power or authority, individually or in the aggregate, would not reasonably be expected to prevent, materially delay or materially impede the consummation of the Mergers and the other transactions contemplated by this Agreement.

(b) Corporate Authority. The Buyer Parties have all requisite corporate or limited liability company power and authority to enter into this Agreement and to consummate the Mergers and the other transactions contemplated by this Agreement. The execution, delivery and performance by the Buyer Parties of this Agreement and the transactions contemplated hereby, including the Mergers, have been duly authorized and approved by each of the Buyer Parties and no corporate, company, limited partnership or other action on the part of any of the Buyer Parties is necessary. In its capacity as the sole member of Merger Sub II, Merger Sub I acting by written consent has determined that the DPA Merger is fair to, and in the best interests of, Merger Sub II and the holders of its limited liability interests and has taken all necessary action to approve this Agreement and the DPA Merger and the other transactions contemplated hereby for all purposes under the limited liability company agreement of Merger Sub II and the DLLCA. This Agreement has been duly executed and delivered by each of the Buyer Parties and, assuming the due execution and delivery by each of the other parties hereto, constitutes a valid and binding agreement of each of the Buyer Parties enforceable against each of the Buyer Parties in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.

(c) Governmental Filings; No Violations.

(i) Except for (A) such filings of reports under the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder; (B) such filings and notifications as may be required by the HSR Act and the rules and regulations promulgated thereunder; (C) any required consent, approval, order or authorization of, or registration, declaration or filing with, FINRA or the FSA; (D) the applicable requirements of the NYSE; or (E) the filing with the Secretary of State of the State of Delaware of the Company Certificate of Merger and the DPA Certificate of Merger as required by the DGCL and DLLCA; no material notices, reports or other filings are required to be made by the Buyer Parties or their Subsidiaries with, nor are any material consents, registrations, approvals, permits or authorizations required to be obtained by the Buyer Parties or their Subsidiaries from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement by the Buyer Parties and the consummation of the Mergers and the other transactions contemplated hereby.

(ii) The execution, delivery and performance of this Agreement by the Buyer Parties do not, and the consummation of the Mergers and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or bylaws of Parent and Merger Sub I or the comparable governing documents of any of Parent’s Subsidiaries, (B) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or a default under, the creation or, acceleration of any obligations under, or the creation of a Lien (other than a Permitted Lien) on any of the assets, of the Buyer Parties or any of their Subsidiaries pursuant to any Contract to which any of the Buyer Parties or any of their Subsidiaries is a party or by which any of the Buyer Parties or any of their Subsidiaries or any of their respective properties are bound or (C) assuming that the consents, approvals and filings referred to in Section 5.2(c)(i) are duly obtained and/or made, a violation of any Law to which any of the Buyer Parties or any of their Subsidiaries is subject, except, in the case of clause (B) or (C) above, as would not or would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Mergers and the other transactions contemplated by this Agreement.

(d) Litigation.

(i) As of the date hereof, there are no civil, criminal or administrative actions, suits, claims, hearings, arbitrations or other proceedings pending or, to the Knowledge of Parent, threatened in writing against the Buyer Parties that would, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impede the consummation of the Mergers and the other transactions contemplated by this Agreement.

(ii) As of the date hereof, none of the Buyer Parties is a party to or subject to the provisions of any judgment, order, writ, injunction, settlement agreement, decree or award entered, issued or made by or with any Governmental Entity that would, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impede the consummation of the Mergers and the other transactions contemplated by this Agreement.

(iii) The term “Knowledge” (and derivative terms thereof) when used in this Agreement with respect to Parent shall mean the actual knowledge of those persons set forth in Section 5.2(d)(iii) of the Buyer Parties Disclosure Letter, following reasonable inquiry.

(e) Financing. Parent has delivered to the Company Parties a true, complete and correct copy of the executed commitment letter, dated as of the date hereof, among Parent, Merger Sub I, Credit Suisse AG, Credit Suisse Securities (USA) LLC, Barclays Bank PLC, Royal Bank of Canada and RBC Capital Markets (as amended from time to time after the date hereof in compliance with Section 6.13(a), the “Debt Financing Commitments”), pursuant to which each lender party thereto has committed, subject to the terms and conditions set forth therein, to lend the amounts set forth therein (the “Debt Financing”). Parent has delivered to the Company Parties a true, complete and correct copy of each of the executed commitment letters, dated as of the date hereof, among Parent and each of Carlyle Global Financial Services Partners, L.P., Edmond de Rothschild Europportunities II SCA SICAR, Pictet & Cie and Trident V DP Holdings LP (as amended from time to time after the date hereof in compliance with Section 6.13(a), the “Equity Financing Commitments” and together with the Debt Financing Commitments, the “Financing Commitments”), pursuant to which each investor party thereto has committed, subject to the terms and conditions set forth therein, to invest in Parent the cash amounts set forth therein (the “Equity Financing” and together with the Debt Financing, the “Financing”). Parent has delivered to the Company Parties a true, complete and correct copy of the executed rollover contribution agreements (the “Rollover Agreements”) executed by stockholders of the Company (as amended from time to time after the date hereof in compliance with Section 6.13(a), the “Rollover Stockholders”) pursuant to which each of the Rollover Stockholders has committed, subject to the terms and conditions set forth therein, to contribute to Parent the amount of New Class A Units and Class A Shares set forth therein (the “Rollover Investment”). None of the Financing Commitments or Rollover Agreements have been amended or modified prior to the date of this Agreement, no such amendment or modification is contemplated, and as of the date hereof, the respective commitments contained in the Financing Commitments or Rollover Agreements have not been withdrawn or rescinded in any respect. Except for a fee letter relating to fees with respect to the Debt Financing (complete copies of which have been provided to the Company Parties, with fee amounts, pricing caps and other economic terms of the market flex and other economic terms redacted (none of which redacted terms or amounts adversely affect the availability of or impose any additional conditions on the availability of the Debt Financing at Closing or reduce the amount of the Debt Financing (together with the amounts provided under the Equity Financing and the Roll-over Agreements) to less than the amount specified in the third to last sentence of this Section 5.2(e)), as of the date hereof, to the Knowledge of Parent, there are no side letters or other agreements, Contracts, arrangements or understandings related to the funding or investing, as applicable, of the Debt Financing other than as expressly set forth in the Debt Commitment Letters delivered to the Company Parties prior to the date hereof. Parent has fully paid any and all commitment fees or other fees in connection with the Financing Commitments that are payable on or prior to the date hereof, and as of the date hereof, the Financing Commitments are in full force and effect and are the legal, valid, binding and enforceable obligations of Parent, and, to the Knowledge of Parent, each of the other parties thereto subject to the Bankruptcy and Equity Exception. There are no conditions precedent or other contractual contingencies related to the funding of the full amount of the Financing or Rollover Investment, other than as expressly set forth in the Financing Commitments or Rollover Agreements. As of the date hereof, no event has occurred that would constitute a breach or default (or with notice or lapse of time or both would constitute a default) under the Financing Commitments or Rollover Agreements by Parent or, to the Knowledge of Parent, any other parties to the Financing Commitments or Rollover Agreements. As of the date hereof, the Buyer Parties have no reason to believe that any of the conditions to the Financing contemplated by the Financing Commitments or Rollover Investment contemplated by the Rollover Agreements to be satisfied by the Buyer Parties will not be satisfied on or prior to the Closing Date. Assuming the accuracy of the representations and warranties set forth in Section 5.1 and the performance in all material respects by the Company Parties of their obligations under this Agreement, the Financing, when funded in accordance with the Financing Commitments, together with the Rollover Investment, shall provide Parent with cash proceeds on the Closing Date sufficient to (i) pay the aggregate consideration required to be paid by the Buyer Parties pursuant to Section 4.1 and 4.2 hereof or required to be paid by the Buyer Parties pursuant to Section 4.4 upon Closing, (ii) pay any and all fees and expenses required to be paid by the Buyer Parties in connection with the transactions contemplated by this Agreement, and (iii) pay any and all amounts in connection with the refinancing of any outstanding indebtedness of the Company Parties or their Subsidiaries contemplated by this Agreement or the Financing Commitments. Concurrently with the execution of this Agreement, the Guarantors have delivered to the Company Parties the duly executed Guarantees. No event has occurred that would constitute a breach or default (or with notice or lapse of time or both would constitute a default) under the Guarantees by any of the Guarantors.

(f) Capitalization. The authorized capital stock of Merger Sub I consists of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. The authorized equity interests of Merger Sub II consists of 100 limited liability interests, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub I are owned by Parent, free and clear of all Liens other than Liens imposed under any federal or state securities Laws. All of the issued and outstanding equity interests of Merger Sub II are owned by Merger Sub I, free and clear of all Liens other than Liens imposed under any federal or state securities Laws. Neither Merger Sub I nor Merger Sub II has conducted any business prior to the date hereof and has no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Mergers and the other transactions contemplated by this Agreement. As of the date hereof, the authorized capital stock of Parent consists of 1,000 shares of common stock, par value $0.01 per share. Parent has not conducted any business prior to the date hereof and has no assets, liabilities or obligations of any nature other than the Financing Commitments, those incident to its formation and pursuant to this Agreement and the Mergers and the other transactions contemplated by this Agreement.

(g) Brokers and Finders. Except for Sandler O’Neill + Partners, L.P., none of the Buyer Parties or any of their Affiliates or any officers, directors or employees thereof has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with the Mergers or the other transactions contemplated in this Agreement.

(h) Buyer Parties Information. The information relating to the Buyer Parties and their Subsidiaries that will be provided in writing by the Buyer Parties or their representatives specifically for inclusion in the Proxy

Statement will not contain any untrue statement of a material fact or omit to state a fact necessary to make the statements therein, in light of the circumstances in which they are made, not materially misleading. Notwithstanding the foregoing, no representation or warranty is made by the Buyer Parties with respect to information supplied by the Company Parties or any of their Affiliates, directors, officers, employees, agents or other representatives for inclusion or incorporation by reference in any such document.

(i) Delaware Law. None of the Buyer Parties or any of their respective Affiliates was an “interested stockholder” of the Company as such term is defined in Section 203 of the DGCL (other than as a result of a transaction approved by the Board of Directors of the Company as described in Section 203(a)(1) of the DGCL) at any time during the three year period immediately preceding the execution and delivery of this Agreement. As of the date hereof, no Buyer Party owns (directly or indirectly, beneficially or of record), and no Buyer Party is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any Class A Shares or Class B Shares (except as contemplated by this Agreement).

(j) Solvency. As of the Company Merger Effective Time and immediately after giving effect to all of the transactions contemplated by this Agreement, including the Mergers and the payment of the aggregate consideration pursuant hereto, and payment of all related fees and expenses of the Buyer Parties, the Company Parties and their respective Subsidiaries in connection therewith, and assuming (x) the satisfaction of the conditions to Buyer Parties’ obligations to consummate the transactions contemplated by this Agreement, or the waiver of such conditions and (y) the accuracy of the representations and warranties set forth in Section 5.1 and that the most recent financial forecasts of the Company and its Subsidiaries made available to Parent have been prepared in good faith upon assumptions that were and continue to be not unreasonable: (i) the amount of the “fair saleable value” of the assets of the Surviving Corporation on a consolidated basis will exceed the total amount of all liabilities of the Surviving Corporation on a consolidated basis, including contingent and other liabilities, (ii) each of the Surviving Corporation and the Surviving Entity will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged in which it is about to engage, and (iii) each of the Surviving Corporation and the Surviving Entity will be able to pay its liabilities, including contingent and other liabilities, as they mature.

(k) Shareholder and Management Arrangements. Except as set forth on Section 5.2(k) of the Buyer Parties Disclosure Letter, as of the date hereof, none of the Buyer Parties nor their Affiliates is a party to any Contract, arrangement or material understanding with any director or officer of the Company Parties relating to this Agreement, the Mergers or any other transactions contemplated by this Agreement, or the Surviving Corporation, the Surviving Entity or their Subsidiaries, businesses or operations (including as to continuing employment).

(l) No Disqualification. None of the Buyer Parties or any of their directors, officers or employees (A) is or has been ineligible to serve as a broker-dealer or an “associated person” of a broker-dealer under Section 15(b) of the Exchange Act, (B) is subject to a “statutory disqualification” (as such terms are defined in the Exchange Act), (C) is subject to a disqualification that would be a basis for censure, material limitations on the activities, functions or operations of, or suspension or revocation of the registration of any of the Company Parties or their Subsidiaries as broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act, and (D) to the Knowledge of Parent, there is no investigation pending or threatened against the Buyer Parties or any of their “associated persons,” whether formal or informal, that is reasonably likely to result in any such person being deemed ineligible as described in clause (A), subject to a statutory disqualification as described in clause (B) or subject to a disqualification as described in clause (C).

(m) Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company Parties by the Buyer Parties and their Affiliates and Representatives, the Buyer Parties and their Affiliates and Representatives have received and may continue to receive after the date hereof from the Company Parties and their Affiliates and Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its business and operations. The Buyer Parties hereby acknowledge and agree that, other than to the limited extent incorporated into the representation set forth in Section 5.2(j), (a) there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which the Buyer Parties are familiar, (b) the Buyer Parties are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and (c) the Buyer Parties will have no claim against the Company Parties or any of their Affiliates or Representatives, or any other Person, with respect thereto.

(n) No Other Buyer Party Representations or Warranties. Except for the representations and warranties set forth in this Section 5.2, no representation or warranty of any kind whatsoever, express or implied, at Law or in equity, is made or shall be deemed to have been made by or on behalf of the Buyer Parties to the Company Parties, their Affiliates or Representatives and the Buyer Parties hereby disclaim any liability or indemnification obligation or other obligation of any kind or nature resulting from any such representation or warranty, whether by or on behalf thereof, or the delivery, dissemination or any other distribution or disclosure to, or the use by, the Company Parties, their Affiliates or any of their respective Representatives or any other Person of any documentation, estimates, projections, forecasts or other forward-looking information, business plans or other information or material by any of the Buyer Parties, their Affiliates or any of their respective Representatives or any other Person with respect to any one or more of the foregoing.

ARTICLE VI

Covenants

6.1 Interim Operations. Except as (x) required by applicable Law, (y) expressly contemplated or required by this Agreement or (z) set forth in Section 6.1 of the Company Disclosure Letter, the Company Parties covenant and agree that, from and after the execution and delivery of this Agreement and prior to the Company Merger Effective Time, except with the prior written consent of Parent (which consent is not to be unreasonably withheld, conditioned or delayed), each of the Company Parties shall, and shall cause their Subsidiaries to, conduct their business in the ordinary course and shall, and shall cause their Subsidiaries to, use their respective commercially reasonable efforts to (1) preserve their business organizations intact and (2) maintain existing relations and goodwill with Governmental Entities and customers, suppliers, employees and business associates.

(a) Without limiting the generality of the foregoing and in furtherance thereof, from and after the execution and delivery of this Agreement until the Company Merger Effective Time, except as (x) required by applicable Law, (y) expressly contemplated or required by this Agreement, or (z) as set forth in the relevant subsection of Section 6.1 of the Company Disclosure Letter (it being understood and hereby agreed that if any action is expressly permitted by any of the following subsections such action shall be expressly permitted under the first sentence of Section 6.1), except with the prior written consent of Parent (which consent not to be unreasonably withheld, conditioned or delayed), none of the Company Parties will and the Company Parties will not permit any of their Subsidiaries to:

(i) adopt any change in the Company’s certificate of incorporation or bylaws or DPA’s limited liability company agreement, or adopt any material change in the applicable governing instruments of any of their Subsidiaries;

(ii) merge or consolidate with any other Person or restructure, reorganize or completely or partially liquidate, except for (A) the Mergers or (B) any such transaction between wholly owned Subsidiaries of the Company Parties, or between any wholly owned Subsidiary of the Company Parties and the Company Parties, unless reasonably objected to by Parent following consultation;

(iii) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) (x) any corporation, partnership or other business organization or (y) any assets from any other Person (excluding ordinary course purchases of goods, products and off-the-shelf Intellectual Property), except, following reasonable advanced consultation with Parent, where the consideration in such transaction is not in excess of $2,000,000 individually or $5,000,000 in the aggregate;

(iv) issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, or encumbrance of, any shares of its capital stock or equity interests or the capital stock or equity interests of any of its Subsidiaries (other than (A) the issuance of Class A Shares upon the exercise of Company Options and settlement of Company RSAs and Director RSAs in accordance with the Stock Plan, in each case that are outstanding as of the date hereof or that are issued after the date hereof in compliance with this Agreement, (B) the issuance of Class A Shares pursuant to that certain Exchange Agreement dated as of October 3, 2007, as amended through the date hereof, by and among the Company Parties and certain unitholders of DPA (the “Exchange Agreement”), (C) between wholly owned Subsidiaries of the Company Parties or between a wholly owned Subsidiary of the Company Parties and a Company Party), or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, stock units, stock awards, warrants or other rights of any kind to acquire any shares of such capital stock, equity interests, convertible or exchangeable securities;

(v) make any loans, advances or capital contributions to or investments in any Person (other than the Company Parties or any direct or indirect wholly owned Subsidiary of the Company Parties) other than in the ordinary course of business consistent with past practice (including business expense advances to employees) in amounts not in excess of $750,000;

(vi) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or equity interests (except for (A) regular quarterly cash dividends at a rate not in excess of $0.09 per Class A Share and $0.09 per New Class A Unit, with record dates and payment dates consistent with the prior year, (B) tax distributions not in excess of those provided for pursuant to Section 4.4 of the limited liability company agreement of DPA or (C) dividends paid by any direct or indirect wholly owned Subsidiary to the Company Parties or to any other direct or indirect wholly owned Subsidiary) or enter into any agreement with respect to the voting of its capital stock;

(vii) reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or equity interests or securities convertible or exchangeable into or exercisable for any shares of its capital stock or equity interests (other than the acquisition in the ordinary course of business consistent with past practice of any Class A Shares tendered by current or former Service Providers in connection with the cashless exercise of Company Options or in order to pay Taxes in connection with the exercise of Company Options or the vesting of Company RSAs and Director RSAs or in connection with any obligation under the Exchange Agreement);

(viii) incur any Indebtedness for borrowed money or guarantee such Indebtedness of another Person (other than a wholly owned Subsidiary of the Company Parties), or issue or sell any debt securities or warrants or other rights to acquire any debt security of the Company Parties or any of their Subsidiaries, in each case other than (A) in the ordinary course of business consistent with past practice with a face value or principal amount not in excess of $2,500,000 in the aggregate, or (B) in the ordinary course under letters of credit, lines of credit or other credit facilities or arrangements in effect on the date hereof so long as the total Indebtedness incurred under all such letters of credit, lines of credit or credit facilities does not exceed $50,000,000 in the aggregate;

(ix) make or authorize any capital expenditures in excess of $500,000 individually or $1,500,000 in the aggregate, other than any capital expenditure (or series of related capital expenditures) consistent in all material respects with the 2013 capital expenditure budget of the Company Parties and their Subsidiaries in effect on the date of this Agreement (a copy of which has been previously provided to Parent);

(x) make any material changes with respect to any method of Tax or financial accounting policies or procedures, except as required by changes in GAAP or by a Governmental Entity;

(xi) compromise, settle or agree to settle any claims (A) involving amounts in excess of $250,000 individually or $1,000,000 in the aggregate, except to the extent reflected or reserved against in the Company’s consolidated balance sheet as of September 30, 2012 included in the Company Reports in respect of the claim being settled or (B) that would impose any material non-monetary obligations on the Company Parties or their Subsidiaries or Affiliates that would continue after the Company Merger Effective Time;

(xii) make any material Tax election, file any material amended Tax Return, settle or compromise any material Tax liability, enter into any closing agreement with respect to any material Tax or surrender any right to claim a material Tax refund;

(xiii) transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire, grant a Lien (other than a Permitted Lien) on or otherwise dispose of any assets, properties or rights of the Company Parties or their Subsidiaries, including capital stock of any of their Subsidiaries that are material to the Company Parties and their Subsidiaries, taken as a whole, except (A) in the ordinary course of business consistent with past practice or (B) Liens granted in connection with any indebtedness permitted under this Section 6.1;

(xiv) except as required under applicable Law or the terms of any Benefit Plan in effect as of the date hereof (A) grant, provide or increase (or commit to grant, provide or increase) any severance or termination payments or benefits to any current or former Service Provider who is or was an executive officer, a director or other Service Provider earning annual compensation (base salary and incentive opportunities) in excess of $750,000 (any such Service Provider, a “Material Service Provider”), grant or provide for (or commit to grant or provide for) any severance or termination payments or benefits to any other current or former Service Provider other than in the ordinary course of business consistent with past practice or increase (or commit to increase) any severance or termination payments or benefits; (B) increase in any manner the compensation or benefits of any current or former Service Provider, except (x) for increases in base salary in the ordinary course where the aggregate increase does not exceed 4.5% percent of the aggregate annualized salaries in 2012 and (y) the payment of bonuses for the 2012 performance year in the ordinary course of business and, with respect to Material Service Providers consistent with past practice, and otherwise in the aggregate consistent with past practice, and not in excess of the amounts set forth in Section 6.1(a)(xiv) of the Company Disclosure Letter; (D) become a party to, establish, adopt, terminate, materially amend (or commit to become a party to, establish, adopt, terminate, or materially amend) any Benefit Plan or arrangement that would have been a Benefit Plan if in effect on the date hereof (other than routine changes to welfare plans) or accelerate the vesting of, or lapse of restrictions on, any compensation for the benefit of any current or former Material Service Provider; (E) cause the funding of any rabbi trust or similar arrangement or take any action to fund or in any other way secure the payment of compensation or benefits under any Benefit Plan; or (F) terminate the employment or services of any Material Service Provider other than for cause, or hire any Person that would reasonably be expected to be a Material Service Provider;

(xv) abandon, convey title (in whole or in part), exclusively license or grant any right or other licenses to material Intellectual Property owned or exclusively licensed to the Company Parties or any of their Subsidiaries, or enter into licenses or agreements that impose material restrictions upon the Company Parties or any of their Subsidiaries with respect to its or their use of material Intellectual Property owned by any third party, in each case other than in the ordinary course of business consistent with past practice;

(xvi) (A) except in the ordinary course of business consistent with past practice, (1) modify or amend, or voluntarily or prematurely terminate, any Material Contract (other than extensions at the end of term that do not materially modify or amend the terms of such Contract or modifications or amendments to reflect actual services performed), (2) enter into any successor agreement to an expiring Material Contract that materially modifies or amends the terms of such expiring Material Contract or (3) enter into any new agreement that would have been considered a Material Contract if it were entered into at or prior to the date hereof other than any such Contracts that may be cancelled, terminated or withdrawn without material liability to the Company Parties or their Subsidiaries upon notice of 90 days or less or (B) enter into any new agreement that would have been considered a Material Contract pursuant to clause (B), (I), (O) or (Q) of Section 5.1(q) if it were entered into at or prior to the date hereof;

(xvii) fail to maintain in full force and effect material insurance policies covering the Company Parties and their Subsidiaries and their respective properties, assets and businesses in a form and amount consistent with past practice; or

(xviii) agree, authorize or commit to do any of the foregoing.

(b) Each of the Buyer Parties agrees that, from and after the execution and delivery of this Agreement and until the Company Merger Effective Time, it shall not consummate or agree to consummate any purchase or other acquisition of any assets, licenses, operations, rights or businesses (other than as expressly contemplated by this Agreement) that, individually or in the aggregate with any other such purchase or acquisition, is reasonably likely to (i) prevent or materially delay from obtaining any consents, registrations, approvals, permits or authorizations required to be obtained from any Governmental Entity in connection with the consummation of the Mergers and the other transactions contemplated hereby, (ii) result in the imposition of a condition or conditions on any such consents, registrations, approvals, permits or authorizations, or (iii) otherwise prevent or materially delay any party hereto from performing its obligations hereunder or consummating the Mergers and the other transactions contemplated hereby.

(c) Nothing contained in this Agreement is intended to give any Buyer Party, directly or indirectly, the right to control or direct the Company Parties’ or their Subsidiaries’ operations prior to the Company Merger Effective Time, and nothing contained in this Agreement is intended to give the Company Parties or their Subsidiaries, directly or indirectly, the right to control or direct the Buyer Parties’ operations. Prior to the Company Merger Effective Time, each of the Buyer Parties and the Company Parties shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

(d) Unless otherwise agreed by the parties hereto, following the date hereof and prior to the Closing Date, the Company shall use commercially reasonable efforts to make available to Parent:

(i) an estimate of the amounts potentially payable to each Service Provider under any Benefit Plan in connection with the execution and delivery of this Agreement, the adoption of this Agreement by holders of shares constituting the Company Requisite Vote or the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event, including as a result of a termination of employment or service), including the amount of any “excess parachute payments” within the meaning of Section 280G of the Code and any excise tax gross-up that could become payable under any Benefit Plans;

(ii) complete and correct copies of each Lease; and

(iii) true and complete current copies of all material Benefit Plans and, where applicable, (A) the most recently prepared actuarial report or financial statement with respect thereto, (B) the most recent summary plan description, and all material modifications thereto with respect thereto, (C) the most recent annual report (Form 5500 Series) and accompanying schedule with respect thereto, (D) the most recent determination letter with respect thereto, (E) copies of any material written correspondence with a Governmental Entity with respect thereto and (F) any related funding arrangements with respect thereto.

6.2 Acquisition Proposals; Go-Shop Period.

(a) Go-Shop Period. Notwithstanding anything to the contrary contained in this Agreement, during the period beginning on the date of this Agreement and continuing until 11:59 p.m. (Eastern time) on February 8, 2013 (the “Go-Shop Period”), the Company Parties and their Subsidiaries and their respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives (collectively, “Representatives”) shall have the right to: (i) initiate, solicit and encourage any inquiry or the making of any proposals or offers that constitute Acquisition Proposals, including by way of providing access to non-public information to any Person pursuant to confidentiality agreements on customary terms not materially more favorable in the aggregate to such Person than those contained in the Confidentiality Agreements; provided that the Company shall promptly (and in any event within twenty-four (24) hours thereafter) make available to Parent any material non-public information concerning the Company Parties or their Subsidiaries that the Company Parties provide to any Person if such information was not previously made available to Parent, and (ii) engage or enter into or otherwise participate in any discussions or negotiations with any Persons or groups of Persons with respect to any Acquisition Proposals or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt to make any Acquisition Proposals.

(b) No Solicitation or Negotiation. Except as expressly permitted by this Section 6.2 (including Section 6.2(c)) and except as may relate to any Excluded Party, the Company Parties and their Subsidiaries and their respective officers and directors shall, and the Company Parties shall cause their and their Subsidiaries’ other Representatives to, (i) at 12:01 a.m. on February 9, 2013 the (“No-Shop Period Start Date”) immediately cease any discussions or negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal and (ii) from the No-Shop Period Start Date until the earlier of the Company Merger Effective Time and the termination of this Agreement in accordance with Article VIII, not (A) initiate, solicit or knowingly encourage any inquiries or the making of any proposal or offer that constitutes an Acquisition Proposal, (B) engage in or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data concerning the Company Parties or their Subsidiaries to any Person relating to, any Acquisition Proposal, (C) enter into any agreement or agreement in principle with respect to any Acquisition Proposal, or (D) otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal.

(c) Conduct Following No-Shop Period Start Date. Notwithstanding anything in this Agreement to the contrary, but subject to the last sentence of this Section 6.2(c), at any time following the No-Shop Period Start Date and prior to the time, but not after, the Company Requisite Vote is obtained, if the Company Parties receive a written Acquisition Proposal from any Person that did not result from a breach of Section 6.2(b), subject to compliance with this Section 6.2(c), (i) the Company Parties and their Representatives may provide non-public information and data concerning the Company Parties and their Subsidiaries in response to a request therefor by such Person if the Company receives from such Person an executed confidentiality agreement on customary terms not materially more favorable in the aggregate to such Person than those contained in the Confidentiality Agreements; provided that the Company shall promptly (and in any event within twenty-four (24) hours thereafter) make available to the Buyer Parties any material non-public information concerning the Company Parties or their Subsidiaries that the Company Parties made available to any Person if such information was not previously made available to Parent and (ii) the Company Parties and their Representatives may engage or participate in any discussions or negotiations with such Person, in each of (i) and (ii), if and only to the extent that, (x) prior to taking any action described in clause (i) or (ii) above, the Board of Directors of the Company or any committee thereof determines in good faith (after consultation with its outside legal counsel) that failure to take such action would be reasonably expected to be inconsistent with the directors’ fiduciary duties under applicable Law, and (y) in each such case referred to in clause (i) or (ii) above, the Board of Directors of the Company or any committee thereof has determined in good faith (after consultation with outside legal counsel and a financial advisor) that such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal. Notwithstanding the occurrence of the No-Shop Period Start Date, the Company Parties and their Subsidiaries and their respective Representatives may continue to engage in the activities described in Section 6.2(a) with respect to any Excluded Party until 11:59 p.m. on March 8, 2013 (the “Excluded Party Deadline”), including with respect to any amended proposal submitted by any Excluded Party following the No-Shop Period Start Date, and the restrictions in Section 6.2(b) shall not apply with respect thereto until after the Excluded Party Deadline (and thereafter the provisions of Section 6.2(b) and 6.2(c) shall apply with respect to such Excluded Party).

(d) Definitions. For purposes of this Agreement:

(i) “Acquisition Proposal” means any proposal or offer with respect to (x) a merger, consolidation, business combination or similar transaction with any Person or group of Persons that involves any of the Company Parties or any of their Subsidiaries or (y) any acquisition (whether by tender offer, share exchange or other manner) by any Person or group of Persons which, in each case of (x) and (y), if consummated would result in any Person or group of Persons becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, equity securities of the Company, DPA or any of their respective Subsidiaries representing more than 20% of all outstanding equity securities of the Company or DPA (by vote or value), or more than 20% of the consolidated total assets (including, equity securities of its Subsidiaries) of the Company Parties and their Subsidiaries, taken as a whole, in each case other than the transactions contemplated by this Agreement.

(ii) “Excluded Party” means any Person, group of Persons or group that includes any Person or group of Persons, from whom the Company has received during the Go-Shop Period a written Acquisition Proposal that the Board of Directors of the Company determines in good faith (after consultation with its outside legal counsel and a financial advisor) constitutes, or would reasonably be expected to result in, a Superior Proposal.

(iii) “Superior Proposal” means a bona fide written Acquisition Proposal (provided, that for purpose of this definition, the percentages in the definition of Acquisition Proposal shall be seventy-five percent (75%) rather than twenty percent (20%)) made by a third party that did not result from a material breach of this Section 6.2 for a transaction that is on terms that the Board of Directors of the Company determines, in good faith after consultation with its outside legal counsel and financial advisor, to be more favorable from a financial point of view to the holders of Class A Shares than the Company Merger, taking into account all the terms and conditions of such Acquisition Proposal and this Agreement (including any offer by Parent to amend the terms of this Agreement) that are deemed relevant by the Board of Directors of the Company, and taking into account all legal, financial, regulatory, timing and other aspects of such Acquisition Proposal including the financing thereof, and the Person making the Acquisition Proposal.

(e) No Change in Recommendation or Alternative Acquisition Agreement. Except as set forth in this Section 6.2(e), Section 6.2(f) or Section 8.3(a), the Board of Directors of the Company and each committee thereof shall not:

(i) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent, the Company Recommendation with respect to the Mergers or approve or recommend, or propose publicly to approve or recommend, or resolve to approve or recommend, any Acquisition Proposal; or

(ii) except as expressly permitted by Section 8.3(a), cause or permit the Company to enter into any letter of intent, Alternative Acquisition Agreement or other similar agreement (other than a confidentiality agreement referred to in Section 6.2(a) or Section 6.2(c)) relating to any Acquisition Proposal.

Notwithstanding anything to the contrary set forth in this Agreement, prior to the time, but not after, the Company Requisite Vote is obtained, the Board of Directors of the Company and any committee thereof may withhold, withdraw, qualify or modify the Company Recommendation if the Board of Directors of the Company or any committee thereof determines in good faith, after consultation with its outside counsel, that failure to do so would be inconsistent with its fiduciary duties under applicable Law (a “Change of Recommendation”) and may also terminate this Agreement pursuant to Section 8.3(a) (a “Fiduciary Termination” ); provided, however, that the Company shall not effect a Change of Recommendation in connection with a Superior Proposal or effect a Fiduciary Termination pursuant to Section 8.3(a) with respect to a Superior Proposal unless: (x) the Company notifies Parent in writing, at least three (3) Business Days in advance, that it intends to effect a Change of Recommendation in connection with a Superior Proposal or effect a Fiduciary Termination pursuant to Section 8.3(a) with respect to a Superior Proposal, which notice shall specify the identity of the party who made such Superior Proposal and all of the material terms and conditions of such Superior Proposal and attach the most current version of such agreement; (y) after providing such notice and prior to making such Change of Recommendation in connection with a Superior Proposal or effecting a Fiduciary Termination pursuant to Section 8.3(a) with respect to a Superior Proposal, the Company Parties shall negotiate in good faith with Parent during such three (3)-Business Day period (to the extent that Parent desires to negotiate) to make such revisions to the terms of this Agreement as would permit the Board of Directors of the Company not to effect a Change of a Recommendation in connection with a Superior Proposal or not to effect a Fiduciary Termination pursuant to Section 8.3(a) in response to a Superior Proposal; and (z) the Board of Directors of the Company shall have considered in good faith any changes to this Agreement, the Financing Commitments and the Guarantees offered in writing by Parent in a manner that would form a binding contract if accepted by the Company Parties and shall have determined in good faith that the Superior Proposal would continue to constitute a Superior Proposal if such changes offered in writing by Parent were to be given effect; provided that, other than prior to the Excluded Party Deadline with respect to any Acquisition Proposal from any Excluded Party, in the event that the Acquisition Proposal to which this provision applies is thereafter modified in any material respect by the party making such Acquisition Proposal, the Company shall provide written notice of such modified Acquisition Proposal to Parent and shall again comply with this Section 6.2(e) and provide Parent with an additional two (2) Business Days’ notice prior to effecting any Change in Recommendation or effecting a Fiduciary Termination pursuant to Section 8.3(a) (and shall do so for each such subsequent modification).

(f) Certain Permitted Disclosure. Nothing contained in this Section 6.2 shall be deemed to prohibit the Company or the Board of Directors of the Company or any committee thereof from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to stockholders), or (ii) making any “stop-look-and-listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communications to the stockholders of the Company); provided that the foregoing shall in no way eliminate or modify the effect that any such disclosure would otherwise have under this Agreement.

(g) Notice. From and after the No-Shop Period Start Date, the Company agrees that (i) it will promptly (and, in any event, within twenty-four (24) hours) notify Parent if (x) any Acquisition Proposal is received by it or DPA or any of their Representatives indicating, in connection with such notice, the identity of the Person making the Acquisition Proposal and the material terms and conditions thereof (including, if applicable, copies of any written documentation constituting the Acquisition Proposal, including proposed agreements) and (y) any non-public information is requested from, or any discussions or negotiations are sought to be initiated with, it or any of its Representatives in connection with a potential Acquisition Proposal, indicating, in connection with such notice, the identity of the Person seeking such information or discussions or negotiations, and in each case, thereafter shall keep Parent reasonably informed of the status of any such discussions or negotiations, and (ii) in the event that any such party modifies its Acquisition Proposal in any material respect, the Company shall notify Parent within twenty-four (24) hours after receipt of such modified Acquisition Proposal of the fact that such Acquisition Proposal has been modified and the terms of such modification (including, if applicable, copies of any written documentation reflecting such modification); provided, however, that none of the requirements contemplated by the foregoing clauses (i) and (ii) shall apply (x) during the Go-Shop Period or (y) before the Excluded Party Deadline to any Acquisition Proposal submitted by an Excluded Party or any modification thereof. The Company Parties agree that they shall not, and shall cause their Subsidiaries not to, enter into any confidentiality agreement subsequent to the date hereof which prohibits the Company from providing to Parent such material terms and conditions and other information.

6.3 Proxy Filings; Information Supplied. The Company shall prepare and file with the SEC, as promptly as reasonably practicable after the date hereof, a proxy statement in preliminary form relating to the Stockholders Meeting (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”). The Buyer Entities shall as promptly as reasonably practicable furnish to the Company Parties any and all information relating to the Buyer Entities required or reasonably requested by the Company Parties to be included in the Proxy Statement, including any information required under the Exchange Act and the rules and regulations promulgated thereunder. The Company agrees that at the date of mailing to stockholders of the Company and at the time of the Stockholders Meeting, the Proxy Statement will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Prior to filing or mailing the Proxy Statement (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide Parent a reasonable opportunity to review and comment on such document or response.

6.4 Stockholders Meeting. The Company will take, in accordance with applicable Law and its certificate of incorporation and bylaws, all reasonable action necessary to convene a meeting of Record Holders of Class A Shares and Class B Shares (the “Stockholders Meeting”) as promptly as reasonably practicable after the date of mailing of the Proxy Statement to consider and vote upon the adoption of this Agreement. Notwithstanding anything herein to the contrary, the Company shall be permitted to delay or postpone convening the Stockholders Meeting, or adjourn the Stockholders Meeting beyond the time that the Stockholders Meeting would otherwise be held, to promptly provide any supplement or amendment to the Proxy Statement to the Company’s stockholders in advance of the Stockholders Meeting (if determined by the Company in good faith, after receipt of advice to such effect by outside counsel, that such supplement or amendment is required by applicable Law) and only for the minimum period required by applicable Law or, if as of the time for which the Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Class A Shares and Class B Shares represented (either in person or by proxy) and voting to approve the Mergers or to constitute a quorum necessary to conduct the business of the Stockholders Meeting. Subject to Section 6.2, the Board of Directors of the Company shall recommend such adoption, shall include such recommendation in the Proxy Statement and shall take all reasonable lawful action to solicit such adoption of this Agreement. The Company agrees that unless this Agreement is terminated in accordance with its terms, the Company has an unqualified obligation to submit this Agreement to its stockholders at the Stockholders Meeting.

6.5 Filings; Other Actions; Notification.

(a) Proxy Statement. The Company shall promptly notify Parent of the receipt of any and all written comments and material oral comments from the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for any material additional information and shall promptly provide to Parent copies of all written correspondence between the Company and/or any of its Representatives and the SEC with respect to the Proxy Statement. The Company and Parent shall each use its reasonable best efforts to reasonably promptly provide responses to the SEC with respect to all comments received on the Proxy Statement from the SEC. The Company shall cause the definitive Proxy Statement to be mailed reasonably promptly after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement; provided, that notwithstanding the foregoing or anything else in this Agreement to the contrary the Company shall not be required to mail the Proxy Statement prior to the later of (i) the No-Shop Start Date or (ii) if there shall be any Excluded Party, the earlier of (x) the Excluded Party Deadline or (y) the date on which the Company Parties are no longer in active negotiation with such Excluded Party with respect to an Acquisition Proposal.

(b) Cooperation.

(i) Subject to the terms and conditions set forth in this Agreement, the Company Parties and Buyer Parties shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on their part under this Agreement and applicable Laws to (A) consummate and make effective the Mergers and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable the expiration or termination of any applicable waiting period, (B) to obtain all necessary actions, non actions, waivers, consents, registrations, approvals, permits and authorizations that may be required, necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Mergers or any of the other transactions contemplated by this Agreement, under applicable Law, and (C) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties hereto to consummate the Mergers or any of the other transactions contemplated by this Agreement. In furtherance and not limitation of the foregoing, and assuming timely receipt of all information required from the Buyer Parties or the Company Parties, respectively, the Company Parties and the Buyer Parties agree to file or cause to be filed (i)(x) the initial notifications with respect to the Mergers required under the HSR Act and (y) the FINRA Rule 1017(b) application, in each case no later than fifteen (15) Business Days after the date of this Agreement, and (ii) the application for FSA approval of Parent (and any other potential controllers in Parent’s group, to the extent required) acquiring control of the Company no later than twenty (20) Business Days after the date of this Agreement, and the parties will cooperate and cause their Affiliates to cooperate in connection with such filings. Notwithstanding anything to the contrary in this Agreement, in no event shall the Buyer Parties or any of their Subsidiaries or Affiliates be obligated in connection with the receipt of any consent, approval, ruling or authorization from any Governmental Entity required under applicable Law, to propose or agree to accept any undertaking or condition, to enter into any consent decree, to make any divestiture or accept any operational restriction, or take or commit to make payments (other than customary filing fees) or enter into any commercial arrangement, or commit, or commit to take, any action (A) the effectiveness or consummation of which is not conditional on the consummation of the Mergers, or (B) that would reasonably be expected to result in a material adverse impact on the Company Parties and their Subsidiaries, taken as a whole, or the Buyer Parties and their Subsidiaries (including the Surviving Corporation and the Surviving Entity and their Subsidiaries following the Company Merger Effective Time), taken as a whole.

(ii) Subject to applicable Laws relating to the exchange of information, Parent and the Company Parties shall have the right to review in advance, and to the extent practicable each will consult with the other on and consider in good faith the views of the other in connection with, all of non-confidential information relating to Buyer Parties or the Company Parties, as the case may be, and any of their respective Affiliates, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Mergers and the other transactions contemplated by this Agreement. In exercising the foregoing rights, each of the Company Parties and Buyer Parties shall act reasonably and as promptly as practicable.

(c) Subject to applicable Laws and the instructions of any Governmental Entity, the Company Parties and Buyer Parties each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of the portions of any notices or other communications received by the Buyer Parties or the Company Parties, as the case may be, from any third party or any Governmental Entity with respect to the Mergers and the other transactions contemplated by this Agreement. Neither the Company Parties nor Buyer Parties shall nor shall they permit any of their Subsidiaries or Representatives to participate in any meeting with any Governmental Entity in respect of any filings, investigation or other inquiry with respect to the Mergers and the other transactions contemplated hereby unless they consult with the other parties in advance and, to the extent permitted by such Governmental Entity, give the other parties the opportunity to attend and participate thereat.

6.6 Access and Reports. Subject to applicable Law, from the date hereof throughout the period prior to the Company Merger Effective Time, the Company Parties shall (and shall cause their Subsidiaries to) (i) upon reasonable prior written notice, afford Parent’s officers and other authorized Representatives reasonable access, during normal business hours, to its employees, properties, books, contracts and records, (ii) furnish promptly to Parent all information concerning its business, properties and personnel as may reasonably be requested by Parent and (iii) furnish promptly to Parent any unaudited monthly consolidated statements of operations for the Company Parties and their Subsidiaries prepared and provided to management or the Company’s Board of Directors; provided that no investigation pursuant to this Section 6.6 shall affect or be deemed to modify or supplement any representation or warranty made by the Company herein. All requests for information made pursuant to this Section 6.6 shall be directed to the chief executive officer or other persons designated by the chief executive officer of the Company. Neither the Company Parties nor any of their Subsidiaries shall be required to provide access to or to disclose information where, in the reasonable good faith judgment of the Company, such access or disclosure is reasonably likely to jeopardize any work product or attorney-client privilege or contravene any Law or breach any Contract to which the Company Parties or their Subsidiaries is a party or by which they are bound; and in any such event, the parties hereto will seek to make appropriate substitute disclosure arrangements. All such information shall be governed by the terms of the Confidentiality Agreements.

6.7 Stock Exchange De-listing. The Company shall use reasonable best efforts to take such actions prior to the Company Merger Effective Time to cause the Company’s securities to be de-listed from the NYSE and de-registered under the Exchange Act as soon as practicable following the Company Merger Effective Time.

6.8 Publicity. The initial press release regarding the Mergers shall be a joint press release of the Company and Parent and thereafter (unless and until a Change of Recommendation has occurred or in connection with Section 6.2(e)) the Company Parties and Buyer Parties each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Mergers and the other transactions contemplated by this Agreement and prior to making any filings with any third party or any Governmental Entity (including any national securities exchange or interdealer quotation service) with respect thereto, except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service or by the request of any Governmental Entity.

6.9 Employee Benefits.

(a) For a period of one (1) year following the Closing Date, the Surviving Corporation shall provide each individual who is an employee of the Company Parties or their Subsidiaries on the Closing Date (the “Affected Employees”), while employed by the Company Parties or their Subsidiaries, with compensation and benefits (excluding any benefits accelerated or payable as a result of the transactions contemplated by this Agreement) that are no less favorable in the aggregate (and per Affected Employee not materially less favorable) than the compensation and benefits provided to such Affected Employees as of the date of this Agreement (other than equity compensation incentives and any compensation or benefits triggered in whole or in part by the consummation of the transactions contemplated hereby). Nothing contained in this Section 6.9 shall be deemed to grant any Affected Employee any right to continued employment after the Closing Date. Without limiting this Section 6.9(a), (i) during the one (1)-year period commencing at the Closing Date, Parent shall provide or shall cause the Surviving Corporation to provide to Affected Employees who are not entitled to severance benefits under a contractual arrangement and who experience a termination of employment severance benefits that are no less than the severance benefits that would have been provided to such employees upon a termination of employment immediately prior to the Closing Date, and (ii) Parent shall honor, fulfill and discharge, and shall cause the Surviving Corporation to honor, fulfill and discharge, the Company Parties’ and their Subsidiaries’ obligations under any Benefit Plans (it being understood that this sentence does not limit the right of Parent or its applicable Subsidiary to amend or terminate a Benefit Plan to the extent permitted by such Benefit Plan and to the extent consistent with this Section 6.9). During such one (1)-year period, severance benefits to such Affected Employees shall be determined without taking into account any reduction after the Closing Date in the compensation paid to Affected Employees and used to determine severance benefits.

(b) Parent shall cause any employee benefit plans of Parent and its Subsidiaries in which the Affected Employees are entitled to participate after the Closing Date to take into account for purposes of eligibility, vesting, level of benefits (but not for any purpose under any defined benefit pension plans or plans providing for post-termination medical benefits), service by such employees as if such service were with Parent or its Subsidiaries, to the same extent such service was credited under an analogous Benefit Plan (except to the extent that it would result in a duplication of benefits with respect to the same period of service).

(c) Following the Closing Date, with respect to the Affected Employees and their eligible dependents, Parent shall, or shall cause the Surviving Corporation, to: (i) waive any pre-existing conditions to the extent such pre-existing conditions were waived under the existing plans of the Company as of the date of this Agreement,

(ii) provide credit for prior service with the Company and its Affiliates as of the Closing Date for purposes of satisfying any applicable waiting periods to the extent such credit would be recognized for this purpose under the existing plans of the Company as of the date of this Agreement, and (iii) give credit in the year in which the Closing Date occurs for any copayments, deductibles and out-of-pocket limits paid by the Affected Employee and eligible dependents in such year prior to the Closing Date to the extent such amounts would be recognized for such purposes under the existing plans of the Company as of the date of this Agreement.

(d) Following the Closing Date, Parent or its Subsidiaries shall establish a retention plan consistent with the terms set forth on Section 6.9(d) of the Company Disclosure Letter.

(e) Nothing contained in this Section 6.9, express or implied (i) shall be construed to establish, amend, or modify any Benefit Plan or (ii) is intended to confer upon any Person (including current or former Service Providers, or dependents or beneficiaries of Service Providers) any rights as a third-party beneficiary of this Agreement.

6.10 Expenses. Except as otherwise provided in Section 8.5, whether or not the Mergers are consummated, all costs and expenses incurred in connection with this Agreement and the Mergers and the other transactions contemplated by this Agreement and the financing thereof (collectively, the “Expenses”) shall be paid by the party incurring such expense except, subject to the terms of this Agreement, for Parent’s reimbursement and obligations pursuant to Section 6.13(b).

6.11 Indemnification; Directors’ and Officers’ Insurance.

(a) From and after the Company Merger Effective Date, the Buyer Parties, the Surviving Corporation, the Surviving Entity and their respective Subsidiaries shall, jointly and severally, indemnify, defend and hold harmless, to the fullest extent authorized or permitted under the DGCL, the DLLCA or other applicable Law, any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Company Merger Effective Time, a director, officer or manager (or equivalent position) of the Company, DPA or any of their Subsidiaries or any director, officer or manager (or equivalent position) of the Company Parties or their Subsidiaries who is or was serving at the request of Company, DPA or any of their Subsidiaries as a director, officer, manager, employee, fiduciary, agent or trustee (or equivalent position) of another Person (each an “Indemnified Party”), against any and all losses, claims, damages, costs, expenses (including attorneys’ fees and disbursements), fines, liabilities, judgments, and amounts that are paid in settlement in any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative (each, a “Claim”), based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a director, officer or manager (or equivalent position) of Company, DPA or any of their Subsidiaries, or served at the request of the Company, DPA or any of their Subsidiaries as a director, officer, manager, employee, fiduciary, agent or trustee of another Person, prior to the Company Merger Effective Time or (ii) this Agreement or any of the transactions contemplated by this Agreement, whether asserted or arising before or after the Company Merger Effective Time (an “Indemnity Proceeding”). To the extent permitted by applicable Law, Parent shall, or shall cause the Surviving Corporation or the Surviving Entity to, promptly advance all out-of-pocket expenses of each Indemnified Party in connection with any Indemnity Proceeding as such expenses (including attorneys’ fees and disbursements) are incurred upon receipt from such Indemnified Party of a request therefor (accompanied by invoices or other relevant documentation); provided (if and to the extent required by the DGCL, DLLCA or other applicable Law) that such Indemnified Party undertakes to repay such amount if it is ultimately determined that such Indemnified Party is not entitled to be indemnified under the DGCL, DLLCA or other applicable Law with respect to such Indemnity Proceeding. In the event any Indemnity Proceeding is brought against any Indemnified Party (and in which indemnification could be sought by such Indemnified Party hereunder), Parent, the Surviving Corporation, the Surviving Entity and their respective Subsidiaries shall cooperate and use reasonable best efforts to defend against and respond thereto; provided, that none of Parent, the Surviving Corporation, the Surviving Entity or their respective Subsidiaries shall settle, compromise or consent to the entry of any judgment in such Indemnity Proceeding with respect to any Indemnified Party without the prior written consent of such Indemnified Party (which consent shall not be unreasonably withheld, delayed or conditioned) if and to the extent the terms of the proposed settlement, compromise or judgment involve any non-monetary relief or unindemnified monetary relief from such Indemnified Party.

(b) All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Company Merger Effective Time now existing in favor of any Indemnified Party as provided in the respective certificates or articles of incorporation, bylaws or limited liability company agreement (or comparable organizational documents) of the Company Parties and their Subsidiaries shall survive the Mergers and shall continue in full force and effect in accordance with their terms, and shall not be amended, repealed or otherwise modified for a period of six years after the Company Merger Effective Time in any manner that would adversely affect the rights thereunder of such individuals for acts or omissions occurring at or prior to the Company Merger Effective Time.

(c) Parent shall cause the Indemnified Parties to be covered for a period of six (6) years from the Company Merger Effective Time by the directors’ and officers’ liability insurance policy maintained by the Company (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are not less advantageous to the beneficiaries thereof than such policy and with carriers having a rating comparable to the Company’s current carrier) with respect to acts or omissions occurring prior to the Company Merger Effective Time that were committed by such Indemnified Parties in their applicable capacities as such; provided that in no event shall Parent be required to expend annually in the aggregate an amount in excess of 275 % of the annual premiums currently paid by the Company (which current approximate amount is set forth in Section 6.11(b) of the Disclosure Schedule) for such insurance (the “Insurance Amount”); provided, further, that if Parent is unable to maintain such policy (or such substitute policy) as a result of the preceding proviso, Parent shall obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that in lieu of the foregoing insurance coverage, at any time after the date hereof, the Company may, or Parent may direct the Company to, purchase a six (6)-year prepaid “tail policy” that provides coverage no less favorable to the Indemnified Parties than the coverage described above (and at a cost no greater than that provided for above); and provided, further, that if the annual premiums for such “tail” policy exceed the Insurance Amount, then the Company may, or Parent may direct the Company to, obtain a “tail” policy with the maximum coverage available for the Insurance Amount applied over the term of such policy.

(d) The provisions of this Section 6.11: (i) are intended to be for the benefit of, and shall be enforceable by, each Person who is now, or who has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an Indemnified Party, his or her heirs and his or her personal representatives, (ii) shall be binding on Parent, the Surviving Corporation, the Surviving Entity and their respective successors and assigns, (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have, whether pursuant to Law, Contract, any Benefit Plan, the Company’s certificate of incorporation or bylaws (or comparable organizational documents of the Company’s Subsidiaries), or otherwise and (iv) shall survive the consummation of the Mergers and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party without the consent of such Indemnified Party.

(e) In the event that Parent, the Surviving Corporation, the Surviving Entity or any of their respective successors or permitted assigns (each, an “Indemnifying Party”) (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of such Indemnifying Party assume all the obligations of such Indemnifying Party pursuant to this Section 6.11. In addition, if upon or following any merger, consolidation or sale of assets any Indemnifying Party is or becomes a direct or indirect Subsidiary of another Person, the ultimate parent entity of such Indemnifying Party shall guaranty the obligations of such Indemnifying Party pursuant to this Section 6.11.

6.12 Takeover Statutes. If any Takeover Statute is or may become applicable to the Mergers or the other transactions contemplated by this Agreement, the Company and its Board of Directors and DPA shall grant such approvals and take such actions as are necessary under such Takeover Statute so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such Takeover Statute on such transactions.

6.13 Financing; Financing Cooperation.

(a) Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the Financing on the terms and conditions described in the Financing Commitments and shall not permit, without the consent of the Company, any amendment or modification to be made to, or any waiver of any material provision or remedy under the Debt Financing Commitments if such amendment, modification or waiver would (x) reduce the aggregate amount of the Financing below the amount required to consummate the transactions contemplated by this Agreement (including by changing the amount of fees to be paid or original issue discount of the Debt Financing), (y) impose new or additional conditions or otherwise amend, modify or expand any conditions, to the receipt of the Debt Financing in a manner that would (I) delay (taking into account the Marketing Period) or prevent the Closing Date or (II) adversely impact in any material respect the ability of Parent to enforce its rights against the other parties to the Debt Financing Commitments or the definitive agreements with respect thereto, the ability of Parent to consummate the transactions contemplated hereby or the likelihood of consummation of the transactions contemplated hereby. Parent may replace or amend the Debt Financing Commitments to add lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Debt Financing Commitments as of the date hereof. For purposes of this Section 6.13, references to “Financing” shall include the financing contemplated by the Financing Commitments as permitted to be amended or modified by this Section 6.13(a) and references to “Financing Commitments” or “Debt Financing Commitments” shall include such documents as permitted to be amended or modified by this Section 6.13(a). Without limiting the foregoing, each of the Buyer Parties shall use its reasonable best efforts to (i) maintain in effect the Debt Financing Commitments until the transactions contemplated by this Agreement are consummated, (ii) satisfy all conditions and covenants within the control of the Buyer Parties in the Debt Financing Commitments at or prior to Closing and otherwise comply with its obligations thereunder, (iii) enter into definitive agreements with respect thereto on the terms and conditions (including the flex provisions) contemplated by the Debt Financing Commitments or on such terms acceptable to Parent and the providers of the Debt Financing, (iv) consummate the Financing and the Rollover Investment at or prior to the Closing, (v) enforce its rights (including through litigation to the extent necessary) under the Debt Financing Commitments, and (vi) subject to the satisfaction or waiver of the conditions set forth in the Debt Financing Commitments, cause the lenders to fund on the Closing Date the Financing contemplated to be funded on the Closing Date by the Debt Financing Commitments (or such lesser amount as may be required to consummate the Mergers and the other transactions contemplated hereby). Without limiting the generality of the foregoing, the Buyer Parties shall give the Company Parties prompt notice: (A) of any material breach or default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any material breach or default) by any party to any Financing Commitment or Rollover Agreement or definitive document related to the Financing or Rollover Investment of which the Buyer Parties become aware; (B) of the receipt of any written notice or other written communication from any Person with respect to any actual or potential breach, default, termination or repudiation by any party to any Financing Commitment or Rollover Agreement or any definitive document related to the Financing or Rollover Investment or any provisions of the Financing Commitment or any definitive document related to the Financing; and (C) if for any reason the Buyer Parties believe in good faith that they will not be able to obtain all or any portion of the Financing or Rollover Investment on the terms, in the manner or from the sources contemplated by the Financing Commitment or Rollover Agreements or the definitive documents related to the Financing or Rollover Investment; provided, that in no event will any of the Buyer Parties be under any obligation to disclose any information that is subject to attorney-client or similar privilege if the Buyer Parties shall have used their reasonable best efforts to disclose such information in a way that would not waive such privilege. As soon as reasonably practicable, but in any event within three (3) Business Days after the date the Company delivers to the Buyer Parties a written request, Buyer Parties shall provide any information reasonably requested by the Company relating to any circumstance referred to in clause (A), (B) or (C) of the immediately preceding sentence. If any portion of the Debt Financing becomes unavailable on the terms and conditions (including the flex provisions) contemplated in the Debt Financing Commitments, Parent shall use its reasonable best efforts to arrange and obtain alternative financing from alternative sources on terms and conditions that are no less favorable, in the aggregate, to Parent (taking into account the flex provisions set forth in the Debt Financing Commitments) than those set forth in the Debt Financing Commitment, in an amount sufficient to consummate the transactions contemplated by this Agreement as promptly as practicable following the occurrence of such event but in no event later than the later of (x) the second (2nd) Business Day following the satisfaction or waiver in accordance with this Agreement of all of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) and (y) the first (1st) Business Day following the last Business Day of the Marketing Period. For purposes of this Agreement, “Marketing Period” shall mean the first (1st) period of twenty (20) consecutive Business Days after the date of this Agreement throughout and at the end of which (A) Parent shall have the Essential Marketing Information (provided that if the Company shall in good faith reasonably believes that the Company Parties have provided the Essential Marketing Information in connection with the commencement of the Marketing Period, it may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery), in which case the Company Parties shall be deemed to have complied with the foregoing requirements unless Parent in good faith reasonably believes the Company Parties have not completed the delivery of the Essential Marketing Information and, within four Business Days after the delivery of such notice by the Company, delivers a written notice to the Company to that effect (stating with reasonable specificity which Essential Marketing Information the Company Parties have not delivered) and (B) the conditions set forth in Section 7.1 (other than the condition contemplated by Section 7.1(a)) shall have been satisfied or waived (and remain satisfied or waived) and nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 7.2 to fail to be satisfied assuming the Closing were to be scheduled for any time during such twenty (20) consecutive Business Day period; provided, however, without the consent of Parent, in no event shall the Marketing Period commence prior to the No-Shop Period Start Date or, if there is an Excluded Party, the Excluded Party Deadline; provided, further, that the Marketing Period shall not be deemed to have commenced if, prior to the completion of the Marketing Period, KPMG LLP shall have withdrawn its audit opinion contained in the Essential Marketing Information; provided, further, that the Marketing Period shall end on any earlier date that is the date on which the Debt Financing otherwise is obtained. For purposes of this Agreement, “Essential Marketing Information” shall mean, as of any date, (i)(A) audited consolidated balance sheets of the Company and related statements of income and changes in cash flows of the Company for the three most recently completed fiscal years of the Company ended at least 90 days before the Closing Date and (B) unaudited consolidated balance sheets and related statements of income and cash flows of the Company for each subsequent fiscal quarter (or year-to-date period) after the most recent fiscal year in respect of which financial statements described in clause (A) above have been delivered and ended at least 60 days before the Closing Date (other than any fourth fiscal quarter), (ii) all financial and related information reasonably requested in writing by Parent or Merger Sub I and necessary to permit Parent and Merger Sub I to prepare a pro forma consolidated balance sheet and related pro forma statement of EBITDA of the Company as of and for the twelve-month period ending on the last day of the most recently completed four-quarter period and ended at least 60 days prior to the Closing Date (or, if the most recently completed fiscal period is the end of a fiscal year, ended at least 90 days before the Closing Date), prepared after giving effect to the transactions contemplated hereby (including the Financing) as if such transactions had occurred as of such date (in the case of the balance sheet) or at the beginning of such period (in the case of such other financial statements) and (iii) to the extent requested in writing by Parent or Merger Sub I, all reasonably required information for, and reasonable assistance in the preparation of, a confidential information memorandum relating to the Debt Financing customary for the type of Debt Financing contemplated by the Debt Commitment Letter. Notwithstanding the foregoing, if at any time Parent does not have the Essential Marketing Information or the Essential Marketing Information is not compliant with the requirements set forth in this Section 6.13(a) throughout and on the last day of such period, then a new twenty (20) consecutive Business Day period shall commence upon Parent receiving updated Essential Marketing Information that is so compliant. Parent shall keep the Company reasonably informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the Debt Financing. Parent, Merger Sub I and Merger Sub II acknowledge and agree that the obtaining of the Financing, or any alternative financing, is not a condition to their respective obligations to effect the Mergers.

(b) Prior to the Closing, the Company Parties shall, and shall cause their Subsidiaries to, use, and shall use their reasonable best efforts to cause the officers, employees, advisors and other Representatives of the Company Parties and their Subsidiaries to use, reasonable best efforts to provide to the Buyer Parties, at Parent’s sole expense, all cooperation reasonably requested by the Buyer Parties in connection with the Debt Financing, including (i) furnishing the Buyer Parties and the providers of Financing the Essential Marketing Information and such other financial and other pertinent information regarding the Company Parties and their Subsidiaries as may be reasonably requested by the Buyer Parties, (ii) participating in a reasonable number of meetings (including customary one-on-one meetings with the parties acting as lead arrangers or agents for, and prospective lenders and purchasers of, the Debt Financing and the senior management and Representatives of the Company), presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies in connection with the Debt Financing (including assisting Parent in obtaining ratings as contemplated by the Debt Financing Commitment), (iii) assisting the Buyer Parties and the providers of Financing in the preparation of customary offering memoranda, bank information memoranda, rating agency presentations and lender presentations relating to the Debt Financing, (iv) reasonably cooperating with the marketing efforts of the Buyer Parties and the providers of Financing for all or any portion of the Debt Financing, (v) providing and executing documents as may be reasonably requested by Parent, including, (A) authorization letters, confirmations and undertaking in connection with the Essential Marketing Information and any offering memoranda and bank information memoranda (including with respect to presence or absence of material non-public information and the accuracy of the information contained therein, (B) documents relating to the repayment of the existing indebtedness of the Company Parties and their Subsidiaries and the release of related liens, including customary payoff letters, (C) all documentation and other information reasonably required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, (D) a certificate of the Chief Financial Officer of the Company with respect to solvency matters substantially in the form attached to the Debt Financing Commitment as in effect on the date hereof and (E) agreements, documents or certificates that facilitate the creation, perfection or enforcement of liens securing the Debt Financing as requested by the Buyer Parties or the providers of Financing, (vi) providing all relevant information with respect to the collateral and providing reasonable access to the Buyer Parties and the providers of Financing to allow them to conduct audit examinations and appraisals with respect to such collateral, (vii) executing and delivering any pledge and security documents and otherwise facilitating the pledging of collateral, (viii) using reasonable best efforts to satisfy the conditions precedent set forth in the Debt Financing Commitment or any definitive documentation relating to the Financing to the extent the satisfaction of such conditions requires the cooperation of or is within the control of any of the Company Parties and their Subsidiaries, (ix) using reasonable best efforts to cooperate with the due diligence investigation of the providers of Financing, to the extent customary and reasonable and not unreasonably interfering with the business of the Company Parties and (x) using commercially reasonable efforts to obtain accountant’s comfort letters and legal opinions reasonably requested by the Buyer Parties or the providers of Financing and customary for financings similar to the Financing; provided, however, that, (a) irrespective of the above, no obligation of the Company Parties or any of their Subsidiaries under any such certificate, document or instrument (other than the authorization and representation letters referred to above) shall be effective until the DPA Merger Effective Time and none of the Company or any of its Subsidiaries shall be required to take any action under any such certificate, document or instrument that is not contingent upon the Closing (including the entry into any agreement that is effective before the DPA Merger Effective Time) or that would be effective prior to the DPA Merger Effective Time, (b) nothing herein shall require such cooperation to the extent it would interfere unreasonably with the business or operations of the Company Parties or their Subsidiaries and (c) none of the Company Parties or any of their Subsidiaries shall be required to issue any offering or information document. The Company Parties shall use commercially reasonable efforts to supplement the Essential Marketing Information on a reasonably current basis to the extent that any such Essential Marketing, to the Knowledge of the Company, contains any material misstatement of fact or omits to state any material fact necessary to make such information not misleading in any material respect. None of the Company Parties or any of their Subsidiaries shall be required to bear any cost or expense or to pay any commitment or other similar fee or make any other payment in connection with the Financing prior to the DPA Merger Effective Time. Parent shall indemnify and hold harmless the Company Parties, their Subsidiaries and the Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred in connection with the arrangement of Financing (including any action taken in accordance with this Section 6.13(b)) and any information utilized in connection therewith (other than historical information relating to the Company Parties or their Subsidiaries provided by the Company in writing specifically for use in the Financing offering documents). Parent shall, promptly upon request by the Company, reimburse the Company for all documented and reasonable out-of-pocket costs incurred by the Company Parties or their Subsidiaries in connection with this Section 6.13(b). The Company Parties hereby consent to the use of their and their Subsidiaries’ logos in connection with the Debt Financing; provided that such logos shall be used solely in a manner that is not intended or reasonably likely to harm, disparage or otherwise adversely affect the Company Parties or any of their Subsidiaries.

(c) The Company shall use reasonable best efforts to, and shall use reasonable best efforts to cause its Subsidiaries, as applicable, to deliver all notices and take all other actions required to facilitate the termination of commitments under that certain Credit Agreement, dated as of July 15, 2009, by and between DPA, each lender from time to time party thereto and Bank of America, N.A. (as amended, the “Credit Agreement”), the repayment in full (or in the case of letters of credit, replacement or cash collateralization) of all obligations then outstanding thereunder (using funds provided by or at the direction of Parent) and the release of all Liens in connection therewith on the Closing Date (such termination, repayment and release, the “Credit Agreement Termination”); provided, that in no event shall this Section 6.13(c) require the Company or any of its Subsidiaries to cause such Credit Agreement Termination unless the Closing shall have occurred and Parent shall have complied with its obligations under this Section 6.13(c). Concurrently with the Closing, Parent shall pay to the administrative agent under the Credit Agreement all amounts required pursuant to the terms of the Credit Agreement and specified in the applicable payoff letter to effect the Credit Agreement Termination.

6.14 Stockholder Litigation. In the event that any stockholder litigation related to this Agreement, the Mergers or the other transactions contemplated by this Agreement is brought, or, to the Knowledge of the Company, threatened in writing, prior to the Company Merger Effective Time against any of the Company Parties or their Subsidiaries and/or the members of the Board of Directors of the Company, the Company shall promptly notify Parent of any such stockholder litigation and shall keep Parent reasonably informed with respect to the status thereof. None of the Company Parties or their Subsidiaries or Representatives shall compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any such stockholder litigation or consent to the same unless Parent shall have consented in writing (such consent not to be unreasonably withheld, conditioned or delayed).

6.15 Rule 16b-3. Prior to the Company Merger Effective Time, the Company shall take such steps as may be reasonably necessary or advisable hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

6.16 Notification of Certain Matters. Buyer Parties shall give prompt notice to the Company and the Company Parties shall give prompt notice to Parent of the occurrence, or failure to occur, of any event which occurrence or failure to occur would cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (b) a material failure of Buyer Parties, on the one hand, or the Company Parties, on the other hand, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to cause any of the conditions to the obligations of the Company Parties or the Buyer Parties, as applicable, to consummate the transactions contemplated hereby to be satisfied at the Closing; provided, however, that no such notification shall affect the representations and warranties of any of the parties or the conditions to the performance by the parties hereunder; provided, further, that the terms and conditions of the Confidentiality Agreement shall apply to any information provided under this Section 6.16.

ARTICLE VII

Conditions

7.1 Conditions to Each Party’s Obligation to Effect the Mergers. The respective obligation of each of the Company Parties and Buyer Parties to effect the Mergers is subject to the satisfaction or waiver (where permissible and in writing) of each of the following conditions:

(a) Stockholder Approval. This Company Requisite Vote shall have been obtained.

(b) Regulatory Consents. (i) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated; (ii) the FSA shall have notified Parent pursuant to Section 189(4)(a) of the Financial Services and Markets Act of 2000 (the “FSMA”), that the FSA approves of Parent (and any other potential controllers in Parent’s group, to the extent required) acquiring control of the Company, or shall have given such approval pursuant to Section 189(6) of the FSMA; and (iii) either (A) the parties shall have received the written approval of FINRA for the Mergers pursuant to FINRA Rule 1017; or (B) (1) thirty five (35) calendar days shall have elapsed after the filing of the FINRA Rule 1017 filing and such filing shall not have been rejected; (2) Parent or the Company shall have thereafter notified FINRA that the parties hereto intend to consummate the Closing pursuant to FINRA Rule 1017 without written approval from FINRA; and (3) either (x) FINRA shall have informed the parties that it would not impose restrictions on Parent or any of its Subsidiaries (including the Surviving Corporation and the Surviving Entity and their Subsidiaries following the Company Merger Effective Time) of the sort to which the parties would not have to agree in seeking FINRA approval in accordance with the last sentence of Section 6.5(b)(i) if the Closing is effected without FINRA approval (“Material Restrictions”) or (y) FINRA shall not have informed the parties that it is considering imposing Material Restrictions by the later of thirty (30) calendar days after the FINRA 1017 application is filed and the date of receipt of FSA approval contemplated by the preceding clause (ii).

(c) No Injunctions or Restraints; Illegality. No order, injunction, ruling, decree or judgment issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an “Injunction”) restraining, enjoining or otherwise preventing the consummation of the Mergers or any of the other material transactions contemplated by this Agreement shall be in effect. No Law shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal consummation of the Mergers or any of the other material transactions contemplated by this Agreement.

7.2 Conditions to Obligations of the Buyer Parties. The obligations of the Buyer Parties to effect the Mergers are also subject to the satisfaction or waiver (in writing) by Parent of the following additional conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company Parties set forth in the first three sentences of Section 5.1(b) shall be true and correct in all respects (except for such inaccuracies as are de minimis relative to Section 5.1(b) taken as a whole) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (ii) the representations and warranties of the Company Parties set forth in Section 5.1(a), 5.1(b) (other than the first three sentences thereof), 5.1(c), 5.1(j) and 5.1(r) shall be true and correct (without giving effect to any “materiality” or “Company Material Adverse Effect” qualifiers contained therein) in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (iii) the representations and warranties of the Company Parties set forth in Section 5.1(f)(ii) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date; and (iv) the other representations and warranties of the Company Parties set forth in Article V of this Agreement shall be true and correct (without giving effect to any “materiality” or “Company Material Adverse

Effect” qualifiers contained therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct does not have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Performance of Obligations of the Company Parties. The Company Parties shall have performed in all material respects the obligations required to be performed by them under this Agreement at or prior to the Closing Date.

(c) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred and be continuing any change, event or occurrence that has had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) Officer’s Certificate. Parent shall have received a certificate from the Company Parties, dated as of the Closing Date and signed on behalf of the Company Parties by an executive officer of the Company, stating that the conditions specified in Section  7.2(a) through 7.2(c) have been satisfied.

7.3 Conditions to Obligation of the Company Parties. The obligation of the Company Parties to effect the Mergers is also subject to the satisfaction or waiver (in writing) by the Company of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Buyer Parties set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, does not or would not reasonably be expected to prevent, materially delay or materially impede the consummation of the Mergers and the other transactions contemplated by this Agreement.

(b) Performance of Obligations of the Buyer Parties. Each of the Buyer Parties shall have performed in all material respects the obligations required to be performed by them under this Agreement at or prior to the Closing Date.

(c) Officer’s Certificate. The Company shall have received a certificate from the Buyer Parties, dated as of the Closing Date and signed on behalf of the Buyer Parties by an executive officer of Parent, stating that the conditions specified in Section 7.3(a) through 7.3(b) have been satisfied.

7.4 Frustration of Closing Conditions. No party may rely on the failure of any condition set forth in Section 7.1, 7.2 or 7.3, as the case may be, to be satisfied to excuse such party’s obligation to effect the Mergers if such failure was caused, in whole or in part, by such party’s breach of any provision of this Agreement.

ARTICLE VIII

Termination

8.1 Termination by Mutual Consent. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the DPA Merger Effective Time, whether before or after the Company Requisite Vote is obtained by mutual written consent of the Company (on behalf of the Company Parties) and Parent (on behalf of the Buyer Parties).

8.2 Termination by Either Parent or the Company. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the DPA Merger Effective Time by written notice of either Parent (on behalf of the Buyer Parties) or the Company (on behalf of the Company Parties) if:

(a) the Mergers shall not have been consummated by July 1, 2013, whether such date is before or after the date the Company Requisite Vote is obtained (such date, the “Termination Date”);

(b) the Stockholders Meeting shall have been held and completed and the Company Requisite Vote shall not have been obtained at such Stockholders Meeting or at any adjournment or postponement thereof; or

(c) any Injunction permanently restraining, enjoining or otherwise prohibiting consummation of the Mergers shall become final and non-appealable (whether before or after the Company Requisite Vote has been obtained);

provided, that the right to terminate this Agreement pursuant to this Section 8.2 shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have been the primary cause of, or the primary factor that resulted in, the failure of a condition to the consummation of the Merger to have been satisfied on or before the Termination Date.

8.3 Termination by the Company. This Agreement may be terminated and the Mergers may be abandoned:

(a) by written notice of the Company (on behalf of the Company Parties) at any time prior to the receipt of the Company Requisite Vote if (A) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement (including Section 6.2(e)), to enter into definitive transaction documentation providing for a Superior Proposal (“Alternative Acquisition Agreement”), (B) immediately prior to or substantially concurrently with the termination of this Agreement, the Company enters into an Alternative Acquisition Agreement with respect to a Superior Proposal and (C) the Company immediately prior to or substantially concurrently with such termination pays to Parent in immediately available funds any fees required to be paid pursuant to Section 8.5;

(b) by written notice of the Company (on behalf of the Company Parties) at any time prior to the DPA Merger Effective Time if there has been a breach of any representation, warranty, covenant or agreement made by the Buyer Parties in this Agreement such that the conditions set forth in Section 7.3(a) or 7.3(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured prior to the earlier of (i) thirty (30) days after written notice thereof is given by the Company to Parent and (ii) the Termination Date; provided, however, that the Company Parties are not then in material breach of this Agreement; or

(c) by written notice of the Company (on behalf of the Company Parties) at any time prior to the DPA Merger Effective Time if (i) all of the conditions set forth in Sections 7.1 and 7.2 have been and remain satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing; provided that such conditions would be satisfied at such date), (ii) the Buyer Parties fail to consummate the transactions contemplated by this Agreement within three (3)-Business Days following the date the Closing should have occurred pursuant to Section 1.2 and (iii) the Company Parties stood ready, willing and able to consummate the Mergers and the other transactions contemplated by this Agreement on that date and continue to stand ready, willing and able to do so and the Company (on behalf of the Company Parties) has given Parent an irrevocable written notice on or prior to such date confirming that fact; provided, that during such three (3) Business Day period following the date the Closing should have occurred pursuant to Section 1.2, the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.3(c) and the Buyer Parties shall not be entitled to terminate this Agreement pursuant to Section 8.2(a).

8.4 Termination by Parent. This Agreement may be terminated and the Mergers may be abandoned:

(a) by written notice of Parent (on behalf of the Buyer Parties) at any time prior to the Stockholders Meeting if (i) the Board of Directors of the Company fails to recommend in the Proxy Statement the approval and adoption of this Agreement or shall make a Change of Recommendation or shall approve, recommend or endorse (or in the case of a tender offer or exchange offer subject to Regulation 14D under the Exchange Act, fails to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, rejection of within ten (10) Business Days after the commencement of such tender offer or exchange offer) an Acquisition Proposal or resolves or publicly proposes to do any of the foregoing; (ii) the Board of Directors of the Company fails to publicly reaffirm the Company Recommendation upon the reasonable written request therefor by Parent by the earlier of ten (10) Business Days following a reasonable written request by Parent and two (2) Business Days prior to the Stockholder Meeting; or (iii) there shall have been a willful and material breach by any of the Company Parties’ directors, officers or manager of Section 6.2, Section 6.3 or Section 6.4 and, with respect to Section 6.3 or Section 6.4, such breaches cannot be or are not cured reasonably promptly after written notice thereof; or

(b) by written notice of Parent (on behalf of the Buyer Parties) at any time prior to the DPA Merger Effective Time if there has been a breach of any representation, warranty, covenant or agreement made by the Company Parties in this Agreement such that the conditions set forth in Section 7.2(a) or 7.2(b) would not be satisfied and such breach cannot be or is not cured prior to the earlier of (i) thirty (30) days after written notice thereof is given by Parent to the Company and (ii) the Termination Date; provided, however, that the Buyer Parties are not then in material breach of this Agreement.

8.5 Effect of Termination and Abandonment.

(a) In the event of termination of this Agreement and the abandonment of the Mergers pursuant to this Article VIII, this Agreement shall become void and of no effect with no liability to any Person on the part of any party hereto (or of any of its Representatives or Affiliates); provided, however, and notwithstanding anything in the foregoing to the contrary, that (i) no such termination shall relieve any party hereto of any liability to pay the Termination Fee or Parent Fee pursuant to this Section 8.5, (ii) subject to the limitations set forth in Section 8.5(d), no such termination shall relieve any of the parties of liability for any willful and material breach of this Agreement prior to termination; and (iii) the agreements of the parties contained in the last sentence of Section 6.6 (Confidentiality), Section 6.10 (Expenses), the indemnification and reimbursement provisions of Section 6.13(b), this Section 8.5, Article IX, the Confidentiality Agreements and the Guarantees shall survive the termination of this Agreement (in the case of the Confidentiality Agreements and Guarantees, subject to the terms thereof).

(b) In the event that:

(i) (x) this Agreement is terminated pursuant to Section 8.2(b), Section 8.2(a) (in the case of Section 8.2(a) only, before obtaining the Company Requisite Vote) or Section 8.4(b) (as a result of any willful breach), (y) any Person shall have publicly disclosed or shall have made known to the Company’s Board of Directors a bona fide Acquisition Proposal after the date hereof and prior to such termination (unless irrevocably and, if such Acquisition Proposal is public, publicly withdrawn prior to such termination), and (z) within twelve (12) months after such termination the Company shall have entered into a definitive agreement with respect to an Acquisition Proposal or consummated an Acquisition Proposal (provided that for purposes of this clause (z) the references to “20%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”);

(ii) this Agreement is terminated by Parent pursuant to Section 8.4(a); or

(iii) this Agreement is terminated by the Company pursuant to Section 8.3(a);

then the Company shall:

(A) in the case of clause (i) above, promptly, but in no event later than three (3) Business Days, after the date on which the Company consummates the Acquisition Proposal referred to in subclause (i)(z) above, pay Parent the Termination Fee by wire transfer of immediately available funds;

(B) in the case of clause (ii) above, promptly but in no event later than three (3) Business Days after the date of such termination, pay Parent the Termination Fee by wire transfer of immediately available funds; provided, however, in the event the Termination Fee includes any Expense Reimbursement, the portion of the Termination Fee representing the Expense Reimbursement is payable within two Business Days after receipt from Parent of an invoice therefor; and

(C) in the case of clause (iii) above, immediately prior to or substantially concurrently with such termination, pay Parent the Termination Fee by wire transfer of immediately available funds (it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion); provided, however, in the event the Termination Fee includes any Expense Reimbursement, the portion of the Termination Fee representing the Expense Reimbursement is payable within two Business Days after receipt from Parent of an invoice therefor.

“Expense Reimbursement” shall mean the amount of all reasonable, documented out-of-pocket expenses (including all reasonable fees and expenses of financing sources, counsel, accountants, investment banks, experts and consultants to a party hereto and its affiliates) of up to $1,250,000 in the aggregate actually incurred in connection with the transactions contemplated hereby, and payable, by the Buyer Parties or any of their Affiliates.

“Termination Fee” shall mean (x) an amount equal to $6,654,775.36 plus the Expense Reimbursement, if the Termination Fee becomes payable in connection with the termination of this Agreement on or prior to the Excluded Party Deadline (1) by the Company pursuant to Section 8.3(a) in connection with a Superior Proposal made by an Excluded Party or (2) by Parent pursuant to Section 8.4(a)(i) or Section 8.4(a)(ii) in connection with a Change of Recommendation on account of a Superior Proposal made by an Excluded Party, and (y) an amount equal to $19,964,326.07 without any Expense Reimbursement, in all other circumstances.

(c) In the event that this Agreement is terminated pursuant to:

(i) Section 8.3(b); or

(ii) Section 8.3(c);

then Parent shall promptly, but in no event later than three (3) Business Days after the date of such termination, pay or cause to be paid to the Company an amount equal to $39,928,652.14 (the “Parent Fee”), by wire transfer of immediately available funds (it being understood that in no event shall Parent be required to pay the Parent Fee on more than one occasion).

(d) The Buyer Parties and Company Parties acknowledge that the agreements contained in this Section 8.5 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to Section 8.5(b) or Parent fails to promptly pay the amount due pursuant to Section 8.5(c), and, in order to obtain such payment, the Buyer Parties, on the one hand, or the Company Parties, on the other hand, commences a suit that results in a judgment against the Company for the amount set forth in Section 8.5(b) or any portion thereof or a judgment against Parent for the amount set forth in Section 8.5(c) or any portion thereof, the Company shall pay to the Buyer Parties, on the one hand, or Parent shall pay to the Company Parties, on the other hand, its reasonable out-of-pocket costs and expenses (including attorneys’ fees) in connection with such suit, together with interest on such amount or portion thereof at the prime rate of Citibank N.A. in effect on the date such payment was required to be made through the date of payment. Notwithstanding anything to the contrary in this Agreement, the Parties hereto expressly acknowledge and agree that:

(i) Except for an order of specific performance as and only to the extent expressly permitted by Section 9.5(c) prior to the termination of this Agreement pursuant to its terms, the Company’s receipt of the Parent Fee pursuant to Section 8.5(c) and any reimbursement and expense obligations of Parent pursuant to the first sentence of this Section 8.5(d) together with the rights and remedies available to the Company in the indemnification and reimbursement provisions of Section 6.13(b), the Equity Financing Commitments and the Guarantees (but subject in all cases to the limitations set forth in this Agreement, the Guarantees and the Equity Financing Commitments), shall be the sole and exclusive remedies of the Company Parties and their Subsidiaries against the Buyer Parties, the Guarantors, their financing sources and any of their respective former, current, or future general or limited partners, stockholders, managers, members, directors, officers, employees, Affiliates or agents for any loss suffered with respect to this Agreement, the Guarantees, the transactions contemplated hereby and thereby, the termination of this Agreement, the failure of the Mergers to be consummated or any breach of this Agreement or the Guarantees by the Buyer Parties; and upon payment in accordance with the terms of this Agreement of the Parent Fee, and any reimbursement and expense obligations of Parent pursuant to the first sentence of this Section 8.5(d) and subject to the indemnification and reimbursement provisions of Section 6.13(b), none of the Buyer Parties, their financing sources, the Guarantors or any of their respective former, current, or future general or limited partners, stockholders, managers, members, directors, officers, employees, Affiliates or agents shall have any further liability or obligation to the Company Parties or their Subsidiaries relating to or arising out of this Agreement or the transactions contemplated by this Agreement or any claims or actions under applicable Law arising out of any such breach, termination or failure; provided that nothing in this Agreement will limit in any way the remedies of the parties under the Confidentiality Agreements;

(ii) In light of the difficulty of accurately determining actual damages with respect to the foregoing, upon any such termination of this Agreement, subject to the indemnification and reimbursement provisions of Section 6.13(b), the payment of (A) the Parent Fee pursuant to Section 8.5(c), which constitutes a reasonable estimate of the monetary damages that will be suffered by the Company Parties and their Subsidiaries by reason of breach or termination of this Agreement or the Guarantees, and (B) any reimbursement and expense obligations of Parent pursuant to the first sentence of this Section 8.5(d), shall be in full and complete satisfaction of any and all monetary damages of the Company Parties and their Subsidiaries arising out of or related to this Agreement and the Guarantees, the transactions contemplated hereby and thereby (including, any breach by the Buyer Parties), the termination of this Agreement, the failure to consummate the transactions contemplated by this Agreement, and any claims or actions under applicable Law arising out of any such breach, termination or failure against the Buyer Parties, their financing sources, the Guarantors or any of their respective former, current, or future general or limited partners, stockholders, managers, members, directors, officers, employees, Affiliates or agents; and in no event will the Company Parties or any of its Subsidiaries, after being paid such amounts in accordance with the terms of this Agreement, seek to recover any other monetary damages or seek any other remedy based on a claim in law or in equity with respect thereto; provided, however, this Section 8.5(d)(ii) shall not (x) limit the right of the parties hereto to specific performance of this Agreement pursuant to Section 9.5(c) or of the Equity Financing Commitments or Guarantees (but subject in all cases to the limitations set forth in the Guarantees and the Equity Financing Commitments) prior to the termination of this Agreement in accordance with its or their terms or (y) limit in any way the remedies of the parties under the Confidentiality Agreement;

(iii) Subject to the indemnification and reimbursement provisions of Section 6.13(b), in no event shall the Company Parties or any of their Subsidiaries be entitled to seek or obtain any recovery or judgment in excess of the Parent Fee (plus, in the case the Parent Fee is not timely paid, the amounts described in the first sentence of this Section 8.5(d)), against the Buyer Parties, their financing sources, the Guarantors or any of their respective stockholders, partners, members, Affiliates, directors, officers, employees or agents or any of their respective assets, and in no event shall the Company Parties or any of their Subsidiaries be entitled to seek or obtain any other damages of any kind against any such Person or the financing sources, including consequential, special, indirect or punitive damages for, or with respect to, this Agreement or the Guarantees or the transactions contemplated hereby and thereby (including, any breach by the Buyer Parties), the termination of this Agreement, the failure to consummate the transactions contemplated by this Agreement or any claims or actions under applicable Law arising out of any such breach, termination or failure; provided, however, this Section 8.5(d)(iii) shall not (x) limit the right of the parties hereto to specific performance of this Agreement pursuant to Section 9.5(c) or of the Equity Financing Commitments or Guarantees (but subject in all cases to the limitations set forth in the Guarantees and the Equity Financing Commitments prior to the termination of this Agreement in accordance with its or their terms or (y) limit in any way the remedies of the parties under the Confidentiality Agreement;

(iv) Except for an order of specific performance as and only to the extent expressly permitted by Section 9.5(c) prior to the termination of this Agreement pursuant to its terms and (ii) for any willful and material breach by any of the Company Parties of this Agreement prior to termination, Parent’s receipt of the Termination Fee from the Company Parties pursuant to Section 8.5(b) (including any reimbursement and expense obligations of the Company pursuant to the first sentence of this Section 8.5(d)), shall be the sole and exclusive remedy of the Buyer Parties, the Guarantors and their respective Affiliates against the Company Parties, their Subsidiaries and any of their respective former, current, or future general or limited partners, stockholders, directors, officers, employees, managers, members, Affiliates or agents for any loss suffered with respect to this Agreement, the transactions contemplated hereby (including any breach by the Company Parties), the termination of this Agreement, the failure of the Mergers to be consummated or any breach of this Agreement by the Company Parties, and upon payment of such amounts, none of the Company Parties, their Subsidiaries or any of their respective former, current, or future general or limited partners, stockholders, directors, officers, employees, managers, members, Affiliates or agents shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement or any claims or actions under applicable Law arising out of any such breach, termination or failure; provided that notwithstanding anything to the contrary in this Section 8.5(d)(iv), nothing shall relieve the Company Parties of liability for any willful and material breach of this Agreement; and

(v) Except for any willful and material breach by the Company Parties of this Agreement, in light of the difficulty of accurately determining actual damages with respect to the foregoing, upon any termination of this Agreement, the payment of (A) the Termination Fee pursuant to Section 8.5(b), which constitutes a reasonable estimate of the monetary damages that will be suffered by the Buyer Parties by reason of breach (other than any willful or intentional and material breach) or termination of this Agreement, and (B) any reimbursement obligations of the Company Parties pursuant to the first sentence of this Section 8.5(d) shall be in full and complete satisfaction of any and all monetary damages of the Buyer Parties arising out of or related to this Agreement, the transactions contemplated hereby and thereby (including, any breach by the Company Parties that is not a willful or intentional and material breach), the termination of this Agreement, the failure to consummate the transactions contemplated by this Agreement, and any claims or actions under applicable Law arising out of any such breach, termination or failure.

(vi) Except for any willful material breach by any of the Company Parties prior to the termination of this Agreement, (a) in no event shall the Buyer Parties or the Guarantors be entitled to seek or obtain any recovery or judgment in excess of the Termination Fee (plus, in the case the Termination Fee is not timely paid, the amounts described in the first sentence of this Section 8.5(d) against the Company Parties, their Subsidiaries or any of their respective former, current, or future general or limited partners, stockholders, directors, officers, employees, managers, members, Affiliates or agents or any of their respective assets, and (b) in no event shall the Buyer Parties or the Guarantors be entitled to seek or obtain any other damages of any kind, including consequential, special, indirect or punitive damages for, or with respect to, this Agreement or the transactions contemplated hereby (including, any breach by the Company Parties), the termination of this Agreement, the failure to consummate the transactions contemplated by this Agreement or any claims or actions under applicable Law arising out of any such breach, termination or failure; provided, however, this Section 8.5(d)(vi) shall not limit the right of the parties hereto to specific performance of this Agreement pursuant to Section 9.5(c) prior to the termination of this Agreement in accordance with its terms or the rights of the Buyer Parties with respect to any willful and material breach by any of the Company Parties; provided, further, however, that notwithstanding anything else to the contrary contained herein, following any termination of this Agreement by the Company pursuant to Section 8.3(a), Parent’s receipt of the Termination Fee from the Company Parties pursuant to Section 8.5(b) (including any reimbursement and expense obligations of the Company pursuant to the first sentence of this Section 8.5(d)), shall be the sole and exclusive remedy of the Buyer Parties, the Guarantors and their respective Affiliates and upon payment of such amounts, none of the Company Parties, their Subsidiaries or any of their respective former, current, or future general or limited partners, stockholders, directors, officers, employees, managers, members, Affiliates or agents shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement.

ARTICLE IX

Miscellaneous and General

9.1 Nonsurvival of Representations and Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Company Merger Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Company Merger Effective Time.

9.2 Modification or Amendment. Subject to the provisions of the applicable Laws, at any time prior to the Company Merger Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties (provided that no such modification or amendment shall be made to the provisions with respect to which any lender party under the Debt Financing is a third party beneficiary hereunder shall be amended in a manner materially adverse to such lender without its prior written consent).

9.3 Waiver of Conditions. The conditions to each of the Buyer Parties’ and Company Parties’ obligations to consummate the Mergers are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Laws.

9.4 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute one and the same agreement.

9.5 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL; SPECIFIC PERFORMANCE.

(a) THIS AGREEMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER AT LAW, IN CONTRACT, IN TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF, SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the personal jurisdiction of the Court of Chancery of the State of Delaware, or to the extent such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware (the “Chosen Courts”) solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, or the negotiation, execution or performance hereof, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Chosen Courts or that the Chosen Courts are an inconvenient forum or that the venue thereof may not be appropriate, or that this Agreement or any such document may not be enforced in or by such Chosen Courts, and the parties hereto irrevocably agree that all claims, actions, suits and proceedings or other causes of action (whether at Law, in contract, in tort or otherwise) that may be based upon, arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, or the negotiation, execution or performance hereof shall be heard and determined exclusively in the Chosen Courts. The parties hereby consent to and grant any such Chosen Court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by law shall be valid, effective and sufficient service thereof.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

(c)

(i) The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, including with respect to the making of required regulatory filings in connection with the transactions contemplated hereby, this being in addition to any other remedy to which they are entitled at Law or in equity.

(ii) Notwithstanding Section 9.5(c)(i), it is explicitly agreed that the Company Parties shall be entitled to seek specific performance of Buyer Parties’ obligation hereunder to cause the Equity Financing to be funded to fund the Merger (but not the right of the Company to specific performance for obligations other than with respect to the Equity Financing), if and only if (A) all conditions in Sections 7.1 and 7.2 have been satisfied (other than those conditions that, by their nature, are to be satisfied at the Closing (provided such conditions would be satisfied as of such date) at the time when the Closing would have occurred but for the failure of the Equity Financing to be funded, (B) the Debt Financing has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing and (C) the Company Parties have each irrevocably confirmed in writing to Parent that if the Equity Financing and Debt Financing are funded, then the Closing pursuant to Article II will occur; provided, that while the Company may pursue both a grant of specific performance in accordance with Section 9.5(c) and the payment of the Parent Fee, under no circumstances shall the Company Parties be permitted or entitled to receive both a grant of (1) specific performance of the Equity Financing to be funded and/or the consummation of the Mergers and the other transactions contemplated hereby (which specific performance order is satisfied) and (2) the payment of the Parent Fee.

(iii) Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (x) the other party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

(d) Notwithstanding anything to the contrary in this Agreement, each of the parties hereto agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the debt financing sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the Debt Financing Commitments or the performance thereof, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the Federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof).

9.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile or by overnight courier:

If to the Buyer Parties:

Carlyle Global Financial Services Partners, L.P.

c/o The Carlyle Group

520 Madison Avenue

New York, NY 10022

Facsimile: 212-813- 4901

Attention: John C. Redett

and

Trident V DP Holdings LP

c/o Stone Point Capital LLC

20 Horseneck Lane

Greenwich, CT 06830

Facsimile: (203) 625-8357

Attention: General Counsel

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Facsimile: (212) 403-2000

Attention: Nicholas G. Demmo

If to the Company:

Duff & Phelps Corporation

55 East 52nd Street, 31st Floor,

New York, NY 10055

Facsimile: (917) 720-8628

Attention: Edward Forman

with a copy to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Facsimile: (212) 446-6460

Attention: David Fox

                    Daniel Wolf

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three (3) business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one (1) business day by dispatch pursuant to one of the other methods described herein); or on the next business day after deposit with an overnight courier, if sent by an overnight courier.

9.7 Entire Agreement. This Agreement (including any schedules and exhibits hereto), the Company Disclosure Letter, the Buyer Parties Disclosure Letter, the Voting and Support Agreements, the Confidentiality Agreements, the Equity Financing Commitments and the Guarantees constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

9.8 No Third Party Beneficiaries. Except for (i) the Indemnified Parties pursuant to Section 6.11, (ii) the Representatives of the Company Parties and their Subsidiaries with respect to the indemnification and reimbursement obligations of Parent pursuant to Section 6.13(b), and (iii) if the Effective Time occurs, the Persons benefiting from Article IV pursuant thereto, and (iv) the Persons described in Sections 8.5(d)(ii), 8.5(d)(iii) and 8.5(d)(v) pursuant thereto, who shall be in each case express third party beneficiaries of, and shall be entitled to rely on and enforce, Sections 6.11, 6.13(b), 8.5(d), 9.1, 9.5(b) and (d) this Section 9.8 and Section 9.10, as applicable, this Agreement is not intended to, and does not, confer upon any other Person any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The parties hereto further agree that the rights of third party beneficiaries under Section 6.11 shall not arise unless and until the Company Merger Effective Time occurs. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 9.3 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

9.9 Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of a party to take any action, such requirement shall be deemed to include an undertaking on the part of that party to cause such Subsidiary to take such action.

9.10 Non-recourse. Other than with respect to Retained Claims, all claims, obligations, liabilities or cause of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement) may be made only against (and are those solely of) the entities that are expressly identified as parties to this Agreement in the Preamble to this Agreement. No other Person, including any director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney or representative of, or any financial advisor or lender to, any party to this Agreement or any director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney or representative of, or any financial advisor or lender to any of the foregoing shall have any liabilities (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to this Agreement or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach, except for claims that the Company may assert: (i) against any Person that is party to, and solely pursuant to the terms of, confidentiality agreements with the Company; (ii) against the Guarantors (and their legal successors and assigns of their obligations thereunder) under, and pursuant to the terms of, the Guarantees; (iii) against each of the parties to the Equity Financing Commitments for specific performance of such party’s obligations under its Equity Financing Commitment to fund its commitment thereunder in accordance with and pursuant to the terms thereof and Section 9.5(c); and (iv) against the Buyer Parties in accordance with and pursuant to the terms of this Agreement (the claims described in clauses (i) through (iv) collectively, the “Retained Claims”)

9.11 Definitions. Each of the terms set forth in Annex A is defined in the Section of this Agreement set forth opposite such term.

9.12 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

9.13 Interpretation; Construction.

(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person may require. Where a reference in this Agreement is made to any agreement (including this Agreement), contract, statute or regulation, such references are to, except as context may otherwise require, the agreement, contract, statute or regulation as amended, modified, supplemented, restated or replaced from time to time (in the case of an agreement or contract, to the extent permitted by the terms thereof); and to any section of any statute or regulation including any successor to the section and, in the case of any statute, any rules or regulations promulgated thereunder. All references to “dollars” or “$” in this Agreement are to United States dollars.

(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(c) Each party hereto has or may have set forth information in its respective disclosure letter in a section thereof that corresponds to the section of this Agreement to which it relates. The fact that any item of information is disclosed in a disclosure letter to this Agreement shall not be construed to mean that such information is required to be disclosed by this Agreement.

9.14 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns, but neither this Agreement nor any rights, interests and obligations hereunder shall be assigned by any party, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of each of the other parties and any attempt to make any such assignment without such consent shall be null and void.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

DUFF & PHELPS CORPORATION

By:	/s/ Noah Gottdiener
	Name:	Noah Gottdiener
	Title:	Chief Executive Officer, President and Chairman of the Board

DUFF & PHELPS ACQUISITIONS, LLC

By:	/s/ Noah Gottdiener
	Name:	Noah Gottdiener
	Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

DAKOTA HOLDING CORPORATION

By:	/s/ John C. Redett
	Name:	John C. Redett
	Title:	Vice President

DAKOTA ACQUISITION I, INC.

By:	/s/ John C. Redett
	Name:	John C. Redett
	Title:	Vice President

DAKOTA ACQUISITION II, LLC

By:	/s/ John C. Redett
	Name:	John C. Redett
	Title:	Vice President

[Signature Page to Agreement and Plan of Merger]

ANNEX A

DEFINED TERMS

Terms	Section
Acquisition Proposal	6.2(d)(i)
Affected Employees	6.9(a)
Affiliate	5.1(a)(i)
Agreement	Preamble
Applicable Date	5.1(e)(i)
Bankruptcy and Equity Exception	5.1(c)(i)
Benefit Plans	5.1(h)(i)
Bribery Act	5.1(i)
Broker-Dealer Subsidiary	5.1(s)(i)
Business Day	1.2
Buyer Parties	Preamble
Buyer Parties Disclosure Letter	5.2
Bylaws	2.2
Certificate of Formation	2.3
Change of Recommendation	6.2(e)(ii)
Charter	2.1
Chosen Courts	9.5(a)
Claim	6.11(a)
Class A Share	4.2(a)
Class B Share	4.1(e)
Closing	1.2
Closing Date	1.2
Code	4.3(g)
Company	Preamble
Company Certificate of Merger	1.3(b)
Company Disclosure Letter	5.1
Company ERISA Affiliate	5.1(h)(iv)
Company Financial Statements	5.1(e)(ii)
Company Material Adverse Effect	5.1(a)(iii)
Company Merger	Recitals
Company Merger Effective Time	1.3
Company Option	4.4(a)
Company Parties	Preamble
Company Recommendation	5.1(c)(ii)
Company Reports	5.1(e)(i)
Company Requisite Vote	5.1(c)(i)
Company RSA	4.4(b)
Company Units	5
Contract	5.1(d)(ii)
Copyrights	5.1(n)(iii)
Credit Agreement	6.13(c)
Credit Agreement Termination	6.13(c)
Debt Financing	5.2(e)
Debt Financing Commitments	5.2(e)
Derivative Transactions	5.1(u)
DGCL	1.1
Dissenting Shares	4.3(f)(i)
Dissenting Units	4.3(f)(ii)
DLLCA	1.1

DPA	Preamble
DPA Certificate of Merger	1.3(a)
DPA Merger	Recitals
DPA Merger Effective Time	1.3(a)
Environmental Law	5.1(k)(iii)
Equity Financing	5.2(e)
Equity Financing Commitments	5.2(e)
ERISA	5.1(h)(i)
Essential Marketing Information	6.14(a)
Event	5.1(a)(iii)
Exchange Act	5.1(d)(i)
Exchange Agreement	6.1(b)(iv)
Exchange Fund	4.3(a)
Excluded Party	6.2(d)(ii)
Excluded Shares	4.2(a)
Excluded Units	4.1(a)
Expense Reimbursement	8.5(b)
Expenses	6.10
FCPA	5.1(a)(i)
Fiduciary Termination	6.2(e)(ii)
Financing	5.2(e)
Financing Commitments	5.2(e)
FINRA	5.1(d)(i)
Form BD	5.1(s)(iv)
FSA	5.1(d)(i)
FSMA	7.1(b)
Go-Shop Period	6.2(a)
Government Official	5.1(i)
Governmental Entity	5.1(d)(i)
Guarantee	Recitals
Guarantor	Recitals
Hazardous Substance	5.1(k)(iv)
HSR Act	5.1(d)(i)
Indebtedness	5.1(q)(iii)(A)
Indemnified Party	6.11(a)
Indemnifying Party	6.11(e)
Indemnity Proceeding	6.11(a)
Injunction	7.1(c)
Insurance Amount	6.11(c)
Insurance Policies	5.1(o)
Intellectual Property	5.1(n)(iii)
IRS	5.1(h)(iii)
Knowledge (with respect to Parent)	5.2(d)(iii)
Knowledge (with respect to the Company)	5.1(g)(iii)
Laws	5.1(i)(i)
Lease	5.1(p)(i)
Leased Real Property	5.1(p)(i)
Licenses	5.1(i)(i)
Lien	5.1(b)
LLC Agreement	2.4
Marketing Period	6.13(a)
Material Contract	5.1(q)(i)
Material Service Provider	6.1(a)(xiv)
Merger Sub I	Preamble

Merger Sub II	Preamble
Mergers	Recitals
New Class A Unit	4.1(a)
Non-U.S. Benefit Plans	5.1(h)(ii)
No-Shop Period Recommencement Date	6.2(c)
No-Shop Period Start Date	6.2(b)
Other Anticorruption Laws	5.1(i)
Parent	Preamble
Parent Fee	8.5(c)
Patents	5.1(n)(iii)
Paying Agent	4.3(a)
Per Share Merger Consideration	4.2(a)
Per Unit Merger Consideration	4.1(a)
Permitted Lien	5.1(p)(iii)
Person	4.2(f)
Preferred Shares	5.1(b)
Proxy Statement	6.3
Record Holder	4.1(b)
Release	5.1(k)(v)
Representatives	6.2(a)
Retained Claims	73
Rollover Agreements	5.2(d)(i)
Rollover Investment	5.2(d)(i)
Rollover Stockholders	5.2(d)(i)
Sarbanes-Oxley Act	5.1(e)(i)
SEC	5.1(e)(i)
Securities Act	5.1(a)(i)
Service Providers	5.1(h)(ii)
Stock Plan	5.1(b)
Stockholders Meeting	6.4
Subsidiary	5.1(a)(ii)
Subsidiary Shares	4.2(a)
Superior Proposal	6.2(d)(iii)
Surviving Corporation	1.1(b)
Surviving Entity	1.1
Takeover Statute	5.1(j)
Tax or Taxes	5.1(l)(vi)
Tax Return	5.1(l)(vi)
Termination Date	8.2(a)
Termination Fee	8.5(b)
Trade Secrets	5.1(n)(iii)
Trademarks	5.1(n)(iii)
U.S. Benefit Plans	5.1(h)(ii)
Voting and Support Agreement	Recitals

List of Schedules to Agreement and Plan of Merger

The following is a list of the confidential disclosure schedules to the Agreement and Plan of Merger, dated as of December 30, 2012, by and among the Duff & Phelps Corporation, Duff & Phelps Acquisitions, LLC, Dakota Holding Corporation, Dakota Acquisition I, Inc. and Dakota Acquisition II, LLC, that have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

Company Disclosure Schedules
5.1 (a)	Organization; Good Standing and Qualification
5.1 (b)(i) and (ii)	Capital Structure
5.1 (d)(i) and (ii)	Governmental Filings; No Violations; Certain Contracts
5.1 (e)(iii)	Company Reports; Financial Statements
5.1 (f)(i)	Absence of Certain Changes
5.1 (g)(i) and (iii)	Litigation and Liabilities
5.1 (h)(ii), (iii), (v) and (vii)	Employee Benefits
5.1 (i)(i)	Compliance with Law; Licenses
5.1 (l)(i), (ii), (iii), (iv) and (v)	Taxes
5.1 (m)	Labor Matters
5.1 (n)(ii)	Intellectual Property
5.1 (o)	Insurance
5.1 (p)(i)	Real Property
5.1 (q)(i) and (ii)	Contracts
5.1 (t)	Customers
6.1 (ii), (iv), (v), (x), (xi), (xii), (xiii), (xiv) and (xvi)	Interim Operations
6.9 (d)	Retention Plan
6.11 (b)	Company Director & Officer Insurance Premiums

Buyer Parties Disclosure Schedules
5.2 (d)(iii)	Knowledge
5.2 (k)	Shareholder and Management Arrangements

Appendix B

Section 262 of the General Corporation Law of the State of Delaware

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Appendix C

Centerview Partners LLC

31 West 52nd Street

New York, NY 10019

December 30, 2012

Board of Directors

Duff & Phelps Corporation

55 East 52nd Street, 31st Floor

New York, New York 10055

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of Class A common stock, par value per share $0.01 (the “Shares”), of Duff & Phelps Corporation, a Delaware corporation (the “Company”), of the $15.55 per Share in cash proposed to be paid to such holders pursuant to the Agreement and Plan of Merger proposed to be entered into by and among the Company, Duff & Phelps Acquisitions, LLC, a Delaware limited liability company (“DPA”), Dakota Holding Corporation, a Delaware corporation (“Parent”), Dakota Acquisition I, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub I”), and Dakota Acquisition II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Merger Sub I (“Merger Sub II”) (the “Agreement”). The Agreement provides that Merger Sub I will be merged with and into the Company (the “Company Merger”), as a result of which the Company will become a wholly owned subsidiary of Parent and each issued and outstanding Share immediately prior to the effective time of the Company Merger (other than (i) Excluded Shares (as defined in the Agreement) and (ii) any Share that is held by any direct or indirect subsidiary of the Company (together, the “Exempt Shares”)) shall be converted into the right to receive $15.55 per Share in cash (the per Share consideration to be received in the Company Merger, the “Per Share Merger Consideration”). The Agreement further provides that Merger Sub II will be merged with and into DPA (the “DPA Merger” and, jointly with the Company Merger, the “Transaction”), as a result of which DPA will become a wholly owned subsidiary of the Company and each New Class A Unit of DPA issued and outstanding immediately prior to the effective time of the DPA Merger (other than (i) any Excluded Units (as defined in the Agreement) and (ii) any New Class A Unit that is held by the Company or any direct or indirect subsidiary of the Company other than DPA) shall be converted into the right to receive $15.55 per New Class A Unit in cash (the “Per Unit Merger Consideration”). The Agreement also provides that, at the effective time of the DPA Merger, each outstanding share of Class B common stock, par value $0.0001 per share, of the Company shall cease to be outstanding, shall be cancelled without payment of any consideration therefor and shall cease to exist. The terms and conditions of the Transaction are more fully set forth in the Agreement.

We have acted as financial advisor to the Board of Directors of the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We will receive a fee for our services in connection with the Transaction, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.

We are a securities firm engaged directly and through affiliates in a number of investment banking, financial advisory and merchant banking activities. We may provide investment banking and other services to or with respect to the Company or Parent or their respective affiliates in the future, for which we may receive compensation.

In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement dated December 30, 2012 (the “Draft Agreement”); (ii) Annual Reports on Form 10-K of the Company for the years ended December 31, 2010 and 2011; (iii) certain interim reports to stockholders, including Quarterly Reports on Form 10-Q of the Company; (iv) certain publicly available research analyst reports for the Company; (v) certain other communications from the Company to its stockholders; and (vi) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to us by the Company for purposes of our analysis (the “Forecasts”) (collectively, the “Internal Data”). We have conducted discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data and the strategic rationale for the Transaction. In addition, we reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that we deemed relevant. We also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant and conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

We have not assumed any responsibility for independent verification of any of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Internal Data has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and we have relied, at your direction, on the Internal Data (including, without limitation, the Forecasts) for purposes of our analysis and this opinion. We express no view or opinion as to the Internal Data or the assumptions on which it is based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. We have assumed, at your direction, that the final executed Agreement will not differ in any respect material to our analysis or this opinion from the Draft Agreement reviewed by us. We have also assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.

We express no view as to, and our opinion does not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. We were not authorized to, and we did not, solicit indications of interest from third parties regarding a potential transaction with the Company. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Shares (other than Exempt Shares) of the Per Share Merger Consideration to be paid to such holders pursuant to the Agreement. We have not been asked to, nor do we, express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, the DPA Merger or any other agreements or arrangements contemplated by the Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors, or other constituencies of the Company or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the Per Share Merger Consideration to be paid to the holders of the Shares pursuant to the Agreement or otherwise. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote or otherwise act with respect to the Transaction or any other matter.

Our financial advisory services and the opinion expressed herein are provided solely for the information and assistance of the Board of Directors of the Company (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The Company may reproduce this written opinion in full in any proxy statement, solicitation/recommendation statement or other filing required to be made by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 in connection with the Transaction if such inclusion is required by applicable law, and in materials required to be delivered to stockholders of the Company which are part of such filings. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion, as of the date hereof, that the Per Share Merger Consideration to be paid to the holders of Shares (other than Exempt Shares) pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

CENTERVIEW PARTNERS LLC

DUFF & PHELPS CORPORATION

55 EAST 52ND STREET, 31ST FL

NEW YORK, NY 10055

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NAME

CONTROL # 000000000000

THE COMPANY NAME INC. - COMMON

THE COMPANY NAME INC. - CLASS A

THE COMPANY NAME INC. - CLASS B

THE COMPANY NAME INC. - CLASS C

THE COMPANY NAME INC. - CLASS D

THE COMPANY NAME INC. - CLASS E

THE COMPANY NAME INC. - CLASS F

THE COMPANY NAME INC. - 401 K

SHARES

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

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123,456,789,012.12345

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The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

For

Against

Abstain

1 To adopt the Agreement and Plan of Merger, dated as of December 30, 2012, among Duff & Phelps Corporation, Duff & Phelps Acquisitions, LLC, Dakota Holding Corporation, Dakota Acquisition I, Inc. and Dakota Acquisition II, LLC.

2 To cast an advisory (non-binding) vote to approve certain agreements or understandings with, and items of compensation payable to, certain Duff & Phelps named executive officers that are based on or otherwise related to the mergers.

3 To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

NOTE: In their discretion, the named proxies are authorized to vote upon each other matter or matters which may properly come before the Special Meeting or any postponements or adjournments thereof.

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Date

JOB #

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SHARES

CUSIP #

SEQUENCE #

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

DUFF & PHELPS CORPORATION

PROXY SOLICITED BY BOARD OF DIRECTORS

FOR SPECIAL MEETING APRIL 22, 2013

Edward S. Forman and Patrick M. Puzzuoli, each singly with the power of substitution, is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Duff & Phelps Corporation to be held on April 22, 2013 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal 1, 2 and 3 with respect to any executed proxy. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting with respect to any executed proxy.

Notice of Special Meeting of Stockholders

Offices of Kirkland & Ellis LLP

601 Lexington Avenue, 50th Floor

New York, New York

On April 22, 2013 at 9:00 AM, Eastern Daylight Saving Time

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Continued and to be signed on reverse side